Exhibit 10.2

EXECUTION COPY

LOAN FACILITY AGREEMENT

AND GUARANTY

by and among

AARON’S, LLC,

THE AARON’S COMPANY, INC.,

TRUIST BANK, as Servicer

and

EACH OF THE PARTICIPANTS PARTY HERETO

Dated as of April 1, 2022

TRUIST SECURITIES, INC.,

as Lead Arranger and Bookrunner

i

EXHIBITS

Exhibit A	-	Form of Assignment and Acceptance Agreement
Exhibit B	-	Form of Canadian Loan Agreement
Exhibit C	-	Form of US Loan Agreement
Exhibit D	-	Form of Guaranty Agreement
Exhibit E	-	Form of Participation Certificate
Exhibit F	-	Form of Monthly Servicing Report
Exhibit G	-	Form of Security Agreement

SCHEDULES

Schedule 1.1(a)	-	Pricing Grid
Schedule 1.1(b)	-	Participant Commitments
Schedule 1.1(c)	-	Inactive Subsidiaries
Schedule 5.14	-	Subsidiaries
Schedule 8.1	-	Outstanding Indebtedness
Schedule 8.2	-	Existing Liens
Schedule 8.4	-	Existing Investments

v

LOAN FACILITY AGREEMENT AND GUARANTY

THIS LOAN FACILITY AGREEMENT AND GUARANTY (the “Agreement”) made as of this 1st day of April, 2022, by and among AARON’S, LLC, a Georgia limited liability company having its principal place of business and chief executive office at 400 Galleria Parkway SE, Suite 300, Atlanta, GA 30339 (“Sponsor”), THE AARON’S COMPANY, INC., a Georgia corporation having its principal place of business and chief executive office at 400 Galleria Parkway SE, Suite 300, Atlanta, GA 30339 (“Holdings”), TRUIST BANK (“Truist”) and each of the other lending institutions listed on the signature pages hereto (Truist, such lenders, together with any assignees thereof becoming “Participants” pursuant to the terms of this Agreement, the “Participants”) and TRUIST BANK, a banking corporation organized and existing under the laws of North Carolina having its principal office in Charlotte, North Carolina, as Servicer (in such capacity, the “Servicer”).

W I T N E S S E T H:

WHEREAS, Sponsor is willing, subject to the limitations set forth herein, to repurchase loans upon the occurrence of certain events, all as more fully set forth below;

NOW, THEREFORE, upon the terms and conditions hereinafter stated, and in consideration of the mutual premises set forth above and other adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Aaron’s” shall mean the Sponsor.

“Aaron’s Proprietary System” shall mean the Sponsor’s proprietary point of sale software system, as modified from time to time, used by the Sponsor and its franchisees.

“ACH Authorization” shall mean an authorization from a Borrower to automatically debit Loan payments from a deposit account of such Borrower, substantially in the form attached to the Servicing Agreement as Exhibit A or such other form as the Servicer may require from time to time.

“Acquired Business” shall mean the Target and its subsidiaries.

“Acquisition” shall mean any transaction in which Holdings or any of its Restricted Subsidiaries directly or indirectly (i) acquires any ongoing business, (ii) acquires all or substantially all of the assets of any Person or division thereof, whether through a purchase of assets, merger or otherwise, (iii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the voting stock of a corporation, other than the acquisition of voting stock of a wholly-owned Restricted Subsidiary solely in connection with the organization and capitalization of that Restricted Subsidiary by the Sponsor, Holdings or another Guarantor, or (iv) acquires control of more than fifty percent (50%) ownership interest in any partnership, joint venture or limited liability company.

“Adjusted Canadian LIBO Rate” shall mean, with respect to each Payment Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

“Adjusted Canadian LIBO Rate” = Canadian LIBOR
1.00—LIBOR Reserve Percentage

As used herein, “LIBOR Reserve Percentage” shall mean, for any Payment Period for any Funded Participation outstanding hereunder, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

“Advance” shall mean a funding of a loan to a Borrower by the Servicer pursuant to such Borrower’s Loan Commitment.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For purposes of this definition “Control” shall mean the power, directly or indirectly, either to (i) vote ten percent (10%) or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlled by”, and “under common Control with” have meanings correlative thereto.

“Agent Parties” shall have the meaning given to such term in Section 15.1(b)(iv).

“Agreement” shall have the meaning given to such term in the introductory paragraph hereof.

“Amortization Period” shall mean (i) with respect to a US Borrower, 18 or 24 months, as determined from time to time by Aaron’s; provided, however, in the event any US Line of Credit Commitment is terminated upon 90 days’ notice from the Servicer, all amounts outstanding under such US Line of Credit Commitment shall be due and payable in full no later than the 24-month anniversary of such termination, and (ii) with respect to a Canadian Borrower, 24 months; provided, however, in the event any Canadian Line of Credit Commitment is terminated upon 90 days’ notice from the Servicer, all amounts outstanding under such Canadian Line of Credit Commitment shall be due and payable in full no later than the 24-month anniversary of such termination.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Holdings, the Sponsor and its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” shall mean, with respect to all Funded Participations, as of any date, the percentage per annum determined by reference to the applicable Total Net Debt to EBITDA Ratio in effect on such date for Loans as set forth on Schedule 1.1(a) attached hereto; provided, that a change in the Applicable Margin resulting from a change in the Total Net Debt to EBITDA Ratio shall be effective on the second day after which the Sponsor has delivered the financial statements required by Section 6.1(a) or (b) and the compliance certificate required by Section 6.1(c); provided, further, that if at any time the

Sponsor shall have failed to deliver such financial statement and such certificate when due hereunder, the Applicable Margin shall be at Level IV until such time as such financial statements and certificates are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Effective Date until the financial statements and certificate of a Responsible Officer of the Sponsor delivered pursuant to Section 6.1(c) for the Fiscal Quarter ending September 30, 2022 are delivered shall be at Level II.

“Applicable Percentage” shall mean, with respect to the Participant Commitment Fee, as of any date, the percentage per annum determined by reference to the applicable Total Net Debt to EBITDA Ratio in effect on such date as set forth on Schedule 1.1(a) attached hereto; provided, that a change in the Applicable Percentage resulting from a change in the Total Net Debt to EBITDA Ratio shall be effective on the second day after which the Sponsor has delivered the financial statements required by Section 6.1(a) or (b) and the compliance certificate required by Section 6.1(c); provided, further, that if at any time the Sponsor shall have failed to deliver such financial statement and such certificate when due hereunder, the Applicable Percentage shall be at Level IV until such time as such financial statements and certificates are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage from the Effective Date until the financial statements and certificate of a Responsible Officer of the Sponsor delivered pursuant to Section 6.1(c) for the Fiscal Quarter ending on September 30, 2022 are delivered shall be at Level II.

“Arranger” shall mean Truist Securities, Inc., in its capacity as lead arranger and bookrunner.

“Asset Disposition” shall mean (i) all sales of Merchandise; (ii) all Merchandise which is determined to have been stolen; (iii) all Merchandise that is destroyed, lost or otherwise removed from the premises of a Borrower other than pursuant to a Lease Contract or by outright sale or for repair work; and (iv) all “skipped” Merchandise which is Merchandise subject to a Lease Contract.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Participant and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit A.

“Authorized Signatory” shall mean each officer of the Sponsor specified from time to time in an appropriate certificate to the Servicer as authorized to execute Funding Approval Notices and other such documents relating to the Loan Documents.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Payment Period” pursuant to Section 2.5(d).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. §101 et seq.).

“Benchmark” shall mean, initially, (i) with respect to Loans denominated in Canadian Dollars, Canadian LIBOR, and (ii) with respect to Loan denominated in US Dollars, the Term SOFR Reference Rate; provided, however, that if a Benchmark Transition Event has occurred with respect to (i) Canadian LIBOR or the then current Benchmark for Loans denominated in Canadian Dollars, or (ii) the Term SOFR Reference Rate or the then current Benchmark for Loans denominated in US Dollars, then, in either case, “Benchmark” with respect to such currency shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.5(d).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Servicer for the applicable Benchmark Replacement Date; provided, that, with respect to any Benchmark for Loans denominated in Canadian Dollars, “Benchmark Replacement” shall mean the alternative set forth in clause (b) below:

(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Servicer and the Sponsor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in the currency applicable to such Benchmark at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Operative Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Servicer and the Sponsor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the currency applicable to such Benchmark at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to any then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to then-current Benchmark for any applicable currency:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Operative Document in accordance with Section 2.5(d)(iii)-(vi) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Operative Document in accordance with Section 2.5(d)(iii)-(vi).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c), any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” shall mean a US Borrower or a Canadian Borrower, as the case may be.

“Borrower Payment Date” shall mean, with respect to any Loans, the last day of each calendar month; provided, however, if such day is not a Business Day, the next succeeding Business Day.

“Borrower Rate” shall mean, (a) with respect to each US Loan, the Prime Rate per annum plus any additional margin per annum specified for such US Loan by Sponsor in the applicable Funding Approval Notice, such margin not to exceed ten percent (10.0%) per annum calculated based upon the actual number of days elapsed in a 360 day year; provided that, at no time may there be more than five different Borrower Rates for US Line of Credit Loans, and no more than five different Borrower Rates for US Revolving Loans and US Term Loans and (b) with respect to each Canadian Loan, the Canadian Prime Rate per annum plus any additional margin per annum specified for such Canadian Loan by Sponsor in the applicable Funding Approval Notice, such margin not to exceed ten percent (10.0%) per annum calculated based upon the actual number of days elapsed in a 360-day year; provided that, at no time may there be more than five different Borrower Rates for Canadian Line of Credit Loans, and no more than five different Borrower Rates for Canadian Revolving Loans and Canadian Term Loans.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close.

“Canadian Borrower” shall mean any Franchisee domiciled in Canada (other than in the Province of Quebec) that is primarily liable for repayment of a Canadian Loan as a result of having executed Canadian Loan Documents as maker, or its permitted assignee.

“Canadian Borrower Payment Date” shall mean, with respect to any Canadian Loans, the last day of each calendar month; provided, however, if such day is not a Canadian Business Day, the next succeeding Canadian Business Day which is also a Business Day.

“Canadian Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario are authorized or required by law to close and (ii) if such day relates to Adjusted Canadian LIBO Rate, any day on which dealings in Canadian Dollars are carried on in the London interbank market.

“Canadian Dollar Equivalent” shall mean, on any date, (i) with respect to any amount denominated in Canadian Dollars, such amount and (ii) with respect to any amount denominated in US Dollars, the amount of Canadian Dollars that would be required to purchase the amount of such US Dollars on such date based upon the Exchange Rate as of the applicable date of determination.

“Canadian Dollars” or “Cdn$” shall mean the lawful currency of Canada.

“Canadian Franchisee” shall mean those certain store operators located in Canada (other than in the Province of Quebec) that own and operate stores under the Aaron’s franchise.

“Canadian Funded Participation” shall mean, for any Participant, the portion of such Participant’s Funded Participation in Canadian Dollars.

“Canadian LIBOR” shall mean the rate per annum equal to the Canadian Dealer Offered Rate, or a comparable or successor rate which is approved by the Servicer, appearing on the applicable Reuters screen or the Bloomberg screen page, as selected by the Servicer, as the London interbank offered rate for deposits in Canadian Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such one-month interest period for a one-month period. If for any reason such rate is not available, Canadian LIBOR shall be, for any such interest period, the rate per annum reasonably determined by the Servicer as the rate of interest at which Canadian Dollar deposits in an amount comparable to the aggregate outstanding Funded Participations in US Dollars are offered to the Servicer by prime banks in the Canadian Dollar market reasonably selected by the Servicer determined as of 10:00 a.m. (Charlotte, North Carolina time) two Business Days prior to the first day of such interest period for a term comparable to such interest period; provided, that, if Canadian LIBOR would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Canadian Line of Credit Commitment” shall mean a commitment to make Canadian Line of Credit Loans to a Canadian Borrower in Canadian Dollars pursuant to a Canadian Loan Agreement.

“Canadian Line of Credit Loans” shall mean Advances made to a Canadian Borrower pursuant to a Canadian Line of Credit Commitment.

“Canadian Line of Credit Note” shall mean a Canadian Line of Credit Note, executed by a Canadian Borrower in favor of the Servicer, evidencing such Canadian Borrower’s obligation to repay all Canadian Line of Credit Loans made to it pursuant to a Canadian Line of Credit Commitment, substantially in the form of Exhibit A-1 to the Canadian Loan Agreement, with such changes as the Sponsor and the Servicer shall agree to from time to time.

“Canadian Loan” shall mean either a Canadian Term Loan, a Canadian Revolving Loan or a Canadian Line of Credit Loan, as the case may be.

“Canadian Loan Agreement” shall mean a Loan Agreement setting forth the terms and conditions, as between a Canadian Borrower and the Servicer, under which the Servicer has established a Canadian Loan Commitment to make Advances to such Canadian Borrower pursuant to the Canadian Loan Commitment, substantially in the form of Exhibit B, with such changes as may be mutually agreed by the Sponsor and the Servicer (it being understood that the Servicer will not unreasonably withhold or delay its agreement to any such changes requested by the Sponsor).

“Canadian Loan Commitment” shall mean the commitment by the Servicer to make Advances to any Canadian Borrower in Canadian Dollars in the amount not exceeding, and upon the terms described in, the applicable Funding Approval Notice and the applicable Canadian Loan Documents, which Canadian Loan Commitment may be a Canadian Line of Credit Commitment, a Canadian Revolving Commitment or a Canadian Term Loan Commitment.

“Canadian Loan Documents” shall mean, with respect to any Canadian Loan, the Canadian Loan Agreement, the Canadian Master Note, any Personal Guaranty, any Canadian Security Agreement, any Spousal Consent, the Collateral Agreements, in each case relating to such Loan, any other documents relating to such Loan delivered by any Borrower or any guarantor or surety thereof to the Servicer and any amendments thereto (provided that such amendments are made with the consent of the Sponsor, where such consent is required under this Agreement).

“Canadian Master Note” shall mean a Canadian Line of Credit Note, a Canadian Revolving Note or a Canadian Term Note, as the case may be.

“Canadian Prime Rate” shall mean, on any date of determination, the higher of (a) the reference rate of interest, expressed as an annual rate, publicly announced or posted from time to time by Bloomberg on page BTMM for Canadian Money Market rates or (b) the average one month Bankers’ Acceptance rate quoted on Reuters Service, page CDOR, as at approximately 10:00 a.m. (Toronto, Ontario time) on such day plus 1% per annum.

“Canadian Revolving Commitment” shall mean a commitment to make Canadian Revolving Loans to a Canadian Borrower pursuant to a Loan Agreement.

“Canadian Revolving Loans” shall mean Advances made to a Canadian Borrower pursuant to a Canadian Revolving Commitment.

“Canadian Revolving Note” shall mean that certain Revolving Note, executed by a Canadian Borrower in favor of the Servicer, evidencing such Canadian Borrower’s obligation to repay all Canadian Revolving Loans made to it pursuant to a Canadian Revolving Commitment, substantially in the form of Exhibit A-3 to the Canadian Loan Agreement, with such changes as the Sponsor and the Servicer shall agree to from time to time.

“Canadian Security Agreement” shall mean any security agreement executed by a Canadian Borrower substantially in the form required by the Servicing Agreement.

“Canadian Subfacility Amount” shall mean Cdn$12,500,000, as such amount may be reduced pursuant to Section 2.7, Section 2.9 or Article IX.

“Canadian Term Loan Commitment” shall mean a commitment to make Canadian Term Loans to a Canadian Borrower pursuant to a Canadian Loan Agreement.

“Canadian Term Loans” shall mean Advances made to a Canadian Borrower pursuant to a Canadian Term Loan Commitment.

“Canadian Term Note” shall mean that certain Term Note, executed by a Canadian Borrower in favor of the Servicer, evidencing such Canadian Borrower’s obligation to repay all Canadian Term Loans made to it pursuant to a Canadian Term Loan Commitment, substantially in the form of Exhibit A-2 to the Canadian Loan Agreement, with such changes as the Sponsor and the Servicer shall agree to from time to time.

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in US Dollars or Canadian Dollars, as applicable, with the Servicer pursuant to documentation in form and substance, reasonably satisfactory to the Servicer (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents” shall mean, as at any date, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of (A) any Participant, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (iv) repurchase agreements entered into by any Person with a bank or trust company (including any Participant) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100)% of the amount of the repurchase obligations and (v) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (i) through (iv).

“Change in Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of Holdings to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of thirty-three and one third percent (33 1⁄3%) or more of the total voting power of shares of stock entitled to vote in the election of directors of Holdings; (iii) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (iv) Holdings shall cease to own and control, of record and beneficially, directly one hundred percent (100%) of the outstanding Capital Stock of the Sponsor.

“Closing Date” shall mean, for any Loan, the date upon which all Loan Documents have been executed and delivered and the conditions precedent to funding such Loan have been satisfied.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean, with respect to any Loan, all property of the Borrower and all guarantors obligated with respect to such Loan that secures such Loan, which property shall be designated by the Sponsor and may include all accounts receivable, inventory, Lease Contracts and other business assets of such Borrower and guarantors.

“Collateral Agreement” shall mean an agreement executed by a Borrower and any other Persons primarily or secondarily liable for all or part of the Loan or granting a security interest or other Lien to the Servicer in specified Collateral as security for such Loan, including without limitation, any Loan Agreements, any Canadian Security Agreement and any Personal Guaranties.

“Communications” shall have the meaning given to such term in Section 15.1(b)(iv).

“Conforming Changes” shall mean, with respect to either the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Payment Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage or other early termination fees and other technical, administrative or operational matters) that the Servicer decides may be appropriate (in consultation with the Sponsor) to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Servicer in a manner substantially consistent with market practice (or, if the Servicer decides that adoption of any portion of such market practice is not administratively feasible or if the Servicer determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Servicer decides is reasonably necessary in connection with the administration of this Agreement and the other Operative Documents).

“Consolidated Companies” shall mean, collectively, Holdings and all of its Subsidiaries.

“Consolidated EBITDA” shall mean for Holdings, the Sponsor and its Restricted Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, but without duplication, (A) Consolidated Interest Expense, (B) income tax expense, (C) depreciation (excluding depreciation of rental merchandise) and amortization, (D) all other non-cash charges (including, without limitation, any non-cash charges, expenses or losses incurred in connection with any stock option plan, cash incentive plan or any other employee benefit plan or agreement, but excluding any such non-cash charges or losses (1) representing an accrual or reserve for future cash charges or losses, (2) to the extent that there were cash charges or losses with respect thereto in past accounting periods, and (3) representing a write-down of current assets; provided that in the case of (1) and (2), if any such non-cash charges or losses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid), (E) any fees, expenses or charges related to any issuance of Capital Stock, Investment, Acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Agreement (in each case including a refinancing thereof) (whether or not successful), including such fees, expenses or charges related to the Project Everglade Acquisition, (F) business optimization, restructuring and transition expenses, costs, charges, accruals or reserves incurred within two (2) years of any Permitted Acquisition (provided that, with respect to the Project Everglade Acquisition only, any such business optimization, restructuring and transition expenses, costs, charges, accruals or reserves incurred on or before the end of the second full fiscal year following the consummation of the Project Everglade Acquisition may be added back pursuant to this clause (F)), which for the avoidance of doubt shall include severance payments and costs, legal defense and settlement costs (including any costs paid in satisfaction of judgments), relocation costs, costs related to the closure, opening, curtailment and/or consolidation of facilities, retention charges, systems establishment costs, spin-off costs, integration costs, signing costs, retention and completion bonuses, amortization of signing bonuses, inventory optimization expenses, contract termination costs, transaction costs, costs related to entry into new markets, consulting fees, recruiter fees; (G) business optimization, restructuring and transition related expenses, costs, charges, accruals or reserves which are unrelated to any Permitted Acquisition or divestiture of assets, all as determined on a consolidated basis for Holdings, the Sponsor and its Restricted Subsidiaries for such period; (H) loss of on-lease and off-lease inventory, physical damage to stores, infrastructure, capital assets and other assets of the business and loss of revenue, in each case, (1) to the extent reasonably identifiable by the Sponsor as having resulted from significant weather events or other natural disasters in areas that have been declared a federal disaster or otherwise qualify for federal emergency assistance, (2) to the extent occurring within twelve (12) months after the occurrence of such significant weather event or natural disaster, and (3) net of all related insurance proceeds received related thereto (including, without limitation, all business interruption insurance and casualty insurance), all as determined on a consolidated basis for Holdings and its Restricted Subsidiaries for such period; (I) the amount of cost savings and synergies projected by the Sponsor in good faith to be reasonably anticipated to be realized from actions taken or committed to be taken during such period in connection with any Permitted Acquisition or any permitted disposition of assets (in each case calculated on a Pro Forma Basis as though such cost savings and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions); provided that such actions have been taken or have been committed to be taken, and the benefits resulting therefrom are anticipated by the Sponsor in good faith to be realized within twenty-four (24) months after the completion of the related Permitted Acquisition or permitted disposition of assets (provided that, with respect to the Project Everglade Acquisition only, any such actions have been taken or have been committed to be taken, and the benefits resulting therefrom are anticipated by the Sponsor in good faith to be realized on or before the end of the second full fiscal year following the consummation of the Project Everglade Acquisition); and provided, further, that the aggregate amount for all such items under this clause (I) shall not exceed $25,000,000 in the aggregate during the term of this Agreement; (J) non-cash expenses, costs, charges, accruals or reserves relating to the formation of Holdings, in each case, to the extent incurred prior to November 9, 2020 or within two (2) years thereafter, including, for the avoidance of doubt, any amortization or accruals for prior cash payments to the extent such cash payments were made prior to November 9, 2020 or within six (6) months thereafter; and (K) expenses, cost, charges, accruals or reserves relating to the repositioning, relocating, remodeling, consolidation and closure of retail locations, offices or operating centers, all as determined on a consolidated basis for Holdings, the Sponsor and its Restricted Subsidiaries for such period. Notwithstanding the foregoing, the amounts added back to Consolidated Net Income in reliance on clauses (ii)(F), (ii)(G), (ii)(H) and (ii)(K) above shall not exceed, in the aggregate during any four fiscal quarter period, the greater of (i) $40,000,000 and (ii) 20% of Consolidated EBITDA for such period (calculated prior to adding back any such amounts). Notwithstanding anything to the contrary herein, Consolidated EBITDA shall be deemed to be $81,808,691 for the fiscal quarter ended June 30, 2021, $77,425,545 for the fiscal quarter ended September 30, 2021 and $61,829,293 for the fiscal quarter ended December 31, 2021, (which amounts, for the avoidance of doubt, shall be subject to, without duplication, addbacks and adjustments set forth in this definition (including clause (I) above) for events and transactions following the Effective Date and shall give effect to calculations on a Pro Forma Basis).

“Consolidated EBITDAR” shall mean, for Holdings, the Sponsor and its Restricted Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBITDA plus (b) Consolidated Lease Expense.

“Consolidated Fixed Charges” shall mean, for Holdings, the Sponsor and its Restricted Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense paid or payable for such period plus (b) Consolidated Lease Expense.

“Consolidated Interest Expense” shall mean, for Holdings, the Sponsor and its Restricted Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, total cash interest expense, including without limitation the interest component of any payments in respect of Capital Leases Obligations capitalized or expensed during such period (whether or not actually paid during such period).

“Consolidated Lease Expense” shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by Holdings, the Sponsor and its Restricted Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of Holdings, the Sponsor and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets, (iii) any equity interest of Holdings, the Sponsor or any Restricted Subsidiary of Holdings in the unremitted earnings of any Person that is not a Restricted Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings, the Sponsor or any Restricted Subsidiary on the date that such Person’s assets are acquired by Holdings, the Sponsor or any Restricted Subsidiary, except to the extent provided for in the definition of Pro Forma Basis in connection with a Permitted Acquisition. For the avoidance of doubt, Consolidated Net Income (i) shall exclude any income (or loss) for such period of Unrestricted Subsidiaries and (ii) shall include any amounts actually distributed in cash by Unrestricted Subsidiaries to Holdings, the Sponsor or any Restricted Subsidiary.

“Consolidated Total Debt” shall mean, at any time, all then currently outstanding obligations, liabilities and indebtedness of Holdings, the Sponsor and its Restricted Subsidiaries on a consolidated basis of the types described in the definition of “Indebtedness”.

“Credit Agreement” shall mean that certain Credit Agreement, dated as of the Effective Date, by and among Sponsor, the lenders from time to time parties thereto and Truist Bank, as administrative agent, as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time.

“Credit Documents” shall mean, collectively, the Credit Agreement and any and all other instruments, agreements, documents and writings executed in connection with the foregoing.

“Credit Event” shall have the meaning set forth in Article IX of this Agreement.

“Credit Parties” shall mean, collectively, each of the Sponsor, Holdings and the Guarantors.

“Credit Party Collateral” shall mean all tangible and intangible property, real and personal, of any Credit Party that is or purports to be the subject of a Lien to the Servicer to secure the whole or any part of the obligations of the Credit Parties under the Operative Documents (including any Guarantee thereof), and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing.

“Credit Party Collateral Documents” shall mean, collectively, the Security Agreement, any Real Estate Documents, all assignments of key man life insurance policies and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the obligations of the Credit Parties under the Operative Documents (including any Guarantee thereof), all UCC financing statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Credit Party to the Servicer and the Participants in connection with the foregoing.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Servicer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Servicer decides that any such convention is not administratively feasible for the Servicer, then the Servicer may establish another convention in its reasonable discretion.

“Default Waiver Letter” shall mean a waiver letter sent by Sponsor to the Servicer which such waiver letter shall (i) waive and cure a Loan Payment Default or (ii) waive a covenant default with respect to a Loan that does not constitute a Loan Default, such waiver letter to be substantially in the form required in the Servicing Agreement.

“Defaulted Borrower” shall mean a Borrower under a Defaulted Loan.

“Defaulted Loan” shall mean a Loan evidenced by Loan Documents under the terms of which exist one or more Loan Defaults that have not been cured or waived as permitted herein.

“Defaulting Participant” shall mean, at any time, subject to Section 2.17(b), (i) any Participant that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to fund any Participant Funding (each a “funding obligation”), unless such Participant has notified the Servicer and the Sponsor in writing that such failure is the result of such Participant’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with any applicable Credit Event, will be specifically identified in such writing), (ii) any Participant that has notified the Servicer in writing, or has stated publicly, that it does not intend to comply with any such funding obligation hereunder, unless such writing or public statement states that such position is based on such Participant’s determination that one or more conditions precedent to funding cannot be satisfied

(which conditions precedent, together with any applicable Credit Event will be specifically identified in such writing or public statement), (iii) any Participant that has defaulted on its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement, (iv) any Participant that has, for three (3) or more Business Days after written request of the Servicer or the Sponsor, failed to confirm in writing to the Servicer and the Sponsor that it will comply with its prospective funding obligations hereunder (provided that such Participant will cease to be a Defaulting Participant pursuant to this clause (iv) upon the Servicer’s and the Sponsor’s receipt of such written confirmation), (v) any Participant with respect to which a Participant Insolvency Event has occurred and is continuing or (vi) any Participant that has become the subject of a Bail-In Action. Any determination by the Servicer that a Participant is a Defaulting Participant will be conclusive and binding, absent manifest error, and such Participant shall be deemed to be a Defaulting Participant (subject to Section 2.17(b)) upon notification of such determination by the Servicer to the Sponsor and the Participants.

“Delaware Divided LLC” shall mean any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Domestic Controlled Affiliate” shall mean each Affiliate of the Sponsor that is (a) Controlled by the Sponsor, and (b) incorporated or organized under the laws of any State of the United States, the District of Columbia or Puerto Rico.

“Domestic Subsidiary” shall mean any Subsidiary of the Sponsor that is incorporated or organized under the laws of any State of the United States, the District of Columbia or Puerto Rico.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date upon which all conditions precedent to the effectiveness of this Agreement have been satisfied.

“Eligible Assignee” shall mean (i) a commercial bank organized under the laws of the United States or any state thereof having total assets in excess of $1,000,000,000.00 or any commercial finance or asset-based lending Affiliate of any such commercial bank and (ii) any Participant.

“Environmental Indemnity” shall mean each environmental indemnity made by each Credit Party with respect to Real Estate required to be pledged as Credit Party Collateral in favor of the Servicer for the benefit of the holders of the obligations under the Operative Documents, in each case in form and substance reasonably satisfactory to the Servicer.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of Holdings or any Restricted Subsidiary directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated), which, together with the Sponsor, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Sponsor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Sponsor or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Sponsor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Sponsor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Sponsor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Exchange Rate” shall mean the offered rate at which Canadian Dollars may be exchanged into US Dollars or US Dollars may be exchanged into Canadian Dollars, as the case may be, as set forth at approximately 11:00 a.m. on such day on the Reuters NFX Page (or if such page is not available, or the rate does not appear on such page, the comparable page on the Telerate or Bloomberg Service). In the event that such rate does not appear on the applicable page of any such services, the “Exchange Rate” shall be determined by reference to such other publicly available services for displaying exchange rates as may be agreed upon by the Servicer and the Sponsor, or, in the absence of such agreement, such Exchange Rate shall instead be the offered spot rate of exchange of the Servicer or, if the Servicer shall so determine, one of its affiliates in the market where its foreign currency exchange operations in respect of Canadian Dollars are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase or sale of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Servicer, after consultation with the Sponsor, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error. The Exchange Rate shall be initially the Exchange Rate as of the Effective Date and shall be reset periodically on each Reset Date pursuant to Section 2.14(c).

“Existing Loan” shall mean any of the loans made by the Servicer pursuant to the Existing Loan Facility Agreement as in effect from time to time.

“Existing Loan Commitments” shall mean any of the commitments to make loans made by the Servicer pursuant to the Existing Loan Facility Agreement as in effect from time to time.

“Existing Loan Facility Agreement” shall mean that certain Loan Facility Agreement and Guaranty dated as of November 17, 2020 (as amended, restated, supplemented or otherwise modified from time to time) by and among the Sponsor, the participants party thereto and the Servicer.

“Existing Note” shall mean any of the promissory notes from the Borrowers to the Servicer substantially in the form attached to the Existing Loan Facility Agreement as in effect from time to time.

“Facility Commitment” shall have the meaning set forth in Section 2.1(a).

“Facility Commitment Termination Date” shall have the meaning set forth in Section 2.1(a).

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Truist Bank or any other Participant selected by the Servicer on such day on such transactions as determined by the Servicer.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” shall mean that certain letter agreement dated as of the Effective Date, by and among the Sponsor and the Servicer, setting forth certain fees applicable to the loan facility described herein, either as originally executed or as hereafter amended or modified.

“Final Termination Date” shall mean the date that is ninety (90) days after the last Maturity Date of the Loans.

“Financing Statement” shall mean, (a) with respect to a US Loan, a document that among other things, describes the Collateral, the proper filing of which perfects a security interest in the Collateral described therein under the laws of the state in which such document is filed and (b) with respect to a Canadian Loan, a document that among other things, describes the Collateral, the proper filing of which perfects a security interest in the Collateral described therein under the laws of the province or territory in which such document is filed.

“Fiscal Quarter” shall mean any fiscal quarter of Holdings.

“Fiscal Year” shall mean a fiscal year of Holdings; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “Fiscal Year 2020”) refers to the Fiscal Year ending during such calendar year.

“Fixed Charge Coverage Ratio” shall mean, at any date, the ratio of (i) Consolidated EBITDAR for the four (4) consecutive Fiscal Quarters ending on such date to (ii) Consolidated Fixed Charges for the four (4) consecutive Fiscal Quarters ending on such date.

“Flood Hazard Property” shall mean Real Estate located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto and (iii) the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto.

“Floor” shall mean a rate of interest equal to 0.00%.

“Foreign Pledge Date” shall have the meaning given to such term in Section 6.10(b).

“Foreign Subsidiary” shall mean any Subsidiary of the Sponsor that is not a Domestic Subsidiary.

“Franchise Agreement” shall mean the written agreement between Sponsor and a Franchisee whereby the Franchisee is authorized to establish an Aaron’s franchise.

“Franchisee” shall mean a Canadian Franchisee or a US Franchisee, as the case may be.

“Franchisee Borrowing Base” shall mean, on any date of determination, an amount equal to a multiple of Rental Revenue for the most recently ended three calendar months, as determined for each Borrower by Aaron’s and specified in the Funding Approval Notice for such Borrower.

“Franchisee Loan” shall mean either a Canadian Loan or a US Loan, as the case may be.

“Franchisee Loan Program” shall mean the transaction evidenced by (i) this Agreement wherein the Sponsor has guaranteed, to the extent set forth herein, certain obligations of Franchisees of the Sponsor, and (ii) the other Operative Documents executed in connection herewith and therewith.

“Funded Participation” shall mean (x) with respect to any Participant other than Truist Bank, the portion of such Participant’s Participating Commitment that has been funded in US Dollars or Canadian Dollars, and (y) with respect to Truist Bank, the portion of the Facility Commitment (including Swing Line Advances) that has been funded in US Dollars or Canadian Dollars, less the aggregate Funded Participations of all other Participants.

“Funding Approval Notice” shall mean a written notice to the Servicer from Sponsor setting forth the conditions of a proposed Loan Commitment, consistent with the requirements therefor as set forth in this Agreement, and containing such information and in substantially such form as shall be agreed to by Servicer and Sponsor pursuant to the Servicing Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

“Governmental Authority” shall mean the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” shall mean the aggregate amount of all Loan Indebtedness of all Borrowers outstanding under all Loan Documents to include, without limitation (i) all principal, interest and commitment fees due with respect to all Loans, including post-petition interest in any proceeding under federal bankruptcy laws, (ii) all fees, expenses, and amounts payable by all Borrowers for reimbursement or indemnification under the terms of all Loan Agreements and all other Loan Documents executed in connection with the Loan to such Borrower, (iii) all amounts advanced by Servicer to protect or preserve the value of any security for the Loans, and (iv) all renewals, extensions, modifications, and refinancings (in whole or in part) of any of the amounts referred to in clauses (i) and (ii) above).

“Guarantors” shall mean, collectively, Holdings, Aaron Investment Company and certain other Restricted Subsidiaries of the Sponsor that from time to time become parties to the Guaranty Agreement and their respective successors and permitted assigns.

“Guaranty Agreement” shall mean that certain Guaranty Agreement, dated as of the Effective Date, executed by Holdings, the Sponsor and certain Restricted Subsidiaries of the Sponsor in favor of the Servicer and the Participants, substantially in the form of Exhibit D, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Transaction” of any Person shall mean (i) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holdings” shall have the meaning set forth in the introductory paragraph hereto.

“Inactive Subsidiaries” shall mean the Subsidiaries of Holdings identified on Schedule 1.1(c).

“Indebtedness” of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 9.6, trade payables overdue by more than one hundred twenty (120) days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, provided, that, if such Indebtedness shall not have been assumed by such Person and is otherwise limited in recourse only to the property of such Person securing such Indebtedness, the amount of such Indebtedness shall not exceed the lesser of (A) the fair market value of the property of such Person securing such obligation as determined by such Person in good faith and (B) the amount of such Indebtedness so secured, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, and (x) Off-Balance Sheet Liabilities. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Intercreditor Agreement” shall mean an intercreditor agreement to be entered into upon the occurrence of the Trigger Event by the Servicer, on behalf of the Participants, and Truist Bank, as administrative agent under the Credit Agreement, on behalf of the holders of the Obligations (as defined in the Credit Agreement), which intercreditor agreement shall provide for the sharing of collateral and the proceeds thereof as provided more specifically therein.

“Inventory Financing Agreement” shall mean that certain Amended and Restated Inventory Financing Agreement dated as of June 28, 2013 by and among Wells Fargo Commercial Distribution Finance, LLC (formerly known as Capital Solutions for the Home Product Industry) and the other parties thereto, as amended, modified or otherwise supplemented from time to time.

“Lease Contract” shall mean a contract between a Borrower and a customer to lease Merchandise in the form approved by the Sponsor (and which may include purchase options).

“Leverage Increase Period” shall have the meaning assigned to such term in Section 7.1.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing). A covenant not to grant a Lien or a “Negative Pledge” shall not be determined a Lien for purposes of this Agreement.

“Line of Credit Commitment” shall mean either a US Line of Credit Commitment or Canadian Line of Credit Commitment, as the case may be.

“Line of Credit Loans” shall mean either a US Line of Credit Loan or Canadian Line of Credit Loan, as the case may be.

“Line of Credit Note” shall mean either a US Line of Credit Note or Canadian Line of Credit Note, as the case may be.

“Loan Agreement” shall mean either a US Loan Agreement or a Canadian Loan Agreement, as the case may be.

“Loan Commitment” shall mean either a US Loan Commitment or a Canadian Loan Commitment, as the case may be.

“Loan Default” shall mean the occurrence of one or more of the following events with respect to any Loan: (i) a Loan Payment Default, (ii) the bankruptcy or insolvency of the Borrower or any Guarantor of such Loan, or the appointment of a receiver, trustee, custodian or similar fiduciary for such Borrower or Guarantor, or the assignment for the benefit of creditors by such Borrower or Guarantor, or the offering of settlement or composition to the unsecured creditors of such Borrower or Guarantor generally or (iii) the termination of (or failure to renew) the Franchise Agreement to which the Borrower of such Loan is a party.

“Loan Documents” shall mean, the US Loan Documents and the Canadian Loan Documents.

“Loan Indebtedness” shall mean all amounts due and payable by a Borrower under the terms of the Loan Documents governing the Loan to such Borrower, including, without limitation, outstanding principal, accrued interest, any commitment fees, and all reasonable costs and expenses of any legal proceeding brought by the Servicer to collect any of the foregoing (including without limitation, reasonable attorneys’ fees actually incurred).

“Loan Payment Default” shall mean the failure of a Borrower to make a payment of principal, accrued interest thereon or any other amounts, within the cure period following the due date therefor, as provided under the applicable Loan Documents.

“Loan Term” shall mean, with respect to any Loan, the prescribed term of the Loan Commitment relating to such Loan, as documented in the applicable Loan Documents, and any term-out period thereafter; provided, however, that the Loan Term shall not exceed (x) in the case of a Line of Credit Commitment, 364 days subject to extension in accordance with the terms of the applicable Loan Agreement, plus, in the event that the Line of Credit Commitment is terminated upon ninety (90) days’ prior notice from the Servicer, the Amortization Period and (y) in the case of a US Revolving Commitment and a US Term Loan Commitment, four (4) years and (z) in the case of a Canadian Revolving Commitment and a Canadian Term Loan Commitment, two (2) years.

“Loans” shall mean either a US Loan or Canadian Loan, as the case may be.

“Margin Regulations” shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

“Master Note” shall mean either a US Master Note or a Canadian Master Note, as the case may be.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of Holdings, the Sponsor and its Restricted Subsidiaries taken as a whole, (ii) the ability of the Sponsor or the Credit Parties taken as a whole to perform any of their respective obligations under the Operative Documents, (iii) the rights and remedies of the Servicer and the Participants under any of the Operative Documents or (iv) the legality, validity or enforceability of any of the Operative Documents.

“Material Domestic Subsidiary” shall mean any Domestic Subsidiary of Holdings (other than the Sponsor) that is a Restricted Subsidiary that has not already become a Guarantor that (i) at any time (A) accounted for five percent (5.0%) or more of Consolidated EBITDA for any period of four (4) Fiscal Quarters ended or (B) holds assets in an amount equal to or greater than five percent (5.0%) of the aggregate fair market value (as reasonably determined by the Sponsor) of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recent Fiscal Quarter, or (ii) when taken together with other Domestic Subsidiaries that are Restricted Subsidiaries that are not already Guarantors, (x) accounted for ten percent (10.0%) of Consolidated EBITDA for any period of four (4) Fiscal Quarters ended or (y) holds assets in an amount equal to or greater than ten percent (10.0%) of the aggregate fair market value (as reasonably determined by the Sponsor) of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recent Fiscal Quarter. Upon the acquisition of a new Domestic Subsidiary or the merger or consolidation of any Person with or into an existing Domestic Subsidiary (or the acquisition of other assets by an existing Domestic Subsidiary), in each case, that is a Restricted Subsidiary, the qualification of the affected Domestic Subsidiary as a “Material Domestic Subsidiary” pursuant to the foregoing requirements of this definition shall be determined on a Pro Forma Basis as if such Domestic Subsidiary had been acquired or such merger, consolidation or other acquisition had occurred, as applicable, at the beginning of the relevant period of four (4) consecutive Fiscal Quarters.

“Material Indebtedness” shall mean, as of any date of determination, Indebtedness of any one or more of Holdings, the Sponsor and its Restricted Subsidiaries in an aggregate principal amount greater than an amount equal to two percent (2.0%) of the aggregate book value of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered.

“Material Real Estate” shall mean Real Estate with a fair market value (as reasonably determined by the Sponsor in consultation with the Servicer) in excess of $10,000,000.

“Material Subsidiary” shall mean at any time any direct or indirect Restricted Subsidiary of Holdings having: (a) assets in an amount equal to at least five percent (5.0%) of the aggregate book value of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recent Fiscal Quarter at such time; or (b) revenues or net income in an amount equal to at least five percent (5.0%) of the total revenues or net income of Holdings, the Sponsor and its Restricted Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent Fiscal Quarter at such time.

“Maturity Date” shall mean, with respect to any Loan, the date set forth under the applicable Loan Documents when the related Loan Commitment has terminated and all principal and interest with respect to such Loan shall become due and payable in full; provided that, each Maturity Date shall be a Borrower Payment Date or Canadian Borrower Payment Date, as the case may be.

“Maximum Commitment Amount” shall mean Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000), as such amount may be reduced pursuant to Section 2.7, Section 2.9 or Article IX.

“Merchandise” shall mean goods distributed or sold to Franchisees through Sponsor.

“Monthly Servicing Report” shall have the meaning set forth in Section 3.3.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgages” shall mean, collectively, each mortgage, deed of trust, trust deed, security deed, debenture, deed of immovable hypothec, deed to secure debt or other real estate security documents delivered by any Credit Party to the Servicer from time to time, all in form and substance reasonably satisfactory to the Servicer, as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“Non-Defaulting Participant” shall mean, at any time, a Participant that is not a Defaulting Participant.

“Notes” shall mean, collectively, the Canadian Line of Credit Notes, the Canadian Master Notes, the Canadian Revolving Notes, the Canadian Term Notes, the US Line of Credit Notes, the US Master Notes, the US Revolving Notes and the US Term Notes.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, other than indemnity obligations for any breach of any representation or warranty which are customary in non-recourse sales of such assets, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called “synthetic” lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Opening Date” shall mean, with respect to each store location, the date determined by the Sponsor to be the opening date of such location in accordance with its standard practice, as notified to the Servicer in accordance with the terms hereof.

“Operative Documents” shall mean this Agreement, the Guaranty Agreement, the Servicing Agreement, the Fee Letter, the Intercreditor Agreement, if any, the Credit Party Collateral Documents, if any, and any other documents delivered by Sponsor or any Guarantor to the Servicer or the Participants in connection herewith or therewith.

“PAD Authorization” shall mean a pre-authorized debit authorization executed by a Borrower authorizing the Servicer to cause a specified account of such Borrower to be debited to pay amounts payable, such authorization to be in the form attached to the Servicing Agreement as Exhibit K or such other form as the Servicer may require from time to time.

“Parent Company” shall mean, with respect to a Participant, the bank holding company (as defined in Regulation Y), if any, of such Participant, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Participant.

“Participant” shall mean Truist, the other lending institutions listed on the signature pages hereof and each assignee thereof, if any, pursuant to the terms hereof.

“Participant Canadian Monthly Payment Date” shall mean the last day of each calendar month; provided, however, if such day is not a Canadian Business Day, the next succeeding Canadian Business Day which is also a Business Day.

“Participant Canadian Quarterly Payment Date” shall mean the last day of each calendar quarter; provided, however, if such day is not a Canadian Business Day, the next succeeding Canadian Business Day which is also a Business Day.

“Participant Commitment Fee” shall have the meaning set forth in Section 2.4.

“Participant Funding” shall mean a funding by the Participants of their respective Participant’s Interest in Advances or Loans in US Dollars or Canadian Dollars.

“Participant Insolvency Event” shall mean that (i) a Participant or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) a Participant or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, has been appointed for such Participant or its Parent Company, or Participant or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) a Participant or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Participant Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Participant or its Parent Company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership or acquisition does not result in or provide such Participant with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Participant (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Participant.

“Participant’s Interest” shall have the meaning set forth in Section 2.2.

“Participant Monthly Payment Date” shall mean the last day of each calendar month; provided, however, if such day is not a Business Day, the next succeeding Business Day.

“Participant Quarterly Payment Date” shall mean the last day of each calendar quarter; provided, however, if such day is not a Business Day, the next succeeding Business Day.

“Participant’s Unused Commitment” shall mean, with respect to any Participant, the difference between such Participant’s Participating Commitment Amount and the US Dollar Equivalent of such Participant’s Funded Participation.

“Participating Commitment” shall mean the commitment of each Participant to fund its Participant’s Interest in outstanding US Loans in US Dollars and in outstanding Canadian Loans in Canadian Dollars, in an aggregate amount (on a US Dollar Equivalent basis) not to exceed such Participant’s Participating Commitment Amount.

“Participating Commitment Amount” shall mean the amount set forth opposite each Participant’s name on Schedule 1.1(b) attached hereto, as such amount may be modified by assignment pursuant to the terms hereof; provided, that, following the termination of the Facility Commitment, each Participant’s Participating Commitment Amount shall be deemed to be its Pro Rata Share of the aggregate principal amount of all Loan Commitments.

“Participation Certificate” shall mean a certificate issued by the Servicer to a Participant, substantially in the form of Exhibit E attached hereto, evidencing such Participant’s ownership interest conveyed hereunder.

“Payment Period” shall mean a period of one (1) month; provided that (i) the first day of a Payment Period must be a Business Day, (ii) any Payment Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, (iii) the first Payment Period hereunder shall commence on the date hereof and shall end on the last day of the next succeeding calendar month and (iv) the first day of any succeeding Payment Period shall be the last day of the preceding Payment Period and shall end on the last day of the next succeeding calendar month.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean any Acquisition (whether foreign or domestic) so long as (a) immediately before and after giving effect to such Acquisition, no Credit Event or Unmatured Credit Event is in existence, (b) such Acquisition has been approved by the board of directors of the Person being acquired prior to any public announcement thereof, (c) to the extent such Acquisition is of a Person or Persons that are not organized in the United States and/or of all or substantially all of the assets of a Person located outside the United States and the aggregate EBITDA attributable to all Foreign Subsidiaries that are Restricted Subsidiaries for the most recently ended twelve month period (giving pro forma effect to such Acquisition) exceeds twenty percent (20%) of Consolidated EBITDA for the most recently ended twelve month period, the Sponsor complies with Section 6.10(b) hereof and (d) immediately after giving effect to such Acquisition, Holdings, the Sponsor and its Restricted Subsidiaries will not be engaged in any business other than (A) substantially the same business as presently conducted or such other businesses that are reasonably related thereto, including but not limited to the business of leasing and selling furniture, consumer electronics, computers, appliances and other household goods and accessories inside and outside of the United States of America, through both independently-owned and franchised stores, providing lease-purchase solutions, credit and other financing solutions to customers for the purchase and lease of such products, the manufacture and supply of furniture and bedding for lease and sale in such stores, and the provision of virtual rent-to-own programs inside and outside of the United States of America (including but not limited to point-of-sale lease purchase programs), (B) any other businesses which are ancillary or complementary to, or reasonable extensions or expansions of, the business of Holdings, the Sponsor and its Restricted Subsidiaries as conducted as of the Effective Date, as reasonably determined in good faith by the Sponsor and (C) any businesses that are materially different from the business of Holdings, the Sponsor and its Restricted Subsidiaries as conducted as of the Effective Date provided that any Investments made, funds expended or financial support provided by Holdings, the Sponsor and/or its Restricted Subsidiaries in connection with such alternative lines of business shall not exceed $50,000,000 in the aggregate at any time outstanding. As used herein, Acquisitions will be considered related Acquisitions if the sellers under such Acquisitions are the same Person or any Affiliate thereof.

“Permitted Encumbrances” shall mean

(i) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v) judgment and attachment liens not giving rise to a Credit Event or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Holdings, the Sponsor and its Restricted Subsidiaries taken as a whole;

(vii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; and

(viii) Liens on insurance policies owned by the Sponsor on the lives of its officers securing policy loans obtained from the insurers under such policies; provided that (A) the aggregate amount borrowed on each policy shall not exceed the loan value thereof, and (B) the Sponsor shall not incur any liability to repay any such loan;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” shall mean:

(i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii) commercial paper having an A or better rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within one year from the date of acquisition thereof;

(iii) certificates of deposit, bankers’ acceptances and time deposits maturing within one year of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Personal Guaranty” shall mean any guaranty from a principal of a Borrower substantially in the form required by the Servicing Agreement.

“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by the Sponsor or any ERISA Affiliate or to which the Sponsor or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which the Sponsor or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Platform” shall mean Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Prime Rate” shall mean the per annum rate of interest designated from time to time by Truist to be its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate of interest that is being offered by Truist to its borrowers.

“Pro Forma Basis” shall mean, for purposes of calculating compliance with respect to any asset sale (including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division), casualty event, Permitted Acquisition, Restricted Payment or incurrence of Indebtedness, or any other transaction subject to calculation on a “Pro Forma Basis” as indicated herein (including without limitation, for purposes of determining compliance with the financial covenants in Article VII, and determining the Applicable Margin and Applicable Percentage) that such transaction shall be deemed to have occurred as of the first day of the period of four Fiscal Quarters most recently ended (the “Reference Period”) for which the Sponsor has delivered financial statements pursuant to Section 6.1(a) or (b). For purposes of any such calculation in respect of any Permitted Acquisition, (a) income statement and cash flow statement items attributable to the Person or property subject to such Permitted Acquisition shall be included in Consolidated EBITDA for such Reference Period after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period; (b) any Indebtedness incurred or assumed by Holdings, the Sponsor or any Restricted Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; (c) capital expenditures attributable to the Person or property acquired shall be included beginning as of the first day of the applicable period; and (d) except as permitted pursuant to clauses (G), (H) and (I) of the definition of Consolidated EBITDA, no adjustments for unrealized synergies shall be included. For purposes of any such calculation in respect of (a) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (i) income statement and cash flow statement items (whether positive or negative) attributable to such Subsidiary shall be excluded to the extent relating to any period occurring prior to the date of such designation and (ii) Indebtedness of such Subsidiary shall be excluded and deemed to have been retired as of the first day of the Reference Period and (b) the designation of any Unrestricted Subsidiary as an Restricted Subsidiary, (i) income statement and cash flow statement items (whether positive or negative) attributable to such Subsidiary shall be included to the extent relating to any period prior to the date of such designation to the extent such items are not otherwise included in such income statement and cash flow statement items for Holdings, the Sponsor and its Restricted Subsidiaries in accordance with any defined terms set forth in this Section 1.1.

“Pro Forma Compliance Certificate” shall mean a certificate of a Responsible Officer of the Sponsor containing (x) reasonably detailed calculations of the financial covenants set forth in Article VII recomputed as of the end of the period of the four Fiscal Quarters most recently ended for which the Sponsor has delivered financial statements pursuant to Section 6.1(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis and (y) if delivered in connection with any Permitted Acquisition, certifications that clauses (i) through (iv) of the definition of “Permitted Acquisition” have been satisfied (or will be satisfied in the time permitted under this Agreement).

“Pro Rata Share” shall mean, with respect to each of the Participants at any time, the percentage determined by dividing such Participant’s Participating Commitment at such time by the total principal amount of all Participating Commitments at such time.

“Project Everglade Acquisition” shall mean the acquisition by the Sponsor, directly or indirectly of all of the outstanding equity interests of the Acquired Business from the Seller pursuant to the terms of the Project Everglade Acquisition Agreement.

“Project Everglade Acquisition Agreement” shall mean that certain Stock Purchase Agreement dated as of February 23, 2022 by and among Aaron’s Retail Solutions, LLC, a Georgia limited liability company, Interbond Enterprises, Inc., a Florida corporation, Michael Perlman, an individual resident of the State of Florida and the other sellers (collectively, the “Seller”).

“Project Everglade Refinancing” shall mean the refinancing of certain outstanding indebtedness of the Acquired Business.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Acquisition” shall mean (a) the Project Everglade Acquisition and (b) a Permitted Acquisition with aggregate consideration of at least $150,000,000, or any series of related Permitted Acquisitions in any twelve (12) month period with aggregate consideration for all such Permitted Acquisitions of at least $150,000,000; provided that for any such Permitted Acquisition or series of related Permitted Acquisitions, a Responsible Officer of the Sponsor shall have delivered to the Servicer, prior to (i) the consummation of such Permitted Acquisition (or the last in such series of related Permitted Acquisitions, as applicable) or (ii) the date of required delivery of a certificate of a Responsible Officer pursuant to Section 6.1(c) for the Fiscal Quarter or Fiscal Year, as applicable, ended immediately following the consummation of such Permitted Acquisition (or the last in such series of related Permitted Acquisitions, as applicable), a certificate (any such certificate, a “Qualified Acquisition Notice”) (x) certifying that such Permitted Acquisition or series of Permitted Acquisitions qualifies as a Qualified Acquisition and (y) notifying the Servicer that the Sponsor has elected to treat such Permitted Acquisition or series of related Acquisitions as a Qualified Acquisition.

“Qualified Acquisition Notice” has the meaning specified in the definition of “Qualified Acquisition”.

“Qualified Acquisition Pro Forma Determination” shall mean, to the extent required in connection with determining the permissibility of any Permitted Acquisition or series of related Permitted Acquisitions that the Credit Parties elect to treat as a Qualified Acquisition, the determination of whether the Credit Parties are in compliance with Section 7.1 on a Pro Forma Basis.

“Real Estate” shall mean all real property owned in fee by Holdings, the Sponsor and its Restricted Subsidiaries that are Credit Parties.

“Real Estate Documents” shall mean, collectively, Mortgages covering all Material Real Estate owned by the Credit Parties, duly executed by each applicable Credit Party, together with (A) title insurance policies, current as-built ALTA/ACSM Land Title surveys certified to the Servicer, zoning letters, building permits and certificates of occupancy, in each case relating to such Real Estate and reasonably satisfactory in form and substance to the Servicer, (B) (x) “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard determinations, (y) notices, in the form required under the Flood Insurance Laws, about special flood hazard area status and flood disaster assistance duly executed by each Credit Party, and (z) if any improved real property encumbered by any Mortgage is located in a special flood hazard area, a policy of flood insurance in minimum amounts required by applicable law and that is on terms reasonably satisfactory to the Servicer, (C) evidence that counterparts of such Mortgages have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Servicer, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances) on such Real Estate in favor of the Servicer for the benefit of the Participants (or in favor of such other trustee as may be required or desired under local law), (D) if requested by the Servicer, an opinion of counsel in each state in which such Real Estate is located in form and substance and from counsel reasonably satisfactory to the Servicer, (E) a duly executed Environmental Indemnity with respect thereto, (F) Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-05, and applicable state requirements, on all of the owned Real Estate, dated no more than six (6) months prior to the date on which the Trigger Event occurred (or date of the applicable Mortgage if provided post-closing) or later if accompanied by no change affidavits, prepared by environmental engineers satisfactory to the Servicer, all in form and substance satisfactory to the Servicer, and such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as the Servicer shall have reasonably requested, in each case together with letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to the Servicer, authorizing the Servicer and the Participants to rely on such reports, and the Servicer shall be reasonably satisfied with the contents of all such environmental reports and (G) such other reports, documents, instruments and agreements as the Servicer shall reasonably request, each in form and substance reasonably satisfactory to Servicer.

“Regulation D” shall mean Regulation D of the Federal Reserve Board, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Federal Reserve Board, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Federal Reserve Board, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Federal Reserve Board, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Federal Reserve Board, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Rental Revenue” shall mean, with respect to any Borrower for any period, the gross revenues of such Borrower from leases to the public of such Borrower’s furniture inventory and lease equipment, including without limitation, all customer deposits, advance lease payments, waiver fees, late fees, delivery fees, nonsufficient funds fees, reinstatement fees, but excluding all retail sales proceeds and sales taxes.

“Reportable Event” shall have the meaning assigned to such term in ERISA.

“Required Participants” shall mean (x) at any time prior to termination of the Facility Commitment, Participants holding at least fifty-one percent (51%) of the sum of (A) the aggregate Funded Participations, plus (B) the Participant’s Unused Commitments, and (y) at any time on and after the termination of the Facility Commitment, Participants holding at least fifty-one percent (51%) of the aggregate outstanding Funded Participations at such time; provided however, that to the extent that any Participant is a Defaulting Participant, such Defaulting Participant and all of its Participating Commitments, Funded Participations and Participant’s Unused Commitments shall be excluded for purposes of determining Required Participants.

“Requirement of Law” for any person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Date” shall have the meaning assigned to such term in Section 2.14(c).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response Period” shall mean with respect to any Loan, a period of thirty (30) days commencing on the day next succeeding the day on which the Sponsor receives a notice from the Servicer that a Loan Payment Default has occurred and is continuing; provided, however, that no Response Period for any Loan shall extend beyond the Final Termination Date.

“Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the controller or a vice president of the Sponsor or such other representative of the Sponsor as may be designated in writing by any one of the foregoing with the consent of the Servicer; and, with respect to the financial covenants only, the chief financial officer, the treasurer or the controller of the Sponsor.

“Restricted Payment” shall have the meaning given to such term in Section 8.5.

“Restricted Subsidiary” shall mean any Subsidiary other than an Unrestricted Subsidiary. Unless otherwise indicated, all references to “Restricted Subsidiary” hereunder shall mean a Restricted Subsidiary of Holdings. For the avoidance of doubt, the Sponsor shall be a Restricted Subsidiary of Holdings for all purposes under the Operative Documents.

“Revolving Commitment” shall mean either a US Revolving Commitment or Canadian Revolving Commitment, as the case may be.

“Revolving Loans” shall mean either a US Revolving Loan or Canadian Revolving Loan, as the case may be.

“S&P” shall mean Standard & Poor’s Financial Services, LLC, a subsidiary of S&P Global Inc. and any successor thereto.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (ii) any Person located, organized or resident in a Sanctioned Country, (iii) any Person owned or controlled by any such Person or (iv) any Person otherwise the subject of any Sanctions.

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union, any EU Member State or Her Majesty’s Treasury of the United Kingdom.

“Security Agreement” shall mean the security agreement in the form of Exhibit G.

“Servicer” shall have the meaning set forth in the introductory paragraph hereto.

“Servicing Agreement” shall mean that certain Servicing Agreement, dated as of the Effective Date, by and between the Sponsor and the Servicer, as amended, restated, supplemented or otherwise modified from time to time.

“Servicing Fee” shall mean the fee payable to the Servicer pursuant to the terms of the Servicing Agreement.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Sponsor” shall have the meaning set forth in the opening paragraph hereof.

“Sponsor’s Fee” shall have the meaning set forth in the Servicing Agreement.

“Spousal Consent” shall mean any agreement provided by the spouse of any Person executing a guaranty to the extent such spouse has not personally executed a guaranty, to be substantially in the form provided by the Servicer.

“Store Opening Information Sheet” shall have the meaning assigned to such term in the Servicing Agreement.

“Subordinated Debt” shall have the meaning set forth in Section 10.6.

“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power, or in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Holdings.

“SWIFT” shall mean Society for Worldwide Interbank Financial Telecommunication.

“Swing Line Advances” shall have the meaning set forth in Section 2.3(a).

“Target” shall mean Interbond Corporation of America, a Florida corporation.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loans” shall mean either a US Term Loan or Canadian Term Loan, as the case may be.

“Term SOFR” shall mean the Term SOFR Reference Rate for a tenor comparable to the applicable Payment Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Payment Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Servicer in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the rate per annum determined by the Servicer as the forward-looking term rate based on SOFR.

“Total Net Debt to EBITDA Ratio” shall mean, at any date of determination, the ratio of (a) the sum of (i) Consolidated Total Debt as of such date minus (ii) Unrestricted Cash in an aggregate amount not to exceed at any time the aggregate amount of Unrestricted Cash of Holdings, the Sponsor and its Restricted Subsidiaries on deposit with, or otherwise held by, any Participant or Affiliate thereof (including, for the avoidance of doubt, cash in accounts that are subject to an account control agreement in favor of the Servicer) to (b) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on such date.

“Transaction Documents” shall mean, collectively, the Operative Documents and the Credit Documents.

“Transactions” shall mean the closing of this Agreement, the Project Everglade Acquisition, the Project Everglade Refinancing and the closing of the Credit Documents.

“Trigger Event” shall mean that (a) the Total Net Debt to EBITDA Ratio for the period of four Fiscal Quarters most recently ended, as calculated in the most recently delivered certificate of a Responsible Officer pursuant to Section 6.1(c), exceeds 1.50 to 1.0 or (b) a Trigger Event (as defined in the Credit Agreement) under the Credit Agreement has occurred; provided, that, upon the occurrence of a Qualified Acquisition, during any Leverage Increase Period, the required ratio set forth above may, upon receipt by the Servicer of a Qualified Acquisition Notice, be increased to (x) 2.00:1.00 for the Fiscal Quarter during which such Qualified Acquisition is consummated and the two Fiscal Quarters immediately thereafter and (y) 1.75:100 for the final Fiscal Quarter of such Leverage Increase Period; provided further, that (i) it is understood and agreed that, notwithstanding the foregoing, solely in connection with the Project Everglade Acquisition, the ratio set forth in clause (a) above shall be increased to 2.00:1.00 for each Fiscal Quarter of the applicable Leverage Increase Period, (ii) the Total Net Debt to EBITDA Ratio set forth in clause (a) above shall revert to 1.50:1.00 following the end of each Leverage Increase Period, (iii) for at least two (2) full Fiscal Quarters ending immediately following the end of each Leverage Increase Period, the Total Net Debt to EBITDA Ratio set forth in clause (a) above as of the end of each such Fiscal Quarter shall be 1.50:1.00 prior to giving effect to another Leverage Increase Period and (iv) the Leverage Increase Period shall apply for purposes of (w) determining compliance with Section 6.1, (x) determining whether a Trigger Event has occurred for purposes of Section 6.12, (y) any Qualified Acquisition Pro Forma Determination and (z) determining compliance on a Pro Forma Basis in connection with the incurrence of Indebtedness under Section 8.1.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unmatured Credit Event” shall mean any condition or event which, with notice or the passage of time or both, would constitute a Credit Event.

“Unrestricted Cash” shall mean, as of any date of determination, the aggregate amount (without duplication) of cash and Cash Equivalents of Holdings, the Sponsor and its Restricted Subsidiaries to the extent the same would be reflected on a consolidated balance sheet of Holdings and its Restricted Subsidiaries if the same were prepared as of such date; provided, that, “Unrestricted Cash” of Foreign Subsidiaries shall be net of repatriation costs.

“Unrestricted Subsidiary” shall mean, collectively, each Subsidiary designated by the Sponsor as an Unrestricted Subsidiary pursuant to Section 6.14.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Borrower” shall mean any Franchisee domiciled in the United States of America that is primarily liable for repayment of a US Loan as a result of having executed US Loan Documents as maker, or its permitted assignee.

“US Dollar” and the sign “$” shall mean lawful money of the United States of America.

“US Dollar Equivalent” shall mean, on any date, (i) with respect to any amount denominated in US Dollars, such amount and (ii) with respect to any amount denominated in Canadian Dollars, the amount of US Dollars that would be required to purchase the amount of such Canadian Dollars on such date based upon the Exchange Rate as of the applicable date of determination.

“US Franchisee” shall mean those certain store operators located in the United States of America that own and operate stores under the Aaron’s franchise.

“US Funded Participation” shall mean, for any Participant, the portion of such Participant’s Funded Participation in US Dollars.

“US Line of Credit Commitment” shall mean a commitment to make Line of Credit Loans to a US Borrower in US Dollars pursuant to a US Loan Agreement.

“US Line of Credit Loans” shall mean Advances made to a US Borrower pursuant to a US Line of Credit Commitment.

“US Line of Credit Note” shall mean a US Line of Credit Note, executed by a US Borrower in favor of the Servicer, evidencing such US Borrower’s obligation to repay all US Line of Credit Loans made to it pursuant to a US Line of Credit Commitment, substantially in the form of Exhibit A-1 to the US Loan Agreement, with such changes as the Sponsor and the Servicer shall agree to from time to time.

“US Loan” shall mean either a US Term Loan, a US Revolving Loan, a US Line of Credit Loan or an Existing Loan, as the case may be.

“US Loan Agreement” shall mean a Loan and Security Agreement setting forth the terms and conditions, as between a US Borrower and the Servicer, under which the Servicer has established a US Loan Commitment to make Advances to such Borrower pursuant to the US Loan Commitment, substantially in the form of Exhibit C, with such changes as may be mutually agreed by the Sponsor and the Servicer (it being understood that the Servicer will not unreasonably withhold or delay its agreement to any such changes requested by the Sponsor); provided, however, that any loan agreement or line of credit agreement executed by any Borrower and the Servicer prior to the Effective Date shall be substantially in the form required under the Existing Loan Facility Agreement (with such changes as may be mutually agreed by the Sponsor and the Servicer, it being understood that the Servicer will not unreasonably withhold or delay its agreement to any such changes requested by the Sponsor).

“US Loan Commitment” shall mean the commitment by the Servicer to make Advances to a US Borrower in US Dollars in the amount not exceeding, and upon the terms described in, the applicable Funding Approval Notice and the applicable Loan Documents, which US Loan Commitment may be a US Line of Credit Commitment, US Revolving Commitment or a US Term Loan Commitment.

“US Loan Documents” shall mean, with respect to any US Loan, the US Loan Agreement, the US Master Note, any Personal Guaranty, any Spousal Consent, the Collateral Agreements, in each case relating to such Loan, any other documents relating to such Loan delivered by any Borrower or any guarantor or surety thereof to the Servicer and any amendments thereto (provided that such amendments are made with the consent of the Sponsor, where such consent is required under this Agreement).

“US Master Note” shall mean a US Line of Credit Note, US Revolving Note, or US Term Note, as the case may be.

“US Revolving Commitment” shall mean a commitment to make US Revolving Loans to a US Borrower pursuant to a Loan Agreement.

“US Revolving Loans” shall mean Advances made to a US Borrower pursuant to a US Revolving Commitment.

“US Revolving Note” shall mean that certain Revolving Note, executed by a US Borrower in favor of the Servicer, evidencing such US Borrower’s obligation to repay all US Revolving Loans made to it pursuant to a US Revolving Commitment, substantially in the form of Exhibit A-2 to the US Loan Agreement, with such changes as the Sponsor and the Servicer shall agree to from time to time.

“US Term Loan Commitment” shall mean a commitment to make US Term Loans to a US Borrower pursuant to a Loan Agreement.

“US Term Loans” shall mean Advances made to a US Borrower pursuant to a US Term Loan Commitment.

“US Term Note” shall mean that certain Term Note, executed by a US Borrower in favor of the Servicer, evidencing such US Borrower’s obligation to repay all US Term Loans made to it pursuant to a US Term Loan Commitment, substantially in the form of Exhibit A-3 to the Loan Agreement, with such changes as the Sponsor and the Servicer shall agree to from time to time.

“Wind-Down Event” shall mean the event that the Facility Commitment is not extended for any reason and the Facility Commitment Termination Date occurs.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” “ shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Accounting Terms and Determination.

(a) Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of Holdings delivered pursuant to Section 6.1(a) (or, if no such financial statements have been delivered, on a basis consistent with the audited consolidated financial statements of Holdings last delivered to the Servicer in connection with this Agreement); provided, that if the Sponsor notifies the Servicer that the Sponsor wishes to amend any covenant in Article VII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Servicer notifies the Sponsor that the Required Participants wish to amend Article VII for such purpose), then the Sponsor’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Sponsor and the Required Participants.

(b) Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Restricted Subsidiary of any Credit Party at “fair value”, as defined therein and (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015.

(c) Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Article VII (including for purposes of determining the Applicable Margin and the Applicable Percentage and any transaction that by the terms of this Agreement requires that any financial covenant contained in Article VII be calculated on a Pro Forma Basis ) shall be made on a Pro Forma Basis with respect to (a) sales, leases, transfers and/or involuntary dispositions of property in any period of twelve months with an aggregate fair market value in excess of $15,000,000, (b) any Acquisition, (c) any incurrence of any Incremental Term Loan (as defined in the Credit Agreement) and/or Incremental Revolving Commitment (as defined in the Credit Agreement), (d) any determination of whether a Domestic Subsidiary qualifies as a “Material Domestic Subsidiary” pursuant to the definition of “Material Domestic Subsidiary” or (e) any payment of a Restricted Payment occurring during such period.

Section 1.3 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.4 Other Definitional Terms.

(a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

(b) Any “Franchisee Loan”, “Loan”, “Loan Commitment” or “Master Note” existing on the Effective Date shall be deemed to be a Franchisee Loan, US Loan, US Loan Commitment, or US Master Note, as applicable.

(c) Any “Revolving Loan”, “Revolving Commitment” or “Revolving Note” existing on the Effective Date shall be deemed to be a US Revolving Loan, US Revolving Commitment or US Revolving Note, as applicable.

(d) Any “Term Loan”, “Term Loan Commitment” or “Term Note” existing on the Effective Date shall be deemed to be a US Term Loan, US Term Loan Commitment or US Term Note, as applicable.

(e) Any “Line of Credit Loan”, “Line of Credit Commitment” or “Line of Credit Note” existing on the Effective Date shall be deemed to be a US Line of Credit Loan, US Line of Credit Commitment or US Line of Credit Note, as applicable.

Section 1.5 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

Section 1.6 Divisions. For all purposes under the Operative Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.7 Rates. The Servicer does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Servicer and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Sponsor. The Servicer may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Sponsor, any Participant or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

LOAN FACILITY

Section 2.1 Establishment of Facility Commitment; Terms of Loans.

(a) Facility Commitment. Subject to and upon the terms and conditions set forth in this Agreement and the other Operative Documents, and in reliance upon the guaranty and other obligations of the Sponsor set forth herein, the Servicer hereby establishes a commitment to the Sponsor to establish Loan Commitments and to make Advances thereunder in US Dollars and Canadian Dollars to such Borrowers as may be designated by the Sponsor in its Funding Approval Notices during a period commencing on the date hereof and ending on March 31, 2023 (as such period may be extended for one or more subsequent 364-day periods pursuant to Section 2.8, the “Facility Commitment Termination Date”) in an aggregate committed amount at any one time outstanding not to exceed the Maximum Commitment Amount (the “Facility Commitment”); provided that, notwithstanding any provision of this Agreement to the contrary, (x) at no time shall the Servicer establish any Loan Commitment for a Borrower if after giving effect to such Loan Commitment, the US Dollar Equivalent of the aggregate committed amounts of all Loan Commitments outstanding pursuant to the Facility Commitment would exceed the Maximum Commitment Amount and (y) at no time shall the Servicer establish any Canadian Loan Commitment for a Canadian Borrower if after giving effect to such Canadian Loan Commitment, the aggregate committed amounts of all Canadian Loan Commitments outstanding pursuant to the Facility Commitment would exceed the Canadian Subfacility Amount.

(b) Authorization of US Line of Credit Commitment; Loan Terms. Within the limits of the Facility Commitment and in accordance with the procedures set forth in this Agreement and the Servicing Agreement, the Sponsor may authorize the Servicer to establish a US Line of Credit Commitment in favor of a US Franchisee who meets the credit criteria established by the Sponsor. The amount of each US Line of Credit Commitment shall be determined by the Sponsor but shall not be less than $100,000. Pursuant to the US Line of Credit Commitment the Servicer shall agree to make Advances to the US Borrower thereunder. Each US Line of Credit Loan shall bear interest at the Borrower Rate designated by Sponsor in the applicable Funding Approval Notice, and interest shall be payable on each Borrower Payment Date and on the Maturity Date of such US Line of Credit Loan when all principal and interest shall be due and payable in full. Each US Line of Credit Loan may be prepaid in full or in part on any Business Day, without premium or penalty. The Loan Term of each US Line of Credit Commitment shall be, initially, one year, but shall automatically renew unless terminated by ninety (90) days’ prior written notice by Servicer to the US Borrower prior to the first anniversary date and may thereafter be terminated at any time by Servicer upon ninety (90) days’ prior written notice by Servicer to the US Borrower; provided that the amounts outstanding thereunder shall be allowed to term out over the Amortization Period as provided below. The proceeds of each Advance made pursuant to the US Line of Credit Commitments shall be used solely to purchase inventory, and to the extent permitted by Sponsor, to pay state sales and use taxes and freight charges. At the end of each month, the aggregate Advances made to each US Borrower during such month (net of any prepayments during such month) shall be amortized (in accordance with a straight-line amortization schedule) over the Amortization Period. In the event that the US Line of Credit Commitment of any US Borrower is terminated by the Servicer as provided above, such US Borrower shall, notwithstanding the other provisions of this Section 2.1(b), amortize all outstanding Advances over the Amortization Period (in accordance with a straight-line amortization schedule), with all Advances due and payable in full no later than 24 months after termination. In the event that a US Borrower terminates its US Line of Credit Commitment, all amounts advanced to such US Borrower shall be due and payable in full on the termination date, together with all accrued and unpaid interest thereon. Each US Borrower shall agree to pay a commitment fee on its unused US Line of Credit Commitment in an amount to be determined by the Sponsor but in any event not to exceed 1.00% per annum, such commitment fee to be paid quarterly, in arrears.

(c) Authorization of Canadian Line of Credit Commitment; Loan Terms. Within the limits of the Facility Commitment and the Canadian Subfacility Amount, and in accordance with the procedures set forth in this Agreement and the Servicing Agreement, the Sponsor may authorize the Servicer to establish a Canadian Line of Credit Commitment in favor of a Canadian Franchisee who meets the credit criteria established by the Sponsor. The amount of each Canadian Line of Credit Commitment shall be determined by the Sponsor but shall not be less than Cdn$100,000. Pursuant to the Canadian Line of Credit Commitment the Servicer shall agree to make Advances to the Canadian Borrower thereunder. Each Canadian Line of Credit Loan shall bear interest at the Borrower Rate designated by Sponsor in the applicable Funding Approval Notice, and interest shall be payable on each Canadian Borrower Payment Date and on the Maturity Date of such Canadian Line of Credit Loan when all principal and interest shall be due and payable in full. Each Canadian Line of Credit Loan may be prepaid in full or in part only on a Canadian Borrower Payment Date for such Canadian Line of Credit Loan (and not on other days), without premium or penalty. The Loan Term of each Canadian Line of Credit Commitment shall be, initially, 364 days, but shall automatically renew unless terminated by ninety (90) days’ prior written notice by Servicer to the Canadian Borrower prior to the first anniversary date and may thereafter be terminated at any time by Servicer upon ninety (90) days’ prior written notice by Servicer to the Canadian Borrower; provided that the amounts outstanding thereunder shall be allowed to term out over the Amortization Period as provided below. The proceeds of each Advance made pursuant to the Canadian Line of Credit Commitments shall be used solely to purchase inventory, and to the extent permitted by Sponsor, to pay sales and use taxes and freight charges. At the end of each month, the aggregate Advances made to each Canadian Borrower during such month (net of any prepayments during such month) shall be amortized (in accordance with a straight-line amortization schedule) over the Amortization Period. In the event that the Canadian Line of Credit Commitment of any Canadian Borrower is terminated by the Servicer as provided above, such Canadian Borrower shall, notwithstanding the other provisions of this Section 2.1(c), amortize all outstanding Advances over the Amortization Period (in accordance with a straight-line amortization schedule), with all Advances due and payable in full no later than 24 months after termination. In the event that a Canadian Borrower terminates its Canadian Line of Credit Commitment, all amounts advanced to such Canadian Borrower shall be due and payable in full on the termination date, together with all accrued and unpaid interest thereon. Each Canadian Borrower shall agree to pay a commitment fee on its unused Canadian Line of Credit Commitment in an amount to be determined by the Sponsor but in any event not to exceed 1.00% per annum, such commitment fee to be paid quarterly, in arrears

(d) Authorization of US Revolving Commitment and US Term Loan Commitment; Loan Terms.

(i) Within the limits of the Facility Commitment and in accordance with the procedures set forth in this Agreement and the Servicing Agreement, the Sponsor may authorize the Servicer to establish a US Revolving Commitment and/or a US Term Loan Commitment in favor of a US Franchisee who meets the credit criteria established by the Sponsor.

(ii) The amount of each US Revolving Commitment shall be determined by the Sponsor, but shall not be less than $100,000. Pursuant to the US Revolving Commitment, the Servicer shall agree to make Advances in US Dollars to the US Borrower thereunder. Each US Revolving Loan shall bear interest at the Borrower Rate designated by Sponsor in the applicable Funding Approval Notice, and interest shall be payable on each Borrower Payment Date and on the Maturity Date of such US Revolving Loan when all principal and interest shall be due and payable in full. Each US Revolving Loan may be prepaid in full or in part on any Business Day, without premium or penalty. The Loan Term of each US Revolving Loan shall not exceed four years. The proceeds of each Advance made pursuant to the US Revolving Commitment shall be used for general corporate purposes. Each US Borrower with a US Revolving Commitment shall agree to pay a commitment fee on the unused US Revolving Commitment in an amount to be determined by the Sponsor but in any event not to exceed 1.00% per annum, such commitment fee to be paid quarterly, in arrears. At no time, except as otherwise provided in the form of Loan Agreement, shall the aggregate outstanding principal amount of any and all US Revolving Loans and US Term Loans made to any US Borrower exceed the Franchisee Borrowing Base of such US Borrower as in effect at such time.

(iii) The amount of each US Term Loan Commitment shall be determined by the Sponsor, but shall not be less than $100,000. Pursuant to the US Term Loan Commitment, the Servicer shall agree to make US Term Loans to the US Borrower thereunder. Each US Term Loan shall bear interest at the Borrower Rate designated by Sponsor in the applicable Funding Approval Notice, and interest shall be payable on each Borrower Payment Date and on the Maturity Date of such US Term Loan. Principal on each US Term Loan shall be payable on each Borrower Payment Date and shall be amortized over a period of no more than 7 years with the balance of all outstanding principal due and payable in full on the Maturity Date with respect to such US Term Loan; provided that the Sponsor shall have the option of allowing an interest-only payment schedule for up to the first six (6) months of such Loan’s term. Each US Term Loan may be prepaid in full or in part on any Business Day, without premium or penalty. The Loan Term of each US Term Loan shall not exceed four years. The proceeds of each US Term Loan shall be used for general corporate purposes.

(e) Authorization of Canadian Revolving Commitment and Canadian Term Loan Commitment; Loan Terms.

(i) Within the limits of the Facility Commitment and the Canadian Subfacility Amount and in accordance with the procedures set forth in this Agreement and the Servicing Agreement, the Sponsor may authorize the Servicer to establish a Canadian Revolving Commitment and/or a Canadian Term Loan Commitment in favor of a Canadian Franchisee who meets the credit criteria established by the Sponsor.

(ii) The amount of each Canadian Term Loan Commitment shall be determined by the Sponsor, but shall not be less than Cdn$100,000. Pursuant to the Canadian Term Loan Commitment, the Servicer shall agree to make Canadian Term Loans to the Canadian Borrower thereunder. Each Canadian Term Loan shall bear interest at the Borrower Rate designated by Sponsor in the applicable Funding Approval Notice, and interest shall be payable on each Canadian Borrower Payment Date and on the Maturity Date of such Canadian Term Loan. Principal on each Canadian Term Loan shall be payable on each Canadian Borrower Payment Date and shall be amortized over a period of no more than 7 years with the balance of all outstanding principal due and payable in full on the Maturity Date with respect to such Canadian Term Loan; provided that the Sponsor shall have the option of allowing an interest-only payment schedule for up to the first six (6) months of such Loan’s term. Each Canadian Term Loan may be prepaid in full or in part only on a Canadian Borrower Payment Date for such Canadian Term Loan (and not on other days), without premium or penalty. The Loan Term of each Canadian Term Loan shall not exceed two years.

(iii) The amount of each Canadian Revolving Commitment shall be determined by the Sponsor, but shall not be less than Cdn$100,000. Pursuant to the Canadian Revolving Commitment, the Servicer shall agree to make Advances in Canadian Dollars to the Canadian Borrower thereunder. Each Canadian Revolving Loan shall bear interest at the Borrower Rate designated by Sponsor in the applicable Funding Approval Notice, and interest shall be payable on each Borrower Payment Date and on the Maturity Date of such Canadian Revolving Loan when all principal and interest shall be due and payable in full. Each Canadian Revolving Loan may be prepaid in full or in part only on a Canadian Borrower Payment Date for such Canadian Revolving Loan (and not on other days), without premium or penalty. The Loan Term of each Canadian Revolving Loan shall not exceed two years. The proceeds of each Advance made pursuant to the Canadian Revolving Commitment shall be used for general corporate purposes. Each Canadian Borrower with a Canadian Revolving Commitment shall agree to pay a commitment fee on the unused Canadian Revolving Commitment in an amount to be determined by the Sponsor but in any event not to exceed 1.00% per annum, such commitment fee to be paid quarterly, in arrears. At no time, except as otherwise provided in the form of Loan Agreement, shall the aggregate outstanding principal amount of all Canadian Revolving Loans and Canadian Term Loans made to any Canadian Borrower exceed the Franchisee Borrowing Base of such Canadian Borrower as in effect at such time.

(f) Conditions to Obligation of Servicer to Establish Loan Commitments. Servicer’s obligation to establish each Loan Commitment under the Operative Documents is subject to the fulfillment of the following conditions as of the Closing Date of such Loan:

(i) this Agreement and each of the other Operative Documents shall be in full force and effect;

(ii) the representations and warranties of the Sponsor contained in Article V shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Closing Date of such Loan;

(iii) the Servicer shall have received from the Sponsor a Funding Approval Notice authorizing such Loan Commitment and a Store Opening Information Sheet;

(iv) all conditions precedent to the Loan Commitment specified in the Servicing Agreement, together with such additional conditions precedent as may, at Sponsor’s election, be included in the applicable Funding Approval Notice, shall have been completed to the Servicer’s reasonable satisfaction;

(v) no Credit Event, Unmatured Credit Event, Change in Control or Wind-Down Event shall have occurred and be continuing; and

(vi) each Participant shall have confirmed in writing to the Servicer that it has (A) received all documentation and other information with respect to the applicable Borrower that any Participant reasonably believes is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and (B) completed all applicable internal “know-your-customer” procedures.

(g) In addition to other conditions precedent herein set forth, if any Participant is a Defaulting Participant, the Servicer will not be required to establish any new Loan Commitment or increase any existing Loan Commitments, unless it is satisfied that 100% of the Participant’s Interest of such Defaulting Participant has been fully Cash Collateralized or the risk of such Defaulting Participant is otherwise fully eliminated by any combination satisfactory to the Servicer of the actions required in Section 2.17.

Section 2.2 Conveyance of Participant’s Interest.

(a) The Servicer hereby sells, assigns, transfers and conveys to each of the Participants, without recourse or warranty, and each Participant hereby purchases from the Servicer, an undivided percentage ownership interest (which percentage shall be equal to each Participant’s Pro Rata Share) in (i) the Facility Commitment, (ii) the Loan Commitments, including, without limitation, the Existing Loan Commitments, (iii) the Loans, including, without limitation, the Existing Loans, (iv) the Collateral, (v) all rights against any guarantor of any Loan, including the Sponsor, (vi) the Loan Documents, (vii) all rights pursuant to the Guaranty Agreement and (viii) all right, title and interest to any payment or right to receive payment with respect to the foregoing (collectively, the “Participant’s Interest”). Notwithstanding the foregoing, each Participant’s right to receive payments of interest, commitments fees or other fees with respect to the Facility Commitment, the Loan Commitments and the Loans shall not exceed the amounts which such Participant is entitled to receive pursuant to the terms of this Agreement.

(b) In consideration of the entry by each Participant into this Agreement and the obligation of each Participant hereunder, the Servicer shall issue to each Participant on the Effective Date, a Participation Certificate. Each Participation Certificate shall be in an amount equal to the relevant Participant’s Participating Commitment Amount, and the Funded Participation outstanding thereunder shall bear interest as hereinafter set forth and shall be payable as hereinafter set forth.

(c) In accordance with the terms and conditions hereof, and in consideration of the sale of the Participant’s Interest to such Participant, each Participant severally agrees from time to time, during the period commencing on the Effective Date and ending on the Final Termination Date, to fund in US Dollars its Participant’s Interest in outstanding US Loans made by the Servicer to the US Borrowers in accordance with the terms hereof and to fund in Canadian Dollars its Participant’s Interest in outstanding Canadian Loans made by the Servicer to the Canadian Borrowers in accordance with the terms hereof, so long as (x) the US Dollar Equivalent of its Funded Participation does not exceed its Participating Commitment and (y) its Funded Participation with respect to Canadian Loans does not exceed its Pro Rata Share of the Canadian Subfacility Amount.

Section 2.3 Funding of Advances; Swing Line; Funding of Participant’s Interest in Loans.

(a) Funding of Advances. The Servicer shall fund Advances requested by the Borrowers in accordance with the terms of the applicable Loan Documents and the Servicing Agreement. All advances to Canadian Borrowers shall be made in Canadian Dollars and all Advances to US Borrowers shall be made in US Dollars. On the date of any such funding, the Servicer shall elect whether or not to require the Participants to fund their respective Pro Rata Share of the Advances to be made on such date. All fundings by the Participants with respect to Canadian Loans shall be made in Canadian Dollars, and all fundings by the Participants with respect to US Loans shall be made in US Dollars. In the event that the Servicer elects not to require the Participants to fund their Pro Rata Share of the Advances to be made on such date, the Servicer shall make such Advances (each, a “Swing Line Advance”) to the Borrowers for the account of the Servicer; provided that the US Dollar Equivalent of the aggregate amount of Swing Line Advances outstanding on any date shall not exceed $12,500,000. If (i) any Credit Event, Change in Control or Wind-Down Event shall have occurred, (ii) after giving effect to any requested Advance, the US Dollar Equivalent of the aggregate Swing Line Advances outstanding hereunder would exceed $12,500,000, or (iii) the Servicer otherwise determines in its sole discretion to request a Participant Funding hereunder, then the Servicer shall notify the Participants pursuant to Section 2.3(b) requesting a Participant Funding.

(b) Notification of Participant Funding. In the event that the Servicer desires that the Participants fund their respective Pro Rata Shares of Advances or Loans made or outstanding pursuant to the Loan Documents, the Servicer shall deliver written or telecopy notice to the Participants (or telephonic notice promptly confirmed in writing or by telecopy) (a “Participant Funding Request”) by no later than 10:00 a.m. (Atlanta, Georgia time) on the date which is the requested date of the Participant Funding which shall specify (x) the date of the Participant Funding, which shall be a Business Day, (y) each Participant’s Pro Rata Share of the Advances or Loans outstanding to be funded in connection with such Participant Funding and (z) the portion of such funding to be made in US Dollars and the portion of such funding to be made in Canadian Dollars.

(c) Each Participant shall make available its Pro Rata Share of the requested Participant Funding in the applicable currency on the proposed date thereof by wire transfer of immediately available funds to the Servicer in Atlanta, Georgia by not later than 2:00 P.M. (Atlanta, Georgia time). Unless the Servicer shall have received notice from a Participant prior to the date of any Participant Funding that such Participant will not make available to the Servicer such Participant’s Pro Rata Share of such Participant Funding, the Servicer may assume that the Participant has made such portion available to the Servicer on the date of such Participant Funding in accordance with this Section 2.3(c) and the Servicer may, in reliance on such assumption, make available to the Borrowers a corresponding amount or credit the same to Swing Line Advances. If and to the extent that such Participant shall not have made such portion available to the Servicer, such Participant and the Sponsor shall severally agree to repay the Servicer forthwith (on demand in the case of the Participant and within three (3) days of such demand in the case of the Sponsor), without duplication, such amount with interest at the Federal Funds Rate plus 2% per annum and, until such time as such Participant has repaid to the Servicer such amount. If such Participant shall repay to the Servicer such amount, then such amount shall constitute part of such Participant’s Funded Participation.

(d) Each Participant’s obligations to fund its Pro Rata Share of any requested Participant Funding shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other right which such Participant may have against the Servicer, the Sponsor, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence of any Credit Event, Unmatured Credit Event, Change in Control or Wind-Down Event, (iii) the occurrence of any Loan Default or any other “event of default” under any Loan Documents, (iv) any adverse change in the condition (financial or otherwise) of the Sponsor, any other Credit Party or any Borrower, (v) the acceleration or maturity of any Loan or the Sponsor’s obligations hereunder or the termination of the Facility Commitment, Loan Commitments or the Participating Commitments after the making of any Swing Line Advance, (vi) any breach of this Agreement by the Sponsor or any other Participant, or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(e) Notwithstanding the foregoing provisions of this Section 2.3, no Participant shall be required to fund its Pro Rata Share of any requested Participant Funding for purposes of refunding a Swing Line Advance pursuant to Section 2.3(d) above if a Loan Default with respect to the relevant Loan has occurred and is continuing and, prior to the making by the Servicer of such Swing Line Advance, the Servicer had received written notice from Sponsor, the relevant Borrower or any Participant specifying that such Loan Default had occurred and was continuing (and identifying the same as a Loan Default, as the case may be) which has not been cured or waived; provided that, in the case of a Loan Default arising from an Unmatured Credit Event or Credit Event where the Participants are not pursuing remedies, the Participants will be obligated to fund their respective Pro Rata Shares of Swing Line Advances.

Section 2.4 Participant Commitment Fees.

(a) Each Participant will receive, from amounts paid by the Borrowers under the Loan Documents and the Sponsor under the Operative Documents, a commitment fee (the “Participant Commitment Fee”) equal to the average daily amount of its Participant’s Unused Commitment for the period commencing on the Effective Date and ending on the Final Termination Date, or such earlier date as the Participating Commitment shall expire or terminate, multiplied by the Applicable Percentage per annum, such Participant Commitment Fee to be payable in arrears on each Participant Quarterly Payment Date, commencing on June 30, 2022, for the preceding Payment Period, calculated on the basis of a 360-day year and the actual number of days elapsed.

(b) All Participant Commitment Fees shall be paid on the dates due, in immediately available funds, to the Participants by the Servicer from amounts received from the Borrowers and Sponsor. All Participant Commitment Fees shall be paid in US Dollars.

(c) In the event that the US Dollar Equivalent of the commitment fees received by the Servicer from the Borrowers and the Sponsor is not sufficient on any Participant Quarterly Payment Date to pay the Participant Commitment Fees to the Participants required pursuant hereto, the Sponsor shall, upon demand of the Servicer, immediately fund such difference in US Dollars to the Servicer (with such payment allocated to specific Loan Payment Defaults as agreed by Sponsor and Servicer, if applicable) and either, at the election of the Sponsor, (x) the Sponsor shall be reimbursed by the Servicer upon receipt of such amount from a Borrower, (y) the Loan Indebtedness shall be deemed to be reduced by such amount for purposes of a repayment or purchase of such Defaulted Loan by Sponsor in accordance with the terms of this Agreement or (z) if elected by Sponsor and if such amount is sufficient to cure any Loan Payment Default such amount shall be deemed to have satisfied Sponsor’s obligation to cure such Loan Payment Default hereunder.

(d) Anything herein to the contrary notwithstanding, during such period as a Participant is a Defaulting Participant, such Defaulting Participant will not be entitled to Participant Commitment Fees accruing with respect to its Participating Commitment during such period pursuant to Section 2.4(a) (without prejudice to the rights of the Participants other than Defaulting Participants in respect of such fees).

Section 2.5 Interest on Funded Participations.

(a) Interest Rate. Subject to the provisions of Section 2.6, each Participant’s US Funded Participation shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Term SOFR for the Payment Period in which such US Funded Participation is outstanding (with Term SOFR applicable to all amounts outstanding during any Payment Period being automatically reset on the first day of each Payment Period regardless of the date of any Participant Funding hereunder) plus the Applicable Margin then in effect. Subject to the provisions of Section 2.6, each Participant’s Canadian Funded Participation shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted Canadian LIBO Rate for the Payment Period in which Canadian Funded Participation is outstanding (with the Adjusted Canadian LIBO Rate applicable to all amounts outstanding during any Payment Period being automatically reset on the first day of each Payment Period regardless of the date of any Participant Funding hereunder) plus the Applicable Margin then in effect.

(b) Payment of Interest. Interest on each Participant’s US Funded Participation shall be payable by the Servicer to the Participants in US Dollars on each Participant Monthly Payment Date from interest payments received on the US Loans on such Participant Monthly Payment Date for the preceding Payment Period and from other amounts received from the Sponsor. Interest on each Participant’s Canadian Funded Participation shall be payable by the Servicer to the Participants in Canadian Dollars on each Participant Canadian Monthly Payment Date from interest payments received on the Canadian Loans on such Participant Canadian Monthly Payment Date for the preceding Payment Period and from other amounts received from the Sponsor.

(c) Sponsor’s Obligation. In the event that the interest received by the Servicer from the US Borrowers since the immediately prior Participant Monthly Payment Date is not sufficient to pay the interest to the Participants on the next Participant Monthly Payment Date as required pursuant hereto in the applicable currency or in the event that the interest received by the Servicer from the Canadian Borrowers since the immediately prior Participant Canadian Monthly Payment Date is not sufficient to pay the interest to the Participants on the next Participant Canadian Monthly Payment Date as required pursuant hereto in the applicable currency, the Sponsor shall, upon demand of the Servicer, immediately fund such difference to the Servicer in the applicable currency (with such payment allocated to specific Loan Payment Defaults as agreed by Sponsor and Servicer) and if such shortfall results from Loan Payment Defaults rather than interest rate variances, either, at the election of the Sponsor, (x) the Sponsor shall be reimbursed by the Servicer upon receipt of such amount from the applicable Borrower, (y) the Loan Indebtedness of such Borrower shall be deemed to be reduced by such amount for purposes of a repayment or purchase of such Defaulted Loan by Sponsor in accordance with the terms of this Agreement or (z) if elected by Sponsor and if such amount is sufficient to cure any Loan Payment Default, such amount shall be deemed to have satisfied Sponsor’s obligation to cure such Loan Payment Default hereunder.

(d) Benchmark Not Determinable or Illegal.

(i) In the event that Term SOFR is not determinable by the Servicer or it becomes impossible or illegal for the Servicer to calculate interest on the US Funded Participations based upon Term SOFR, the parties agree that in such event that interest on the US Funded Participations shall bear interest at a rate per annum equal to the Prime Rate plus a mutually agreed upon spread based upon current market conditions.

(ii) In the event that Canadian LIBOR is not determinable by the Servicer or it becomes impossible or illegal for the Servicer to calculate interest on the Canadian Funded Participations based upon Canadian LIBOR, the parties agree that in such event that interest on the Canadian Funded Participations shall bear interest at a rate per annum equal to the Canadian Prime Rate plus a mutually agreed upon spread based upon current market conditions.

(iii) Notwithstanding anything to the contrary herein or in any other Operative Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any applicable then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Operative Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Operative Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Participants without any amendment to, or further action or consent of any other party to, this Agreement or any other Operative Document so long as the Servicer has not received, by such time, written notice of objection to such Benchmark Replacement from Participants comprising the Required Participants.

(iv) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Servicer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Operative Document, any amendments implementing such Conforming Changes (and no other changes) will become effective without any further action or consent of any other party to this Agreement or any other Operative Document.

(v) The Servicer will promptly notify the Sponsor and the Participants of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Servicer will promptly notify the Sponsor of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.5(d)(vi). Any determination, decision or election that may be made by the Servicer or, if applicable, any Participant (or group of Participants) pursuant to this Section 2.5(d)(iii)-(vi), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Operative Document, except, in each case, as expressly required pursuant to this Section 2.5(d)(iii)-(vi).

(vi) Upon the Sponsor’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Funded Participations shall bear interest as set forth in Section 2.5(d)(i) or 2.5(d)(ii), as applicable.

Section 2.6 Default Interest. If a Credit Event has occurred and is continuing, at the option of the Required Participants, or automatically in the case of a Credit Event under Sections 9.1, 9.7 or 9.8, the Sponsor shall pay interest (to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate set forth in Section 2.5 plus an additional two percent (2.0%) per annum.

Section 2.7 Voluntary Reduction of the Unutilized Commitment. Upon at least three (3) Business Days’ prior telephonic notice (promptly confirmed in writing) to the Servicer, Sponsor shall have the right, without premium or penalty, to terminate the Facility Commitment, in part or in whole; provided that (i) any such termination shall apply to permanently reduce the Facility Commitment, (ii) any such termination shall apply to proportionately and permanently reduce the Participating Commitments of each of the Participants, (iii) any partial termination pursuant to this Section 2.7 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000, (iv) the Facility Commitment may not be reduced if, as a result thereof, the amount of the Facility Commitment would be less than the US Dollar Equivalent of all outstanding Loan Commitments, and (v) to the extent that Facility Commitment is reduced to a level that is less than the US Dollar Equivalent of the Canadian Subfacility Amount, the Canadian Subfacility Amount shall be reduced to the Canadian Dollar Equivalent of the Facility Commitment.

Section 2.8 Extension of Commitments.

(a) The Sponsor may, by written notice to the Servicer (which shall promptly deliver a copy to each of the Participants), given not more than sixty (60) days prior to any anniversary of the date of this Agreement while the Facility Commitment is effect, request that the Participants extend the then scheduled Facility Commitment Termination Date (the “Existing Date”) for an additional 364-day period. Each Participant shall, by notice to the Sponsor and the Servicer given within fifteen (15) Business Days after receipt of such request, advise the Sponsor and the Servicer whether or not such Participant consents to the extension request (and any Participant which does not respond during such 15-day period shall be deemed to have advised the Sponsor and the Servicer that it will not agree to such extension).

(b) In the event that, on the 15th Business Day after receipt of the notice delivered pursuant to clause (a) above, all of the Participants shall have agreed to extend their respective Participating Commitments, the Facility Commitment Termination Date shall be deemed to have been extended, effective as of the Existing Date, to the date which is 364 days thereafter.

(c) In the event that, on the 15th Business Day after receipt of the notice delivered pursuant to clause (a) above, all of the Participants shall not have agreed to extend their respective Participating Commitments, the Sponsor and the Servicer shall notify the consenting Participants (“Consenting Participants”) of the aggregate Participating Commitment Amounts of the non-extending Participants (“Non-Consenting Participants”) and such Consenting Participants shall, by notice to the Sponsor and the Servicer given within ten (10) Business Days after receipt of such notice, advise the Servicer and Sponsor whether or not such Participant wishes to purchase all or a portion of the Participating Commitments of the Non-Consenting Participants (and any Participant which does not respond during such 10-Business Day period shall be deemed to have rejected such offer). In the event that more than one Consenting Participant agrees to purchase all or a portion of such Participating Commitments, the Sponsor and the Servicer shall allocate such Participating Commitments among such Consenting Participants so as to preserve, to the extent possible, the relative Pro Rata Shares of the Consenting Participants of the Participating Commitments prior to such extension request. If Consenting Participants do not elect to assume all of the Participating Commitments of the Non-Consenting Participants, the Sponsor shall have the right, subject to the terms and conditions of Section 15.6, to arrange for one or more financial institutions (any such financial institution being called a “New Participant”) to purchase the Participating Commitment of any Non-Consenting Participant. Each Non-Consenting Participant shall assign its Participating Commitment and its Participant’s Interest outstanding hereunder to the Consenting Participant or New Participant purchasing such Participating Commitment in accordance with Section 15.6, in return for payment in full of all principal, interest and other amounts owing to such Non-Consenting Participant hereunder, on or before the Existing Date and, as of the effective date of such assignment, shall no longer be a party hereto; provided that each New Participant shall be subject to the approval of the Servicer (which approval shall not be unreasonably withheld). If (and only if) Participants (including New Participants) holding Participating Commitments representing at least an amount equal to the greater of (x) the sum of the US Dollar Equivalent of all outstanding Loan Commitments and (y) 66 2/3 % of the aggregate Participating Commitments on the date of such extension request shall have agreed to such extension by the Existing Date (the “Continuing Participants”), then (i) the Facility Commitment Termination Date shall be extended for an additional 364-day period and (ii) the Participating Commitment of any Non-Consenting Participant which has not been assigned to a Consenting Participant or a New Participant shall terminate (with the result that the amount of the Facility Commitment shall be decreased proportionately by the amount of such Participating Commitment), and all amounts owing to such Non-Consenting Participant, together with all interest accrued thereon and all other amounts owed to such Non-Consenting Participant hereunder, shall be due and payable to such Non-Consenting Participant on the Existing Date applicable to such Participant without giving effect to any extension of the Facility Commitment Termination Date.

Section 2.9 Wind-Down Events. In the event a Wind-Down Event occurs, then (x) the Sponsor shall not have the right to request that any further Loan Commitments be established, and (y) the Servicer shall, within a reasonable period of time and in any event no later than thirty (30) days after the Facility Commitment Termination Date, give notice to each of the applicable Borrowers terminating the Line of Credit Commitments as of the date which is ninety (90) days after delivery of such notice, subject, in each case, to the right of the Borrowers to term out the amounts outstanding under their Line of Credit Commitments as set forth in Section 2.1(b) and Section 2.1(c), as applicable; provided, however, that the occurrence of such Wind-Down Event shall not affect the obligation of (i) the Servicer to make Advances pursuant to existing Line of Credit Commitments, except to the extent that the Line of Credit Commitments are terminated pursuant to clause (y) above, (ii) the Servicer to make Advances pursuant to existing Revolving Commitments, (iii) the Participants to fund their Participant’s Interest as provided herein, except to the extent that the Line of Credit Commitments are terminated pursuant to clause (y) above or (iv) the Credit Parties under the Operative Documents.

Section 2.10 Reserve Requirements; Change in Circumstances; Change in Lending Offices.

(a) Notwithstanding any other provision herein, if, by reason of (i) after the date hereof, the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation (which, for the avoidance of doubt, shall include, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued) or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), any reserve (including any imposed by the Federal Reserve Board), special deposit or similar requirement (including a reserve, special deposit or similar requirement that takes the form of a tax) against assets of, deposits with or for the account of, or credit extended by, any Participant’s office through which it funds its obligations hereunder shall be imposed or deemed applicable or any other condition affecting its obligation to make or maintain its Funded Participation at a rate based upon Term SOFR or the Adjusted Canadian LIBO Rate shall be imposed on any Participant or its office through which it funds its obligations hereunder or the interbank Eurocurrency market; and as a result thereof there shall be any increase in the cost to such Participant of agreeing to make or making, funding or maintaining funds its obligations hereunder (except to the extent already included in the determination of the applicable Term SOFR or Adjusted Canadian LIBO Rate), or there shall be a reduction in the amount received or receivable by that Participant or its office through which it funds its obligations hereunder, then the Sponsor shall from time to time, upon written notice from and demand by the Participant (with a copy of such notice and demand to the Servicer), pay to the Servicer for the account of that Participant within five Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify that Participant against such increased cost. A certificate as to the amount of such increased cost submitted to the Sponsor and the Servicer by that Participant, shall, except for manifest error, be final, conclusive and binding for all purposes.

(b) If while the Facility Commitment or any Loan Commitments are outstanding, any Participant (including any the Servicer) determines that the adoption of any law, rule or regulation regarding capital adequacy or capital maintenance (which, for the avoidance of doubt, shall include, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued), or any change in any of the foregoing or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participant (or any lending office of such Participant) or any Participant’s holding company with any request or directive regarding capital adequacy or capital maintenance (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Participant’s capital or on the capital of such Participant’s holding company, if any, as a consequence of this Agreement, the Loan Documents or the purchases made by such Participant pursuant hereto to a level below that which such Participant or such Participant’s holding company could have achieved but for such adoption, change or compliance (taking into consideration such Participant’s policies and the policies of such Participant’s holding company with respect to capital adequacy) by an amount reasonably deemed by such Participant to be material, then from time to time, within 15 days after written demand by such Participant, the Sponsor pay to such Participant such additional amount or amounts as will compensate such Participant or such

Participant’s holding company for such reduction. A certificate as to the amount of any such additional amount or amounts, submitted to the Sponsor and the Servicer by such Participant, shall, except for manifest error, be final, conclusive and binding for all purposes. For the avoidance of doubt, Participants may only make claims for compensation pursuant to this Section 2.10, to the extent such claims are a consequence of this Agreement, the Loan Documents or the purchases made by such Participant pursuant hereto.

(c) Each Participant agrees that, if requested by the Sponsor, it will use reasonable efforts (subject to overall policy considerations of such Participant) to designate an alternate lending office with respect to any of its Funded Participation affected by the matters or circumstances described above to reduce the liability of the Sponsor or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Participant as determined by such Participant, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 2.10(c) shall affect or postpone any of the obligations of the Sponsor or any right of any Participant provided hereunder.

Section 2.11 Pro Rata Treatment. Subject to the application of payments pursuant to Article III and except as specifically provided therein, each payment of principal of any Funded Participation, each payment of interest with respect to the Funded Participation, each payment of the Participant Commitment Fees and each reduction of the Participating Commitments shall be allocated pro rata among the Participants in accordance with their respective applicable Pro Rata Shares. Each Participant agrees that in computing its Pro Rata Share of any Participant Funding hereunder, the Servicer may, in its discretion, round each Participant’s percentage of such Participant Funding Request to the next higher or lower whole dollar amount.

Section 2.12 Payments.

(a) The Sponsor shall make each payment required to be made by Sponsor hereunder and under any other Operative Document to any Participant or the Servicer not later than 1:00 p.m. (Atlanta, Georgia time), on the date when due in the Contractual Currency (as defined below) to the Servicer at its offices in Atlanta, Georgia in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes.

(b) Whenever any payment hereunder or under any other Operative Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Participant Commitment Fees, if applicable.

(c) Notwithstanding anything herein to the contrary, any amount paid by any Borrower or the Sponsor for the account of a Defaulting Participant under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will be retained by the Servicer in a segregated non-interest bearing account until the Facility Commitment Termination Date at which time the funds in such account will be applied by the Servicer, to the fullest extent permitted by law, in the following order of priority: first to the payment of any amounts owing by such Defaulting Participant to the Servicer under this Agreement, including, without limitation, amounts owing to the Servicer in its capacity as lender with respect to Swing Line Advances hereunder, second, to the payment of interest due and payable to the Participants hereunder other than Defaulting Participants, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Participants hereunder other than Defaulting Participants hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to the ratable payment of other amounts then due and payable to the Participants hereunder other than Defaulting Participants, and fifth to pay amounts owing under this Agreement to the Defaulting Participants or as a court of competent jurisdiction may otherwise direct.

Section 2.13 Sharing of Setoffs. Each Participant agrees that if it shall, in accordance with applicable law, through the exercise of a right of banker’s lien, setoff or counterclaim against the Sponsor or any Borrower, or pursuant to a secured claim under Section 506 or Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by the Participant under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Funded Participation under this Agreement (other than pursuant to Section 2.12(c)) as a result of which the unpaid principal portion of its Funded Participation shall be proportionately less than the unpaid principal portion of the Funded Participation of any other Participant, it shall be deemed simultaneously to have purchased from such other Participant at face value, and shall promptly pay to such other Participant the purchase price for, a participation in the Funded Participation of such other Participant, so that the aggregate unpaid principal amount of the Funded Participation and participations in Funded Participations held by each Participant shall be in the same proportion to the aggregate unpaid principal amount of all Funded Participations then outstanding as the principal amount of its purchases prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Funded Participations outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Servicer and each Participant hereby further agrees that any set-off amount received with respect to any Borrower, the Sponsor or any Guarantor shall first be applied to amounts outstanding under the Franchisee Loan Program prior to application to any other obligations of any such Person to the Servicer or such Participant. The Sponsor expressly consents to the foregoing arrangements and agrees, to the extent permitted by applicable law, that any Participant holding a Funded Participation or a participation in a Funded Participation deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Sponsor to such Participant by reason thereof.

Section 2.14 Canadian Dollar Provisions.

(a) If any payment due hereunder or under any other Operative Document is not made in the currency due under this Agreement (the “Contractual Currency”) or if any court or tribunal shall render a judgment or order for the payment of amounts due hereunder or under the Operative Documents and such judgment is expressed in a currency other than the Contractual Currency, the Sponsor shall indemnify and hold the Servicer and each Participant harmless against any deficiency incurred by the Servicer or such Participant with respect to the amount received by the Servicer or such Participant to the extent the rate of exchange at which the Contractual Currency is convertible into the currency actually received or the currency in which the judgment is expressed (the “Received Currency”) is not the reciprocal of the rate of exchange at which the Servicer would be able to purchase the Contractual Currency with the Received Currency, in each case on the Business Day following receipt of the Received Currency in accordance with normal banking procedures. If the court or tribunal has fixed the date on which the rate of exchange is determined for the conversion of the judgment currency into the Contractual Currency (the “Conversion Date”) and if there is a change in the rate of exchange prevailing between the Conversion Date and the date of receipt by the Servicer and the relevant Participant, then the Sponsor will, notwithstanding such judgment or order, pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Received Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount then due to the Servicer and the relevant Participant from the Sponsor hereunder in the Contractual Currency.

(b) If a Credit Event of the type described in Sections 9.7, 9.8 or 9.9 occurs: (i) any amounts owing to the Servicer and the Participants under the Operative Documents, (ii) any damages owing to the Servicer or the Participants, as the case may be, in respect of a breach of any of the terms of the Operative Documents, or (iii) any judgment or order rendered in respect of such amounts or damages, the Sponsor shall indemnify and hold the Servicer and the Participants harmless against any deficiency with respect to the Contractual Currency in the amounts received by the Servicer and the Participants with respect to any of the amounts described in clause (i), (ii) or (iii) above arising or resulting from any variation as between: (i) the rate of exchange at which the Contractual Currency is converted into another currency (the “Liquidation Currency”) for purposes of such winding-up, liquidation, dissolution or bankruptcy with regard to the amount in the Contractual Currency due or contingently due under the Operative Documents or under any judgment or order to which the relevant obligations under the Operative Documents shall have been merged and (ii) the rate of exchange at which the Servicer would, in accordance with normal banking procedures, be able to purchase the Contractual Currency with the Liquidation Currency at the earlier of (A) the date of payment of such amounts or damages and (B) the final date or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy. As used in the preceding sentence, the “final date” or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy shall be the date fixed by the liquidator under the applicable law as being the last practicable date as of which the liabilities of the Borrowers or the Sponsor, as the case may be, may be ascertained for such winding-up, liquidation, dissolution or bankruptcy before payment by the liquidator or other appropriate Person in respect thereof.

(c) Exchange Rates. Not later than 2:00 p.m. (Atlanta, Georgia time) on each date of determination (which date of determination shall be at least quarterly and frequently as the Servicer shall require if a Credit Event has occurred and is continuing and after a Wind-Down Event), the Servicer shall (A) determine the Exchange Rate as of such date of determination with respect to Canadian Dollars, and (B) give notice thereof to the Sponsor and Participants. The Exchange Rate as so determined shall become effective on the first Business Day immediately following the relevant date of determination (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement, be the Exchange Rate employed in determining the US Dollar Equivalent of any amounts in Canadian Dollars.

Section 2.15 Excess Loan Commitments Resulting From Exchange Rate Changes. If on any Reset Date, after giving effect to any changes in Exchange Rate implemented pursuant to Section 2.14, the US Dollar Equivalent of all Loan Commitments exceeds the Maximum Commitment Amount, the Sponsor shall promptly and, in any case, within ten (l0) days thereafter, either (i) purchase Loans and related Loan Commitments from the Servicer in an amount sufficient to cause the US Dollar Equivalent of all outstanding Loan Commitments not to exceed the Maximum Commitment Amount, or (ii) to the extent that the US Dollar Equivalent of all Loan Commitments does not exceed the Maximum Commitment Amount by more than $1,000,000, cause to be issued to the Servicer a letter of credit (from an issuer and in form and substance reasonably satisfactory to the Servicer) in an amount equal to or greater than the amount by which the US Dollar Equivalent of all Loan Commitments exceeds the Maximum Commitment Amount.

Section 2.16 Interest Act. For the purposes of the Interest Act (Canada), any amount of interest or fees calculated on the Facility Commitment or the Canadian Funded Participations using 360, 365 or 366 days per year and expressed as an annual rate is equal to the said rate of interest or fees multiplied by the actual number of days comprised within the calendar year, divided by 360, 365 or 366, as the case may be. The parties agree that all interest with respect to the Facility Commitment or the Canadian Funded Participations accruing under this Agreement will be calculated using the nominal rate method and not the effective rate method, and that the deemed re-investment principle shall not apply to such calculations. In addition, the parties acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates.

Section 2.17 Reallocation and Cash Collateralization of Defaulting Participant Exposure.

(a) If a Participant becomes, and during the period it remains, a Defaulting Participant, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement; provided that neither any such reallocation nor any payment by a Non-Defaulting Participant pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Servicer, the Sponsor or any other Participant may have against such Defaulting Participant or cause such Defaulting Participant to be a Non-Defaulting Participant:

(1) the Participant’s Interest of such Defaulting Participant in the unfunded portion of outstanding Loan Commitments will, subject to the limitation in the proviso below, automatically be reallocated (effective no later than one (1) Business Day after the Servicer has actual knowledge that such Participant has become a Defaulting Participant) among the Non-Defaulting Participants pro rata in accordance with their respective Participant’s Interest (calculated as if the Defaulting Participant’s Participant’s Interest was reduced to zero and each Non-Defaulting Participant’s Participant’s Interest had been increased proportionately); provided that each Non-Defaulting Participant’s total Participant’s Interest may not in any event exceed the Participating Commitment of such Non-Defaulting Participant as in effect at the time of such reallocation; and

(2) to the extent that any portion (the “unreallocated portion”) of the Participant’s Interest of such Defaulting Participant in the unfunded portion of outstanding Loan Commitments cannot be reallocated pursuant to clause (1) for any reason, the Sponsor will, not later than two (2) Business Days after demand by the Servicer, (a) Cash Collateralize the obligations of Defaulting Participant to the Servicer in respect of such unfunded portion of outstanding Loan Commitments in full or (b) make other arrangements satisfactory to the Servicer to protect them against the risk of non-payment by such Defaulting Participant.

(b) If the Sponsor and the Servicer agree in writing in their discretion that any Defaulting Participant has ceased to be a Defaulting Participant, the Servicer will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, the Participant’s Interest of the other Participants shall be readjusted to reflect the inclusion of such Participant’s Participating Commitment, and such Participant will purchase at par such portion of the Participant’s Interest of such other Participants in Loans outstanding under Loan Commitments and/or make such other adjustments as the Servicer may determine to be necessary to cause all Funded Participations in all outstanding Loans of the Participants to be on a pro rata basis in accordance with their respective Participant’s Interests, whereupon such Participant will cease to be a Defaulting Participant and will be a Non-Defaulting Participant (and such Funded Participation of each Participant will automatically be adjusted on a prospective basis to reflect the foregoing). If any cash collateral has been posted, the Servicer will promptly return such cash collateral to the Sponsor; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Sponsor while such Participant was a Defaulting Participant; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Participant to Non-Defaulting Participant will constitute a waiver or release of any claim of any party hereunder arising from such Participant’s having been a Defaulting Participant

ARTICLE III

SERVICER’S SERVICING OBLIGATIONS; DISTRIBUTION OF PAYMENTS

Section 3.1 Servicer’s Obligations with Respect to Loans; Collateral; Non-Recourse.

(a) The Servicer shall, for itself and the benefit of all of the Participants and the Sponsor, (i) document, close, manage, administer and collect the Loans in accordance with the terms of this Agreement and the Servicing Agreement and exercise all discretionary powers involved in such management, administration and collection and (ii) shall distribute the funds received with respect to the Loans and from the Sponsor in accordance with the terms of this Agreement. The Servicer agrees that it will exercise the same care in administering the Loans as it exercises with respect to loans of similar size and type and in accordance with the terms of the Servicing Agreement and Section 10.12 hereto.

(b) The forms of Loan Agreements, Canadian Security Agreement and Notes used by the Servicer as documentation for each Loan on and after the Effective Date shall be substantially in the forms attached hereto with such changes as may be mutually agreed by the Sponsor and the Servicer (it being understood that the Servicer will not unreasonably withhold or delay its agreement to any such changes requested by the Sponsor).

(c) Notwithstanding anything in this Agreement to the contrary, each of the Participants acknowledges and agrees that the Servicer shall have no obligation to the Participants with respect to the obtaining or retention of any guaranties required by the Sponsor (other than to distribute any proceeds therefrom in accordance with the terms of this Article III). The Participants acknowledge and agree that the Sponsor has the right to release or modify the terms of, or not require, any Personal Guaranty or any Spousal Consent.

(d) In addition, each of the Participants acknowledges and agrees that the obligations of the Servicer with respect to the Collateral shall be expressly limited to the filing of Financing Statements (but not fixture filings) in the locations indicated in the applicable Funding Approval Notice for each Borrower and filing continuation statements with respect thereto and taking enforcement action in accordance with Section 10.12 hereto.

(e) Each of the Participants acknowledges and agrees that the Servicer shall be relying solely upon the Sponsor for purposes of calculating and ensuring compliance by Borrowers with the Franchisee Borrowing Base for each US Revolving Loan, US Term Loan, Canadian Revolving Loan and Canadian Term Loan.

(f) Each of the Participants acknowledges and agrees that any payments of delinquent payment fees received from the Borrowers pursuant to the Loan Agreements shall be for the sole account of the Sponsor and that the Participants shall have no right to receive such payments unless a Credit Event has occurred and is continuing; provided that, with respect to any payments received from a Borrower, such payments shall be first applied to pay all accrued but unpaid interest and principal and other fees due and owing from such Borrower before application of such payment to any delinquent payment fees.

(g) Each Participant hereby acknowledges and agrees that the Servicer has no ability to halt an ACH transfer upon the inputting of such transfer request by Sponsor from the Aaron’s Proprietary System into the ACH system (other than the ability to retrieve ACH transfers which are sent to the wrong party or otherwise manifestly erroneous as provided in the ACH agreement with Sponsor), and Sponsor hereby accepts full responsibility for any overadvance created by such inputting of information and shall indemnify the Servicer and the Participants therefor as provided herein.

Section 3.2 Application of Payments.

(a) The Servicer and the Sponsor shall instruct each Borrower to make payments with respect to Loans and the Loan Commitments directly to the Servicer, either by wire transfer, SWIFT transfer or debit pursuant to an ACH Authorization or a PAD Authorization.

(b) On each Participant Quarterly Payment Date and each Participant Canadian Quarterly Payment Date, all payments of commitment fees received by the Servicer from the Borrowers since the immediately prior Participant Quarterly Payment Date or each Participant Canadian Quarterly Payment Date (as applicable) and from the Sponsor pursuant to the Operative Documents and not previously distributed by the Servicer, shall be applied to pay all accrued but unpaid Participant Commitment Fees in the applicable currency pursuant to this Agreement, such payment to be distributed by the Servicer to the Participants pro rata in accordance with Section 2.4, with any remainder to be applied as set forth in the Servicing Agreement.

(c) On each Participant Monthly Payment Date and each Participant Canadian Monthly Payment Date, all payments of interest received by the Servicer from the Borrowers since the immediately prior Participant Monthly Payment Date or Participant Canadian Monthly Payment Date (as applicable) and from the Sponsor pursuant to its guaranty contained herein with respect to the Loans and not previously distributed by the Servicer, shall be applied to pay all accrued but unpaid interest on the Funded Participation in the applicable currencies pursuant to this Agreement, then to pay all accrued but unpaid Servicing Fees and then to pay the Sponsor’s Fee, in accordance with the terms of the Servicing Agreement and Fee Letter and in the applicable currencies.

(d) On any Business Day on which the Servicer shall receive any payment in respect of the principal amount of any Loan, whether from a Borrower, the Sponsor pursuant to its guaranty contained herein, or any other obligor with respect thereto, the Servicer may elect, in its sole discretion to (i) apply such principal payment to fund any requested Advances, (ii) apply such amount to repay any outstanding Swing Line Advances, or (iii) to either (x) distribute such amount to the Participants to reduce each Participant’s Funded Participation or (y) apply such amount to Truist’s Funded Participation only (with the understanding that the Funded Participation of each Participant shall not be deemed to have been repaid until such amount is actually received by such Participant); provided that, in the event that the Servicer elects to apply any repayment to reduce Truist’s Funded Participation without a corresponding reduction of the other Participant’s Funded Participation, Truist shall be obligated to make a payment to each Participant equal to such Participant’s Pro Rata Share of such payment in the applicable currency upon the earlier of (i) the next Participant Monthly Payment Date or Participant Canadian Monthly Payment Date (as applicable) and (ii) the occurrence of a Credit Event hereunder.

(e) If during any period when no Credit Event has occurred and is continuing, amounts received by Servicer are not capable of being allocated to any specific Loan or, in the case of amounts allocable to a specific Loan, are not sufficient to repay all obligations then due and owing with respect thereto, such amounts shall be applied by the Servicer as follows: (i) first, to the payment of Participant Commitment Fees owing to the Participants hereunder, (ii) second, to the payment of accrued interest on the Funded Participation hereunder, (iii) third, to the payment of the Servicing Fees owing under the Servicing Agreement, (iv) fourth, to the repayment of the Funded Participations outstanding hereunder, (v) fifth, to the payment of all other amounts owing to the Servicer or any Participant hereunder, and (vi) sixth, if all obligations of the Sponsor pursuant to the Operative Documents have been satisfied in full, to the Sponsor; provided, however, that (i) to the extent such amounts received by the Servicer are in Canadian Dollars, such amounts shall be applied only to the foregoing obligations that are payable in Canadian Dollars, and (ii) to the extent such amounts received by the Servicer are in US Dollars, such amounts shall be applied only to the foregoing obligations that are payable in US Dollars.

(f) During any period when a Credit Event has occurred and is continuing, any amounts received by Servicer with respect to the Loans shall be applied, after deduction of any expenses incurred in the collection of any such amounts and after conversion to the applicable currency as necessary, as follows (i) first, to the payment of any accrued and unpaid Servicing Fee, (ii) second, to each Participant in accordance with Pro Rata Share, and (iii) thereafter, to such Persons as may be legally entitled thereto.

(g) If not sooner repaid, all amounts due and payable to the Servicer and the Participants under the Operative Documents shall be due and payable in full on the Final Termination Date.

Section 3.3 Monthly Servicing Report. Within three (3) Business Days after the end of each calendar month, the Servicer shall telecopy (or email) to the Sponsor a servicing report in a form substantially similar to Exhibit F or such other form as may be mutually agreed between the Servicer and Sponsor (the “Monthly Servicing Report”) setting forth the following information with respect the Loans:

(a) the aggregate principal balance of the US Loans and the aggregate principal balance of the Canadian Loans as of the close of business on the last day of the preceding Payment Period and on such day;

(b) the aggregate amount of the US Loans and the aggregate principal balance of the Canadian Loans repurchased by the Sponsor, and all amounts collected with respect to the Collateral for the US Loans and the Canadian Loans since the date of the last Monthly Servicing Report;

(c) the aggregate US Loan Commitments and the aggregate Canadian Loan Commitments as of the close of business on the last Business Day of the preceding calendar month and on such day; and

(d) each US Loan and each Canadian Loan which is past due (including the past due amount and the number of days past due).

ARTICLE IV

LOAN DEFAULT; RIGHT TO MAKE GUARANTY DEMAND

Section 4.1 Notice Of Loan Defaults. Within ten (10) days after the occurrence of any Loan Payment Default, the Servicer shall send written notice of such Loan Payment Default to the applicable Borrower and Sponsor. Within ten (10) days after the Servicer obtains actual knowledge of the occurrence of any Loan Default other than a Loan Payment Default, the Servicer shall send written notice of such Loan Default to the applicable Borrower and Sponsor.

Section 4.2 Waiver or Cure By The Sponsor of Covenant Defaults and Loan Payment Defaults.

(a) Unless a Credit Event or an Unmatured Credit Event has occurred and is continuing, the Sponsor shall be entitled (but not obligated) to request that the Servicer waive any default by the Borrower or any Guarantor under the Loan Documents to which it is a party, other than a Loan Default or a default arising based upon the action or inaction of the Sponsor or any of its Restricted Subsidiaries, by sending to the Servicer for execution a Default Waiver Letter, which Servicer agrees to execute and mail to the appropriate Borrower if such Default Waiver Letter is in form and substance satisfactory to the Servicer.

(b) Notwithstanding the foregoing clause (a), unless a Credit Event or an Unmatured Credit Event has occurred and is continuing, the Sponsor shall be entitled (but not obligated) to request that the Servicer waive any Loan Payment Default (including a Loan Payment Default resulting from the failure of a Borrower to remain in compliance with the borrowing base requirements of the applicable Loan Agreement) by sending to the Servicer for execution a Default Waiver Letter, which Servicer agrees to execute and mail to the appropriate Borrower if such Default Waiver Letter is in form and substance satisfactory to the Servicer, curing such Loan Payment Default in full; provided, however, that (i) Sponsor shall not waive and cure more than two (2) consecutive Loan Payment Defaults for any Loan nor more than a total of four (4) Loan Payment Defaults in any four year period for any Loan and (ii) such Loan Payment Default must be cured by Sponsor, and the Default Waiver Letter for such Loan Payment Default received by Servicer, during the Response Period for such Loan.

Section 4.3 [Reserved].

Section 4.4 Rights during Response Period. Unless a Credit Event or an Unmatured Credit Event has occurred and is continuing, the Servicer shall refrain during any Response Period from taking any legal action against the Defaulted Borrower under the Defaulted Loan which is the subject of such Response Period, and from accelerating payment of the Loan Indebtedness under such Defaulted Loan but the Servicer shall cease funding any further Advances pursuant to the Loan Commitment to such Defaulted Borrower. If the Sponsor waives and cures (or causes the applicable Borrower to cure) any Loan Payment Default prior to the expiration of a Response Period, then as to each Loan Payment Default so waived and cured, the Defaulted Borrower’s and the Servicer’s respective rights and obligations under the Loan Documents shall be restored to the same status as if such waived Loan Payment Default never occurred.

Section 4.5 Rights after Response Period and for Loan Defaults other than Loan Payment Defaults. In the event that (a) any Loan Default (other than a Loan Payment Default) occurs and is continuing or (b) any Loan Payment Default is not cured during the applicable Response Period, (i) the Servicer shall have the right to (A) demand that Sponsor comply with its obligations with respect to such Defaulted Loan set forth in Article X and (B) administer and enforce such Loan as it deems appropriate, without regard to any limitations or restrictions set forth herein (but subject to Article III in all events) or in any other Operative Document, and (ii) notwithstanding anything contained in this Article IV to the contrary, the Sponsor shall, within five (5) Business Days of its receipt of a written demand from the Servicer instructing it to do so, purchase the Loan Indebtedness of the Defaulted Loan and assume the Loan Commitment related thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Sponsor represents and warrants to the Servicer and each Participant as follows:

Section 5.1 Existence; Power. Holdings, the Sponsor and each of its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, and (c) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 5.2 Organizational Power; Authorization. The execution, delivery and performance by each Credit Party of the Transaction Documents to which it is a party are within such Credit Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, partner, member or stockholder, action. This Agreement has been duly executed and delivered by the Sponsor, and constitutes, and each other Transaction Document to which any Credit Party is a party, when executed and delivered by such Credit Party, will constitute, valid and binding obligations of the Sponsor or such Credit Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 5.3 Governmental Approvals; No Conflicts. The execution, delivery and performance by Holdings and the Sponsor of this Agreement, and by each Credit Party of the other Transaction Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Sponsor or any of its Restricted Subsidiaries or any judgment or order of any Governmental Authority binding on Holdings, the Sponsor or any of its Restricted Subsidiaries, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on Holdings, the Sponsor or any of its Restricted Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by Holdings, the Sponsor or any of its Restricted Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Sponsor or any of its Restricted Subsidiaries, except Liens (if any) created under the Operative Documents and the other Liens permitted hereunder.

Section 5.4 Financial Statements. The Sponsor has furnished to each Participant the audited consolidated balance sheet of the Sponsor and its Restricted Subsidiaries as of December 31, 2021, and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended prepared by Ernst & Young. Such financial statements fairly present the consolidated financial condition of the Sponsor and its Restricted Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied. Since December 31, 2021, there have been no changes with respect to Holdings, the Sponsor and its Restricted Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

Section 5.5 Litigation and Environmental Matters.

(a) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Sponsor, threatened against or affecting Holdings, the Sponsor or any of its Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Transaction Document.

(b) Except as could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, none of Holdings, the Sponsor or any of its Restricted Subsidiaries (i) has failed to comply in any material respect with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (ii) has become subject to any Environmental Liability. None of Holdings, the Sponsor or any of its Restricted Subsidiaries (x) has received notice of any claim with respect to any Environmental Liability or (y) knows of any basis for any Environmental Liability that, in each case, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.6 Compliance with Laws and Agreements. Holdings, the Sponsor and each Restricted Subsidiary is in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, except in the cases of both clauses (a) and (b) where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.7 Investment Company Act, Etc. None of Holdings, the Sponsor or any of its Restricted Subsidiaries is (a) an “investment company”, or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

Section 5.8 Taxes. Holdings, the Sponsor and its Restricted Subsidiaries and each other Person for whose taxes Holdings, the Sponsor or any Restricted Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which Holdings, the Sponsor or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of Holdings, the Sponsor and its Restricted Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 5.9 Margin Regulations. None of the proceeds of any of the Loans will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” (with the respective meanings of each of such terms under Regulation U) which would result in a violation of Regulation T, U or X or for any purpose that violates the provisions of the Regulation T, U or X. None of Holdings, the Sponsor or its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”

Section 5.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans. As of the Effective Date, no Credit Party nor any of its Subsidiaries are, and will not be, a Benefit Plan.

Section 5.11 Ownership of Property.

(a) Each of Holdings, the Sponsor and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business.

(b) Each of Holdings, the Sponsor and its Restricted Subsidiaries owns, or licenses, or otherwise has the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by Holdings, the Sponsor and its Restricted Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12 Disclosure.

(a) The Sponsor has disclosed to the Participants all agreements, instruments, and corporate or other restrictions to which Holdings, the Sponsor or any of its Restricted Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports (including without limitation all reports that Holdings or the Sponsor is required to file with the Securities and Exchange Commission), financial statements, certificates or other written information furnished by or on behalf of the Sponsor or Holdings to the Servicer or any Participant in connection with the negotiation or syndication of this Agreement or any other Operative Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information, the Sponsor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Participants that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results.

(b) As of the Effective Date, the information included in the Beneficial Ownership Certification (if any) is true and correct in all respects.

Section 5.13 Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against Holdings, the Sponsor or any of its Restricted Subsidiaries, or, to the Sponsor’s knowledge, threatened against or affecting Holdings, the Sponsor or any of its Restricted Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against Holdings, the Sponsor or any of its Restricted Subsidiaries, or to the Sponsor’s knowledge, threatened against any of them before any Governmental Authority. All payments due from Holdings, the Sponsor or any of its Restricted Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of Holdings, the Sponsor or any such Restricted Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.14 Subsidiaries. Schedule 5.14 sets forth the name of, the ownership interest of Holdings in, the jurisdiction of incorporation of, and the type of, each Subsidiary and identifies each Subsidiary that is a Guarantor, in each case as of the Effective Date.

Section 5.15 Representations and Warranties with Respect to Specific Loans. The Sponsor represents and warrants to the Servicer and each Participant with respect to each Loan Commitment established and each Advance made pursuant to the Operative Documents that:

(a) The Franchise Agreement, the Master Note, the Loan Agreement and each other Loan Document executed in connection with such Loan Commitment each constitutes a valid and binding agreement of each Borrower or guarantor party thereto and is enforceable against each such party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b) The Master Note and accompanying Loan Documents executed in connection with such Loan and delivered to the Servicer are the only contracts evidencing the transaction described therein and constitute the entire agreement of the parties thereto with respect to such transaction and Sponsor has not made any other promises, agreements or representations and warranties with respect to the transactions evidenced by such Master Note.

(c) The Master Note and each accompanying Loan Document executed in connection with such Loan is genuine and all signatures, names, amounts and other facts and statements therein and thereon are true and correct.

(d) All disclosures required to be made under applicable federal and state law in connection with such Loan have been properly and completely made with respect to each Master Note, the other Loan Documents and the Loan and each such Master Note, other Loan Documents and Loan is in full compliance with all applicable federal and state laws, including without limitation, applicable state and federal usury laws and regulations.

(e) The proceeds of each Advance made pursuant to the US Line of Credit Commitments shall be used solely to purchase inventory, and to the extent permitted by Sponsor, to pay state sales and use taxes and freight charges. The proceeds of each Advance made pursuant to the Canadian Line of Credit Commitments shall be used solely to purchase inventory, and to the extent permitted by Sponsor, to pay sales and use taxes and freight charges. The proceeds of each Revolving Loan or Term Loan will be solely for the purpose of financing the acquisition and expansion of stores franchised by the Sponsor and operated by the relevant Borrower and for Sponsor-approved working capital purposes, but excluding in all cases any non-business purposes.

Section 5.16 Solvency. After giving effect to the execution and delivery of this Agreement and the Operative Documents, (a) the Sponsor is Solvent on the Effective Date and (b) Holdings, the Sponsor and its Restricted Subsidiaries on a consolidated basis are Solvent.

Section 5.17 Anti-Corruption Laws and Sanctions. The Sponsor and Holdings have implemented and maintain in effect policies and procedures designed to ensure compliance in all material respects by Holdings, the Sponsor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Holdings, the Sponsor, its Subsidiaries and their respective officers (in such capacity), employees (in such capacity) and, to the knowledge of Holdings or the Sponsor, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) Holdings, the Sponsor, any Subsidiary or any of their respective officers (in such capacity) or employees (in such capacity), or (b) to the knowledge of Holdings or the Sponsor, any director or agent of Holdings or any Subsidiary is a Sanctioned Person. No use by Holdings, the Sponsor or any Subsidiary of the proceeds thereof or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

Section 5.18 No Affected Financial Institutions. No Credit Party is an Affected Financial Institution.

Section 5.19 Inactive Subsidiaries. The Inactive Subsidiaries do not (a) have assets with an aggregate book value in excess of $1,000,000, (b) have revenue in excess of $1,000,000 in the aggregate and (c) conduct any business activities.

Section 5.20 Collateral Representations. After the execution and delivery of the Credit Party Collateral Documents following the occurrence of the Trigger Event in accordance with Section 6.12:

(a) The provisions of the Credit Party Collateral Documents are effective to create in favor of the Servicer, for the benefit of the Participants, a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 8.2) on all right, title and interest of the respective Credit Parties in the Collateral described therein. Except for filings completed prior to the occurrence of the Trigger Event and as contemplated hereby and by the Credit Party Collateral Documents, no filing or other action will be necessary to perfect such Liens that are required to be perfected under the terms of the Credit Party Collateral Documents.

(b) No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except to the extent that the applicable Credit Party maintains flood insurance with respect to such improved real property in compliance with the requirements of Section 5.20(c) and the definition of Real Estate Documents.

(c) Each Credit Party maintains, if available, fully paid flood hazard insurance on all Flood Hazard Properties, with such deductibles as are commercially acceptable for Persons of established reputation engaged in similar business as the Credit Parties and on such terms and in such amounts as required by Flood Insurance Laws or as otherwise reasonably required by the Servicer.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each of Holdings and the Sponsor covenant and agree that it will, as long as the Facility Commitment is in effect or the Servicer is committed to make Advances under any Loan Documents and thereafter so long as any Loans or Loan Commitments remain outstanding under this Agreement or Sponsor has any other unsatisfied obligations under the Operative Documents:

Section 6.1 Financial Statements and Other Information. The Sponsor will deliver to the Servicer and each Participant:

(a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Holdings, a copy of the annual audited report for such Fiscal Year for Holdings, the Sponsor and its Restricted Subsidiaries, containing a consolidated balance sheet of Holdings, the Sponsor and its Restricted Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Holdings, the Sponsor and its Restricted Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Ernst & Young or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Holdings, the Sponsor and its Restricted Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. It is understood and agreed that the requirements of this Section 6.1(a) (x) shall be satisfied by the delivery of the applicable annual report on Form 10-K of Holdings to the Securities and Exchange Commission if delivered within the applicable time period noted herein and is available to the Participants on EDGAR and (y) are effective as of the Effective Date;

(b) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year of Holdings (other than the last Fiscal Quarter), an unaudited consolidated balance sheet of Holdings, the Sponsor and its Restricted Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of Holdings, the Sponsor and its Restricted Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Holdings’ previous Fiscal Year, all certified by the chief financial officer, treasurer or controller of Holdings as presenting fairly in all material respects the financial condition and results of operations of Holdings, the Sponsor and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes. It is understood and agreed that the requirements of this Section 6.1(b) (x) shall be satisfied by the delivery of the applicable quarterly report on Form 10-Q of Holdings to the Securities and Exchange Commission if delivered within the applicable time period noted herein and is available to the Participants on EDGAR and (y) are effective as of the Effective Date;

(c) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b) above, a certificate of a Responsible Officer, (i) certifying as to whether there exists a Credit Event or an Unmatured Credit Event on the date of such certificate, and if a Credit Event or an Unmatured Credit Event then exists, specifying the details thereof and the action which the Sponsor has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VII and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of Holdings’ audited financial statements referred to in Section 5.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with the delivery of the financial statements referred to in Section 6.1(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Credit Event or Unmatured Credit Event (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of the Securities and Exchange Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be, it being agreed that the requirements of this Section 6.1(e) may be satisfied by the delivery of the applicable reports, statements or other materials to the Securities and Exchange Commission to the extent that such reports, statements or other materials are available to the Participants on EDGAR;

(f) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of Holdings, the Sponsor or any Restricted Subsidiary as the Servicer or any Participant may reasonably request;

(g) as soon as available and in any event within 60 days after the end of each Fiscal Year of Holdings, a forecasted income statement, balance sheet, and statement of cash flows for the following Fiscal Year, in each case, on a quarter by quarter basis for such forecasted Fiscal Year information; and

(h) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), for any period in which there exist any Unrestricted Subsidiaries, unaudited consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements delivered pursuant to Section 6.1(a) and (b), all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Sponsor as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings, the Sponsor and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Section 6.2 Notices of Material Events. The Sponsor will furnish to the Servicer and each Participant prompt written notice of the following:

(a) the occurrence of any Credit Event or Unmatured Credit Event;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Sponsor, affecting Holdings, the Sponsor or any Restricted Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any event or any other development by which Holdings, the Sponsor or any of its Restricted Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability in excess of $10,000,000, (iii) receives notice of any claim with respect to any Environmental Liability in excess of $10,000,000, or (iv) becomes aware of any basis for any Environmental Liability in excess of $10,000,000 and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Sponsor and its Restricted Subsidiaries in an aggregate amount exceeding $10,000,000;

(e) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and

(f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(g) Each notice delivered under this Section 6.2 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.3 Existence; Conduct of Business. Holdings will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in (a) substantially the same business as presently conducted or such other businesses that are reasonably related thereto, including but not limited to the business of leasing and selling furniture, consumer electronics, computers, appliances and other household goods and accessories inside and outside of the United States of America, through both independently-owned and franchised stores, providing lease-purchase solutions, credit and other financing solutions to customers for the purchase and lease of such products, the manufacture and supply of furniture and bedding for lease and sale in such stores, and the provision of virtual rent-to-own programs inside and outside of the United States of America (including but not limited to point-of-sale lease purchase programs), (b) any other businesses which are ancillary or complementary to the business, or reasonable extensions or expansions of, the business of Holdings, the Sponsor and its Restricted Subsidiaries as conducted as of the Effective Date, as reasonably determined in good faith by the Sponsor and (c) any businesses that are materially different from the business of Holdings, the Sponsor and its Restricted Subsidiaries as conducted as of the Effective Date provided that any Investments made, funds expended or financial support provided by Holdings, the Sponsor and/or its Restricted Subsidiaries in connection with such alternative lines of business shall not exceed $25,000,000 in the aggregate at any time outstanding; provided, that nothing in this Section 6.3 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.3.

Section 6.4 Compliance with Laws, Etc. Holdings will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 6.5 Payment of Obligations. Holdings will, and will cause each of its Restricted Subsidiaries to, pay and discharge all taxes (including without limitation all tax liabilities and claims that could result in a statutory Lien) and all other obligations which, if unpaid, might become a Lien or charge upon any of their properties, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and Holdings, the Sponsor or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

Section 6.6 Books and Records. Holdings will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Holdings in conformity with GAAP.

Section 6.7 Visitation, Inspection, Etc. Holdings will, and will cause each of its Restricted Subsidiaries to, permit any representative of the Servicer or any Participant, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Servicer or any Participant may reasonably request after reasonable prior notice to the Sponsor; provided, however, if a Credit Event or Unmatured Credit Event has occurred and is continuing, no prior notice shall be required. All reasonable expenses incurred by the Servicer and, at any time after the occurrence and during the continuance of a Credit Event, any Participants in connection with any such visit, inspection, audit, examination and discussions shall be borne by the Sponsor. Notwithstanding the foregoing, representatives of the Servicer or any Participant shall only have the right to visit and inspect once in every twelve (12) consecutive months, unless Credit Event has occurred and is continuing.

Section 6.8 Maintenance of Properties; Insurance. Holdings will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Restricted Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, after the occurrence of the Trigger Event, flood insurance as described in the definition of Real Estate Documents). In addition, and not in limitation of the foregoing, Holdings shall maintain and keep in force insurance coverage on its inventory, as is consistent with best industry practices. The Credit Parties shall at all times cause the Servicer to be named as additional insured on all of its casualty and liability policies. Promptly after the occurrence of the Trigger Event, the Credit Parties shall cause each issuer of an insurance policy to provide the Servicer with an endorsement (i) showing the Servicer as lender’s loss payee with respect to each policy of property or casualty insurance and naming the Servicer and each Participant as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days’ notice will be given to the Servicer prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Servicer.

Section 6.9 Use of Proceeds. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

The Sponsor shall ensure that the Borrowers and their respective directors, officers, employees and agents shall not use the proceeds of any Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.10 Additional Subsidiaries.

(a) Within ten (10) Business Days (or such later date as the Servicer may agree in its sole discretion) after any Domestic Subsidiary is acquired or formed (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC) or after any Unrestricted Subsidiary is designated as a Restricted Subsidiary, the Sponsor shall (i) notify the Servicer and the Participants thereof, (ii) if such Domestic Subsidiary is a Material Domestic Subsidiary, cause such Subsidiary to become a Guarantor by (x) executing agreements in the form of Annex 1 to the Guaranty Agreement and (y) if the Trigger Event has occurred, a security agreement or a joinder agreement thereto granting to the Servicer for the benefit of the Participants a first priority security interest and lien in all of its assets pursuant to the Credit Party Collateral Documents (subject to Liens permitted hereunder), in form reasonably satisfactory to the Servicer and (iii) if such Subsidiary is a Material Domestic Subsidiary, cause such Domestic Subsidiary to deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary described in Section 3.1 as reasonably requested by the Servicer. In the event that any Domestic Subsidiary that is not already a Guarantor becomes a Material Domestic Subsidiary at any time after its formation or acquisition, the Sponsor shall have up to ten (10) Business Days (or such later date as the Servicer may agree in its sole discretion) to cause it to (x) become a Guarantor by executing agreements in the form of Annex 1 to the Guaranty Agreement and (y) deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary described in Section 13.1 as reasonably requested by the Servicer.

(b) Upon any acquisition or formation of additional Foreign Subsidiaries by the Sponsor after the Effective Date (subject to Section 8.4) if the Trigger Event has occurred and to the extent the aggregate EBITDA attributable to all Foreign Subsidiaries that are Restricted Subsidiaries whose stock has not been pledged to secure the Guaranteed Obligations pursuant to this Section 6.10(b) for the most recently ended twelve month period exceeds twenty percent (20%) of Consolidated EBITDA for the most recently ended twelve month period (the “Foreign Pledge Date”), the Sponsor (i) shall notify the Servicer and the Participants thereof, (ii) deliver stock certificates and related pledge agreements, in form satisfactory to a collateral agent acceptable to the Servicer, evidencing the pledge of sixty-six percent (66%) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of one or more Foreign Subsidiaries directly owned by a Credit Party to secure the Guaranteed Obligations to the extent necessary such that, after giving effect to such pledge, the EBITDA attributable to all Foreign Subsidiaries that are Restricted Subsidiaries whose stock has not been pledged to secure the Guaranteed Obligations pursuant to this Section 6.10(b) for the most recently ended twelve (12) month period does not exceed twenty percent (20%) of Consolidated EBITDA, and (iii) cause such Foreign Subsidiary whose stock is pledged pursuant to the immediately preceding Section 6.10(b)(ii) to deliver simultaneously therewith similar documents applicable to such Foreign Subsidiary described in Section 13.1 as reasonably requested by the Servicer; provided that in no event shall any such Foreign Subsidiary be required to join the Guaranty Agreement or otherwise to guarantee any of the Guaranteed Obligations. Upon the occurrence of the Foreign Pledge Date, the Sponsor will be required to comply with the terms of this Section 6.10(b) within thirty (30) days after any new Foreign Subsidiary that is a Restricted Subsidiary is acquired or formed. Upon the occurrence of the Foreign Pledge Date and within a reasonable time thereafter, the Servicer shall enter into an intercreditor agreement, in form and substance satisfactory to the Sponsor and the Required Participants, with all other creditors of the Sponsor having a similar covenant with the Sponsor.

(c) Notwithstanding anything to the contrary in this Agreement, (i) none of the Inactive Subsidiaries shall be required to become a Guarantor or to execute the Guaranty Agreement, subject to compliance with Section 8.13 and (ii) the Sponsor shall cause each Inactive Subsidiary to be dissolved as soon practicable without incurring adverse tax consequences unless otherwise permitted by the Servicer with such consent not to be unreasonably withheld, conditioned or delayed.

(d) Holdings will cause any Domestic Subsidiary or any other Domestic Controlled Affiliate that provides a Guarantee or otherwise becomes liable (including as a borrower or co-borrower) in respect of the obligations under any agreement providing for the incurrence of Indebtedness that is pari passu with the Indebtedness under this Agreement to become a Guarantor by executing agreements in the form of Annex 1 to the Guaranty Agreement and deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary described in Section 13.1 as reasonably requested by the Servicer.

Section 6.11 Further Assurances. Promptly upon request by the Servicer, or any Participant through the Servicer, (a) correct any material defect or error that may be discovered in any Operative Document or in the execution or acknowledgment thereof, and (b) do, execute, acknowledge and deliver any and all such further acts, certificates, assurances and other instruments as the Servicer, or any Participant through the Servicer, may reasonably require from time to time in order to carry out more effectively the purposes of the Operative Documents, or, after the occurrence of the Trigger Event, to grant, preserve, protect or perfect the Liens created by the Credit Party Collateral Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties.

Section 6.12 Collateral.

(a) Promptly upon, and in any event within thirty (30) days of, the occurrence of the Trigger Event (or such longer periods as the Servicer shall agree in its sole discretion), Holdings shall, and shall cause the Credit Parties, to (i) grant Liens in favor of the Servicer, for the benefit of the Participants, in substantially all of its personal property (with exceptions as provided in the Security Agreement) by executing and delivering to the Servicer a Security Agreement and such other Credit Party Collateral Documents in form and substance reasonably satisfactory to the Servicer, and authorizing and delivering, at the request of the Servicer, such UCC financing statements or similar instruments required by the Servicer to perfect the Liens in favor of the Servicer, for the benefit of the Servicer and the Participants, and granted under any of the Operative Documents, (ii) grant Liens in favor of the Servicer, for the benefit of the Servicer and the Participants, in all fee ownership interests in Material Real Estate by executing and delivering to the Servicer such Real Estate Documents as the Servicer shall reasonably require and (iii) deliver such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches, title insurance policies, surveys, environmental reports and legal opinions)

reasonably requested by the Servicer and to take all such other actions that such Credit Party would be required to deliver pursuant to Section 6.13 with respect to any Material Real Estate. In addition, Holdings shall, or shall cause the applicable Credit Party to (x) pledge all of the Capital Stock of the Sponsor and any such Domestic Subsidiary that is a Restricted Subsidiary to the Servicer as security for the Obligations by executing and delivering a Security Agreement in form and substance reasonably satisfactory to the Servicer, (y) pledge sixty-six percent (66%) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of the Foreign Subsidiaries that are Restricted Subsidiaries directly owned by the Credit Parties and (z) deliver the original certificates evidencing such pledged Capital Stock to the Servicer, together with appropriate powers executed in blank. In the event of the occurrence of the Trigger Event, the requirements of this Section 6.12(a), and not those of Section 6.10(b), shall govern the pledge of Capital Stock in Foreign Subsidiaries. Concurrently with the grant of Liens in the first sentence of this Section 6.12(a), the Servicer and the Administrative Agent (as defined in the Credit Agreement) shall enter into the Intercreditor Agreement in form and substance reasonably satisfactory to the Servicer, the Required Participants and the Administrative Agent (as defined in the Credit Agreement). Notwithstanding anything to the contrary herein, or otherwise in any Operative Document, the Servicer shall not enter into, accept, or record any mortgage in respect of any Material Real Estate until the Servicer shall have received written confirmation (which confirmation shall, for purposes hereunder, include email) from each Participant that flood insurance compliance has been completed by such Participant with respect to such Material Real Estate (such written confirmation not to be unreasonably conditioned, withheld or delayed); provided, that, the inability of a Credit Party to deliver, enter into, or record a Mortgage with respect to any Material Real Estate within the time period required by this Section 6.12 due to the failure of the Servicer to receive written confirmation from each Participant that flood insurance compliance has been completed by such Participant with respect to such Material Real Estate within such time period shall not be deemed to be a failure by such Credit Party to satisfy the requirements of this Section 6.12.

(b) Holdings and the Sponsor agree that, following the delivery of any Credit Party Collateral Documents required to be executed and delivered by this Section 6.12, the Servicer shall have a valid and enforceable, first priority perfected Lien on the property required to be pledged pursuant to Sections 6.12(a) and 6.12(b) (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Credit Party Collateral Documents or UCC financing statements, or possession of such Collateral), free and clear of all Liens other than Liens expressly permitted by Section 8.2. All actions to be taken pursuant to this Section 6.12 shall be at the expense of the Sponsor or the applicable Credit Party, and shall be taken to the reasonable satisfaction of the Servicer.

Section 6.13 Additional Real Estate. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Material Real Estate after the occurrence of the Trigger Event, it shall within ninety (90) days of such acquisition (or such longer period as the Servicer shall agree in its sole discretion) provide to the Servicer Real Estate Documents in regard to such Material Real Estate. Notwithstanding anything to the contrary herein, or otherwise in any Operative Document, the Servicer shall not enter into, accept, or record any mortgage in respect of any Material Real Estate until the Servicer shall have received written confirmation (which confirmation shall, for purposes hereunder, include email) from each Participant that flood insurance compliance has been completed by such Participant with respect to such Material Real Estate (such written confirmation not to be unreasonably conditioned, withheld or delayed); provided, that, the inability of a Credit Party to deliver, enter into, or record a Mortgage with respect to any Material Real Estate within the time period required by this Section 6.13 due to the failure of the Servicer to receive written confirmation from each Participant that flood insurance compliance has been completed by such Participant with respect to such Material Real Estate within such time period shall not be deemed to be a failure by such Credit Party to satisfy the requirements of this Section 6.13.

Section 6.14 Designation of Subsidiaries

(a) The Sponsor may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) no Unmatured Credit Event or Credit Event shall exist immediately prior or immediately after giving effect to such designation; (b) the Sponsor shall have delivered to the Servicer a Pro Forma Compliance Certificate demonstrating that after giving effect to such designation on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants in Article VII measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder; (c) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if such Restricted Subsidiary or any of its Subsidiaries (i) owns any equity interests or Indebtedness of, or owns or holds any Liens on, any property of Holdings or any Restricted Subsidiary or (ii) Guarantees any Indebtedness of Holdings or any Restricted Subsidiary (after giving effect to the release of the Guarantee of the Guaranteed Obligations by such Subsidiary in connection with the designation of such Subsidiary as an Unrestricted Subsidiary); (d) any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary may not subsequently be re-designated as an Unrestricted Subsidiary; and (e) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary unless concurrent with such designation such Restricted Subsidiary is designated as an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any Indebtedness.

(b) The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment (which must be an Investment permitted pursuant to Section 8.4) by its direct parent (whether the Sponsor or a Restricted Subsidiary) in such Subsidiary on the date of such designation in an amount equal to the outstanding amount of all Investments by Holdings, the Sponsor and its Restricted Subsidiaries in such Subsidiary on such date.

(c) The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence on the date of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing on such date and (ii) for purposes of calculating the outstanding amount of Investments by Holdings, the Sponsor and its Restricted Subsidiaries in all Unrestricted Subsidiaries, a return on all Investments by Holdings, the Sponsor and its Restricted Subsidiaries in such Subsidiary in an amount equal to the outstanding amount of all such Investments in such Subsidiary on the date of such designation.

(d) If at any time any Unrestricted Subsidiary (i) owns any equity interests or Indebtedness of, or owns or holds any Liens on, any property of Holdings, the Sponsor or any Restricted Subsidiary, (ii) Guarantees any Indebtedness of Holdings, the Sponsor or any Restricted Subsidiary or (iii) ceases to be an “unrestricted subsidiary” (or otherwise becomes subject to the covenants) under any Indebtedness, then the Servicer shall, concurrent therewith, re-designate such Unrestricted Subsidiary as a Restricted Subsidiary.

Notwithstanding any of the definitions or covenants contained in this Agreement to the contrary, Holdings and the Sponsor will not, and will not permit any Restricted Subsidiary to, consummate any transaction that results in the transfer (whether by way of any Restricted Payment, Investment, or any sale, conveyance, transfer, or other disposition, or a designation of a Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Subsidiary, and whether in a single transaction or a series of related transactions) of material intellectual property rights (including patents, trademarks, service marks, tradenames, copyrights, proprietary leasing records and systems and other intellectual property) from Holdings, the Sponsor or any Restricted Subsidiary to any Unrestricted Subsidiary. Except as expressly set forth herein, Unrestricted Subsidiaries will not be subject to any of the covenants set forth in this Agreement.

ARTICLE VII

FINANCIAL COVENANTS

Holdings and the Sponsor covenant and agree that so long as the Facility Commitment remains outstanding or any Loans or Loan Commitments remain outstanding or the Sponsor has any obligations under the Operative Documents, and until the full and final payment of all indebtedness of all Borrowers incurred pursuant to the Loan Documents and unless otherwise consented to in writing by the Required Participants:

Section 7.1 Total Net Debt to EBITDA Ratio. Holdings, the Sponsor and its Restricted Subsidiaries shall maintain, as of the last day of each Fiscal Quarter, a Total Net Debt to EBITDA Ratio of not greater than 2.75:1.00; provided, that, upon the occurrence of a Qualified Acquisition, for the four (4) Fiscal Quarters commencing with the Fiscal Quarter during which such Qualified Acquisition closes (each such period, a “Leverage Increase Period”), the required ratio set forth above may, upon receipt by the Servicer of a Qualified Acquisition Notice, be increased to 3.00:1.00; provided further, that (i) the maximum Total Net Debt to EBITDA Ratio permitted pursuant to this Section 7.1 shall revert to 2.75:1.00 following the end of each Leverage Increase Period, (ii) for at least two (2) full Fiscal Quarters ending immediately following the end of each Leverage Increase Period, the Total Net Debt to EBITDA Ratio as of the end of each such Fiscal Quarter shall not be permitted to be greater than 2.75:1.00 prior to giving effect to another Leverage Increase Period and (iii) the Leverage Increase Period shall apply for purposes of (w) determining compliance with this Section 7.1, (x) determining whether a Trigger Event has occurred for purposes of Section 6.12, (y) any Qualified Acquisition Pro Forma Determination and (z) determining compliance on a Pro Forma Basis in connection with the incurrence of Indebtedness under Section 8.1.

Section 7.2 Fixed Charge Coverage Ratio. Holdings, the Sponsor and its Restricted Subsidiaries shall maintain, as of the last day of each Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than 1.75:1.00.

ARTICLE VIII

NEGATIVE COVENANTS

Holdings and the Sponsor covenant and agree that so long as the Facility Commitment remains outstanding or any Loans or Loan Commitments remain outstanding or the Sponsor has any obligations under the Operative Documents, and until the full and final payment of all indebtedness of all Borrowers incurred pursuant to the Loan Documents and unless otherwise consented to in writing by the Required Participants:

Section 8.1 Indebtedness. Holdings will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness created pursuant to the Operative Documents;

(b) Indebtedness existing on the date hereof and set forth on Schedule 8.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(c) Indebtedness of the Sponsor or any Restricted Subsidiary incurred after the Effective Date to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided further, (x) the aggregate principal amount of such Indebtedness, as of any date of determination, does not at any time exceed three percent (3.0%) of the aggregate book value of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered, and (y) the aggregate principal amount of such Indebtedness incurred by Foreign Subsidiaries under this Section 8.1(c), together with the principal amount of Indebtedness permitted to be incurred under Section 8.1(j) does not exceed twenty percent (20%) of the aggregate book value of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries measured on a consolidated basis in accordance with GAAP as of the end of the immediately preceding Fiscal Quarter for which financial statements have been delivered (giving effect to any Acquisition financed with such Indebtedness on a Pro Forma Basis);

(d) Indebtedness of the Sponsor owing to any Restricted Subsidiary that is a Credit Party and of any Restricted Subsidiary that is a Credit Party owing to the Sponsor or any other Restricted Subsidiary that is a Credit Party;

(e) Guarantees by the Sponsor of Indebtedness of any Restricted Subsidiary of the Sponsor that is a Credit Party and by any Restricted Subsidiary of the Sponsor that is a Credit Party of Indebtedness of the Sponsor or any other Restricted Subsidiary of the Sponsor that is a Credit Party;

(f) Indebtedness under the Credit Agreement;

(g) Guarantees by the Sponsor of Indebtedness of certain franchise operators of the Sponsor; provided such guarantees are given by the Sponsor in connection with (i) loans made pursuant to the terms of this Agreement or (ii) loans made pursuant to terms of any other loan facility agreements and guaranteed on an unsecured basis with terms otherwise reasonably acceptable to the Servicer entered into after the date hereof in an aggregate principal amount at any time outstanding not to exceed, as of any date of determination, three percent (3.0%) of the aggregate book value of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered;

(h) endorsed negotiable instruments for collection in the ordinary course of business;

(i) Guarantees by Sponsor of permitted Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries;

(j) unsecured Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries (whether such Indebtedness represents loans made by the Sponsor or any of its Restricted Subsidiaries or by a third party) so long as (i) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, (as evidenced by a Pro Forma Compliance Certificate delivered to the Servicer), (A) Holdings, the Sponsor and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VII measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder, (B) no Unmatured Credit Event or Credit Event has occurred and is continuing, or would result therefrom and (C) the aggregate principal amount of such Indebtedness, together with the amount of and Indebtedness permitted to be incurred by such Foreign Subsidiaries under Section 8.1(c) does not exceed twenty percent (20%) of the aggregate book value of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries measured on a consolidated basis in accordance with

GAAP as of the end of the immediately preceding Fiscal Quarter for which financial statements have been delivered (giving effect to any Acquisition financed with such Indebtedness on a Pro Forma Basis) and (ii) (A) the terms of such Indebtedness do not provide for any scheduled repayment (including payment at maturity), mandatory redemption or sinking fund obligations (other than customary mandatory prepayments upon a change of control, asset sale, event of loss, unpermitted debt issuance and customary acceleration rights after an event of default) prior to the date that is 91 days after the Revolving Commitment Termination Date (as defined in the Credit Agreement) and the latest Maturity Date (as defined in the Credit Agreement) in effect at the time of the incurrence or issuance of such Indebtedness; (B) the covenants, events of default, guarantees and other non-economic terms of such Indebtedness are either (1) customary for similar Indebtedness in light of then-prevailing market conditions (as reasonably determined by the Sponsor) or (2) reasonably satisfactory to the Servicer, (C) any financial maintenance covenants with respect to such Indebtedness are not more restrictive to Holdings and its Restricted Subsidiaries than those set forth in this Agreement; and (D) such Indebtedness shall not be Guaranteed by any Person that is not a Credit Party (or that does not simultaneously become a Credit Party);

(k) secured Indebtedness in an aggregate principal amount not to exceed the greater of (i) $15,000,000 and (ii) ten percent (10%) of Consolidated EBITDA for the period of four (4) Fiscal Quarters most recently ended prior to the date of determination for which financial statements were delivered under Section 5.1(a) or (b); provided, that, (i) no unmatured Credit Event or Credit Event has occurred and is continuing or would result therefrom, (ii) after giving effect to the incurrence thereof on a Pro Forma Basis (as evidenced by delivery of a Pro Forma Compliance Certificate to the Servicer), Holdings, the Sponsor and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VII measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder, (iii) the terms of such Indebtedness do not provide for any scheduled repayment (including payment at maturity), mandatory redemption or sinking fund obligations (other than customary mandatory prepayments upon a change of control, asset sale, event of loss, unpermitted debt issuance and customary acceleration rights after an event of default) prior to the date that is 91 days after the Revolving Commitment Termination Date (as defined in the Credit Agreement) and the latest Maturity Date (as defined in the Credit Agreement) in effect at the time of the incurrence or issuance of such Indebtedness; (iv) the covenants, events of default, guarantees and other non-economic terms of such Indebtedness are either (A) customary for similar Indebtedness in light of then-prevailing market conditions (as reasonably determined by the Sponsor) or (B) reasonably satisfactory to the Servicer, (v) any financial maintenance covenants with respect to such Indebtedness are not more restrictive to Holdings and its Restricted Subsidiaries than those set forth in this Agreement; (vi) such Indebtedness shall not be Guaranteed by any Person that is not a Credit Party (or that does not simultaneously become a Credit Party); and (viii) such Indebtedness shall not include any restriction on the ability of Holdings and its Restricted Subsidiaries to grant Liens in favor of the Servicer in accordance with the terms hereof;

(l) any other unsecured Indebtedness of Holdings, the Sponsor or any Restricted Subsidiary that is a Credit Party so long as after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis (as evidenced by delivery of a Pro Forma Compliance Certificate to the Servicer), (i) Holdings, the Sponsor and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VII measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder, (ii) no Unmatured Credit Event or Credit Event has occurred and is continuing, or would result therefrom, (iii) the terms of such Indebtedness do not provide for any scheduled repayment (including payment at maturity), mandatory redemption or sinking fund obligations (other than customary mandatory prepayments upon a change of control, asset sale, event of loss, unpermitted debt issuance and customary acceleration rights after an event of default) prior to the date that is 91 days after the Revolving Commitment Termination Date (as defined in the Credit Agreement) and the latest Maturity Date (as defined in the Credit Agreement) in effect at the time of the incurrence or issuance of such Indebtedness; (iv) the covenants, events of default, guarantees and other non-economic terms of such Indebtedness are either (A) customary for similar Indebtedness in light of then-prevailing market conditions (as reasonably determined by the Sponsor) or (B) reasonably satisfactory to the Servicer, (v) any financial maintenance covenants with respect to such Indebtedness are not more restrictive to Holdings and its Restricted Subsidiaries than those set forth in this Agreement; and (vi) such Indebtedness shall not be Guaranteed by any Person that is not a Credit Party (or that does not simultaneously become a Credit Party);

(m) Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 8.4, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of such assets and (ii) neither the Sponsor nor any Restricted Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness; and

(n) Indebtedness created pursuant to the Inventory Financing Agreement, so long as the Inventory Financing Agreement is terminated and no Indebtedness thereunder remains outstanding on or after March 31, 2023.

Section 8.2 Negative Pledge. Holdings will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired (other than any shares of stock of Holdings that are repurchased by the Sponsor and retired or held by Holdings) or, except:

(a) Permitted Encumbrances;

(b) any Liens on any property or asset of the Sponsor or any Restricted Subsidiary existing on the Effective Date set forth on Schedule 8.2; provided, that such Lien shall not apply to any other property or asset of the Sponsor or any Restricted Subsidiary;

(c) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by Section 8.1(c), (ii) such Lien attaches to such asset concurrently or within ninety (90) days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets together with all interest, fees and costs incurred in connection therewith;

(d) any Lien (i) existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary of the Sponsor, (ii) existing on any asset of any Person at the time such Person is merged with or into the Sponsor or any Restricted Subsidiary of the Sponsor or (iii) existing on any asset prior to the acquisition thereof by the Sponsor or any Restricted Subsidiary of the Sponsor; provided, that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Restricted Subsidiary or the date of such merger or the date of such acquisition;

(e) extensions, renewals, or replacements of any Lien referred to in Sections 8.2(a) through 8.2(d); provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby; and

(f) (i) Liens securing the Obligations (as defined in the Credit Agreement) of the Sponsor under the Credit Agreement and (ii) Liens securing Guaranteed Obligations;

(g) Liens on shares of stock of any Foreign Subsidiary that is a Restricted Subsidiary to the extent that the Guaranteed Obligations are secured pari passu with any other Indebtedness or obligations secured thereby;

(h) Liens securing Indebtedness permitted by Section 8.1(k);

(i) Liens securing obligations incurred in the ordinary course of business (other than Indebtedness) in an aggregate principal amount not to exceed at any time $5,000,000; and

(j) Liens securing Indebtedness permitted by Section 8.1(n).

Section 8.3 Fundamental Changes.

(a) Holdings will not, and will not permit any Restricted Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired and including, in each case, pursuant to a Delaware LLC Division) or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that (i) any Inactive Subsidiary may (A) liquidate into its immediate parent company or dissolve, (B) merge into any other Inactive Subsidiary or (C) merge into the Sponsor or any other Restricted Subsidiary that is a Credit Party; provided that the Sponsor or such Restricted Subsidiary that is a Credit Party is the survivor of such merger, and (ii) if at the time thereof and immediately after giving effect thereto, no Credit Event shall have occurred and be continuing (A) the Sponsor or any Restricted Subsidiary may merge with a Person (other than Holdings); provided, that (x) if the Sponsor is a party to such merger, the Sponsor shall be the surviving Person and (y) if the Sponsor is not a party to such merger, such Restricted Subsidiary or, in connection with a Permitted Acquisition, such Person if upon such merger such Person becomes a Restricted Subsidiary, is the surviving Person, (B) any Restricted Subsidiary may merge into another Restricted Subsidiary or the Sponsor; provided, however, that if the Sponsor is a party to such merger, the Sponsor shall be the surviving Person; provided, further, that if any Restricted Subsidiary to such merger is a Guarantor, the Guarantor shall be the surviving Person, (C) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Sponsor or to a Guarantor, and (D) any other Restricted Subsidiary may liquidate or dissolve if the Sponsor determines in good faith that such liquidation or dissolution is in the best interests of the Sponsor, is not materially disadvantageous to the Participants, and such Restricted Subsidiary dissolves into another Guarantor or the Sponsor; provided, that any such merger involving a Person that is not a wholly-owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 8.4.

(b) Holdings will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than (i) substantially the same business as presently conducted or such other businesses that are reasonably related thereto, including but not limited to the business of leasing and selling furniture, consumer electronics, computers, appliances and other household goods and accessories inside and outside of the United States of America, through both independently-owned and franchised stores, providing lease-purchase solutions, credit and other financing solutions to customers for the purchase and lease of such products, the manufacture and supply of furniture and bedding for lease and sale in such stores, and the provision of virtual rent-to-own programs inside and outside of the United States of America (including but not limited to point-of-sale lease purchase programs), (ii) any other businesses which are ancillary or complementary to, or reasonable extensions or expansions of, the business of Holdings, the

Sponsor and its Restricted Subsidiaries as conducted as of the Effective Date, as reasonably determined in good faith by the Sponsor and (iii) any businesses that are materially different from the business of Holdings, the Sponsor and its Restricted Subsidiaries as conducted as of the Effective Date provided that any Investments made, funds expended or financial support provided by Holdings, the Sponsor and/or its Restricted Subsidiaries in connection with such alternative lines of business shall not exceed $25,000,000 in the aggregate at any time outstanding.

Section 8.4 Investments, Loans, Etc. Holdings will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Restricted Subsidiary prior to such merger), any Capital Stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

(a) Investments (other than Permitted Investments) in Restricted Subsidiaries in existence on the Effective Date and other Investments set forth on Schedule 8.4;

(b) Permitted Investments;

(c) Permitted Acquisitions;

(d) Investments made by the Sponsor in or to any other Credit Party (other than Holdings) and by any other Credit Party (other than Holdings) to the Sponsor or in or to another Credit Party (other than Holdings);

(e) loans or advances to employees, officers, directors or stockholders of the Sponsor or any Restricted Subsidiary in the ordinary course of business; provided, however, that the aggregate amount of all such loans and advances does not exceed $2,000,000 at any time outstanding;

(f) loans to franchise operators and owners of franchises acquired or funded pursuant to this Agreement and the other credit facility agreements referenced in Section 8.1(g);

(g) Guarantees permitted under Section 8.1(g);

(h) the acquisition or ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to any Guarantor or any of their Restricted Subsidiaries;

(i) loans to and other investments in Foreign Subsidiaries that are Restricted Subsidiaries; provided that, the aggregate amount of such outstanding loans to and investments in such Foreign Subsidiaries do not exceed the amount permitted under Section 8.1(j).

(j) Investments in investment grade corporate bonds and variable rate demand notes having a rating of BBB+ (or the equivalent) or higher, at the time of acquisition thereof, from S&P or Moody’s and in either case maturing within two years from the date of acquisition thereof in an aggregate amount not to exceed $100,000,000 at any time;

(k) other Investments (other than Investments in Unrestricted Subsidiaries); provided, that, (i) no Unmatured Credit Event or Credit Event has occurred and is continuing or would result therefrom and (ii) after giving effect to the payment thereof on a Pro Forma Basis, Holdings, the Sponsor and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VII measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder;

(l) other Investments (other than Investments in Unrestricted Subsidiaries) not to exceed $50,000,000 at any time; and

(m) other Investments not to exceed, as of any date of determination, an amount equal to three percent (3.0%) of the aggregate book value of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered; provided, that, (i) no unmatured Credit Event or Credit Event has occurred and is continuing or would result therefrom and (ii) after giving effect to the payment thereof on a Pro Forma Basis, Holdings, the Sponsor and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VII measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder.

Section 8.5 Restricted Payments. Holdings will not, and will not permit its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its Capital Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of Capital Stock or Indebtedness subordinated to the Guaranteed Obligations of the Sponsor or any options, warrants, or other rights to purchase such Capital Stock or such subordinated Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”), except for (a) dividends payable by Holdings solely in shares of any class of its common stock, (b) Restricted Payments made by any Restricted Subsidiary to Holdings or to another Credit Party and (c) other Restricted Payments made by Holdings in cash so long as, (x) no Credit Event or Unmatured Credit Event has occurred and is continuing or would result therefrom and (y) after giving effect to the payment thereof on a Pro Forma Basis, Holdings, the Sponsor and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VII measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder.

Section 8.6 Sale of Assets. Holdings will not, and will not permit any of its Restricted Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of (including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division), any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person other than the Sponsor or a Guarantor (or to qualify directors if required by applicable law), except (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business; (b) the sale of inventory and Permitted Investments in the ordinary course of business, (c) sales and dispositions permitted under Section 8.3(a) and sale and leaseback transactions permitted under Section 8.9, (d) sales of assets in connection with the sale of a store owned by Sponsor to a franchisee of the Sponsor, (e) other sales of assets made on or after the Effective Date not to exceed, as of any date of determination, an amount equal to five percent (5.0%) of the aggregate book value of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered and (f) the sale or other disposition of assets in an amount at least equal to the fair market value of such asset (as reasonably determined in good faith by the Sponsor) and at least 75% of the cash consideration of which is paid to the Sponsor or the Restricted Subsidiary in cash or Cash Equivalents.

Section 8.7 Transactions with Affiliates. Holdings will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not materially less favorable to Holdings or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Sponsor and its wholly-owned Restricted Subsidiaries not involving any other Affiliates, (c) any Restricted Payment permitted by Section 8.5 and (d) transactions permitted under Section 8.4(e).

Section 8.8 Restrictive Agreements. Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings or any Restricted Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to Holdings or any other Restricted Subsidiary, to Guarantee Indebtedness of Holdings or any other Restricted Subsidiary or to transfer any of its property or assets to Holdings or any Restricted Subsidiary of Holdings; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, any other Transaction Document or any other indenture, note purchase agreement or loan agreement in connection with any permitted refinancing of the debt evidenced by the Credit Documents, so long as the restrictions and conditions in such other indenture, note purchase agreement or loan agreement are no more burdensome in any material respect than those imposed by the Credit Documents), (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale; provided such restrictions and conditions apply only to the Restricted Subsidiary that is sold and such sale is permitted hereunder, (iii) Section 8.8(a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (including the Inventory Financing Agreement) if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (iv) the foregoing shall not apply to restrictions and conditions contained in the Inventory Financing Agreement as in effect on the Effective Date and (v) Section 8.8(a) shall not apply to customary provisions in leases restricting the assignment thereof.

Section 8.9 Sale and Leaseback Transactions. Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, the Sponsor may engage in such sale and leaseback transactions so long as the aggregate fair market value of all assets sold and leased back does not exceed $150,000,000 from and after the date hereof.

Section 8.10 Legal Name, State of Formation and Form of Entity. Holdings will not, and will not permit any Restricted Subsidiary to, without providing ten (10) days prior written notice to the Servicer (or such lesser period as the Servicer may agree), change its name, state of formation or form of organization.

Section 8.11 Accounting Changes. Holdings will not, and will not permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the Fiscal Year of Holdings or of any Restricted Subsidiary, except to change the Fiscal Year of a Restricted Subsidiary to conform its Fiscal Year to that of Holdings.

Section 8.12 Hedging Transactions. Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Sponsor or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Sponsor acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Section 8.13 Activities of Inactive Subsidiaries. Unless any Inactive Subsidiary has become a Guarantor in accordance with the terms of Section 6.10 of this Agreement, the Sponsor will not permit such Inactive Subsidiary to engage in any business activity other than (a) maintaining its existence and/or winding up its affairs and (b) activities related to the completion of any ongoing tax audits, and (x) no Credit Party shall make any additional Investment in any Inactive Subsidiary other than in connection with the business and activities set forth in Sections 8.13(a) and (b) above and (y) no Inactive Subsidiary shall incur Indebtedness of any type (including, without limitation, any guaranties).

Section 8.14 Government Regulation. Holdings will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation, or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Participants or the Servicer from making any advance or extension of credit to the Sponsor or from otherwise conducting business with Credit Parties, or (b) fail to provide documentary and other evidence of the identity of the Credit Parties as may be reasonably requested by the Participants or the Servicer at any time to enable the Participants or the Servicer to verify the identity of the Credit Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

Section 8.15 Ownership of Subsidiaries. Notwithstanding any other provisions of this Agreement to the contrary, Holdings will not, and will not permit any of the Restricted Subsidiaries to (a) permit any Person (other than the Sponsor, any other Guarantor or any wholly owned Restricted Subsidiary thereof) to own any Capital Stock of any Restricted Subsidiary, except to qualify directors if required by applicable Requirements of Law, and except for any dispositions of Restricted Subsidiaries otherwise permitted under this Agreement, or (b) permit any Restricted Subsidiary to issue or have outstanding any shares of preferred Capital Stock.

Section 8.16 Amendment of Organizational Documents. Holdings will not, and will not permit any of its Restricted Subsidiaries to, amend, modify or waive any of its rights in a manner materially adverse to the Participants or any Credit Party under its charter, by-laws or other organizational document, except in any manner that would not have an adverse effect on the Participants, the Servicer, Holdings, the Sponsor or any of its Restricted Subsidiaries.

Section 8.17 Activities of Holdings. Holdings will not engage in any operations, business or activity other than (a) owning the Capital Stock in its Subsidiaries, (b) maintaining its corporate existence including the issuance of Capital Stock, holding director and shareholder meetings, and entering into those agreements and arrangements incidental thereto and incurring and paying fees, costs and expenses relating to thereto, (c) participating in tax, accounting, corporate and other administrative activities or other activities incidental thereto as a member of the consolidated group of companies including the Credit Parties, (d) executing, delivering and the performance of rights and obligations under the Operative Documents, (e) the consummation of the Transactions, (f) making any Restricted Payment permitted by this Agreement, (g) making capital contributions to the other Credit Parties, (h) executing, delivering and the performance of rights and obligations under any employment agreements and any documents related thereto, (i) making Investments permitted under this Agreement, (j) providing indemnification to its officers and directors in the ordinary course of business, (k) the performing of activities in preparation for and consummating any public offering of its Capital Stock or any other issuance or sale of its Capital Stock, (l) the holding of any cash and Cash Equivalents (but not owning or operating any property), (m) the entry into and performance of its obligations with respect to contracts and other arrangements entered into in the ordinary course of business providing for indemnification to officers, managers, directors and employees, (n) any activities incidental to the foregoing or required to comply with applicable law, and (o) any action or transaction permitted hereunder.

ARTICLE IX

CREDIT EVENTS AND REMEDIES

In the event that:

Section 9.1 the Sponsor shall fail to pay any amount due hereunder; or

Section 9.2 any representation or warranty made or deemed made by or on behalf of Holdings, the Sponsor or any other Restricted Subsidiary in or in connection with this Agreement or any other Operative Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Servicer or the Participants by any Credit Party or any representative of any Credit Party pursuant to or in connection with this Agreement or any other Operative Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

Section 9.3 the Sponsor or Holdings shall fail to observe or perform any covenant or agreement contained in Sections 6.1, 6.2, 6.3 (solely with respect to the Sponsor’s or Holdings’ existence) or 6.11 or Article VII or VIII; or

Section 9.4 (i) the Sponsor or Holdings shall fail to observe or perform any covenant or agreement contained in Section 6.12, and such failure shall remain unremedied for ten (10) Business Days after the earlier of (A) any officer of the Sponsor becomes aware of such failure or (B) notice thereof shall have been given to the Sponsor by the Servicer or any Participant or (ii) any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in Sections 9.1, 9.2, 9.3 and 9.4(i) above), and such failure shall remain unremedied for thirty (30) days after the earlier of (A) any officer of the Sponsor becomes aware of such failure or (B) notice thereof shall have been given to the Sponsor by the Servicer or any Participant; or

Section 9.5 any event of default (after giving effect to any grace period) shall have occurred and be continuing under the Credit Documents, or all or any part of the obligations due and owing under the Credit Agreement are accelerated, declared to be due and payable or required to be prepaid or redeemed, in each case prior to the stated maturity thereof;

Section 9.6 Holdings, the Sponsor or any Restricted Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

Section 9.7 Holdings, the Sponsor, any Material Subsidiary, or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Restricted Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 9.7(i), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for Holdings, the Sponsor or any such Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

Section 9.8 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Sponsor, any Material Subsidiary, or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Restricted Subsidiary, or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for Holdings, the Sponsor, any Material Subsidiary, or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Restricted Subsidiary, or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

Section 9.9 Holdings, the Sponsor, any Material Subsidiary, or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Restricted Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

Section 9.10 an ERISA Event shall have occurred that when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to Holdings, the Sponsor and the Restricted Subsidiaries in an aggregate amount exceeding, as of any date of determination, an amount equal to two percent (2.0%) of the aggregate book value of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered or otherwise having a Material Adverse Effect; or

Section 9.11 judgments and orders for the payment of money in excess of in the aggregate, as of any date of determination, an amount equal to two percent (2.0%) of the aggregate book value of the total assets of Holdings, the Sponsor and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered, to the extent not covered by insurance for which the insurance carrier has acknowledged coverage, shall be rendered against Holdings, the Sponsor, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Restricted Subsidiary, and to the extent such judgments or orders have not been discharged either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

Section 9.12 any non-monetary judgment or order shall be rendered against Holdings, the Sponsor or any Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

Section 9.13 a Change in Control shall occur or exist; or

Section 9.14 any provision of any Guaranty Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Guarantor, or any Guarantor shall so state in writing, or any Guarantor shall seek to terminate the Guaranty Agreement; or

Section 9.15 there shall exist or occur any default or event of default as provided under the terms of any other Operative Document (after giving effect to any notice and cure periods set forth in such Operative Document), or any Operative Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of the Sponsor or any other Credit Party, or at any time it is or becomes unlawful for Sponsor or any other Credit Party to perform or comply with its obligations under any Operative Document, or the obligations of the Sponsor or any other Credit Party under any Operative Document are not or cease to be legal, valid and binding on Sponsor or any such Credit Party; or

Section 9.16 the Servicer shall not have or shall cease to have a valid and perfected lien in any material portion of the Credit Party Collateral purported to be covered by the Credit Party Collateral Documents for any reason other than the failure of the Servicer to take any action within its control;

then upon the occurrence and during the continuation of any such event (each, a “Credit Event”):

(a) the Servicer may, with the consent of the Required Participants, and upon the written request of the Required Participants, shall, take any or all of the following actions, without prejudice to the rights of the Servicer or any Participant to enforce its claims against Sponsor, any other Credit Party, any Borrower or other obligor with respect to any Loan: (i) declare the Facility Commitment terminated, whereupon the Facility Commitment shall terminate immediately and any unpaid Participant Commitment Fee shall forthwith become due and payable without any other notice of any kind (with the express understanding that such termination of the Facility Commitment shall not result in a termination of the Participating Commitments of each Participant or of the obligation of the Servicer to fund any Loan Commitment); (ii) demand that the Sponsor purchase specified or all outstanding Loans and Loan Commitments by paying to the Servicer the Loan Indebtedness of each such Loan and assuming the Servicer’s obligations under each Loan Commitment, whereupon such amount shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Sponsor (with the express understanding the limitations on Sponsor’s guaranty obligations set forth in Article X shall not apply); and (iii) take any other action and exercise any other remedy available by contract or at law; provided, that, if a Credit Event specified in Sections 9.7, 9.8 or 9.9 shall occur, the result which would occur upon the giving of notice by the Servicer to any Credit Party, shall occur automatically without the giving of any such notice; and

(b) in addition, the Servicer may, with the consent of the Required Participants and shall, upon the written request of the Required Participants, to the extent authorized to do so pursuant to the Loan Agreements (which authorization is limited to certain specified Credit Events), (x) cease funding further Advances pursuant to the Revolving Commitments and the Line of Credit Commitments and (y) declare all Loan Indebtedness outstanding pursuant to the US Revolving Commitments, the Canadian Revolving Commitments, the Line of Credit Commitments, the US Term Loan Commitments and the Canadian Term Loan Commitments to be immediately due and payable in accordance with the terms of the applicable Operative Documents and exercise all rights and remedies provided under the Operative Documents.

ARTICLE X

GUARANTY

In addition to its obligations upon the occurrence of a Credit Event or a Change in Control and its other obligations pursuant to the Operative Documents, the Sponsor hereby agrees as follows:

Section 10.1 Unconditional Guaranty. The Sponsor hereby unconditionally and irrevocably guarantees to the Servicer, each Participant and any transferee of the Participants, the full and prompt payment of all of the Guaranteed Obligations relating to the Loans and all costs, charges and expenses (including reasonable attorneys’ fees) actually incurred or sustained by the Servicer or any Participant in enforcing the obligations of the Sponsor hereunder or the obligations of the Borrowers under the applicable Operative Documents. If any portion of the Loan Indebtedness with respect to any Defaulted Loan is not paid by the date specified herein, Sponsor hereby agrees to and will immediately pay the same in the applicable currency, without resort by Servicer or any Participant to any other person or party. The obligation of the Sponsor to Servicer and the Participants hereunder is primary, absolute and unconditional, except as may be specifically set forth herein. This is a guaranty of payment and not of collection. The obligations of the Sponsor pursuant to this Article X constitute a guarantee that is continuing in nature.

The Servicer may, with the consent of the Required Participants and shall, upon the written request of the Required Participants, in the event that the obligations of the Sponsor with respect to a Defaulted Loan have arisen hereunder, request that the Sponsor purchase the Defaulted Loan and related Loan Commitment from the Servicer prior to the acceleration of the Defaulted Loan pursuant to the terms of the applicable Operative Documents for an amount equal to the Loan Indebtedness with respect to such Defaulted Loan, and Sponsor shall promptly upon receipt of such request, purchase such Defaulted Loan and assume the Loan Commitment related thereto, and such purchase by the Sponsor shall be deemed to be a payment hereunder in such amount.

Section 10.2 Continuing Guaranty. The obligations of the Sponsor pursuant to this Article X constitute a guarantee which is continuing in nature and shall be effective with respect to the full amount outstanding under all Guaranteed Obligations, now existing or hereafter made or extended, regardless of the amount.

Section 10.3 Waivers. The Sponsor hereby waives notice of Servicer’s and each Participant’s acceptance of this Agreement and the creation, extension or renewal of any Loans or other Guaranteed Obligations. Sponsor hereby consents and agrees that, at any time or times, without notice to or further approval from Sponsor, and without in any way affecting the obligations of the Sponsor hereunder, Servicer and the Participants may, with or without consideration (i) release, compromise with, or agree not to sue, in whole or in part, any Borrower or any other obligor, guarantor, endorser or surety on any Loans or any other Guaranteed Obligations, (ii) renew, extend, accelerate, or increase or decrease the principal amount of any Loans or other Guaranteed Obligations, either in whole or in part, (iii) amend, waive, or otherwise modify any of the terms of any Loans or other Guaranteed Obligations or of any mortgage, deed of trust, security agreement, or other undertaking of any of the Borrowers or any other obligor, endorser, guarantor or surety in connection with any Loans or other Guaranteed Obligations, and (iv) apply any payment received from Borrowers or from any other obligor, guarantor, endorser or surety on the Loans or other Guaranteed Obligations to any of the liabilities of Borrowers or of such other obligor, guarantor, endorser, or surety which Servicer may choose, subject, however, to the rights of the Sponsor to bring a separate action for any breach of the Operative Documents pursuant to Section 10.10.

Section 10.4 Additional Actions. Subject to Section 10.10, Sponsor hereby consents and agrees that the Servicer may at any time or times, either with or without consideration, surrender, release or receive any property or other Collateral of any kind or nature whatsoever held by it or for its account securing any Loans or other Guaranteed Obligations, or substitute any Collateral so held by Servicer for other Collateral of like or different kind, without notice to or further consent from Sponsor, and such surrender, receipt, release or substitution shall not in any way affect the obligations of the Sponsor hereunder. Subject to Section 10.10, Servicer shall have full authority to adjust, compromise, and receive less than the amount due upon any such Collateral, and may enter into any accord and satisfaction agreement with respect to the same as Servicer may deem advisable without affecting the obligations of the Sponsor hereunder. Servicer shall be under no duty to undertake to collect upon such Collateral or any part thereof, and Sponsor’s obligations hereunder shall not be affected by Servicer’s alleged negligence or mistake in judgment in handling, disposing of, obtaining, or failing to collect upon or perfect a security interest in, any such Collateral.

Section 10.5 Additional Waivers. Sponsor hereby waives presentment, demand, protest, and notice of dishonor of any of the liabilities guaranteed hereby. Neither Servicer nor any Participant shall have any duty or obligation (i) to proceed or exhaust any remedy against any Borrower, any other obligor, guarantor, endorser, or surety on any Loans or other Guaranteed Obligations, or any other security held by Servicer or any Participant for any Loans or other Guaranteed Obligations, or (ii) to give any notice whatsoever to Borrowers, Sponsor, or any other obligor, guarantor, endorser, or surety on any Loans or other Guaranteed Obligations, before bringing suit, exercising rights to any such security or instituting proceedings of any kind against Sponsor, any Borrower, or any of them, and Sponsor hereby waives any requirement for such actions by Servicer or any Participant. Upon default by any Borrower and Servicer’s demand to Sponsor hereunder, Sponsor shall be held and bound to Servicer and each Participant directly as principal debtor in respect of the payment of the amounts hereby guaranteed, such liability of the Sponsor being joint and several with each Borrower and all other obligors, guarantors, endorsers and sureties on the Loans or other Guaranteed Obligations, subject, however, to the rights of the Sponsor to bring a separate action for any breach of the Operative Documents pursuant to Section 10.10.

Section 10.6 Postponement of Obligations. Until the Loan and other Guaranteed Obligations of any Borrower to the Servicer and the Participants have been paid in full (i) all present and future indebtedness of such Borrower to Sponsor (the “Subordinated Debt”) is hereby postponed to the present and future Loan Indebtedness of such Borrower to Servicer and each Participant, and all monies received from such Borrower or for its account by Sponsor with respect to such Subordinated Debt shall be received in trust for Servicer and the Participants, and promptly upon receipt, shall be paid over to Servicer for distribution to the Participants in accordance herewith until such Borrower’s Loan Indebtedness to Servicer and the Participants is fully paid and satisfied, all without prejudice to and without in any way affecting the obligations of the Sponsor hereunder; provided that unless a Loan Default or Loan Payment Default has occurred and is continuing with respect to such Borrower, the Sponsor may accept and retain any payments made by such Borrower to the Sponsor in the ordinary course of business, and (ii) Sponsor shall not have any rights of subrogation or otherwise to participate in any security held by the Servicer for any Loan to such Borrower or any other Guaranteed Obligations arising therefrom, and Sponsor hereby waives such rights until such time as such Loan and other Guaranteed Obligations have been paid in full to the Servicer and each Participant (whether by repurchase by the Sponsor, pursuant to this Article X or otherwise).

Section 10.7 Effect on Additional Guaranties. The obligations of the Sponsor pursuant to this Article X are in addition to, and are not intended to supersede or be a substitute for any other guarantee, suretyship agreement, or instrument which Servicer may hold in connection with any Loans or other Guaranteed Obligations.

Section 10.8 Reliance on Guaranty and Purchase Obligation; Disclaimer of Liability. Sponsor expressly acknowledges and agrees that each of the Servicer and the Participants, in making its credit decision with regard to the funding of the Loans, will rely solely upon the guaranty and purchase obligation of the Sponsor set forth above and that neither the Servicer nor any Participant is under any obligation or duty to perform any credit analysis or investigation with regard to the creditworthiness of any Borrower. In addition, the Servicer expressly disclaims any responsibility or liability for the authenticity of signatures on any of the Loan Documents (other than the Servicer’s), the authority of the Persons executing the Loan Documents (other than the Servicer) or the enforceability or compliance with laws of any of the Loan Documents.

SPONSOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT SPONSOR’S GUARANTY OBLIGATIONS TO PURCHASE LOANS UNDER THIS AGREEMENT ARE ABSOLUTE AND UNCONDITIONAL. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SPONSOR’S OBLIGATION SHALL NOT BE AFFECTED BY THE EXISTENCE OF ANY DEFAULT BY ANY BORROWER UNDER THE APPLICABLE LOAN DOCUMENTS, ANY EXCHANGE, RELEASE OR NONPERFECTION OF ANY LIEN WITH RESPECT TO ANY COLLATERAL SECURING PAYMENT OF ANY LOAN, THE SUBSTITUTION OR RELEASE OF ANY ENTITY PRIMARILY OR SECONDARILY LIABLE FOR ANY LOAN, ANY LACK OF ENFORCEABILITY OF ANY LOAN DOCUMENT, ANY LAW, REGULATION, OR ORDER OF ANY JURISDICTION AFFECTING ANY LOAN OR LOAN DOCUMENT OR THE RIGHTS OF THE HOLDER THEREOF, ANY CHANGE IN THE CONDITION OR PROSPECTS OF THE SPONSOR, INCLUDING WITHOUT LIMITATION, INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING, OR ANY OTHER CIRCUMSTANCE WHICH MIGHT, BUT FOR THE PROVISIONS OF THIS PARAGRAPH, CONSTITUTE A LEGAL OR EQUITABLE DISCHARGE OF THE SPONSOR’S OBLIGATIONS HEREUNDER. SPONSOR’S OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED BY ANY SET-OFF OR CLAIM WHICH IT MIGHT HAVE AGAINST THE SERVICER OR ANY PARTICIPANT, WHETHER ARISING OUT OF THIS AGREEMENT OR OTHERWISE, BUT SUBJECT TO SECTION 10.11 BELOW.

Section 10.9 Reinstatement of Obligations. The obligations of the Sponsor pursuant to the Operative Documents shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of principal of, interest on or any other amount with respect to any Loan or any obligation of the Sponsor pursuant to the Operative Documents is rescinded or must otherwise be restored by the Servicer or any Participant upon the bankruptcy or reorganization of the Sponsor, any Borrower or any guarantor or otherwise.

Section 10.10 Right to Bring Separate Action. Nothing contained in this Article X shall be construed to affect any other right that Sponsor may otherwise have under this Agreement, or any Operative Document or Loan Documents, at law or in equity to institute an action or assert a claim against the Servicer or any Participant based upon a breach of Servicer’s or such Participant’s obligations set forth in the Operative Documents or Loan Documents or to assert a compulsory counterclaim with respect thereto and any waiver of notice or other matter set forth in this Article X shall not affect Sponsor’s right to seek damages arising from the failure of the Servicer to give such notice otherwise required by the terms of the Operative Documents or Loan Documents.

Section 10.11 Subordination of Liens. The Sponsor hereby subordinates the lien and priority of the Sponsor’s existing and future liens and other interests, if any, in and to the Collateral to the Servicer’s existing and future interest in the Collateral under the Loan Documents notwithstanding the time of attachment of the interests of the Sponsor or the Servicer or the time the Loan Indebtedness or the Subordinated Debt is incurred. Notwithstanding anything to the contrary contained in this Agreement, under applicable law or otherwise, in the event that the liens of the Servicer are at any time unperfected with respect to any or all of the Collateral, the lack of perfection by the Servicer as to any such Collateral shall not affect the validity, enforceability or priority of any lien on the Collateral in favor of the Sponsor. In any such event, the liens of the Sponsor shall have priority over any and all other Liens in favor of any third party with respect to the Collateral (including, but not limited to any trustee under the Bankruptcy Code) and the Sponsor shall be, and is hereby constituted, as the Servicer’s agent and bailee for purposes of perfection of the Liens of the Servicer in the Collateral such that the Lien in favor of the Sponsor shall be held by the Sponsor for the benefit of the Servicer and the proceeds of any disposition of the Collateral of any Borrower shall be and are in all respects subject to the priority of right to payment and satisfaction of first, the Loan Indebtedness of such Borrower and then, the Subordinated Debt with respect to such Borrower. The lien priorities provided in this Section 10.11 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the applicable Loan Indebtedness or the Subordinated Debt, nor by any action or inaction which either the Servicer or the Borrowers may take or fail to take in respect of the Collateral, except as otherwise provided above in this Section 10.11.

Section 10.12 Exercise of Remedies With Respect to Collateral.

(a) Until the Loan Indebtedness of any Borrower has been fully and indefeasibly paid in cash, the Sponsor shall not, without the prior written consent of the Servicer, ask, demand, assign, declare a default under, sue for, liquidate, sell, foreclose, set off, collect, accept a surrender, petition, commence or otherwise initiate any bankruptcy action (or join any other Person in so doing) against the Borrower or its assets or otherwise realize or seek to realize upon all or any part of the Collateral without the prior written consent of the Servicer or as expressly authorized hereunder. In the event that following the occurrence of a Loan Default, the Servicer may from time to time execute releases, partial releases, terminations, reconveyances, subordinations or other documents releasing or otherwise limiting the Servicer’s interests in the Collateral in connection with the exercise of the Servicer’s remedies or the refinancing of the Defaulted Loan, the Sponsor agrees to execute and deliver at such time such further documents as the Servicer may require to effect a corresponding change to the Sponsor’s position in the same Collateral.

(b) In the event that the Loan Indebtedness of any Defaulted Loan is not repaid or repurchased by the Sponsor as set forth herein, the Servicer, on behalf of the Participants, shall have the exclusive right to exercise and enforce all privileges and rights with respect to the Collateral according to the Servicer’s discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral.

(c) Only the Servicer, acting on behalf of the Participants, shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral following the occurrence of a Loan Default where the Loan Indebtedness is not repaid or repurchased by the Sponsor in accordance with the terms hereof. In the event the Servicer releases its Liens on all or any part of the Collateral, the Sponsor will, immediately upon the request of the Servicer, release its Liens upon the same Collateral, but only to the extent such Collateral is sold or otherwise disposed of by the Borrower with the consent of the Servicer or in a commercially reasonable manner by the Servicer or its agents. The Sponsor will immediately deliver such releases, acknowledgments and other documents as the Servicer may require in connection therewith.

(d) In exercising its rights pursuant to this Section 10.12, the Servicer agrees that it will not release Liens or Collateral or commence enforcement actions under the Loan Documents without the direction of the Required Participants. The Servicer agrees to administer the Loan Documents and the Collateral and to make such demands and give such notices thereunder as the Required Participants may request and to take such action to enforce the Loan Documents and to realize upon, collect and dispose of the Collateral as the Required Participants may direct. The Servicer shall not be required to take any action that is, in its opinion, contrary to law or the terms of the Loan Documents or the Operative Documents or that would, in the opinion of the Servicer, subject it or any of its officers, employees, agents or directors to liability and the Servicer shall not be required to take any action unless and until it is indemnified to its satisfaction by the Participants for any loss, cost or liability resulting from any required action.

(i) The Servicer may at any time request directions from the Required Participants as to any course of action or other matter relating hereto or relating to any of the Loan Documents. Except as otherwise provided in this Agreement, directions of the Required Participants shall be binding on all Participants hereunder.

(ii) Nothing set forth in this Section 10.12 shall modify the rights of the Servicer set forth in Section 3.1.

Section 10.13 Rights Of Sponsor Upon Payment; Cooperation By Servicer. Upon receipt by the Servicer of payment in full of the Loan Indebtedness of a Defaulted Borrower by Sponsor, Sponsor shall be subrogated to the rights of the Servicer with respect to such Loan Indebtedness and the Servicer shall be deemed to have assigned to Sponsor, and Sponsor shall, to the extent permitted by applicable law, automatically, immediately and without further action by any Person, be entitled to, all rights and remedies that the Servicer may have had against the Defaulted Borrower and any other Persons primarily or secondarily liable on such Loan Indebtedness, including without limitation the right to resort to any and all Collateral which secures such Loan Indebtedness, and the Sponsor shall, automatically, immediately and without further action, be deemed to have assumed all obligations of the Servicer under the Loan Commitment and the Operative Documents with respect to such Loan Indebtedness, and the Servicer shall be released from any further obligations with respect thereto. The Servicer agrees that, upon receipt of payment in full of such Loan Indebtedness, the Servicer shall:

(a) execute on a timely basis, without recourse, representation or warranty of any kind (except as to its own title), all such instruments and documents as are reasonably requested in order to evidence Sponsor’s rights hereunder or permit Sponsor to exercise such rights;

(b) permit Sponsor at reasonable times and as often as may be reasonably requested to discuss with appropriate Servicer employees and officers the Servicer’s experience, relationships, books, accounts and files and to review the Servicer’s loan files relating to the purchased Defaulted Loan (and Sponsor hereby agrees to keep all such information confidential); and

(c) otherwise reasonably cooperate with Sponsor in the exercise of the Sponsor’s rights.

Sponsor shall reimburse the Servicer for its expenses reasonably and actually incurred in complying with this Section 10.13.

ARTICLE XI

INDEMNIFICATION

Section 11.1 Indemnification.

(a) In addition to the other rights of the Servicer and the Participants hereunder, Sponsor hereby agrees to protect, indemnify and save harmless the Servicer, each Participant, and the officers, directors, shareholders, employees, agents and representatives thereof (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, reasonable attorney fees and costs actually incurred), expenses or disbursements of any kind or nature whatsoever, whether direct, indirect, consequential or incidental, with respect to or in connection with or arising out of (i) the execution and delivery of this Agreement, any other Operative Document or any agreement or instrument contemplated hereby or thereby, including without limitation, the Loan Documents, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (ii) the making or administration of the Loan Commitments, the Loans or any of them, including any violation of federal or state usury or other laws; provided that with respect to clauses (i) and (ii), Sponsor shall have no obligation to indemnify the Servicer and all Participants with respect to legal fees and expenses for more than one (1) counsel’s reasonable fees and expenses, (iii) the enforcement, performance and administration of this Agreement or the Loan Documents or any powers granted to the Servicer hereunder or under any Loan Documents, (iv) any misrepresentation of the Sponsor hereunder, (v) any matter arising pursuant to any Environmental Laws as a result of the Collateral or (vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether or not the Indemnified Party is a named party thereto, except to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party or arise solely from the nonpayment of any Loan Indebtedness notwithstanding the performance by Sponsor of all of its obligations under the Operative Documents relating to such Loan Indebtedness.

(b) Without limiting the generality of the foregoing, and separate and apart from any obligation of the Sponsor pursuant to Article X, Sponsor agrees to indemnify and hold harmless each Indemnified Party from and against, and on demand will pay or reimburse any Indemnified Party for, any and all (i) liabilities arising from a breach of any representation or warranty made by Sponsor hereunder (whether or not Sponsor’s obligations under Article X have been satisfied), (ii) any breach by Sponsor of its agreements with the Borrowers, (iii) any overadvance to any Borrower caused by the transfer of ACH transfer instructions from the Aaron’s Proprietary System to the Servicer by Sponsor resulting in aggregate advances to such Borrower in excess of the Loan Commitment to such Borrower, and (iv) any breach by Sponsor of the terms of its MicroACH Service Agreement with the Servicer or any failure by Sponsor to maintain such agreement in full force and effect.

(c) This indemnity shall survive the termination of this Agreement.

Section 11.2 Notice Of Proceedings; Right To Defend

(a) Any Person with an indemnification claim (or potential claim) pursuant to Section 11.1 (“Potential Indemnitee”) agrees to notify Sponsor (the “Potential Indemnitor”) in writing within a reasonable time after receipt by it of written notice of the commencement of any administrative, legal or other proceeding, suit or action by a Person (other than Indemnitee or an affiliate thereof), if a claim for indemnification may be made by the Potential Indemnitee against the Potential Indemnitor under this Article XI.

(b) Following receipt by the Potential Indemnitor of any such notice from a Potential Indemnitee, (an “Indemnity Notice”), the Potential Indemnitor shall be entitled at its own cost and expense to investigate and participate in the proceeding, suit or action referred to in the Indemnity Notice. At such time as the Potential Indemnitor shall have acknowledged in writing to the Potential Indemnitee that it will pay any judgment, damages, or losses incurred by the Potential Indemnitee in the proceeding, suit or action referred to in the Indemnity Notice other than those for gross negligence or willful misconduct on the part of the Potential Indemnitee (at which time the Potential Indemnitor shall be deemed to be the “Indemnitor” and the Potential Indemnitee shall be deemed to be the “Indemnitee”), the Indemnitor shall be entitled, to the extent that it shall desire, to assume the defense of such proceeding, suit or action, with counsel reasonably satisfactory to the Indemnitee. If the Indemnitor shall so assume the defense of such proceeding, suit or action, the Indemnitor shall conduct such defense with due diligence and at its own cost and expense.

(c) In the event that the Indemnitor so assumes the defense of such proceeding, suit or action, the Indemnitor shall not be entitled to settle such proceeding, suit or action without the written consent of the Indemnitee; provided that in the event that the Indemnitee does not consent to such settlement (such consent not to be unreasonably withheld or delayed) (i) the Indemnitor’s indemnification liability in connection with such proceeding, suit or action shall not exceed the amount of such proposed settlement and (ii) Indemnitee shall assume and pay all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitor from the date that the Indemnitor presented the Indemnitee the terms of the proposed settlement. An Indemnitor shall not be liable to an Indemnitee for any settlement of a claim in any proceeding, suit or other action referred to in an Indemnity Notice, consented to by the Indemnitee without the consent of the Indemnitor.

(d) A Potential Indemnitor shall be liable to a Potential Indemnitee for a settlement of a claim in any proceeding, suit or other action referred to in an Indemnity Notice consented to by such Potential Indemnitee only if (i) such Potential Indemnitor first had a reasonable opportunity to investigate such claim and participate in such proceeding, suit or action, (ii) the Potential Indemnitee gave the Potential Indemnitor at least ten (10) Business Days’ notice of the proposed terms of such settlement prior to entering into such settlement and (iii) the Potential Indemnitor did not acknowledge in writing to the Potential Indemnitee, by the expiration of such ten (10) Business Days period, or such longer period as may be agreed to by the Potential Indemnitee and Potential Indemnitor that it would pay any judgment, damages or losses incurred by the Potential Indemnitee in such proceeding suit or action.

Section 11.3 Third Party Beneficiaries. No Persons shall be deemed to be third party beneficiaries of this Agreement. Except as expressly otherwise provided in this Agreement, this Agreement is solely for the benefit of the Sponsor and the Servicer, the Participants and their respective successors and permitted assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

ARTICLE XII

SURVIVAL OF LOAN FACILITY

The terms of this Agreement shall survive the termination of the Facility Commitment hereunder and the termination of any Loan Commitment established pursuant the terms hereof until the indefeasible payment in full of each of the Loans outstanding hereunder and Article XIII shall survive the termination of this Agreement upon such repayment.

ARTICLE XIII

CONDITIONS PRECEDENT TO EFFECTIVENESS

Section 13.1 Conditions to Effectiveness. This Agreement shall not become effective, the Sponsor shall have no rights under this Agreement and neither the Servicer nor the Participants shall be obligated to take, fulfill or perform any action hereunder, until the following conditions have been fulfilled to the satisfaction of the Servicer:

(a) Receipt of Documents. The Servicer shall have received the following, each dated as of the Effective Date, in form and substance satisfactory to the Servicer and (except in the case of the Fee Letter) the Participants:

(i) Duly executed counterparts of this Agreement.

(ii) Duly executed Servicing Agreement.

(iii) Duly executed counterparts of the Guaranty Agreement and the Fee Letter.

(iv) A duly executed closing certificate of the Sponsor, dated as of the Effective Date and signed by a Responsible Officer certifying that (A) at the time of and immediately after giving effect to this Agreement and the other Operative Documents, no Unmatured Credit Event or Credit Event shall exist, (B) at the time of and immediately after giving effect to this Agreement and the other Operative Documents, all representations and warranties of each Credit Party set forth in the Operative Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); provided, that to the extent such representation or warranty relates to a specific prior date, such representation or warranty shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) only as of such specific prior date, and (C) since the date of the audited financial statements of the Sponsor described in Section 5.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect.

(v) A duly executed certificate of the Sponsor identifying the Authorized Signatories, in form and substance satisfactory to the Servicer and each Participant;

(vi) Copies of the organizational papers of the Sponsor and each Guarantor, certified as true and correct by the Secretaries of State of their respective states of incorporation, and certificates from the Secretaries of State of such states of incorporation certifying Sponsor’s and each Guarantor’s good standing as a corporation in such State.

(vii) A certificate of the Secretary or Assistant Secretary of each of the Sponsor and each Guarantor certifying (i) the names and true signatures of the officers of the Sponsor and each Guarantor authorized to execute the Guaranty Agreement, this Agreement, the Servicing Agreement and the other Operative Documents to be delivered hereunder to which each is a party, (ii) the bylaws of the Sponsor and each Guarantor, respectively, and (iii) the resolutions of the Board of Directors of each of the Sponsor and each Guarantor, respectively, approving the Operative Documents to which each is a party and the transactions contemplated hereby.

(viii) A favorable written opinion of Jones Day, counsel for Sponsor and Guarantors, in a form satisfactory to the Servicer and each Participant and covering such matters relating to the transactions contemplated hereby as the Servicer may reasonably request.

(ix) A copy of the duly executed Credit Agreement and the other Credit Documents in form and substance reasonably acceptable to the Servicer.

(x) All documentation and other information with respect to the Credit Parties that the Sponsor or any Participant reasonably believes is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(xi) Each of the Participants shall have received a duly executed Participation Certificate from the Servicer.

(xii) (A) all obligations (other than contingent indemnification obligations for which no demand has been made) under the Existing Loan Facility Agreement shall have been repaid in full (or substantially concurrently with the Effective Date, will be repaid in full) and the Existing Loan Facility Agreement shall have been terminated and (B) the Project Everglade Refinancing shall be consummated substantially concurrently with the Effective Date;

(xiii) copies of all governmental and third party consents and approvals to the Transactions (all of which shall be final, with no waiting period to expire or ongoing governmental inquiry or investigation);

(xiv) (A) audited consolidated financial statements of Holdings for the Fiscal Year ended December 31, 2021, (B) the audited consolidated financial statements of the Acquired Business for the fiscal year ended September 25, 2021, (C) the reviewed financial statements of the Acquired Business for the fiscal quarter ended December 25, 2021 and (D) a five year projection model in form and substance to be mutually agreed upon by the Arrangers and the Sponsor;

(xv) a solvency certificate, dated as of the Effective Date and signed by the chief financial officer of the Sponsor, confirming that the Sponsor is Solvent, and Holdings, the Sponsor and its Restricted Subsidiaries on a consolidated basis, are Solvent before and after giving effect to any extensions of credit on the Effective Date and the consummation of the other transactions contemplated herein; and

(xvi) The Project Everglade Acquisition shall be consummated substantially concurrently with the initial funding hereunder in accordance in all material respects with the terms of the Project Everglade Acquisition Agreement (as amended or otherwise modified, if applicable, in accordance with Section 3.1(c) of the Credit Agreement).

ARTICLE XIV

THE SERVICER

Section 14.1 Appointment of Servicer as Agent. To the extent of its ownership interest in the Loans, each Participant hereby designates Servicer as its agent to administer all matters concerning the Loans and to act as herein specified. Each Participant hereby irrevocably authorizes the Servicer to take such actions on its behalf under the provisions of this Agreement, the other Operative Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Servicer by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Servicer may perform any of its duties hereunder by or through its agents or employees.

Section 14.2 Nature of Duties of Servicer. The Servicer shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Operative Documents. None of the Servicer nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Servicer shall not have by reason of this Agreement a fiduciary relationship in respect of any Participant; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Servicer any obligations in respect of this Agreement or the other Operative Documents except as expressly set forth herein.

Section 14.3 Lack of Reliance on the Servicer.

(a) Independently and without reliance upon the Servicer, each Participant, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Servicer shall have no duty or responsibility, either initially or on a continuing basis, to provide any Participant with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

(b) The Servicer shall not be responsible to any Participant for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the Guaranty Agreement, and Loan Document or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties or any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Guaranty Agreement or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties or any Borrower, or the existence or possible existence of any Unmatured Credit Event or Credit Event.

Section 14.4 Certain Rights of the Servicer. If the Servicer shall request instructions from the Required Participants with respect to any action or actions (including the failure to act) in connection with this Agreement, the Servicer shall be entitled to refrain from such act or taking such act, unless and until the Servicer shall have received instructions from the Required Participants; and the Servicer shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Participant shall have any right of action whatsoever against the Servicer as a result of the Servicer acting or refraining from acting hereunder in accordance with the instructions of the Required Participants.

Section 14.5 Reliance by Servicer. The Servicer shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Servicer may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 14.6 Indemnification of Servicer. To the extent the Servicer is not reimbursed and indemnified by the Credit Parties, each Participant will reimburse and indemnify the Servicer, ratably according to the respective Pro Rata Shares, in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Servicer in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Operative Documents; provided that no Participant shall be liable to the Servicer for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Servicer’s gross negligence or willful misconduct.

Section 14.7 The Servicer in its Individual Capacity. With respect to its obligations under this Agreement and the amounts advanced by it, the Servicer shall have the same rights and powers hereunder as any other Participant and may exercise the same as though it were not performing the duties specified herein; and the terms “Participants”, “Required Participants”, or any similar terms shall, unless the context clearly otherwise indicates, include the Servicer in its individual capacity. The Servicer may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Participants.

Section 14.8 Holders of Participation Certificates. The Servicer may deem and treat the payee of any Participation Certificate as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Servicer. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Participation Certificate shall be conclusive and binding on any subsequent holder, transferee or assignee of such Participation Certificate or of any Participation Certificate or Participation Certificates issued in exchange therefor.

Section 14.9 Collateral and Guaranty Matters. The Participants irrevocably authorize the Servicer, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Servicer under any Operative Document (i) upon the termination of all Facility Commitments, and the payment in full of all Guaranteed Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Operative Document or the designation of any Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.14, or (iii) if approved, authorized or ratified in writing in accordance with Section 15.2; and

(b) to release any Credit Party from its obligations under the applicable Credit Party Collateral Documents if such Person ceases to be a Credit Party as a result of a transaction permitted hereunder.

Upon request by the Servicer at any time, the Required Participants will confirm in writing the Servicer’s authority to release its interest in particular types or items of property, or to release any Credit Party from its obligations under the applicable Credit Party Collateral Documents pursuant to this Section 14.9. In each case as specified in this Section 14.9, the Servicer is authorized, at the Sponsor’s expense, to execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Credit Party Collateral from the Liens granted under the applicable Credit Party Collateral Documents, or to release such Credit Party from its obligations under the applicable Credit Party Collateral Documents, in each case in accordance with the terms of the Operative Documents and this Section 14.9.

Section 14.10 Right to Realize on Credit Party Collateral and Enforce Guarantee. Anything contained in any of the Operative Documents to the contrary notwithstanding, Holdings, the Sponsor, the Servicer and each Participant hereby agree that (i) no Participant shall have any right individually to realize upon any of the Credit Party Collateral or to enforce the Credit Party Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Credit Party Collateral Documents may be exercised solely by the Servicer, and (ii) in the event of a foreclosure by the Servicer on any of the Credit Party Collateral pursuant to a public or private sale or other disposition, the Servicer or any Participant may be the purchaser or licensor of any or all of such Credit Party Collateral at any such sale or other disposition and the Servicer, as agent for and representative of the Participants (but not any Participant or Participants in its or their respective individual capacities unless the Required Participants shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Credit Party Collateral sold at any such public sale, to use and apply any of the Guaranteed Obligations as a credit on account of the purchase price for any collateral payable by the Servicer at such sale or other disposition.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Notices.

(a) Written Notices.

(i) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Sponsor:	Aaron’s, LLC
400 Galleria Parkway SE, Suite 300
Atlanta, GA 30339
Attn: Chief Financial Officer
Telecopy Number: (855) 778-8565

with a copy to:

Aaron’s, LLC 400 Galleria Parkway SE, Suite 300
Atlanta, GA 30339
Attn: General Counsel
Telecopy Number: (855) 778-8565

To the Servicer:	Aaron’s Program Manager
Truist Bank
Program Lending 303 Peachtree Street, N.E., 25th Floor
Atlanta, Georgia 30308

With a copy to:	Truist Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Agency Services
Telecopy Number: (404) 495-2170

To any other Participant:	the address set forth on the on such Participant’s signature page hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Servicer and Sponsor

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to the Servicer shall not be effective until actually received by such Person at its address specified in this Section 15.1.

(ii) Any agreement of the Servicer and the Participants herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Sponsor. The Servicer and the Participants shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Sponsor to give such notice and the Servicer and the Participants shall not have any liability to the Sponsor or other Person on account of any action taken or not taken by the Servicer or the Participants in reliance upon such telephonic or facsimile notice. The obligation of the Sponsor to repurchase the Loans and Loan Commitments and all other obligations and Guarantees hereunder shall not be affected in any way or to any extent by any failure of the Servicer and the Participants to receive written confirmation of any telephonic or facsimile notice or the receipt by the Servicer and the Participants of a confirmation which is at variance with the terms understood by the Servicer and the Participants to be contained in any such telephonic or facsimile notice.

(b) Electronic Communications.

(i) Notices and other communications to the Participants hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Servicer; provided that the foregoing shall not apply to notices to any Participant pursuant to Article II unless such Participant and Servicer have agreed to receive notices under such Article by electronic communication and have agreed to the procedures governing such communications. Servicer or Sponsor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii) Unless Servicer otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing Section 15.1(b)(ii)(A) of notification that such notice or communication is available and identifying the website address therefor.

(iii) The Sponsor agrees that the Servicer may, but shall not be obligated to, make Communications (as defined below) available to the Participants by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic system (each, an “Electronic System”).

(iv) Any Electronic System used by the Servicer is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Servicer or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Participant or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Servicer’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Operative Document or the transactions contemplated therein which is distributed by the Servicer or any Participant by means of electronic communications pursuant to this Section 15.1, including through an Electronic System.

Section 15.2 Amendments, Etc. Except as otherwise provided in this Agreement, including, without limitation, Section 2.5 with respect to the implementation of a Benchmark Replacement or Conforming Changes (as set forth therein), no amendment or waiver of any provision of this Agreement or the other Operative Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Participants (and in the case of any amendment, the applicable Credit Party), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Participants do any of the following: (i) waive any of the conditions specified in Section 2.1 or 13.1, (ii) increase the Participating Commitment Amounts or contractual obligations of the Participants to Servicer or Sponsor under this Agreement, (iii) reduce the principal of, or interest on, the Participation Certificates or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Participation Certificates or any fees hereunder, (v) agree to release any Guarantor from its obligations under any Guaranty Agreement (other than the release of a Guarantor in connection with its designation as an Unrestricted Subsidiary pursuant to the terms of Section 6.14) or the Sponsor from its obligations pursuant to this Agreement, (vi) modify the definition of “Required Participants,” (vii) modify Section 2.9, Section 2.11, Article IV, Article X or this Section 15.2, (viii) release all or substantially all collateral (if any) securing any of the Guaranteed Obligations or agree to subordinate any Lien in all or substantially all of the collateral securing the Guaranteed Obligations to any other creditor of Holdings, the Sponsor or any Restricted Subsidiary, without the written consent of each Participant, (ix) change Section 2.7 in a manner that would alter the ratable reduction or termination of the Facility Commitments required thereby, without the written consent of each Participant, or (x) subordinate the payment priority of the Guaranteed Obligations or subordinate the Liens granted to the Servicer (for the benefit of the holders of the Guaranteed Obligations) in the Collateral, without the written consent of each Participant. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Servicer in addition to the Participants required hereinabove to take such action, affect the rights or duties of the Servicer under this Agreement or under any other Operative Document or Loan Document. In addition, notwithstanding the foregoing, (x) the Servicer and the Sponsor may, without the consent of or notice to the Participants, enter into amendments, modifications or waivers with respect to the Servicing Agreement and the Fee Letter as long as such amendments or modifications do not conflict with the terms of this Agreement and (y) the Servicer and the Sponsor shall be permitted to amend any provision of the Operative Documents (and such amendment shall become effective without any further action or consent of any other party to any Operative Document) if the Servicer and the Sponsor shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Participant shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Participating Commitment of such Defaulting Participant may not be increased or extended, and amounts payable to such Defaulting Participant hereunder may not be permanently reduced without the consent of such Defaulting Participant (other than reductions in fees and interest in which such reduction does not disproportionately affect such Defaulting Participant).

Section 15.3 No Waiver; Remedies Cumulative. No failure or delay on the part of the Servicer or any Participant in exercising any right or remedy hereunder or under any other Operative Document, and no course of dealing between any Credit Party and the Servicer or any Participant shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Operative Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Servicer or any Participant would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Operative Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Servicer or the Participants to any other or further action in any circumstances without notice or demand.

Section 15.4 Payment of Expenses, Etc. Sponsor shall:

(a) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Servicer in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Servicer and the Participants with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Unmatured Credit Event or Credit Event, refinancing, renegotiation or restructuring of, this Agreement and the other Operative Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Servicer), and in the case of enforcement of this Agreement or any Operative Document after a Credit Event, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and reasonable disbursements and changes of counsel), for any of the Participants; and

(b) From and after the occurrence of the Trigger Event, pay and hold the Servicer and each of the Participants harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Participation Certificates, the Loan Documents and any other Operative Documents, any collateral described therein, or any payments due thereunder, and save the Servicer and each Participant harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes.

Section 15.5 Right of Setoff. In addition to and not in limitation of all rights of offset that any Participant may have under applicable law, each Participant shall, upon the occurrence of any Credit Event and whether or not such Participant has made any demand or any Credit Party’s obligations have matured, have the right to appropriate and apply to the payment of any Credit Party’s obligations hereunder and under the other Operative Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Participant or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder.

Section 15.6 Benefit of Agreement; Assignments; Participations.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that Sponsor may not assign or transfer any of its interest hereunder without the prior written consent of the Participants.

(b) Any Participant may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Participant.

(c) Each Participant may assign all of its interests, rights and obligations under this Agreement (including all of its Participating Commitments and the Funded Participation at the time owing to it and the Participation Certificates held by it) to any Eligible Assignee; provided, however, that (i) the Sponsor and the Servicer shall each have given its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Participant or, in the case of the Sponsor, unless a Credit Event has occurred and is continuing hereunder, (ii) unless the Participant is assigning its entire Participating Commitment, the Participating Commitment Amount of the assigning Participant subject to each assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Servicer) shall not be less than the lesser of (x) 50% of the amount of its original Participating Commitment or (y) $1,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Servicer an Assignment and Acceptance, together with the Participation Certificate subject to such assignment and, unless such assignment is to an Affiliate of such Participant, a processing and recordation fee of $1,000. Within ten (10) Business Days after receipt of the notice and the Assignment and Acceptance, Servicer shall execute and deliver, in exchange for the surrendered Participation Certificate, a new Participation Certificate to the order of the assignor and such assignee in a principal amount equal to the applicable Participating Commitment Amount retained and assumed by it, respectively, pursuant to such Assignment and Acceptance. Such new Participation Certificate shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Participation Certificate, shall be dated the date of the surrendered Participation Certificate which it replaces, and shall otherwise be in substantially the form attached hereto.

(d) Each Participant may, without the consent of the Sponsor or the Servicer, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Participating Commitment and the Funded Participation owing to it); provided, however, that (i) no Participant may sell a participation in its Participating Commitment (after giving effect to any permitted assignment hereof) unless it retains an aggregate exposure of 25% of its original Participating Commitment Amount; provided, however, sales of participations to an Affiliate of such Participant shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Credit Event hereunder, (ii) such Participant’s obligations under this Agreement shall remain unchanged, (iii) such Participant shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Participant) of the cost protection provisions contained in Article II of this Agreement, and (v) Sponsor, Servicer and the other Participants shall continue to deal solely and directly with each Participant in connection with such Participant’s rights and obligations under this Agreement and the other Operative Documents, and such Participant shall retain the sole right to enforce the obligations of the Sponsor relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement (other than an amendment requiring approval of 100% of the Participants). Each Participant shall promptly notify in writing the Servicer and the Sponsor of any sale of a participation hereunder and shall certify to Sponsor and Servicer its compliance with the terms hereof.

(e) Any Participant or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section 15.6, disclose to the assignee or participant or proposed assignee or participant any information relating to Sponsor or the other Consolidated Companies furnished to such Participant by or on behalf of the Sponsor or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of and shall acknowledge the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Sponsor and the Servicer unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Participant, the Servicer or Sponsor relating to such confidential information unless otherwise properly disposed of by such entity.

(f) Any Participant may at any time assign all or any portion of its rights in this Agreement to a Federal Reserve Bank; provided that no such assignment shall release the Participant from any of its obligations hereunder.

Section 15.7 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT MAY BE BROUGHT IN THE SUPREMEN COURT OF THE STATE OF NEW YORK SITING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, OR ANY OTHER COURT OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, SPONSOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND SPONSOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) Nothing herein shall affect the right of the Servicer, any Participant, or any Credit Party to commence legal proceedings or otherwise proceed against Sponsor in any other jurisdiction.

Section 15.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 15.9 Severability. In case any provision in or obligation under this Agreement or the other Operative Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 15.10 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Unmatured Credit Event or an Credit Event if such action is taken or condition exists.

Section 15.11 No Joint Venture. Nothing in this Agreement, the Servicing Agreement or any of the Loan Documents shall be construed as constituting Sponsor and the Servicer or any Participant as partners or joint venturers or as creating the relationship of employer and employee, master and servant, principle and agent, or franchisor or franchisee between Sponsor and the Servicer or any Participant. Neither Sponsor nor Servicer or any Participant shall have any right or authority to bind the other party or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party’s name. All rights, duties and obligations under this Agreement and the Operative Documents are exclusively for the benefit of the Sponsor and the Servicer and Participants, as the case may be, and shall not be deemed to affect any agreement between either of such parties and any third party (including, without limitation, any Borrower).

Section 15.12 Repurchase Right. Sponsor may at any time (upon thirty (30) days’ prior written notice to Servicer) purchase from Servicer all Loans and Loan Commitments and all rights, titles and interests of the Servicer and the Participants in and to the Loan Documents and the Collateral relating thereto for a purchase price (payable in immediately available funds) equal to the aggregate Loan Indebtedness, plus all amounts otherwise owing by the Sponsor pursuant to the Operative Documents, and the Servicer shall assign, without recourse, representation or warranty (except as to its own title), its right, title and interest therein to Sponsor upon the Servicer’s receipt of such purchase price. Thereafter, Servicers shall have no responsibility with respect to any Loans or Loan Commitments.

Section 15.13 Confidentiality. Each Participant agrees that it will maintain in confidence and will not disclose, publish or disseminate, to any Person, any confidential information which it has or shall acquire during the term of this Agreement relating to the business, operations and condition, financial or otherwise of Holdings, the Sponsor or any Borrower, except that such information may be disclosed by such Participant if and to the extent that:

(a) such information is in the public domain at the time of disclosure;

(b) such information is required to be disclosed by subpoena or similar process of applicable law or regulations;

(c) such information is required to be disclosed to any regulatory or administrative body or commission to whose jurisdiction such Participant or any of its Affiliates may be subject;

(d) such information is disclosed to counsel, auditors or other professional advisors to such Participant or to affiliates of such Participant provided that such affiliates agree to keep such information confidential as set forth herein;

(e) such information is disclosed with the prior written consent of Holdings, the Sponsor or the relevant Borrower, as the case may be, which consent shall not be unreasonably withheld or delayed;

(f) such information is disclosed in connection with any litigation or dispute between such Participant and Holdings, the Sponsor or any Borrower concerning the Operative Documents or the Loan Documents of such Borrower;

(g) such information is disclosed in connection with a prospective assignment, grant of a participation interest in or other transfer by such Participant of any of its interest in the Operative Documents; provided that the Person to whom such information shall be disclosed shall have agreed to keep such information confidential as set forth herein;

(h) such information was in the possession of such Person or such Person’s affiliates without obligation of confidentiality prior to such Participant furnishing it to such Person; or

(i) such information is received by such Participant, without restriction as to its disclosure or use, from a Person, who, to such Participant’s knowledge or reasonable belief, was not prohibited from disclosing it by any duty of confidentiality.

(j) Each Participant agrees to use its best efforts to give the Sponsor prompt notice of any subpoena or similar process referred to in clause (b) above; provided that such Participant shall have no liability in event such notice is not given.

Section 15.14 Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Operative Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

Section 15.15 Patriot Act. The Servicer and each Participant hereby notifies the Sponsor and each of its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each of the Sponsor and its Subsidiaries, which information includes the name and address of the Sponsor or such Subsidiary and other information that will allow such Participant or the Servicer, as applicable, to identify the Sponsor or such Subsidiary in accordance with the Patriot Act.

Section 15.16 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Operative Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Operative Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Operative Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 15.17 Certain ERISA Matters.

(a) Each Participant (x) represents and warrants, as of the date such Person became a Participant party hereto, to, and (y) covenants, from the date such Person became a Participant party hereto to the date such Person ceases being a Participant party hereto, for the benefit of, the Servicer, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Sponsor or any other Credit Party, that at least one of the following is and will be true:

(i) such Participant is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Loan Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Participant’s entrance into, participation in, administration of and performance of the Loans, the Loan Commitments and this Agreement;

(iii) (A) such Participant is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Participant to enter into, participate in, administer and perform the Loans, the Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Participant, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Participant’s entrance into, participation in, administration of and performance of the Loans, the Loan Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Servicer, in its sole discretion, and such Participant.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Participant or such Participant has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Participant further (x) represents and warrants, as of the date such Person became a Participant party hereto, to, and (y) covenants, from the date such Person became a Participant party hereto to the date such Person ceases being a Participant party hereto, for the benefit of, the Servicer, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Sponsor or any other Credit Party, that:

(i) none of the Servicer, the Arranger, or any of their respective Affiliates is a fiduciary with respect to the assets of such Participant (including in connection with the reservation or exercise of any rights by the Servicer under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii) the Person making the investment decision on behalf of such Participant with respect to the entrance into, participation in, administration of and performance of the Loans, the Loan Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Participant with respect to the entrance into, participation in, administration of and performance of the Loans, the Loan Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Guaranteed Obligations);

(iv) the Person making the investment decision on behalf of such Participant with respect to the entrance into, participation in, administration of and performance of the Loans, the Loan Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Loan Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid directly to the Servicer, the Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Loan Commitments or this Agreement.

The representations set forth in this Section 15.17(b)(ii)-(v) are intended to comply with the Department of Labor’s regulation Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997), and if such regulations are no longer in effect, these representations shall be deemed to be no longer in effect.

(c) The Servicer and the Arranger hereby inform the Participants that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Loan Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Loan Commitments for an amount less than the amount being paid for an interest in the Loans or the Loan Commitments by such Participant or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, utilization fees, minimum usage fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, breakage or other early termination fees or fees similar to the foregoing.

Section 15.18 Acknowledgement Regarding any Supported QFCs. To the extent that the Operative Documents provide support, through a guarantee or otherwise, for any Hedging Transaction or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Operative Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Georgia and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Operative Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Operative Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Participant shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 15.18, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signatures Set Forth on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Address for Notices: Aaron’s, LLC 400 Galleria Parkway SE, Suite 300 Atlanta, GA 30339 Attn: Chief Financial Officer Telecopy Number: (855) 778-8565	AARON’S, LLC By: /s/ C. Kelly Wall Name: C. Kelly Wall Title: Executive Vice President and Chief Financial Officer

Address for Notices: The Aaron’s Company, Inc. 400 Galleria Parkway SE, Suite 300 Atlanta, GA 30339 Attn: Chief Financial Officer Telecopy Number: (855) 778-8565	THE AARON’S COMPANY, INC. By: /s/ C. Kelly Wall Name: C. Kelly Wall Title: Executive Vice President and Chief Financial Officer

AARON’S LLC

LOAN FACILITY AGREEMENT AND GUARANTY

Address for Notices: 303 Peachtree Street N.E., 25th Floor Atlanta, Georgia 30308 Attention: Aaron’s Program Manager Telecopy No. (404) 724-3716	TRUIST BANK, as individually and as Servicer By: /s/ Tesha Winslow Name: Tesha Winslow Title: Director

with a copy to: 303 Peachtree Street NE, 25th Floor Atlanta, Georgia 30308 Attention: Don Besch

AARON’S LLC

LOAN FACILITY AGREEMENT AND GUARANTY

Schedule 1.1(a)

PRICING GRID

Level	Total Net Debt to EBITDA Ratio	Applicable Margin	Applicable Percentage
I	< 0.75:1.00	1.50%	0.20%
II	≥ 0.75:1.00 but < 1.25:1.00	1.75%	0.25%
III	≥ 1.25:1.00 but < 1.75:1.00	2.00%	0.25%
IV	≥ 1.75:1.00	2.25%	0.30%

EXHIBIT A

TO

LOAN FACILITY AGREEMENT

AND GUARANTY

FORM OF

ASSIGNMENT AND ACCEPTANCE

[            ], 202[    ]

Reference is made to the Loan Facility Agreement and Guaranty dated as of April 1, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Facility Agreement”), among Aaron’s, LLC, a Georgia limited liability company (“Sponsor”), Holdings, the Participants from time to time party thereto and Truist Bank, (“Servicer”). Terms defined in the Loan Facility Agreement are used herein with the same meanings.

The Assignor hereby sells and assigns, without recourse, to the Assignee designated below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Loan Facility Agreement, including, without limitation, the interests set forth below in the Funded Participation of the Assignor on the Assignment Date, and the Participating Commitment of the Assignor on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Loan Facility Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Loan Facility Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Participant thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Loan Facility Agreement.

This Assignment and Acceptance is being delivered to the Servicer together with, the Participation Certificate subject to this Assignment and Acceptance and, unless this assignment is to an Affiliate of the Assignor, the Assignee shall pay the fee payable to the Servicer pursuant to Section 15.6(c) of the Loan Facility Agreement.

The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Facility Agreement or any other Operative Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Operative Documents or any collateral thereunder, (iii) the financial condition of the Sponsor, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Operative Document or (iv) the performance or observance by the Sponsor, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Operative Document.

The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Participant under the Loan Facility Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Facility Agreement (subject to receipt of such consents as may be required under the Loan Facility Agreement), (iii) from and after the Effective

Date, it shall be bound by the provisions of the Loan Facility Agreement as a Participant thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Participant thereunder, and (iv) it has received a copy of the Loan Facility Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Servicer or any other Participant, and (b) agrees that (i) it will, independently and without reliance on the Servicer, the Assignor or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Operative Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Operative Documents are required to be performed by it as a Participant.

Choose in the alternative [Alternative A: From and after the Effective Date, the Servicer shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.] [Alternative B: From and after the Effective Date, the Servicer shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Servicer for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]

This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment:

(“Assignment Date”):

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed as of the day and year date first above written.

[NAME OF ASSIGNOR]		[NAME OF ASSIGNEE]

By:	_________________________________________	By:	_________________________________________
	Name:		Name:
	Title:		Title:

2

Assignee’s Share of

Participating Commitment:

$__________________________________

Assignee’s Share of

Funded Participation:

$__________________________________

Address:

Tel. No:

Fax No:

The undersigned hereby consents to the within assignment:

Aaron’s, LLC, as Sponsor		Truist Bank, as Servicer

By:	_________________________________________	By:	_________________________________________
	Name:		Name:
	Title:		Title:

EXHIBIT B

TO

LOAN FACILITY AGREEMENT

AND GUARANTY

FORM OF CANADIAN LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) dated as of _______________, is made between _________________ (“Borrower”), a ______________________________ [incorporated]/[formed]under the laws of ___________ , and TRUIST BANK (“Bank”), a North Carolina banking corporation having its principal office in Charlotte, North Carolina.

W I T N E S S E T H:

WHEREAS, Borrower engages in the business of leasing and selling furniture, electronics, appliances, and other household goods and is a franchisee of Aaron’s, LLC, a Georgia limited liability company formerly known as Aaron’s, Inc. (“Aaron’s”);

WHEREAS, Borrower has requested and Bank has agreed to provide financing to Borrower;

WHEREAS, Borrower and Bank wish to enter into this Agreement to set forth the terms and conditions of Bank’s establishment of a credit facility for Borrower;

THEREFORE, upon the terms and conditions hereinafter stated, and in consideration of the mutual premises set forth above and other adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS AND RULES OF CONSTRUCTION.

1.1 As used in this Agreement, the following terms shall have the meanings set forth below (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Aaron’s Proprietary System” means Aaron’s proprietary point of sale software system, as modified from time to time, used by Aaron’s and its franchisees, such as Borrower.

“Account” means any right of Borrower to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not earned by performance.

“Account Debtor” means any Person who is liable on an Account.

“Advance” means an advance of funds by Bank on behalf of Borrower pursuant to the Line of Credit Note executed by Borrower.

“Agreement” means this Loan Agreement and all exhibits, riders and schedules at any time executed by the parties and made a part hereof by reference, either as originally executed or as hereafter amended, restated, modified or supplemented from time to time.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, without limitation, all applicable law and equitable principles; all provisions of all applicable state, provincial, territorial and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

“Approved Invoice” means an invoice for the aggregate purchase price of Merchandise purchased by Borrower with a purchase order approved by Aaron’s.

“Asset Disposition” means (i) all sales of Merchandise; (ii) all Merchandise which is determined to have been stolen; (iii) all Merchandise that is destroyed, lost or otherwise removed from the premises of Borrower other than pursuant to a Lease Contract or by outright sale or for repair work; and (iv) all “skipped” Merchandise which is Merchandise subject to a Lease Contract.

“Asset Disposition Prepayment” shall have the meaning set forth in Section 2.10(b) hereof.

“Bank” means Truist Bank and its successors and assigns.

“BIA” means the Bankruptcy and Insolvency Act (Canada), as it may be amended from time to time.

“Books and Records” means all of Borrower’s books and records evidencing or relating to its business, financial condition or the Collateral, including, but not limited to, all customer lists, ledgers, invoices, purchase orders, financial statements, computer tapes and disks.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in Toronto, Ontario are authorized by law to close.

“Business PAD” shall have the meaning set forth in the Pre-Authorized Debt Rules.

“CCAA” means the Companies Creditors Arrangement Act (Canada), as it may be amended from time to time.

“Chattel Paper” shall have the meaning ascribed to it in the PPSA.

“Closing Date” means for (i) the Term Loan, the date set forth in the Term Note on which all Loan Documents have been executed and delivered and the conditions precedent to funding the loan have been satisfied, and (ii) the Line of Credit Commitment, the date set forth in the Line of Credit Note on which all Loan Documents have been executed and delivered and the conditions precedent to funding the loan have been satisfied.

“Closing Fee” shall have the meaning given to such term in Section 2.11 hereof.

“Collateral” shall have the meaning given to such term in the Security Agreement.

“Collateral Agreement” means an agreement executed by Borrower and any other Persons primarily or secondarily liable for all or part of the Loans or granting a security interest to Bank in specified Collateral as security for the Loans, including without limitation, this Agreement and any Guaranties.

2

“Commitment Fee” shall have the meaning set forth in Section 2.12 hereof.

“Debt” means (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (iii) above.

“Debt Service” means, for any particular period, the total required payments of principal (excluding any payments of principal required to be made as a result of any Asset Disposition), interest and fees made by Borrower with respect to its Debt (other than Debt of Borrower which is subordinated to the Loan Indebtedness owing to Bank pursuant to a subordination agreement in form and substance satisfactory to Bank) during such period to the extent that such Debt arises pursuant to this Agreement or any other financing arrangement with respect to Merchandise.

“Default Condition” means the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate” means the annual percentage interest rate applied to the principal of the Loans not paid when due under the terms of the applicable Loan Documents, which rate shall equal the sum of two percent (2%) per annum plus the Floating Rate.

“Delinquent Payment Fee” shall have the meaning set forth in Section 2.13 hereof.

“Environment” means the component of the Earth, and includes (i) land, water and air, including all layers of the atmosphere; (ii) all organic and inorganic matter and living organisms; and (iii) the interacting natural systems that include components referred to in paragraphs (i) and (ii).

“Environmental Laws” means federal, provincial, local and foreign laws, principles of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection and presentation of the environment or occupational health and safety, including, but not limited to the release or threatened release of Hazardous Substances into the Environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

“Equipment” means all machinery, equipment, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of Borrower, including, but not limited to, all items described on the Equipment Schedule (if attached) and all substitutions and replacements thereof.

“Event of Default” shall have the meaning set forth in Section 9 hereof.

“FCTA” means Borrower’s Foreign Currency Transaction Account held with Bank into which Bank shall deposit the Advances for the purpose of paying, by means of SWIFT transfer, Approved Invoices arising from purchases of Merchandise from a supplier, including any freight charges to the extent Aaron’s consents thereto.

3

“Floating Rate” means a rate of interest per annum equal to the Prime Rate plus an additional [four and three-quarters] percent ([4.75%]1) per annum, such rate to change as and when the Prime Rate changes.

“Franchise Agreement” means the written agreement between Aaron’s and Borrower whereby Borrower is authorized to establish an “Aaron’s” franchise.

“GAAP” means generally accepted accounting principles in Canada, consistently applied.

“Guarantor” means each Person who now or hereafter guarantees payment of the whole or any part of the Loan Indebtedness.

“Guaranty” means any guaranty agreement executed by each of the partners, shareholders, and where not prohibited by law, the spouses of such persons, of Borrower, or such other Persons as may be required by Bank, in favor of Bank with respect to the obligations of Borrower with respect to the Loans in the form provided by Bank, as the same may be amended, restated or supplemented from time to time.

“Hazardous Substances” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, including without limitation, any such substance regulated under or defined by any Environmental Law.

“Instrument” shall have the meaning ascribed to it in the PPSA.

“Inventory” means all inventory of Borrower, including, without limitation, all raw materials, work in process, finished goods, goods being leased pursuant to Lease Contracts, and other goods held by Borrower for sale or lease or furnished under contracts of service.

“Lease Contract” means a contract between Borrower and a customer to lease Merchandise in the form approved by Aaron’s (and which may include purchase options).

“Lien” means any interest in property securing an obligation, whether such interest is based on the common law, statute or contract, including, without limitation, a security interest, lien or security title arising from a security agreement, mortgage, security deed, trust deed, pledge, hypothec or conditional sale, or a lease, consignment or bailment for security purposes.

“Line of Credit Commitment” means the committed line of credit facility established by Bank in favor of Borrower in the amount set forth in the Line of Credit Note and upon the terms described in this Agreement.

“Line of Credit Loan” means a loan or an advance made by Bank to Borrower under its Line of Credit Commitment.

“Line of Credit Note” means a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-1 attached hereto in the committed principal amount of Bank’s Line of Credit Commitment evidencing the obligation of Borrower to repay its Line of Credit Loans.

“Loan Account” means the internal bank loan account established by Bank for Borrower.

[1]	Note: This interest rate shall be as designated by Aaron’s in the applicable loan Funding Approval Notice.

4

“Loan Documents” means this Agreement, the Notes, the Collateral Agreements, any other documents relating to the Loans delivered by Borrower or any guarantor or surety thereof to Bank and any amendments thereto.

“Loan Indebtedness” means all amounts due and payable by Borrower under the terms of the Loan Documents with respect to the Loans made thereunder, including, without limitation, outstanding principal, accrued interest, any late charges, and all reasonable costs and expenses of any legal proceeding brought by Bank to collect any of the foregoing (including without limitation, reasonable legal or attorneys’ fees).

“Loans” means the Line of Credit Loans or Term Loan.

“Loan Term” shall have the meaning set forth in Section 2.6(i) hereof.

“Material Adverse Effect” means any materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of Borrower, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the Guarantors (taken as a whole) to perform their respective obligations under the Guaranty.

“Maturity Date” means for (i) the Term Loan, the date set forth in the Term Note and (ii) the Line of Credit Commitment, the date set forth in the Line of Credit Note.

“Merchandise” means goods distributed or sold to Borrower through Aaron’s.

“Net Book Value” means, for any item of Merchandise, the cost of such Merchandise less accumulated depreciation as calculated in accordance with the Aaron’s Proprietary System.

“Note” means the Line of Credit Note or the Term Note, as the case may be.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Opening Date” means with respect to each store location, the date determined by Aaron’s to be the opening date of such location in accordance with its standard practice, as notified to Bank.

“PAD Authorization” means a pre-authorized debit authorization executed by Borrower authorizing Bank to cause a specified account of Borrower to be debited to pay amounts payable hereunder, such authorization to be in the form attached hereto as Exhibit F or such other form as Bank may require from time to time.

“Payment Date” means the last day of each calendar month; provided, however, if such day is not a Business Day, the next succeeding Business Day which is also a US Business Day.

“Permitted Liens” means Liens in favor of Bank or Aaron’s; Liens for taxes not yet due or payable; statutory Liens securing the claims of materialmen, mechanics, carriers and landlords for labor, materials, supplies or leases incurred in the ordinary course of Borrower’s business, but only if payment thereof is not at the time required and such Liens are at all times junior in priority to the Liens in favor of Bank; Liens shown on Exhibit B attached hereto (if any); and Liens hereafter consented to by Bank in writing.

5

“Person” means a corporation, an association, partnership, an organization, a business, a business trust, a limited liability company, an individual, a government or political subdivision thereof or a governmental agency.

“Personal PAD” shall have the meaning set forth in the Pre-Authorized Debit Rules.

“PPSA” means the Personal Property Security Act as in effect from time to time in the Province of Ontario.

“Pre-Authorized Debit Rules” means Rule H-1 of the Canadian Payments Association, as the same may be amended, modified, supplemented, restated, re-enacted or replaced from time to time.

“Prime Rate” means, on any date of determination, the higher of (a) the reference rate of interest, expressed as an annual rate, publicly announced or posted from time to time by Bloomberg on page BTMM for Canadian Money Market rates or (b) the average one month Bankers’ Acceptance rate quoted on Reuters Service, page CDOR, as at approximately 10:00 a.m. (Toronto, Ontario time) on such day plus 1% per annum.

“Quarterly Covenant Compliance Report” means that Quarterly Covenant Compliance Report substantially in the form of Exhibit D attached hereto.

“Rental Revenue” means, for any period, the gross revenues of Borrower from leases to the public of Borrower’s furniture inventory, computers, electronics, appliances and lease equipment including, without limitation, all customer deposits, advance lease payments, waiver fees, late fees, delivery fees, nonsufficient fund fees and reinstatement fees, but excluding all retail sales proceeds, goods and services tax, harmonized sales tax or provincial sales taxes.

“Sanctioned Country” shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (ii) any Person located, organized or resident in a Sanctioned Country or (iii) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Security Agreement” means a security agreement made by Borrower in favour of Bank substantially in the form attached hereto as Exhibit E attached hereto.

“Set Interval” shall have the meaning set forth in the Pre-Authorized Debit Rules.

“Solvent” means, as to any Person, such Person (i) is able to pay, and does pay, its debts as they mature and (ii) has a positive tangible net worth determined in accordance with GAAP.

“Sporadic” shall have the meaning set forth in the Pre-Authorized Debit Rules.

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“Spousal Consent” means any agreement provided by the spouse of any Person executing a Guaranty to the extent such spouse has not personally executed a Guaranty, to be substantially in the form provided by Bank.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower.

“SWIFT” means Society for Worldwide Interbank Financial Telecommunication.

“Term Loan” means a single loan made by Bank to Borrower in an amount not to exceed the Term Loan Commitment.

“Term Loan Commitment” means the obligation of Bank to make a Term Loan in favor of Borrower in the amount set forth in the Term Note and upon the terms described in this Agreement.

“Term Note” means a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-2 attached hereto in the committed principal amount of Bank’s Term Loan Commitment evidencing the obligation of Borrower to repay its Term Loan.

“US Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in Charlotte, North Carolina are authorized by law to close.

1.2 Accounting Terms and Determination. Accounting terms used in this Agreement such as “amortization,” “depreciation,” “interest expense,” and “tangible net worth” shall have the meaning normally given them by, and shall be calculated (both as to amounts and classification of items) in accordance with, GAAP. Any pronoun used herein shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, and all references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

1.3 Interest Calculation and Payments. Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest “per annum” or a similar expression is used, such interest will be calculated on the basis of a calendar year of 360 days, as the case may be, and using the nominal rate method of calculation and not the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest. Interest will continue to accrue after maturity and default and/or judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any.

1.4 Interest Act (Canada). For the purposes of this Agreement, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.

1.5 Currency. All references herein to currency or to $ are to lawful currency of Canada.

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2. LOAN; USE OF PROCEEDS.

2.1 Establishment of FCTA; Loan Account.

(i) Prior to the Closing Date, Bank shall (unless the Borrower has only a Term Loan) establish a FCTA for Borrower.

(ii) Prior to the Closing Date, Bank shall also establish on its books an internal loan account in Borrower’s name (the “Loan Account”) in which Bank shall record, in accordance with customary accounting practice, all charges, expenses and other items properly chargeable to Borrower; all payments made by Borrower on account of indebtedness evidenced by the Loan Account; all proceeds of Collateral which are finally paid to Bank at its office in cash or solvent credits; and other appropriate debits and credits. The debit balance of the Loan Account shall reflect the amount of Borrower’s Loan Indebtedness from time to time by reason of the Loans and other appropriate charges hereunder. At least once each month, Bank shall render a statement of account for the Loan Account, which statement shall be considered correct, and accepted by and conclusively binding upon Borrower, unless Borrower notifies Bank to the contrary within thirty (30) days after Bank’s sending of said statement to Borrower.

2.2 Establishment of Line of Credit Loan. Any Line of Credit Commitment now or hereafter committed to by Bank pursuant to which Borrower shall execute and deliver to Bank a Line of Credit Note shall be governed by and issued pursuant to the provisions, terms and conditions set forth herein.

2.3 Line of Credit Advances.

(i) Upon Borrower’s execution of this Agreement and a Line of Credit Note and compliance with the terms of this Agreement, and subject to Bank’s confirmation if requested by Aaron’s that Bank has a first priority security interest in the Collateral, Bank shall notify Borrower that Borrower may request Advances pursuant to the Line of Credit Commitment. Bank shall make such Advances into the FCTA for the sole purposes of (x) honoring requests from Borrower, made through Aaron’s by fax, email or other electronic form of notification to Aaron’s by 12:00 noon (Charlotte, North Carolina time) on the last Business Day immediately prior to the 10th or the 25th day of each month, for SWIFT transfers to suppliers of Merchandise in payment of Approved Invoices and, to the extent permitted by Aaron’s, to pay sales and use taxes and freight charges, for working capital and for other purposes to the extent approved by Aaron’s.

Each Advance shall be made by Servicer for the sole purposes of (i) honoring requests from any US Borrower, made through the Aaron’s Proprietary System, for ACH transfers to suppliers of Merchandise in payment of Approved Invoices, (ii) honoring requests from any US Borrower for Advances made via ACH transfers to an operating account or other location specified by such Borrower (and granted a vendor identification number by Aaron’s) and, to the extent permitted by Aaron’s, for working capital and for other purposes to the extent approved by Aaron’s or (iii) honoring requests from any Canadian Borrower, made through Aaron’s by fax, email or other electronic forms of notification to the Servicer. The maximum principal amount of Advances under the Line of Credit Commitment at any time outstanding shall not exceed the committed amount of the Line of Credit Commitment. Each Advance shall be in the amount of not less than $500.

(ii) Borrower shall submit purchase order requests for Merchandise to Aaron’s from time to time. In the event that the purchase order is authorized pursuant to the Franchise Agreement, Aaron’s will prepare the purchase order and submit the same to the appropriate supplier requested by Borrower. The supplier will be instructed to ship all Merchandise directly to Borrower and Borrower will be responsible for (a) inspecting all Merchandise and resolving all disputes regarding the Merchandise

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with such supplier and (b) paying all freight and other shipping and/or insurance charges arising in connection therewith with funds other than the proceeds of Loans, unless otherwise agreed by Aaron’s. The supplier will invoice Borrower for such Merchandise in accordance with normal industry practice. When Borrower wishes to pay such invoice, Borrower, subject to availability of the Line of Credit Commitment and the minimum borrowing threshold, shall pay such invoice by requesting, by way of fax, email or other electronic form of notification by 12:00 noon (Charlotte, North Carolina time) on the last Business Day immediately prior to the 10th or the 25th day of each month, that Aaron’s direct Bank to pay such invoice by initiating a SWIFT transfer from Borrower’s FCTA to the applicable vendor and Bank shall be entitled to rely on such request from Aaron’s as if it had been made directly by the Borrower. Any directions for SWIFT transfers transmitted by Aaron’s to Bank prior to 12:00 noon (Charlotte, North Carolina time) on the Business Day immediately preceding the 10th or the 25th day of a month, shall be paid by Bank no later than the next Business Day thereafter, unless Borrower is otherwise notified by Aaron’s or Bank.

(iii) Upon receipt of the request for an SWIFT transfer (provided, however, that such request relates to an Approved Invoice), Bank shall honor such request by making an Advance pursuant to the Line of Credit Commitment in the amount of such request into Borrower’s FCTA and forwarding such amount to the supplier by means of a SWIFT transfer in accordance with the instructions of Borrower. Upon receipt of any request to deposit funds into an account in the name of Borrower and receipt of Aaron’s approval thereof, Bank shall honor such request by making an Advance pursuant to the Line of Credit Commitment in the amount of such request into Borrower’s FCTA and automatically forwarding such amount to such account of Borrower by means of an SWIFT transfer in accordance with the instructions of Borrower. In the event that a request for a SWIFT transfer is presented for payment and Borrower’s availability pursuant to the Line of Credit Commitment is insufficient to honor such request, Bank may, but shall have no obligation to, make such overadvance, which shall be an Advance for all purposes hereunder, but shall be due and payable upon demand. At the end of each calendar month, Bank shall provide Borrower with a monthly FCTA statement in the form customarily used by Bank for its commercial customers and a loan account statement.

(iv) The aggregate amount of Advances made to Borrower during such month shall be amortized into twenty-four (24) equal payments of principal due and payable on the next succeeding Payment Dates; provided, however, that, in the event that Bank terminates the Line of Credit Commitment as provided in Section 2.6 below, all outstanding amounts shall be due and payable on the 24th Payment Date following such termination.

2.4 Term Loan. Any Term Loan Commitment now or hereafter committed to by Bank pursuant to which Borrower shall execute and deliver to Bank a Term Note shall be governed by and issued pursuant to the provisions, terms and conditions set forth herein. Upon Borrower’s execution of this Agreement and a Term Note and compliance with the terms of this Agreement and subject to Bank’s confirmation if requested by Aaron’s that Bank has a first priority security interest in the Collateral, Bank may make a Term Loan to Borrower in a principal amount not to exceed the Term Loan Commitment; provided, however, that if for any reason the full amount of Bank’s Term Loan Commitment is not fully drawn on the Closing Date, the undrawn portion thereof shall automatically be cancelled.

2.5 Repayment.

(i) Line of Credit Loans. Payments of principal for Line of Credit Loans shall be due and payable by Borrower to Bank on each Payment Date and subject to the provisions of Section 2.6 below, on the Maturity Date for the Line of Credit Commitment, unless sooner accelerated in accordance with the terms hereof.

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(ii) Term Loans. Payments of principal for Term Loans shall be due and payable by Borrower to Bank in installments payable on the dates set forth in the Term Note, provided, however, that, to the extent not previously paid, the aggregate unpaid principal balance of the Term Loans shall be due and payable on the Maturity Date for the Term Loan.

(iii) Except as provided below, all payments of principal of, or interest on, the Loans (including Asset Disposition Prepayments) and all other sums due under the terms of the Loan Documents at Set Intervals shall be made by way of pre-authorized debit from an account at a financial institution in Canada specified by Borrower. All voluntary prepayments of the Loan shall be made to Bank at the Lender’s Account by way of SWIFT transfer of immediately available funds or by pre-authorized debit from an account at a financial institution in Canada specified by Borrower.

2.6 Loan Term; Voluntary Termination.

(i) The original term of the Line of Credit Commitment shall be for a period of 364 days from the Closing Date (the “Loan Term”). Thereafter, the Loan Term shall automatically be extended on each anniversary of the Closing Date for an additional 364 day period unless either party terminates the Line of Credit Commitment as set forth hereunder. Upon ninety (90) days prior written notice to Borrower, Bank may, at its option, terminate the Line of Credit Commitment. Upon written notice to Bank, Borrower may, at its option, terminate the Line of Credit Commitment. Bank may also terminate the Line of Credit Commitment pursuant to Section 10 hereof. Upon the effective date of a termination of the Line of Credit Commitment effected by Borrower, the principal of and all accrued but unpaid interest on the Loan Indebtedness in respect of the Line of Credit Loans shall be forthwith due and payable, but all of the duties and covenants of Borrower hereunder, and all rights, remedies and privileges of Bank under this Agreement and Bank’s security interest in the Collateral, shall continue in full force and effect until all of the Loan Indebtedness in respect of the Line of Credit Loans is fully and finally paid. In the event Bank elects to terminate, (a) Bank shall continue to make Advances until the effective date of the termination and (b) Advances outstanding at the effective date of the termination shall be repaid according to the twenty-four (24) month amortization schedule provided above, provided, however, that, notwithstanding the foregoing all outstanding Loan Indebtedness in respect of the Line of Credit Loans shall be due and payable in full on the 24th Payment Date following termination of the Line of Credit Commitment by Bank. Nothing set forth in this Section 2.6(i) shall be deemed to limit the ability of Bank to declare all amounts outstanding under the Line of Credit Note immediately due and payable upon the occurrence of an Event of Default hereunder as provided herein.

(ii) The Term Loan shall terminate on the Maturity Date for the Term Loan set forth in the Term Note, as the case may be, which date shall be no more than two years from the Closing Date, subject to Section 10 hereof. Upon the termination of the Term Loan, the principal of and all accrued but unpaid interest on the Loan Indebtedness in respect of the Term Loan shall be forthwith due and payable, but all of the duties and covenants of Borrower hereunder, and all rights, remedies and privileges of Bank under this Agreement and Bank’s security interest in the Collateral, shall continue in full force and effect until all of such Loan Indebtedness is fully and finally paid.

2.7 Interest.

(i) From and after the date hereof, interest shall accrue on the unpaid principal amount of the Loan Indebtedness at the Floating Rate. Interest shall be calculated daily and shall be computed on the basis of actual days elapsed over the period of a 360 day year. Interest shall be payable in arrears on each Payment Date and on the Maturity Date, whether due to acceleration or otherwise. Any principal balance outstanding pursuant to a Loan not paid when due shall bear interest at a rate of interest per annum equal to the Default Rate, such interest to be payable upon demand. After the occurrence of an Event of Default and during the continuance thereof, the outstanding principal balance of the Loans shall bear interest at the Default Rate, which shall be payable on demand.

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(ii) In no contingency or event whatsoever shall the amount paid or agreed to be paid to Bank for the use, forbearance or detention of money advanced under this Agreement exceed the highest lawful rate permissible under Applicable Law. It is the intent hereof that Borrower will not pay or contract to pay, and that Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be charged to and paid by Borrower under Applicable Law. All interest (and charges deemed interest) paid or agreed to be paid to Bank shall, to the extent permitted by Applicable Law, be amortized, pro rated, allocated and spread in equal parts throughout the full term hereof until payment in full of the principal amount of the Loan Indebtedness owing hereunder (including the period of any renewal or extension hereof) so that interest on the principal amount of the Loan Indebtedness outstanding hereunder for such full period will not exceed the maximum amount permitted by Applicable Law.

2.8 Loan Prepayment.

(i) Voluntary Prepayment. Borrower shall have the right to prepay the Loans in whole or in part on any Payment Date, but subject to Borrower having provided at least two (2) Business Days’ prior written notice to Bank. Partial prepayments of any Line of Credit Loan (other than proceeds of Asset Dispositions which shall be applied as set forth in the following Section 2.10(ii)) shall be applied to reduce the current month’s Advance(s) to such Borrower with any excess prepayment applied to unpaid principal payments of the Loan as Aaron’s may request and the Servicer may agree in its sole discretion (which may include, but is not limited to, application of such excess prepayment to unpaid principal payments of the Loan in inverse order of maturity or on a pro rata basis).

(ii) Mandatory Prepayment. For the Line of Credit Loan, mandatory prepayment shall be required for Asset Dispositions.

2.9 Audits. Borrower hereby consents and authorizes Aaron’s or Bank or any agent or representative thereof to conduct periodic field audits of Borrower. Such field audits may include, without limitation, examinations of the payment receipts, tax returns, bank statements, loan statements, Lease Contracts, inventory on hand, computer-generated reports of Asset Dispositions, Rental Revenue and other financial data necessary to determine the accuracy and validity of the reports, compliance certificates, financial reports and other information forwarded to either of Bank or Aaron’s by Borrower in connection with the Loan.

2.10 Tracking of Merchandise; Asset Dispositions.

(i) All Merchandise financed by Bank must be serialized by means of the Aaron’s Proprietary System for appropriate reconciliation of Advances and receipt of Merchandise and for purposes of tracking Asset Dispositions, if applicable. Borrower shall be obligated to furnish serial numbers for all Merchandise purchased directly to Aaron’s on a weekly basis (and, if available, on a daily basis) by transmittal of Borrower’s receiving report (containing Aaron’s Proprietary System numbers) directly to Aaron’s on the Aaron’s Proprietary System. As set forth more fully below, Aaron’s will maintain and track such information as agent for Bank and Bank shall at all times have access to such information.

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(ii) If Borrower has a Line of Credit Note and an Asset Disposition occurs, Borrower shall immediately report such Asset Disposition to Aaron’s by means of the Aaron’s Proprietary System, such information to include the Aaron’s Proprietary System numbers, and if assigned, the serial numbers of the Merchandise subject to the Asset Disposition, the Net Book Value of such Merchandise and the proceeds received by Borrower therefrom. Aaron’s, on a monthly basis, shall transmit all such information to Bank in a summary form. Based solely on such information provided by Aaron’s, Bank will notify Borrower on a monthly basis, of the amount of the required prepayment (the “Asset Disposition Prepayment”) of the aggregate outstanding amount of the Line of Credit Loan due on the next Payment Date which amount shall be equal to the Net Book Value of the Asset Dispositions during the preceding month not applied to Advances made during such month as set forth above, unless otherwise agreed to by Bank. Borrower shall be notified by Bank by the Business Day next following the 25th day of each calendar month of the Asset Disposition Prepayment and payment thereof shall be due on the next succeeding Payment Date.

2.11 Closing Fee. On the Closing Date of each Loan, Borrower shall pay to Bank a closing fee (“Closing Fee”) in the amount of $500 per store location [plus $5,000]2 .

2.12 Commitment Fees.

(i) Borrower shall pay a commitment fee (the “Commitment Fee”) on any unused portion of the Line of Credit Commitment in the amount of _________________% per annum, such Commitment Fee to be paid quarterly in arrears on every third Payment Date, commencing on the third Payment Date after the Closing Date.

(ii) All Commitment Fees shall be paid on the dates due, in immediately available funds, to Bank.

2.13 Delinquent Payment Fees. In the event that any payment due and payable hereunder is not received by Bank on the Payment Date when due (including, without limitation, any payment not received as a result of the dishonour of a pre-authorized debit or a return of a pre-authorized debit initiated by Borrower), Borrower shall, upon request from Bank, pay to Bank a delinquent payment fee (the “Delinquent Payment Fee”) in an amount equal to the greater of (i) one percent (1%) of the amount of the late payment and (ii) $500.00.

3. COLLATERAL AND INSURANCE.

3.1 Granting of Security Interest in Collateral. As security for the payment and performance of all of the Loan Indebtedness, Borrower shall enter into the Security Agreement and grant Bank thereunder a continuing security interest in its Collateral. The Loan Indebtedness shall also be secured by any other property (whether real or personal) in which Borrower may have heretofore or concurrently herewith granted, or may hereafter grant, a Lien in favor of Bank.

3.2 Form of Lease Contracts. All Lease Contracts will be (i) in a form prescribed by Aaron’s for use by its franchisees, (ii) be transferable to Bank and (iii) contain the following provision directly above Borrower’s customer’s signature:

“NOTWITHSTANDING ANYTHING SET FORTH IN THIS AGREEMENT TO THE CONTRARY, THE UNDERSIGNED ACKNOWLEDGES AND CONSENTS TO THE TRANSFER OF, OR GRANT OF A SECURITY INTEREST IN, ANY OR ALL OF THE LESSOR’S RIGHT, TITLE AND INTEREST (RESIDUAL OR OTHERWISE) IN AND UNDER THIS AGREEMENT TO ANY THIRD PARTY. NO SUCH TRANSFER OR GRANT

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Note: in the case of a Borrower with a Term Loan Commitment that has customized financial covenants as specified by Aaron’s in accordance with Section 6 hereof, an additional $5,000 fee will be charged.

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OF SECURITY INTEREST WILL: (A) AFFECT THE UNDERSIGNED’S LOAN INDEBTEDNESS; (B) CHANGE ANY DUTIES OF, OR INCREASE ANY BURDENS OR RISKS IMPOSED ON, THE PARTIES TO THIS AGREEMENT; NO ENFORCEMENT OF ANY SECURITY INTEREST WILL CONSTITUTE A TRANSFER THAT CHANGES ANY DUTIES OF, OR INCREASES ANY BURDENS OR RISK IMPOSED ON, THE PARTIES TO THIS AGREEMENT.”

Immediately upon execution of the same, all Lease Contracts shall be hereby assigned to Bank, and, immediately upon Bank’s request, delivered to Bank together with any and all related documents, and will contain, by way of a stamp or as a part of the preprinted lease contract, the following legend directly below Borrower’s customer’s signature:

“FOR VALUE RECEIVED, THIS AGREEMENT HAS BEEN ASSIGNED TO TRUIST BANK AND THERE ARE NO DEFENSES AGAINST THE ASSIGNEE.”

Borrower will not assign, sell, pledge, convey or by any other means transfer to any person other than Bank any Lease Contracts or Chattel Paper, without Bank’s prior written consent.

3.3 Other Documents. Borrower shall execute and deliver, or shall be caused to be executed and delivered, to Bank such other instruments, agreements, assignments, notifications or other documents relating to the Collateral as Bank may from time to time request in order to evidence, perfect or continue the perfection of Bank’s Liens upon any of the Collateral.

3.4 Insurance. Borrower shall maintain and keep in force insurance of the types and in the amounts customarily carried in lines of business similar to Borrower’s and such other insurance as Bank may require, including, without limitation, theft, fire, public liability, business interruption, casualty, property damage, and worker’s compensation insurance, which insurance shall be carried with companies and in amounts satisfactory to Bank. All casualty and property damage insurance shall name Bank as mortgagee, sole loss payee, or additional insured, as appropriate. Borrower shall deliver to Bank from time to time, at Bank’s request, copies of all such insurance policies and certificates of insurance and schedules setting forth all insurance then in effect. Each policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days’ prior written notice to Bank in the event of any lapse, termination or cancellation of the policy for any reason whatsoever and a clause that the interest of Bank shall not be impaired or invalidated by any act or neglect of Borrower or owner of the property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. All such insurance policies shall contain such other provisions as Bank may require in order to protect Bank’s Lien in the collateral and Bank’s right to receive payments under such policies. Borrower hereby appoints Bank as attorney in fact for Borrower to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable to Borrower thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, which power of attorney shall be deemed coupled with an interest and irrevocable so long as Bank shall have a Lien in any of the Collateral pursuant to this Agreement. If Borrower shall fail to procure such insurance or to pay any premium with respect thereto, then Bank may, at its discretion, procure such insurance or pay such premium and any costs so incurred by Bank shall constitute a part of the Loan Indebtedness. Bank may apply the proceeds of any insurance policy received by Bank to the payment of any liabilities, whether or not due, in such order of application as Bank shall determine. Borrower shall promptly furnish Bank with certificates or other evidence satisfactory to Bank indicating compliance with the foregoing insurance requirements.

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3.5 Validation and Collection of Accounts. Whether or not a Default Condition or an Event of Default has occurred, Bank shall have the right, at any time or times hereafter, in the name of Bank or any designee of Bank to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise, and Borrower shall fully cooperate with Bank in an effort to facilitate and promptly conclude any such verification process. Unless Bank shall at any time following the occurrence of an Event of Default, elect to give notice to Account Debtors to make payments on the Accounts directly to Bank, Borrower shall endeavor in the first instance to make collection of its Accounts for Bank. Borrower shall at the request of Bank notify the Account Debtors of the security interest of Bank in any Account and Bank may itself at any time so notify Account Debtors. Upon or after the occurrence of an Event of Default, Borrower shall (if and to the extent requested to do so by Bank) notify the Account Debtors to make all payments owing to Borrower directly to Bank for application to the Loan Indebtedness.

3.6 Maintenance of Collateral. Borrower shall maintain all Inventory and Equipment in good condition, reasonable wear and tear excepted in the case of Equipment, and shall, as and when requested by Bank, provide Bank with a list of all of the Equipment and evidence of ownership thereof. Borrower shall not permit any of the Equipment to become affixed to any real property so that such Equipment is deemed a fixture under the real estate laws of the applicable jurisdiction.

3.7 Expenses Relating to Collateral. Borrower shall pay Bank on demand an amount equal to any and all expenses, including legal fees, incurred or paid by Bank in connection with Bank’s insuring, maintaining, protecting, storing, safeguarding, or paying Liens with respect to any of the Collateral or otherwise discharging any duty or obligation of Borrower with respect to any of the Collateral.

3.8 Rights to Collateral. Bank shall have no duty to collect, protect or preserve the underlying value of any Collateral or any income thereon or to preserve any rights against prior parties. Bank may exercise its rights and remedies with respect to the Collateral without first resorting (and without regard) to any other security for the Loans or other sources of payment or reimbursement for the Loan Indebtedness.

4. CONDITIONS PRECEDENT.

Borrower shall deliver and Bank shall have received the following documents, each in form and substance satisfactory to Bank, as conditions precedent of the Loans:

(i) a validly executed copy of this Agreement and the Security Agreement;

(ii) the validly executed Notes;

(iii) a validly executed copy of a Guaranty of each partner or majority stockholder of Borrower, and to the extent not prohibited by Applicable Law, the spouse of such Person together, in the case of the spouse, a certificate of independent legal advice with respect to the spouse’s execution of such Guaranty; provided, however, that if such spouse is not providing a Guaranty, a validly executed copy of the Spousal Consent;

(iv) All documentation and other information with respect to the Credit Parties that Aaron’s or any Participant reasonably believes is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act;

(v) a validly executed PAD Authorization in the form attached hereto as Exhibit F, authorizing Bank to debit Borrower’s bank account at a Canadian financial institution specified therein for payments due hereunder at Set Intervals, including without limitation, Asset Disposition Prepayments and mandatory prepayments of the Loans pursuant to Section 2.8(ii);

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(vi) a validly executed subordination agreement, in form and substance satisfactory to Bank, from each other debtholder of Borrower;

(vii) evidence of Borrower’s good standing;

(viii) a validly executed officer’s certificate or such other evidence acceptable to Bank evidencing Borrower’s corporate, partnership or other necessary authorization of the Loans and incumbency;

(ix) a certificate of insurance from an insurer acceptable to Bank evidencing Borrower’s compliance with Section 3.4 hereof and naming Bank as loss payee/additional insured as follows:

Aaron’s Program Manager

Truist Bank

Program Lending

303 Peachtree Street, N.E.

2nd Floor

Mail Code 1802

Atlanta, Georgia 30308

(x) a validly executed authorization in favour of Aaron’s, authorizing Aaron’s to initiate SWIFT transfers from the FCTA to pay vendors in accordance with Section 2.3(ii); and

(xi) valid Personal Property Security Act financing statements suitable for filing to enable Bank to perfect the security interest granted to it under this Agreement.

In addition, Bank shall have satisfied itself that (y) all necessary steps have been taken and all necessary registrations have been made to perfect Bank’s security interest in the Collateral, and (z) there are no Liens on any of the Collateral, and Bank shall be satisfied that all corporate or partnership proceedings necessary for the authorization of the Loan shall have been taken and Bank shall have received any other documents that it deems necessary or advisable.

5. BORROWER’S REPRESENTATIONS AND WARRANTIES.

To induce Bank to enter into this Agreement, Borrower represents and warrants as follows:

5.1 Organization and Qualification of Borrower. Borrower is _________________ under the laws of the province shown on the first page hereof or under the laws of Canada, and is qualified to do business in all jurisdictions where the character of its properties or the nature of its activities make such qualification necessary.

5.2 Trade Names, Subsidiaries and Location of Assets. Exhibit B attached hereto and made a part hereof fully and accurately discloses any legal name, trade name or style ever used by Borrower, any Subsidiaries owned by Borrower, and each office, other place of business or location of assets of Borrower.

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5.3 Corporate or Other Authority; No Violation of Other Agreements. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of Borrower and do not and will not (i) violate any provision of Borrower’s articles of incorporation, by laws, or other organizational documents or any Applicable Law, or (ii) be in conflict with, result in a breach of, or constitute (following notice or lapse of time or both) a default under any agreement to which Borrower is a party or by which Borrower or any of its property is bound. Each PAD Authorization has been executed by persons with signing authority in respect of the account at a Canadian financial institution that is the subject of such PAD Authorization and any such PAD Authorization is a Business PAD and not a Personal PAD.

5.4 Enforceability. This Agreement and each of the other Loan Documents create legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

5.5 Entire Agreement. The Notes and accompanying Loan Documents executed in connection with the Loans and delivered to Bank are the only contracts evidencing the transaction described herein and constitute the entire agreement of the parties hereto with respect to the transaction.

5.6 Genuineness of Signatures. The Notes and each accompanying Loan Document executed in connection with the Loans are genuine and all signatures, names, amounts and other facts and statements therein and thereon are true and correct.

5.7 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened before any court, tribunal or administrative or governmental agency that may, individually or collectively, adversely affect the financial condition or business operations of Borrower.

5.8 Financial Condition. Borrower’s financial statement previously delivered to Aaron’s, fairly and accurately presents the financial condition of Borrower as of such date and has been prepared in accordance with GAAP consistently applied, and since the date of that financial statement, there has been no material adverse change in the financial condition of Borrower. Borrower is now and will remain Solvent.

5.9 Taxes. All federal, provincial and local tax returns have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to Borrower have been paid, and Borrower maintains adequate reserves and accruals in respect of all such federal, provincial and other taxes, assessments and withholdings. There are no unpaid assessments pending against Borrower for any taxes or withholdings, and Borrower knows of no basis therefor.

5.10 Compliance with Laws. Borrower has duly complied with, and its properties and business operations are in compliance in all material respects with, the provisions of all Applicable Laws, including, without limitation, all Environmental Laws. Borrower possesses all permits, franchises, licenses, trademark rights, trade names, patents and other authorizations necessary to enable it to conduct its business operations as now conducted, and no filing with, and no consent, authorization, order or license of, any Person is necessary in connection with the execution or performance of this Agreement or the other Loan Documents.

5.11 No Default. No Default Condition or Event of Default exists.

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5.12 Accounts. Each Account arises out of a bona fide lease or sale and delivery of goods or rendition of services by Borrower and, unless otherwise indicated by Borrower to Bank in writing promptly after learning thereof, the facts appearing on the invoice evidencing such Account and Borrower’s books relating thereto are true and accurate and payment thereof is not subject to any known dispute, offset or claim except for discounts granted in the ordinary course of Borrower’s business that are reflected on the face of such invoice.

5.13 Use of Proceeds. None of the proceeds of any Advances by Bank or the Term Loan have been or will be used (i) to purchase or carry (or to satisfy or refinance any indebtedness incurred to purchase or carry) any “margin stock” (as defined in Regulation U of the Federal Reserve Board), (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Advances shall be made for the sole purposes of honoring requests for SWIFT transfers to (a) suppliers of Merchandise in payment of Approved Invoices, and (b) other accounts specified by Borrower with respect to Advances made for working capital purposes, subject to the approval of Aaron’s, which requests have been made to Aaron’s as provided in Section 2.3(i) or Section 2.3(ii), or upon the consent of Aaron’s, for the purpose of payment of freight charges (but not for the purpose of paying provincial sales taxes, goods and services tax, harmonized sales tax or customs duty). The proceeds of the Term Loan shall be used solely for the purpose of financing the acquisition and expansion of stores franchised by Aaron’s and operated by the Borrower and for Aaron’s-approved working capital purposes, but excluding in all cases any non-business purposes.

Each submission of an Approved Invoice made by Borrower pursuant to this Agreement or any other Loan Document shall constitute an automatic representation and warranty by Borrower to Bank that there does not then exist any Default Condition or Event of Default and a reaffirmation as of the date of said request that all representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects. All representations and warranties contained in this Agreement or in any of the other Loan Documents shall survive the execution, delivery and acceptance hereof by Bank and the closing of the transactions described herein.

5.14 Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers (in such capacity), employees (in such capacity) and, to the knowledge of Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) Borrower, any Subsidiary or any of their respective officers (in such capacity) or employees (in such capacity), or (b) to the knowledge of the Borrower, any director or agent of Borrower or any Subsidiary is a Sanctioned Person. No Advance nor the Term Loan, use by the Borrower or any Subsidiary of the proceeds thereof or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

6. FINANCIAL COVENANTS.

Borrower shall comply with the following financial covenant[s]:

(i) [Rental Revenue to Debt Service. Commencing on the first day of the calendar quarter in which the 25th month following the Opening Date of the first store location of Borrower occurs and measured as of the last day of the calendar quarter in which such 25th month occurs and on the last day of each calendar quarter thereafter, the ratio of Borrower’s Rental Revenue to Debt Service for such quarter shall not be less than 2.2:1.0;]3

[3]	Note: This covenant will not apply in the case of any Borrowers who have only Term Loans.

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(ii) Debt to Rental Revenue. [Commencing on the first day of the calendar quarter in which the first day of the 19th month following the Opening Date of the first store location of Borrower occurs and measured as of the last day of the calendar quarter in which such 19th month occurs and on the last day of each calendar quarter thereafter,][On the last day of each calendar quarter] the ratio of Borrower’s Debt to Borrower’s Rental Revenue shall not exceed [__]:1.0.4

To the extent any of the financial covenants set forth above in this Section 6 are calculated based upon the Opening Date of a store location, the financial information from store locations that have not reached the Opening Date anniversary incorporated into such covenants shall be excluded from such calculations. Debt Service and Debt attributable to such locations and deducted from the final calculations shall be deducted on a pro rata basis calculated by dividing such stores’ aggregate Net Book Value of Merchandise by the Net Book Value of Merchandise for all store locations. The financial covenants shall otherwise be calculated on a consolidated basis as to all store locations.

7. BORROWER’S AFFIRMATIVE COVENANTS.

During the term of this Agreement, and thereafter for so long as there is any outstanding Loan Indebtedness to Bank, Borrower covenants that, unless otherwise consented to by Bank in writing, it shall:

7.1 Financial Reports. Deliver to Aaron’s or cause to be delivered to Aaron’s:

(i) on or before the last Business Day of each month, an unaudited balance sheet and income statement accurately reflecting the financial transactions and status of Borrower as of the end of the prior month and on a year to date basis, on a consolidated and per store basis; prepared in accordance with GAAP in the format recommended by Aaron’s;

(ii) on or before the last Business Day of each month after the end of each calendar quarter (a) an unaudited balance sheet and income statement accurately reflecting the financial transactions and status of Borrower as of the end of the prior month and on a quarterly basis, on a consolidated and per store basis, prepared in accordance with GAAP in the format recommended by Aaron’s, and (b) a compliance certificate as described below in Section 7.2;

(iii) within 90 days after the end of each fiscal year a balance sheet and income statement of Borrower as of the end of such year and for the fiscal year then ended, compiled by such firm of chartered accountants as may be designated by Borrower and be satisfactory to Bank as prepared in accordance with GAAP and, to the extent delivered to Aaron’s, audited financial statements for such period;

(iv) within 120 days after the end of each fiscal year, an annual personal financial statement of each Guarantor; and

(v) with reasonable promptness, all reports by Borrower to its shareholders and such other information as Aaron’s or Bank may reasonably request from time to time.

[4]

Note: This covenant will apply and be tested on last day of each calendar quarter and not be tied to any Opening Date of store locations in the case of any Borrowers who have Term Loans. Covenant levels for this covenant will be established by Aaron’s or in the applicable Loan Agreement for each Borrower.

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7.2 Compliance Certificate. Prepare and deliver to Aaron’s, to the extent Borrower has a Line of Credit Loan, in conjunction with the quarterly financial reports required to be delivered pursuant to Section 7.1(iii) above, a quarterly compliance certificate (the form of which is attached hereto as Exhibit C), including a Quarterly Covenant Compliance Report (the form of which is attached hereto as Exhibit D) presenting the calculation of the financial covenants set forth above in Section 6, noting any negative variances with the covenants and explaining any such variances.

Borrower acknowledges that Aaron’s will review each compliance certificate and may revise the calculations set forth on such compliance certificate to be consistent with the information shown on quarterly detailed Inventory reconciliation reports and detailed revenue reports prepared by Aaron’s each quarter showing the amount of Inventory at each of Borrower’s stores as of the end of such quarter and the amount of monthly and quarterly revenue at each of Borrower’s stores. Borrower acknowledges that Aaron’s will forward copies of each compliance certificate, with revised calculations as appropriate, to Bank and agrees that Bank shall be entitled to rely each such compliance certificate, as revised by Aaron’s, for purposes of determining whether the covenants set forth in Section 6 above have been met.

7.3 Books and Records. Maintain its Books and Records and accounts in accordance with GAAP and permit any Person designated by Bank or Aaron’s to visit Borrower’s premises, inspect any of the Collateral or any of the Books and Records, and to make copies thereof and take extracts therefrom, and to discuss Borrower’s financial affairs with Borrower’s financial officers and accountants.

7.4 Taxes. Promptly file all tax returns and pay and discharge all taxes, assessments, withholdings and other governmental charges imposed upon it, its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto.

7.5 Notices to Bank. Promptly notify Bank in writing of (i) the occurrence of any Default Condition or Event of Default; (ii) any pending or threatened litigation claiming damages in excess of $25,000 or seeking relief that, if granted, would adversely affect the financial condition or business operations of Borrower; (iii) the release or discharge of any Hazardous Substance on any property owned by Borrower; and (iv) any asserted violation by Borrower of or demand for compliance by Borrower with any Applicable Law.

7.6 Compliance with Applicable Laws. Comply in all material respects with all Applicable Laws, including, without limitation, all Environmental Laws.

7.7 Corporate Existence. Maintain its separate corporate existence and all rights, privileges and franchises in connection therewith, and maintain its qualification and good standing in all jurisdictions where the failure to do so could have a Material Adverse Effect upon its financial condition or ability to collect the Accounts.

7.8 Electronic Debit Authorizations. Execute and deliver to Bank and maintain in effect at all times a PAD Authorization authorizing Bank to debit Borrower’s specified account at a Canadian financial institution for all payments required hereunder that are due at Set Intervals, including, without limitation, all payments of interest payable pursuant to Section 2.7, all Asset Disposition Prepayments and other mandatory principal prepayments payable pursuant to Section 2.8 and all Commitment Fees payable pursuant to Section 2.12 and, if requested by Bank in connection with any Sporadic payment required to be made by Borrower hereunder, a PAD Authorization in respect of such Sporadic payment, each such PAD Authorization to be executed and delivered by persons having signing authority over the bank account that is the subject of such PAD Authorization.

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8. NEGATIVE COVENANTS.

During the term of this Agreement, and thereafter for so long as there are is Loan Indebtedness outstanding, Borrower covenants that unless Bank has first consented thereto in writing, it will not:

8.1 Merger; Disposal or Moving of Collateral. Amalgamate, merge or consolidate with or acquire any substantial portion of the assets or stock of any Person; sell, lease, transfer or otherwise dispose of all or any portion of its properties (including any of the Collateral), except sales or leases of Inventory in the ordinary course of business; or, without having given Bank at least 60 days prior written notice and having executed such instruments and agreements as Bank shall require, change its name, adopt a French form of name, change the location of any Collateral or the location of its chief executive office, principal place of business or the office at which it maintains its Books and Records. Notwithstanding the foregoing, to the extent that Borrower is calculating its compliance with the financial covenants set forth in Section 6 hereof on a consolidated basis, Borrower may move Inventory from one location included in such calculation to another of Borrower’s Aaron’s locations without complying with the notice provisions hereof, as long as such Inventory is properly transferred in the Aaron’s Proprietary System.

8.2 Liens. Grant or suffer to exist any Lien upon any of the Collateral except Permitted Liens.

8.3 Guarantees. Guarantee, assume, endorse or otherwise become contingently liable for any obligation or indebtedness of any Person, either directly or indirectly, exceeding $25,000 not existing as of this date, except by endorsement of items of payment for deposit or collection.

8.4 Loans. Make loans or advances of money to or investments in any Person, or (except in the ordinary course of business and on fair and reasonable terms) engage in any transaction with a Subsidiary or affiliate.

8.5 Stock of Borrower. Repurchase, or pay or declare any dividend on, any of its capital stock; provided, however, that if no Default Condition or Event of Default exists and Borrower remains in compliance with the financial covenants set forth in Section 6 above after giving effect thereto, it may pay dividends and make such repurchases.

9. EVENTS OF DEFAULT.

9.1 List of Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default”:

(i) Borrower shall fail to pay any of the Loan Indebtedness (including any overadvance) or to repay principal as required in connection with any Asset Disposition within ten (10) days of the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise and including any failure to pay resulting from a dishonour of a pre-authorized debit or a return of a pre-authorized debit initiated by Borrower);

(ii) any warranty, representation, or other statement by Borrower herein or in any instrument, certificate or financial statement furnished in compliance herewith proves to have been false or misleading in any material respect when made;

(iii) Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement, any of the other Loan Documents or any other agreement now or hereafter entered into with Bank; Borrower shall fail to abide by the financial covenants set forth in Section 6 hereof, provided that Aaron’s may waive any financial covenant;

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(iv) Borrower or any Guarantor shall fail to pay when due any amount owed to any creditor (other than Bank) or Borrower or any Guarantor shall fail to pay or perform any liability or obligation in accordance with the terms of any agreement with Bank;

(v) Borrower, Aaron’s or any Guarantor shall cease to be Solvent, shall die or become incompetent, shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, shall make an assignment for the benefit of creditors, or shall make an offer of settlement or composition to their respective unsecured creditors generally;

(vi) any petition for an order for relief shall be filed by or against Borrower or any Guarantor or Aaron’s under the BIA or the CCAA (if against Borrower or any Guarantor, the continuation of such proceeding for more than 30 days);

(vii) any judgment, writ of attachment or similar process is entered or filed against Borrower or any Guarantor or any of Borrower’s or any Guarantor’s property and such judgment, writ of attachment or process is not dismissed, satisfied or vacated within ten (10) days thereafter or (ii) results in the creation or imposition of any Lien upon any Collateral that is not a Permitted Lien;

(viii) any Guarantor shall revoke or attempt to revoke the guaranty signed by such Guarantor or shall repudiate such Guarantor’s liability thereunder or Aaron’s shall default in its obligations to Bank with respect to the Loan Indebtedness or repudiate its liability therefor;

(ix) any Person, or group of Persons (whether or not related), shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of Borrower, other than any Person, or group of Persons, that has such majority ownership on the date of execution of this Agreement;

(x) Borrower shall lose its franchise, license or right to lease or to sell the Inventory or Borrower’s Franchise Agreement is terminated or revoked for any reason;

(xi) Borrower shall fail to enter properly any acquisition of Inventory or Equipment or any Asset Disposition on the Aaron’s Proprietary System;

(xii) Borrower shall use its FCTA for any use other than as explicitly authorized pursuant to this Agreement; or

(xiii) Borrower shall not have in effect at all times an effective PAD Authorization in respect of the payment of all amounts payable by it hereunder at Set Intervals or shall fail, if so requested by Lender, to execute and deliver a PAD Authorization in respect of any sporadic payment due hereunder.

9.2 Cure Period. Borrower shall have a five (5) calendar day period after Bank gives it notice of the occurrence of an Event of Default (other than an Event of Default pursuant to Section 9.1(vi)) above, during which it may cure such Event of Default. An Event of Default arising under Section 9.1(i)(i)) above shall only be cured by Bank’s receipt of payment in immediately available funds by wire transfer or pre-authorized debit.

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9.3 Advances. In no event shall Bank have any obligation to make any Loan hereunder or an Advance pursuant to a Line of Credit Commitment hereunder if there exists a Default Condition or an Event of Default.

10. REMEDIES.

All of the Loan Indebtedness shall become immediately due and payable and the Line of Credit Commitment shall be deemed immediately terminated (without notice to or demand upon Borrower) upon the occurrence of an Event of Default under Section 9.1(vi) of this Agreement; and upon and after the occurrence of any other Event of Default, subject to the cure period set forth in Section 9.2 hereof, Bank shall have the right to terminate immediately the Line of Credit Commitment and to declare the entire unpaid principal balance of and accrued interest with respect to the Loan Indebtedness to be, and the same shall thereupon become, immediately due and payable upon receipt by Borrower of written notice and demand. From and after the date on which the Loan Indebtedness becomes automatically due and payable or is declared by Bank to be due and payable as aforesaid, Bank shall have and may exercise from time to time any and all rights and remedies afforded to a secured party under the PPSA or any other Applicable Law. If the Loan Indebtedness is collected by or through legal counsel, Bank shall be entitled to collect reasonable legal fees and court costs from Borrower. In addition to, and without limiting the generality of the foregoing, Bank shall have the rights and remedies set forth in the Security Agreement and the following rights and remedies which it may exercise at any time or times (all of which rights and remedies shall be cumulative and may be exercised singularly or concurrently):

(i) the right to notify any Account Debtor to make all payments owing to Borrower directly to Bank for application to the Loan Indebtedness and to collect all amounts owing from any such Account Debtor;

(ii) the right to sell, lease or otherwise dispose of any or all of the Collateral at public or private sale, for cash, upon credit or upon such other terms as Bank deems advisable in its sole discretion, or otherwise to realize upon the whole or from time to time any part of the Collateral in which Bank may have a security interest. Any requirement of reasonable notice shall be met if such notice is sent to Borrower in accordance with Section 12 hereof at least seven (7) days before the date of sale or other disposition of the Collateral. Bank may bid and be the purchaser at any such sale if permitted by Applicable Law;

(iii) the right to require Borrower, at Borrower’s expense, to assemble the Collateral and make it available to Bank at a place reasonably convenient to both parties (and, for purposes hereof, Borrower stipulates that Bank shall be entitled to the remedy of specific performance). Alternatively, Bank may peaceably by its own means or with judicial assistance enter Borrower’s premises and take possession of the Collateral or dispose of the Collateral on Borrower’s premises without interference by Borrower;

(iv) the right to incur legal fees and expenses in exercising any of the rights, remedies, powers or privileges provided hereunder, and the right (but not the obligation) to pay, satisfy and discharge, or to bond, deposit or indemnify against, any tax or other Lien which in the opinion of Bank may in any manner or to any extent encumber any of the Collateral, all of which fees, payments and expenses shall become part of Bank’s expenses of retaking, holding, preparing for sale and the like, and shall be added to and become a part of the principal amount of the Loan Indebtedness;

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(v) the right, in Bank’s sole discretion, to perform any agreement of Borrower hereunder which Borrower shall fail to perform and take any other action which Bank deems necessary for the maintenance or preservation of any of the Collateral or Bank’s interest therein, and Borrower agrees forthwith to reimburse Bank for all expenses incurred in connection with the foregoing, together with interest thereon at the Default Rate from the date incurred until the date of reimbursement;

(vi) the right at any time or times, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand) held by Bank for Borrower’s account against any of the Loan Indebtedness, irrespective of whether or not Bank has made any demand under the this Agreement;

(vii) the right to apply the proceeds realized from any collection, sale, lease or other disposition of the Collateral first to the costs, expenses and legal fees incurred by Bank for collection and for acquisition, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon the principal amount of the Loan Indebtedness; and thirdly, to the principal amount of the Loan Indebtedness. If any deficiency shall arise, Borrower and Guarantors shall remain bound and liable to Bank therefor; and

(viii) the right to act as Borrower’s attorney in fact (and Borrower hereby irrevocably appoints Bank as Borrower’s agent and attorney in-fact), in Borrower’s or Bank’s name, but at Borrower’s cost and expense, to receive, open and dispose of all mail addressed to Borrower pertaining to any of the Collateral, to notify postal authorities to change the address and delivery of mail to Borrower to such address as Bank may designate, to sign Borrower’s name on any bill of lading constituting or relating to any Collateral, to send verifications with respect to the Collateral, to execute in Borrower’s name any affidavits or notices with regard to any and all Lien rights and to do all other acts and things necessary to carry out the terms of this Agreement or to discharge any obligation of Borrower hereunder, this power, being coupled with an interest, is to be irrevocable so long as any Loan Indebtedness is outstanding.

11. WAIVERS.

Borrower waives notice of Bank’s acceptance hereof. Borrower hereby waives any requirement on the part of Bank to post any bond or other security as a condition to Bank’s right to obtain an immediate writ of possession with respect to any Collateral. Bank shall not be deemed to have waived any of its rights upon or remedies hereunder or any Event of Default unless such waiver be in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

12. NOTICES.

All notices and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when indicated by verification receipt printed by the sending machine as having been received at the office of the noticed party, addressed in each case as follows:

If to Borrower:	_________________
Attn: _________________
_________________
_________________, _________________ _____________
Telecopier No.: _________________

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If to Bank:	Truist Bank
Program Lending
Attn: Aaron’s Program Manager 303 Peachtree Street, N.E., 2nd Floor
Mail Code 1802
Atlanta, Georgia 30308
Telecopier No.: (404) 724-3716

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the individual to whose attention such notice is to be sent as specified above or such individual’s successor in office.

13. INDEMNIFICATION.

Borrower hereby agrees to indemnify Bank and hold Bank harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Bank as the result of Borrower’s failure to observe, perform or discharge Borrower’s duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Bank by any Person under any environmental laws. If any taxes, fees or other charges shall be payable by Borrower or Bank on account of the execution, delivery or recording of any of the Loan Documents or any loans outstanding hereunder, Borrower will pay (or reimburse Bank’s payment of) all such taxes, fees or other charges, including any applicable interests and penalties, and will indemnify and hold Bank harmless from and against liability in connection therewith. The indemnity obligations of Borrower under this Section 13 shall survive the payment in full of the Loan Indebtedness.

14. ENTIRE AGREEMENT; AMENDMENT.

This Agreement and the other Loan Documents embody the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement may not be modified or amended except by an agreement in writing signed by Borrower and Bank.

15. SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; but Borrower shall not assign this Agreement or any right or benefit hereunder to any Person. Bank may assign its rights and obligations hereunder at any time and to any Person, including without limitation, to Aaron’s.

16. ARBITRATION.

ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE INTERNATIONAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION EXCEPT TO THE EXTENT OTHERWISE SET FORTH IN THIS SECTION 16. THE PLACE OF ARBITRATION SHALL BE ATLANTA, GEORGIA AND THE LANGUAGE OF ARBITRATION SHALL BE ENGLISH. THE NUMBER OF ARBITRATORS SHALL BE THREE SELECTED AS FOLLOWS: WITHIN FOURTEEN (14) DAYS AFTER THE COMMENCEMENT OF ARBITRATION, EACH PARTY WILL APPOINT ONE ARBITRATOR. THESE TWO ARBITRATORS WILL THEN NAME A PRESIDING ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER THE SELECTION OF THE PARTY APPOINTEES. EACH ARBITRATOR SHALL

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BE AN ATTORNEY ADMITTED BEFORE THE BAR OF ANY STATE OF THE UNITED STATES OR THE BAR OF ANY PROVINCE OF CANADA. IF EITHER PARTY FAILS TO APPOINT AN ARBITRATOR, OR IF THE TWO ARBITRATORS DO NOT NAME A THIRD ARBITRATOR WITHIN THESE TIME PERIODS, THE INTERNATIONAL CENTRE FOR DISPUTE RESOLUTION SHALL AT THE WRITTEN REQUEST OF EITHER PARTY COMPLETE THE APPOINTMENTS THAT HAVE NOT BEEN MADE PURSUANT TO THE INTERNATIONAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATORS SHALL AWARD TO THE PREVAILING PARTY, IF ANY, AS DETERMINED BY THE ARBITRATORS, ALL COSTS AND EXPENSES OF THE ARBITRATORS AND THE INTERNATIONAL CENTRE FOR DISPUTE RESOLUTION. ALL WITNESS TESTIMONY AT THE HEARING SHALL BE TRANSCRIBED BY A PUBLIC STENOGRAPHER OR COURT REPORTER. ALL PARTIES AGREE TO BE BOUND BY THE RESULTS OF SUCH ARBITRATIONS; JUDGMENT UPON THE AWARD SO RENDERED MAY BE ENTERED AND ENFORCED IN ANY COURT OF COMPETENT JURISDICTION. TO THE EXTENT REASONABLY PRACTICABLE, BOTH PARTIES AGREE TO CONTINUE PERFORMING THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT WHILE THE DISPUTE IS BEING RESOLVED.

17. MISCELLANEOUS.

Time is of the essence of this Agreement. Bank reserves the right to participate, sell or assign the Loans made hereunder and provide any participant or assignee all information in Bank’s possession regarding Borrower, its business and the Collateral. Borrower shall reimburse Bank for Bank’s out-of-pocket expenses and for the fees and expenses and disbursements of Bank’s counsel in connection with the negotiation, documentation and closing of the transactions contemplated hereby, and Borrower will pay all expenses incurred by Borrower in connection with the transactions. The Section headings are for convenience only and shall not limit or otherwise affect any of the terms hereof. THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO THE LAWS OF CONFLICTS THEREOF) AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.

18. RELATIONS WITH AARON’S.

Borrower recognizes and acknowledges that Bank has made the Loans available to Borrower hereunder at the behest of and as an accommodation to Aaron’s. Accordingly, Borrower agrees that from time to time Bank may release to Aaron’s such information about Borrower and the Loans as Aaron’s may request, and Bank may condition its agreement to any waiver, modification or amendment on the prior written consent of Aaron’s. Borrower further agrees that upon the occurrence of an Event of Default hereunder, Bank may notify Aaron’s of such Event of Default prior to notifying Borrower thereof, and Bank shall not be liable to Borrower for failure to give simultaneous notice to Borrower. Borrower further agrees that Bank shall not be liable to Borrower as a result of any information or document obtained by Bank regarding Borrower which is shared by Bank with Aaron’s.

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WITNESS the hand and seal of the parties hereto on the date first above written.

Accepted in Atlanta, Georgia:

BORROWER:

BANK:

TRUIST BANK:

By:
Name:
Title:

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EXHIBIT A-1

FORM OF

LINE OF CREDIT NOTE

Closing Date: [Closing Date]	$
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned, _________________ (the “Borrower”), promises to pay to the order of TRUIST BANK, a North Carolina banking corporation (the “Bank”), at Bank’s principal office in Charlotte, North Carolina, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of Canada, on _________________________, (the “Maturity Date”, as such date may be extended from time to time, for an additional 364 day period unless either party terminates the Loan as set forth in Section 2.6 of the Loan Agreement), the lesser of (x) the principal sum of the Line of Credit Commitment: _________________ ($_________________), or (y) so much principal thereof as shall have been from time to time disbursed hereunder in accordance with that certain Loan Agreement, dated as of [___________], by and between Borrower and Bank (as amended, restated, modified or supplemented from time to time, the “Agreement”) and not theretofore repaid, as shown on the records of Bank.

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder at a floating rate of interest equal to the Prime Rate plus an additional _________________________, from time to time, upon such dates as provided for in the Agreement. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Agreement. For informational purposes, as of the date hereof the Prime Rate in effect is __________% per annum, thus producing an initial interest rate under the Agreement on such date of ___________% per annum and, when adjusted for a year of 365 days, an initial simple interest rate of _____________% per annum. Any principal amount due under this Line of Credit Note (the “Note”) that is not paid on the due date therefor whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

This Note evidences a loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Agreement.

Bank shall at all times have a right of set off against any deposit balances of Borrower in the possession of Bank and Bank may apply the same against payment of this Note or any other indebtedness of Borrower to Bank. The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through legal counsel, Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable legal fees if collected by or through legal counsel.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such Advance was made and borrowed under the Agreement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided, however, that the failure of Bank to record in such account the type or amount of any Advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

For the purposes of this Note, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA. TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of Borrower as of the day and year first above written.

_________________
_________________
_________________

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EXHIBIT A-2

FORM OF

TERM NOTE

Closing Date: [Closing Date]	$
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned, _________________ (the “Borrower”), promises to pay to the order of TRUIST BANK, a North Carolina banking corporation (the “Bank”), at Bank’s principal office in Charlotte, North Carolina, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of Canada, _____________________ ($_______________). Repayment will be in _____ consecutive equal monthly installments of principal in the amount of $_____________ based on a ________month amortization plus accrued and unpaid interest and shall be due and payable on each Payment Date, with the first installment being due and payable on ________________, and the remaining outstanding principal balance, together with all accumulated unpaid interest shall be due and payable on _________________________, (the “Maturity Date”).

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder at a floating rate of interest equal to the Prime Rate plus an additional _________________________, from time to time, upon such dates as provided for in that certain Loan Agreement dated as of [____________], by and between Borrower and Bank (as amended, restated, modified or supplemented from time to time, the “Agreement”). Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Agreement. For informational purposes, as of the date hereof the Prime Rate in effect is __________% per annum, thus producing an initial interest rate under the Agreement on such date of ___________ % per annum and, when adjusted for a year of 365 days, an initial simple interest rate of _____________% per annum. Any principal amount due under this Term Note (the “Note”) that is not paid on the due date therefor whether on the due date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

This Note evidences a loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Agreement.

Bank shall at all times have a right of set off against any deposit balances of Borrower in the possession of Bank and Bank may apply the same against payment of this Note or any other indebtedness of Borrower to Bank, irrespective of whether or not Bank has made any demand under the Agreement. The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through legal counsel, Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable legal fees if collected by or through legal counsel.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided, however, that the failure of Bank to record in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

For the purposes of this Note, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA. TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of Borrower as of the day and year first above written.

_________________
_________________
_________________

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EXHIBIT B

Permitted Liens

The following described Liens are Permitted Liens (if none, so state):

Name of Lien Holder	Date of Recording	Collateral

Trade Names and Styles

The following are the only trade names or trade styles ever used by Borrower (if none, so state):

Subsidiaries

The following are all of the subsidiaries owned by Borrower (if none, so state):

Business Locations

The following are all of the locations where Borrower has an office or other place of business or owns assets:

EXHIBIT C

COMPLIANCE CERTIFICATE OF BORROWER

(Pursuant to Section 7.2 of Loan Agreement dated __________________)

__________________ (the “Borrower”) HEREBY CERTIFIES that:

This Compliance Certificate is furnished pursuant to the Loan Agreement (the “Agreement”) dated __________________ by and between Borrower and TRUIST BANK (“Bank”). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in this Agreement.

The figures and information for determining compliance by Borrower with the financial covenants set forth in the Quarterly Covenant Compliance Report attached hereto have been prepared based upon the financial reports accompanied hereby and both the Quarterly Covenant Compliance Report and such financial reports are true and complete as of the date hereof.

The activities of Borrower during the preceding quarter have been reviewed by the president or other authorized officer or the employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the president or other authorized officer, and as of the date of this Certificate, Borrower has performed and observed each and every covenant contained in the Agreement to be performed by it, and no Event of Default or Default Condition exists, except for the following:

Please describe or indicate “None” if none exist:

Borrower has properly and accurately reported all Asset Dispositions pursuant to Section 2.10 of the Agreement.

WITNESS my hand this _______ day of ______________________, _______.

EXHIBIT D

QUARTERLY COVENANT COMPLIANCE REPORT

(Section 6—Financial Covenants)

Test Borrower

For Quarter Ending:

With respect to the financial covenants set forth below which are calculated based upon the Opening Date of a store location, the financial information from store locations that have not reached the Opening Date anniversary incorporated into such covenants shall be excluded from such calculations. [Debt Service and] Debt attributable to such locations and deducted from the final calculations shall be deducted on a pro rata basis calculated by dividing such stores’ aggregate Net Book Value of Merchandise by the Net Book Value of Merchandise for all store locations. The financial covenants shall otherwise be calculated on a consolidated basis as to all store locations.

I.	Rental Revenue to Debt Service

A.	Enter amount of quarterly Rental Revenue.	$_________________

B.	Enter amount of quarterly Rental Revenue attributable to store locations open less than 25 months.	$_________________

C.	Subtract B from A.	$_________________

D.	Enter amount of quarter’s Debt Service.	$_________________

E.	Enter amount of quarter’s Debt Service attributable to store locations open less than 25 months.	$_________________

F.	Subtract E from D.	$_________________

	Ratio of C:F.	__________________

	STANDARD — Ratio not less than —	2.2: 1.0

Compliance? Yes ☐ No ☐

II.	Debt to Rental Revenue

A.	Enter amount of Debt.	$_________________

B.	[Enter amount of Debt attributable to store locations open less than 19 months.]	$_________________

C.	[Subtract B from A.	$_________________]

D.	Enter Amount of last quarter’s Rental Revenue.	$_________________

E.	[Enter amount of last quarter’s Rental Income attributable to store locations open less than 19 months.	$_________________]

F.	[Subtract E from D.	$_________________[5]

	Ratio of C : F.	__________________

	STANDARD ...........	[ ] : 1.0

Compliance? Yes ☐ No ☐

Note: All terms are those used in generally accepted accounting practices unless specifically defined in the Agreement.

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Note: This covenant will apply and be tested on last day of each calendar quarter, and not be tied to any Opening Date of store locations in the case of any Borrowers who have Term Loans. In which case, the bracketed portions of this Debt to Rental Revenue covenant will not be applicable. Covenant levels for this covenant will be established by Aaron’s or in the applicable Loan Agreement for each Borrower

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EXHIBIT E

FORM OF SECURITY AGREEMENT

THIS AGREEMENT is made as of •, 20•

BETWEEN

•, a [corporation][limited partnership][partnership] [incorporated/formed] under the laws of [the Province of •][Canada] (the “Debtor”),

- and -

TRUIST BANK, a North Carolina banking corporation (the “Secured Party”).

WHEREAS the Debtor has entered into the Loan Agreement with the Secured Party pursuant to which certain credit facilities will be extended to the Debtor;

AND WHEREAS the Debtor has agreed to grant a security interest and assignment, mortgage and charge in the Collateral to the Secured Party in order to secure the performance of its Obligations;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1—INTERPRETATION

1.1 Interpretation. In this Agreement, unless something in the subject matter or context is inconsistent therewith, capitalized terms used and not otherwise defined in this Agreement have the meanings given to them in the Loan agreement and:

“Agreement” means this agreement, including its recitals and schedules, as amended from time to time.

“Collateral” has the meaning set out in Section 2.1.

“Loan Agreement” means the loan agreement made as of •, 20• between the Debtor and the Secured Party as amended from time to time.

“Event of Default” means any of the events described as “events of default” in the Loan Agreement.

“Obligations” means all obligations and liabilities of any kind whatsoever of the Debtor to the Secured Party in connection with or relating to the Loan Agreement, including all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, whenever, wherever and however incurred, in any currency at any time owing by the Debtor to the Secured Party or remaining unpaid by the Debtor to the Secured Party and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether incurred by the Debtor alone or with another or others and whether as principal or surety or otherwise, including all interest, commissions, legal and other costs, charges and expenses.

The terms “accessions”, “accounts”, “chattel paper”, “documents of title”, “goods”, “instruments”, “intangibles”, “inventory”, “money”, “proceeds” and “securities” whenever used herein have the meanings given to those terms in the Personal Property Security Act currently in effect in the province referred to in Section 5.13 below.

1.2 Headings. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement. 1.3 Extended Meanings. In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities. The term “including” means “including without limiting the generality of the foregoing”. The inclusion of reference to Permitted Liens in the Loan Agreement or herein, by reference or otherwise, is not intended to subordinate, and will not subordinate, the security granted hereunder to any such Permitted Lien.

ARTICLE II—GRANT OF SECURITY INTEREST

2.1 Security Interest. As general and continuing security for the payment and performance of all Obligations, the Debtor hereby grants to the Secured Party a security interest in all of the Debtor’s present and after-acquired undertaking and property, both real and personal including, without limitation, all Lease Contracts (collectively, the “Collateral”), and, as further general and continuing security for the payment and performance of the Obligations, the Debtor hereby also assigns the Collateral (other than trademarks) to the Secured Party and mortgages and charges the Collateral as and by way of a fixed and specific mortgage and charge to the Secured Party.

2.2 Attachment of Security Interest. The Debtor acknowledges that value has been given and agrees that the security interest granted hereby attaches upon the execution of this Agreement by the Debtor (or, in the case of any after-acquired property, at the time of acquisition by the Debtor of any rights therein).

2.3 Real Property. The assignment, mortgage and charge granted hereby will not extend to the last day of the term of any lease or agreement relating to real property, but the Debtor will hold such last day in trust for the Secured Party and, upon the enforcement by the Secured Party of its security, will assign such last day as directed by the Secured Party.

ARTICLE III—DEALING WITH COLLATERAL

3.1 Dealing with Collateral by the Debtor. The Debtor must not sell, lease or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, except that the Debtor may, until an Event of Default occurs, deal with its money or rent, lease or sell items of Inventory in the ordinary course of its business so that the purchaser thereof takes title thereto free and clear of the security interest, assignment and mortgage and charge granted hereby, but all proceeds of any such sale will continue to be subject to the security granted hereby. Upon the occurrence of an Event of Default and the exercise by the Secured Party of any of its rights and remedies under Section 4.1, all money received by the Debtor will be held by the Debtor in trust for the Secured Party and must be held separate and apart from other money of the Debtor and paid over to the Secured Party on request.

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3.2 Rights and Duties of the Secured Party. The Secured Party may perform any of its rights and duties hereunder by or through agents and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

ARTICLE IV—REMEDIES

4.1 Consequences of a Default. On or after the occurrence of any Event of Default that has not been either cured or waived, at the option of the Secured Party, (a) any or all of the Obligations not yet payable will become immediately payable, without presentment, protest, notice of protest or notice of dishonour, all of which are expressly waived; (b) the obligation, if any, of the Secured Party to extend further credit to the Debtor will cease; and (c) the security granted hereby will become immediately enforceable.

4.2 Remedies. In addition to any right or remedy otherwise provided herein or by law, on or after the occurrence of any Event of Default that has not been either cured or waived, the Secured Party will have the rights and remedies set out in the Loan Agreement and those rights and remedies set forth below, all of which may be enforced successively or concurrently:

(a) the Secured Party may take possession of the Collateral and require the Debtor to assemble the Collateral and deliver or make the Collateral available to the Secured Party at such places as may be specified by the Secured Party, and neither the Secured Party nor any Receiver will be or be deemed to be a mortgagee in possession by virtue of any such actions;

(b) the Secured Party may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

(c) the Secured Party may carry on, or concur in the carrying on of, all or any part of the business of the Debtor;

(d) the Secured Party may have, exercise or enforce any rights of the Debtor in respect of the Collateral;

(e) the Secured Party may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit, upon such terms and conditions as the Secured Party may determine and without notice to the Debtor unless required by law;

(f) the Secured Party may accept all or any part of the Collateral in total or partial satisfaction of the Obligations in the manner provided by law;

(g) the Secured Party may, for any purpose specified herein, including for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of the Debtor, borrow money on the security of the Collateral, which security will rank in priority to the security granted hereby;

(h) the Secured Party may occupy and use all or any of the premises, buildings and plants occupied by the Debtor and use all or any of the Equipment and other property of the Debtor for such time as the Secured Party requires to facilitate the realization of the Collateral, free of charge and the Secured Party will not be liable for any rent, charges, depreciation or damages in connection with such actions, nor will the Secured Party or any Receiver be or be deemed to be a mortgagee in possession by virtue of any such actions;

3

(i) the Secured Party may appoint a receiver or receiver and manager (each herein referred to as the “Receiver”) of the whole or any part of the Collateral and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral;

(j) the Secured Party may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Obligations.

4.3 Powers of the Receiver. Any Receiver will have all of the rights and powers that the Secured Party is entitled to exercise pursuant to Section 4.3 but the Secured Party will not be in any way responsible for any misconduct or negligence of any such Receiver.

4.4 Liability of Secured Party. The Secured Party will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Secured Party, the Debtor or any other person in respect of the Collateral. In the exercise of its rights and the performance of its obligations, the Secured Party will only be liable for gross negligence or wilful misconduct.

4.5 Proceeds of Realization. The Secured Party may apply any proceeds of realization of the Collateral to payment of costs, fees and expenses, including those related to the realization of the Collateral, and the Secured Party may apply any balance to payment of all other Obligations in such order as the Secured Party sees fit. If there is any surplus remaining, the Secured Party may pay it to any person entitled thereto by law of whom the Secured Party has knowledge and any balance remaining may be paid to the Debtor. If the realization of the Collateral fails to satisfy the Obligations, the Debtor will be liable to pay any deficiency to the Secured Party.

4.6 Waivers by Debtor. The Secured Party may (a) grant extensions of time, (b) take and perfect or abstain from taking and perfecting security, (c) give up any security, (d) accept compositions or compromises, (e) grant releases and discharges, and (f) otherwise waive rights against the Debtor, debtors of the Debtor, guarantors and others and with respect to the Collateral and other security as the Secured Party sees fit. No such action or omission will reduce the Obligations or affect the Secured Party’s rights hereunder.

ARTICLE V—GENERAL

5.1 Appointment of Consultant. The Secured Party will be entitled to an appoint a consultant to provide such services and advice as the Secured Party may determine in its sole discretion, with power to enter the Debtor’s premises, to inspect and evaluate the Collateral, to make copies of the Debtor’s records, to review the Debtor’s business plans and projections, to assess the conduct and viability of the Debtor’s business, to prepare reports on the Debtor’s affairs and to distribute such reports to the Secured Party or to other such persons as the Secured Party may direct. Such consultant will act as an agent for the Secured Party and will owe no duty to the Debtor. The consultant is to have no managerial or advisory capacity and will have no decision making responsibility. The Debtor authorizes the Secured Party to provide confidential information to the consultant. All fees and expenses in connection with the engagement of a consultant are payable by the Debtor to the Secured Party.

4

5.2 Waivers of Legal Limitations. To the fullest extent permitted by law, the Debtor waives all of the rights, benefits and protections that is given by the provisions of any law that imposes limitations upon the powers, rights or remedies of a secured party, including any law that limits the rights of a secured party to both seize Collateral and sue for any deficiency following realization of Collateral. Without limitation, the Debtor (if a corporation) agrees that the Limitation of Civil Rights Act and Part IV of the Saskatchewan Farm Securities Act of the Province of Saskatchewan will not apply to this agreement or any of the rights, remedies or powers of the Secured Party or any Receiver hereunder.

5.3 Benefit of the Agreement. This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

5.4 Entire Agreement. This Agreement has been entered into pursuant to the provisions of the Loan Agreement and is subject to all the terms and conditions thereof and, if there is any conflict or inconsistency between the provisions of this Agreement and the provisions of the Loan Agreement, the rights and obligations of the parties will be governed by the provisions of the Loan Agreement. This Agreement cancels and supersedes any prior understandings and agreements between the parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Secured Party and the Debtor with respect to the subject matter hereof except as expressly set forth herein or in the Loan Agreement.

5.5 Amendments and Waivers. No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

5.6 Assignment. The rights of the Secured Party under this Agreement may be assigned by the Secured Party without the prior consent of the Debtor. The Debtor may not assign its obligations under this Agreement.

5.7 Severability. If any provision of this Agreement is determined by any court of competent jurisdiction to be illegal or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either of the parties.

5.8 Notices. Any demand, notice or other communication to be given in connection with this Agreement must be given in accordance with the Loan Agreement

5.9 Remedies Cumulative; Additional Continuing Security. The rights and remedies of the Secured Party hereunder are cumulative and are in addition to and not in substitution for any other security now or hereafter held by the Secured Party or any other rights or remedies available at law or in equity or otherwise. No single or partial exercise by the Secured Party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which the Secured Party may be entitled. This Agreement is a continuing agreement and security that will remain in full force and effect until discharged by the Secured Party.

5.10 Further Assurances. Each of the Debtor and the Secured Party will from time to time execute and deliver all such further documents and instruments, including financing statements and schedules, and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the security granted hereby and the full intent and meaning of this Agreement.

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5.11 Power of Attorney. The Debtor hereby irrevocably appoints any officer for the time being of the Secured Party the true and lawful attorney of the Debtor upon the occurrence of an Event of Default that is continuing, with full power of substitution, to do all things and execute and deliver all such documents and instruments, including financing statements and schedules, as are referred to in Section 5.9 above, with the right to use the name of the Debtor whenever and wherever the officer may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Collateral in accordance with this Agreement.

5.12 Discharge. The Debtor will be entitled to a discharge of this Agreement and termination of any and all commitments under the Loan Agreement or under any other Loan Document upon written request by the Debtor and full and irrevocable payment, performance and satisfaction of the Obligations. No discharge will be effective unless in writing and executed by the Secured Party.

5.13 Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the Province of • and the laws of Canada applicable therein.

5.14 Copy of Documents and Consent to Filings. The Debtor acknowledges having received a fully executed copy of this Agreement and, to the extent permitted by applicable law, waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement, or verification statement, filed or issued at any time in respect of this Agreement. The Debtor confirms its consent to the filing by the Secured Party or on its behalf of any financing statement or financing change statement filed or issued at any time in respect of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement.

DEBTOR	•
Per:
________________________________________	__________________________________________
Date of Execution	Name:
Title:
c/s
___________________________________________
Name:
Title:

6

SECURED PARTY:	TRUIST BANK

Per:
________________________________________	__________________________________________
Date of Execution	Name:
Title:
c/s
___________________________________________
Name:
Title:

7

EXHIBIT F

FORM OF PAYOR’S PAD AGREEMENT

Business Pre-Authorized Debit Plan* -

Authorization of the Payor to the Payee to Direct Debit an Account

Instructions:

1.	Please complete all sections in order to instruct your financial institution to make payments directly from your account.

2.	Please sign the Terms and Conditions that are part of this document.

3.	Return the completed form with a blank cheque marked “VOID” to the Payee at the address noted below.

4.	If you have any questions, please write or call the Payee.

PAYOR INFORMATION (Please type or print clearly)

Payor Name:
Address:
Telephone:
Name(s) of Authorized Signing Officer(s):
Signature(s) of Authorized Signing Officer(s):	Date:

PAYOR FINANCIAL INSTITUTION/BANKING INFORMATION (Please type or print clearly)

Branch Number	Institution #	Account Number

Name of Financial Institution
Branch
Branch Address
City/Province		Postal Code

PAYEE INFORMATION (Please type or print clearly)

Payee Name:
Address: Number, Street/Avenue/Blvd/Crsc/ City/Province/Postal Code
Telephone: Fax: Email:

PAYMENT INFORMATION (Please type or print clearly)

Please specify whether the payment is a: (Please check one)	☐ Fixed Amount: (Please specify)
☐ Variable Amount: If variable, please specify whether there is a maximum amount or indicate N/A if there is no maximum amount:
Occurring at: (Please check one)	☐ Set intervals: Please specify the timing (i.e. weekly, bi-weekly, monthly)
Sporadic intervals The Payor must describe the occurrence of an Event or other criteria that will trigger the debit of the account ☐Mandatory description here:
Are top-ups or adjustments permissible? (Please check one)	☐ Yes
☐ No

*	This form is for PADs which relate to commercial activities of a Payor who is a corporation, organization, trade, association, government entity, profession, venture or enterprise.

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PAYOR’S PAD AGREEMENT

Business Pre-Authorized Debit Plan

Terms & Conditions

1. In this Agreement “we”, “us” and “our” refers to the Payor indicated on page 1.

2.  We agree to participate in this Business Pre-Authorized Debit Plan and we authorize the Payee indicated on page 1 and any successor or assign of the Payee to draw a debit in paper, electronic or other form for the purpose of making payment for goods or services related to our commercial activities (a “Business PAD”) on our account indicated on the page 1 (the “Account”) at the financial institution indicated on page 1 (the “Financial Institution”) and we authorize the Financial Institution to honour and pay such debits.

This Agreement and our authorization are provided for the benefit of the Payee and our Financial Institution and are provided in consideration of our Financial Institution agreeing to process debits against our Account in accordance with the Rules of the Canadian Payments Association.

We agree that any direction we may provide to draw a Business PAD, and any Business PAD drawn in accordance with this Agreement, shall be binding on us as if signed by us, and, in the case of paper debits, as if they were cheques signed by us.

3.  We may revoke or cancel this Agreement at any time upon notice being provided by us either in writing or orally. We acknowledge that in order to revoke or cancel the authorization provided in this Agreement, we must provide notice of revocation or cancellation to the Payee.

This Agreement applies only to the method of payment and we agree that revocation or cancellation of this Agreement does not terminate or otherwise have any bearing on any contract that exists between us and the Payee.

The Payee shall use best efforts to cancel the Business PAD in the next business, billing or processing cycle but shall within not more than 30 days from the notice cease to issue any new Business PADs.

We understand that we may obtain a sample cancellation form, or further information on our right to cancel a PAD Agreement, at our financial institution or at www.cdnpay.ca.

4.  We agree that our Financial Institution is not required to verify that any Business PAD has been drawn in accordance with this Agreement, including the amount, frequency and fulfillment of any purpose of any Business PAD.

5.  We agree that delivery of this Agreement to the Payee constitutes delivery by us to our Financial Institution. We agree that the Payee may deliver this Agreement to the Payee’s financial institution and agree to the disclosure of any information which may be contained in this Agreement to such financial institution.

Delete either 6(a) or 6(b) as applicable

6.  (a)    We understand that with respect to:

(i) fixed amount Business PADs occurring at set intervals, we shall receive written notice from the Payee of the amount to be debited and the due date(s) of debiting, at least 10 calendar days before the first Business PAD, and such notice shall be received every time there is a change in the amount or payment date(s), except as provided in clause (iii) below;

(ii)  variable amount Business PADs occurring at set intervals, we shall receive written notice from the Payee of the amount to be debited and the due date(s) of debiting, at least 10 calendar days before the due date of every Business PAD, except as provided in clause (iii) below; and

(iii)  fixed amount and variable amount Business PADs occurring at set intervals, where the Business PAD Plan provides for a change in the amount of such fixed and variable amount PADs as a result of our direct action (such as, but not limited to, a telephone instruction) requesting the Payee to change the amount of a PAD, no pre-notification of such changes is required.

- OR -

If Payor agrees to waive pre-notification, Payor must sign where indicated	(b) We agree to waive the pre-notification requirements in section 6(a) of this Agreement.
Signature of Payor Signature of Payor

7. We agree that with respect to Business PADs, where the payment frequency is sporadic, an authorization given using a password or secret code or other signature equivalent that is issued to us shall constitute a valid authorization for the Payee or its agent to debit our account.

8.  We may dispute a Business PAD by providing a signed declaration to our Financial Institution under the following conditions:

(a)   the Business PAD was not drawn in accordance with this Agreement;

(b)   this Agreement was revoked or cancelled; or

(c)   any pre-notification required and not waived by section 6(b) was not received by us.

We acknowledge that, in order to obtain reimbursement from our Financial Institution for the amount of a disputed Business PAD, we must sign a declaration to the effect that either (a), (b) or (c) above took place and present it to our Financial Institution up to and including but not later than ten (10) business days after the date on which the disputed Business PAD was posted to our Account.

We acknowledge that, after this ten (10) business day period, we shall resolve any dispute regarding a Business PAD solely with the Payee, and that our Financial Institution shall have no liability to us respecting any such Business PAD.

9.  We certify that all information provided with respect to the Account is accurate and we agree to inform the Payee, in writing, of any change in the Account information provided in this Agreement at least ten (10) business days prior to the next due date of a Paper and/or Electronic Business PAD. In the event of any such change, this Agreement shall continue in respect of any new account to be used for Business PADs.

10.  We have certain recourse/reimbursement rights if any debit does not comply with this Agreement. For example, we have the right to receive reimbursement for any debit that is not authorized or is not consistent with this PAD Agreement. To obtain more information on our recourse/reimbursement rights, we may contact our financial institution or visit the CPA website at www.cdnpay.ca.

11.  We warrant and guarantee that all persons whose signatures are required to sign on the Account have signed this Agreement below. In addition we warrant and guarantee, where applicable, that we have the authority to electronically agree to commit to this Agreement by secure electronic signature and that our secure electronic signature conforms with the requirements of Rule H1.

If Payee intends to use a payment provider must include statement	12. We agree that a payment service provider will administer the PAD. [INSERTNAME] will be administering the PAD.

13 We understand and agree to the foregoing terms and conditions.

14.  We agree to comply with the Rules of the Canadian Payments Association, or any other rules or regulations which may affect the services described herein, as may be introduced in the future or are currently in effect and we agree to execute any further documentation which may be prescribed from time to time by the Canadian Payments Association in respect of the services described herein.

15.  Applicable to the Province of Quebec only: It is the express wish of the parties that this Agreement and any related documents be drawn up and executed in English. Les parties conviennent que la présente convention et tous les documents s’y rattachant soient rédigés et signés en anglais.

2

Per:
Name of Payor		Signature of Authorized Signing Officer Name: Title:	Date

Per:
		Signature of Authorized Signing Officer Name: Title:	Date

3

EXHIBIT C

TO

LOAN FACILITY AGREEMENT

AND GUARANTY

FORM OF LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of _______________, is made between _________________ (“Borrower”), and TRUIST BANK (“Bank”), a North Carolina banking corporation having its principal office in Charlotte, North Carolina.

W I T N E S S E T H:

WHEREAS, Borrower engages in the business of leasing and selling furniture, electronics, appliances, and other household goods and is a franchisee of Aaron’s, LLC, a Georgia limited liability company formerly known as Aaron’s, Inc. (“Aaron’s”);

WHEREAS, Borrower has requested and Bank has agreed to provide financing to Borrower;

WHEREAS, Borrower and Bank wish to enter into this Agreement to set forth the terms and conditions of Bank’s establishment of a credit facility for Borrower;

THEREFORE, upon the terms and conditions hereinafter stated, and in consideration of the mutual premises set forth above and other adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1. As used in this Agreement, the following terms shall have the meanings set forth below (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Aaron’s Proprietary System” shall mean Aaron’s proprietary point of sale software system, as modified from time to time, used by Aaron’s and its franchisees, such as Borrower.

“Account” means any right of Borrower to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not earned by performance.

“Account Debtor” means any Person who is liable on an Account.

“Advance” shall mean an advance of funds by Bank on behalf of Borrower pursuant to the Line of Credit Note or Revolving Note executed by Borrower.

“Agreement” means this Loan and Security Agreement and all exhibits, riders and schedules at any time executed by the parties and made a part hereof by reference, either as originally executed or as hereafter amended, restated, modified or supplemented from time to time.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, without limitation, all applicable law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

“Approved Invoice” means an invoice for the aggregate purchase price of Merchandise purchased by Borrower with a purchase order approved by Aaron’s.

“Asset Disposition” shall mean (i) all sales of Merchandise; (ii) all Merchandise which is determined to have been stolen; (iii) all Merchandise that is destroyed, lost or otherwise removed from the premises of Borrower other than pursuant to a Lease Contract or by outright sale or for repair work; and (iv) all “skipped” Merchandise which is Merchandise subject to a Lease Contract.

“Asset Disposition Prepayment” shall have the meaning set forth in Section 2.12(b) hereof.

“Balances” means all monies and funds of Borrower at any time on deposit with Bank.

“Bank” shall mean Truist Bank and its successors and assigns.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as may be amended from time to time.

“Books and Records” means all of Borrower’s books and records evidencing or relating to its business, financial condition or the Collateral, including, but not limited to, all customer lists, ledgers, invoices, purchase orders, financial statements, computer tapes and disks.

“Borrowing Base” shall mean, on any date of determination, an amount equal to [____] multiplied by Rental Revenue for the most recently ended three calendar months.

“Borrowing Base Report” shall have the meaning set forth in Section 2.5(iv) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in Charlotte, North Carolina are authorized by law to close.

“Chattel Paper” shall have the meaning ascribed to it in the Code.

“Closing Date” shall mean for (i) the Revolving Commitment, the date set forth in the Revolving Note on which all Loan Documents have been executed and delivered and the conditions precedent to funding the loan have been satisfied, (ii) the Term Loan, the date set forth in the Term Note on which all Loan Documents have been executed and delivered and the conditions precedent to funding the loan have been satisfied and (iii) the Line of Credit Commitment, the date set forth in the Line of Credit Note on which all Loan Documents have been executed and delivered and the conditions precedent to funding the loan have been satisfied.

“Closing Fee” shall have the meaning given to such term in Section 2.13 hereof.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

“Collateral” shall have the meaning given to such term in Section 3.1 hereof.

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“Collateral Agreement” means an agreement executed by Borrower and any other Persons primarily or secondarily liable for all or part of the Loans or granting a security interest to Bank in specified Collateral as security for the Loans, including without limitation, this Agreement and any Guaranties.

“Commitment Fee” shall have the meaning set forth in Section 2.14 hereof.

“DDA Account” shall mean Borrower’s Demand Deposit Account into which Bank shall deposit the Advances for the purpose of (i) paying, by means of ACH transfer, Approved Invoices arising from purchases of Merchandise from a supplier, including any freight charges to the extent Aaron’s consents thereto and (ii) paying, to Borrower’s own account upon the consent of Aaron’s, state use taxes associated therewith.

“Debt” means (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (iii) above.

“Debt Service” shall mean, for any particular period, the total required payments of principal (excluding any payments of principal required to be made as a result of any Asset Disposition), interest and fees made by Borrower with respect to its Debt (other than Debt of the Borrower which is subordinated to the Loan Indebtedness owing to the Bank pursuant to a subordination agreement in form and substance satisfactory to the Bank) during such period to the extent that such Debt arises pursuant to this Agreement or any other financing arrangement with respect to Merchandise.

“Default Condition” means the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate” means the annual percentage interest rate applied to the principal of the Loans not paid when due under the terms of the applicable Loan Documents, which rate shall equal the sum of two percent (2%) per annum plus the Floating Rate.

“Delinquent Payment Fee” shall have the meaning given to such term in Section 2.15 hereof.

“Documents” shall have the meaning ascribed to it in the Code.

“Environment” means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures.

“Environmental Laws” means federal, state, local and foreign laws, principles of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety, including, but not limited to the release or threatened release of Hazardous Substances into the Environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

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“Equipment” means all machinery, equipment, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of Borrower, including, but not limited to, all items described on the Equipment Schedule (if attached) and all substitutions and replacements thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning given to such term in Section 9 hereof.

“Floating Rate” means a rate of interest per annum equal to the Prime Rate plus an additional [four and three-quarters] percent ([4.75%]6) per annum, such rate to change as and when the Prime Rate changes.

“Franchise Agreement” means the written agreement between Aaron’s and Borrower whereby Borrower is authorized to establish an “Aaron’s” franchise.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“General Intangibles” shall have the meaning ascribed to it in the Code and shall include, without limitation, all of Borrower’s tax refund claims, patents, copyrights, licenses, trademarks, trade names, service marks, patent applications and choses in action.

“Guarantor” means each Person who now or hereafter guarantees payment of the whole or any part of the Loan Indebtedness.

“Guaranty” means any guaranty agreement executed by each of the partners, shareholders, and where not prohibited by law, the spouses of such persons, of Borrower, or such other Persons as may be required by the Bank, in favor of the Bank with respect to the obligations of Borrower with respect to the Loans in the form provided by the Bank, as the same may be amended, restated or supplemented from time to time.

“Hazardous Substances” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, including without limitation, any such substance regulated under or defined by any Environmental Law.

“Instrument” shall have the meaning ascribed to it in the Code.

“Inventory” means all inventory of Borrower, including, without limitation, all raw materials, work-in-process, finished goods, goods being leased pursuant to Lease Contracts, and other goods held by Borrower for sale or lease or furnished under contracts of service.

“Investment Property” shall have the meaning ascribed to it in the Code.

“Lease Contract” means a contract between Borrower and a customer to lease Merchandise in the form approved by Aaron’s (and which may include purchase options).

“Lien” means any interest in property securing an obligation, whether such interest is based on the common law, statute or contract, including, without limitation, a security interest, lien or security title arising from a security agreement, mortgage, security deed, trust deed, pledge or condition sale, or a lease, consignment or bailment for security purposes.

[6]	Note: This interest rate shall be as designated by Aaron’s in the applicable loan Funding Approval Notice.

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“Line of Credit Commitment” means the committed line of credit facility established by the Bank in favor of Borrower in the amount set forth in the Line of Credit Note and upon the terms described in this Agreement.

“Line of Credit Loan” means a loan or an advance made by the Bank to the Borrower under its Line of Credit Commitment.

“Line of Credit Note” means a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-1 attached hereto in the committed principal amount of the Bank’s Line of Credit Commitment evidencing the obligation of the Borrower to repay its Line of Credit Loans.

“Loan Account” means the internal bank loan account established by the Bank for Borrower.

“Loan Documents” means this Agreement, the Notes, the Collateral Agreements, any other documents relating to the Loans delivered by Borrower or any guarantor or surety thereof to the Bank and any amendments thereto.

“Loan Indebtedness” means all amounts due and payable by Borrower under the terms of the Loan Documents with respect to the Loans made thereunder, including, without limitation, outstanding principal, accrued interest, any late charges, and all reasonable costs and expenses of any legal proceeding brought by the Bank to collect any of the foregoing (including without limitation, reasonable attorneys’ fees).

“Loans” means the Line of Credit Loans, Revolving Loans or Term Loans.

“Loan Term” shall have the meaning set forth in Section 2.8 hereof.

“Maturity Date” shall mean for (i) the Revolving Commitment, the date set forth in the Revolving Note, (ii) the Term Loan, the date set forth in the Term Note and (iii) the Line of Credit Commitment, the date set forth in the Line of Credit Note.

“Merchandise” means goods distributed or sold to Borrower through Aaron’s.

“Net Book Value” means, for any item of Merchandise, the cost of such Merchandise less accumulated depreciation as calculated in accordance with the Aaron’s Proprietary System.

“Note” means the Line of Credit Note, the Revolving Note, or the Term Note, as the case may be.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Opening Date” shall mean with respect to each store location, the date determined by Aaron’s to be the opening date of such location in accordance with its standard practice, as notified to the Bank.

“Payment Date” shall mean the last day of each calendar month; provided, however, if such day is not a Business Day, the next succeeding Business Day.

“Permitted Liens” means Liens in favor of Bank or Aaron’s; Liens for taxes not yet due or payable; statutory Liens securing the claims of materialmen, mechanics, carriers and landlords for labor, materials, supplies or leases incurred in the ordinary course of Borrower’s business, but only if payment thereof is not at the time required and such Liens are at all times junior in priority to the Liens in favor of Bank; Liens shown on Exhibit B (if any); and Liens hereafter consented to by Bank in writing.

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“Person” means a corporation, an association, partnership, an organization, a business, a business trust, a limited liability company, an individual, a government or political subdivision thereof or a governmental agency.

“Prime Rate” means the per annum rate of interest designated from time to time by the Bank to be its prime rate, with any change in the rate of interest resulting from a change in the Prime Rate to be effective as of the opening of business of the Bank on the day of such change. The prime rate is one of several reference rates used by the Bank and the Bank makes loans at rates both higher and lower than the Prime Rate.

“Quarterly Covenant Compliance Report” shall mean that Quarterly Covenant Compliance Report substantially in the form of Exhibit D attached hereto.

“Rental Revenue” means, for any period, the gross revenues of Borrower from leases to the public of Borrower’s furniture inventory, computer, electronics, appliances and lease equipment including, without limitation, all customer deposits, advance lease payments, waiver fees, late fees, delivery fees, nonsufficient fund fees, reinstatement fees, but excluding all retail sales proceeds and sales taxes.

“Revolving Commitment” means the committed revolving facility established by the Bank in favor of Borrower in the amount set forth in the Revolving Note and upon the terms described in this Agreement.

“Revolving Loan” means a loan or an advance made by the Bank to the Borrower under its Revolving Commitment.

“Revolving Note” means a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-2 attached hereto, in the committed principal amount of the Bank’s Revolving Commitment evidencing the obligation of the Borrower to repay its Revolving Loans.

“Sanctioned Country” shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (ii) any Person located, organized or resident in a Sanctioned Country or (iii) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Solvent” means, as to any Person, such Person (i) is able to pay, and does pay, its debts as they mature and (ii) has a positive tangible net worth determined in accordance with GAAP.

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“Spousal Consent” shall mean any agreement provided by the spouse of any Person executing a Guaranty to the extent such spouse has not personally executed a Guaranty, to be substantially in the form provided by the Bank.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower.

“Term Loan” shall mean a single loan made by the Bank to the Borrower in an amount not to exceed the Term Loan Commitment.

“Term Loan Commitment” shall mean the obligation of the Bank to make a Term Loan in favor of Borrower in the amount set forth in the Term Note and upon the terms described in this Agreement.

“Term Note” means a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-3 attached hereto in the committed principal amount of the Bank’s Term Loan Commitment evidencing the obligation of the Borrower to repay its Term Loan.

1.2. Accounting Terms and Determination. Accounting terms used in this Agreement such as “amortization,” “depreciation,” “interest expense,” and “tangible net worth” shall have the meaning normally given them by, and shall be calculated (both as to amounts and classification of items) in accordance with, GAAP. Any pronoun used herein shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, and all references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2. LOAN; USE OF PROCEEDS.

2.1. Establishment of DDA Account; Loan Account.

(a) Prior to the Closing Date, Bank shall establish a DDA Account for Borrower.

(b) Prior to the Closing Date, Bank shall also establish on its books an internal loan account in Borrower’s name (the “Loan Account”) in which Bank shall record, in accordance with customary accounting practice, all charges, expenses and other items properly chargeable to Borrower; all payments made by Borrower on account of indebtedness evidenced by the Loan Account; all proceeds of Collateral which are finally paid to Bank at its office in cash or solvent credits; and other appropriate debits and credits. The debit balance of the Loan Account shall reflect the amount of Borrower’s Loan Indebtedness from time to time by reason of the Loans and other appropriate charges hereunder. At least once each month, Bank shall render a statement of account for the Loan Account, which statement shall be considered correct, and accepted by and conclusively binding upon Borrower, unless Borrower notifies Bank to the contrary within thirty (30) days after Bank’s sending of said statement to Borrower.

2.2. Establishment of Line of Credit Loan. Any Line of Credit Commitment now or hereafter committed to by Bank pursuant to which Borrower shall execute and deliver to Bank a Line of Credit Note shall be governed by and issued pursuant to the provisions, terms and conditions set forth herein.

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2.3. Line of Credit Advances.

(i) Upon Borrower’s execution of this Agreement and a Line of Credit Note and compliance with the terms of this Agreement, and subject to Bank’s confirmation if requested by Aaron’s that Bank has a first priority security interest in the Collateral, Bank shall notify Borrower that Borrower may request Advances pursuant to the Line of Credit Commitment. Bank shall make such Advances into the DDA Account (or, with the written consent of Aaron’s, such other account for which wiring instructions have been provided to the Bank) for the sole purposes of (x) honoring requests from Borrower, made through the Aaron’s Proprietary System, for ACH transfers (or such other method approved in writing by Aaron’s) to suppliers of Merchandise in payment of Approved Invoices, including any freight charges to the extent Aaron’s consents thereto, or with Aaron’s consent, to Borrower’s own account for the payment of sales use taxes or (y) honoring requests from any Borrower for Advances made via ACH transfers to an operating account or other location specified by such Borrower (and granted a vendor identification number by Aaron’s) and, to the extent permitted by Aaron’s, for working capital and for other purposes to the extent approved by Aaron’s. The maximum principal amount of Advances under the Line of Credit Commitment at any time outstanding shall not exceed the committed amount of the Line of Credit Commitment. Each Advance shall be in the amount of not less than $500.

(ii) Borrower shall submit purchase order requests for Merchandise to Aaron’s from time to time. In the event that the purchase order is authorized pursuant to the Franchise Agreement, Aaron’s will prepare the purchase order and submit the same to the appropriate supplier requested by Borrower. The supplier will be instructed to ship all Merchandise directly to Borrower and Borrower will be responsible for (i) inspecting all Merchandise and resolving all disputes regarding the Merchandise with such supplier and (ii) paying all freight and other shipping and/or insurance charges arising in connection therewith with funds other than Loan proceeds, unless otherwise agreed by Aaron’s. The supplier will invoice Borrower for such Merchandise in accordance with normal industry practice. When Borrower wishes to pay such invoice, Borrower, subject to availability of the Line of Credit Commitment, shall pay such invoice by directing the Bank, through the Aaron’s Proprietary System, to pay such invoice by means of an ACH transfer from its DDA Account (or such other method approved in writing by Aaron’s). Any directions for ACH transfers correctly inputted into the Aaron’s Proprietary System prior to 12:00 Midnight (Charlotte, North Carolina time) on any Business Day, shall be paid by the Bank no later than the third Business Day thereafter, unless Borrower is otherwise notified by Aaron’s or the Bank.

(iii) Upon receipt of the request for an ACH transfer (provided that such request relates to an Approved Invoice), the Bank shall honor such request by making an Advance pursuant to the Line of Credit Commitment in the amount of such request into the Borrower’s DDA Account (or, with the written consent of Aaron’s, such other account for which wiring instructions have been provided to the Bank) and automatically forwarding such amount to the supplier by means of an ACH transfer in accordance with the instructions of Borrower (or such other method approved in writing by Aaron’s). Upon receipt of any request to deposit funds into an account in the name of Borrower and receipt of Aaron’s approval thereof, the Bank shall honor such request by making an Advance pursuant to the Line of Credit Commitment in the amount of such request into the Borrower’s DDA Account or, with the written consent of Aaron’s, such other account for which wiring instructions have been provided to the Bank) and automatically forwarding such amount to such account of the Borrower by means of an ACH transfer in accordance with the instructions of Borrower (or such other method approved in writing by Aaron’s). In the event that a request for an ACH transfer is presented for payment and Borrower’s availability pursuant to the Line of Credit Commitment is insufficient to honor such request, the Bank may, but shall have no obligation to, make such overadvance, which shall be an Advance for all purposes hereunder, but shall be due and payable upon demand. At the end of each calendar month, Bank shall provide Borrower with a monthly DDA Account statement in the form customarily used by Bank for its commercial customers and a loan account statement.

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(iv) The aggregate amount of Advances made to the Borrower during such month shall be amortized into eighteen (18) or twenty-four (24) (as designated by Aaron’s in writing from time to time) equal payments of principal due and payable on the next succeeding Payment Dates; provided that, in the event that the Bank terminates the Line of Credit Commitment as provided in Section 2.8 below, all outstanding amounts shall be due and payable on the 24th Payment Date following such termination.

2.4. Establishment of Revolving Loan. Any Revolving Commitment now or hereafter committed to by Bank pursuant to which Borrower shall execute and deliver to Bank a Revolving Note shall be governed by and issued pursuant to the provisions, terms and conditions set forth herein.

2.5. Revolving Advances.

(i) Upon Borrower’s execution of this Agreement and a Revolving Note and compliance with the terms of this Agreement and subject to Bank’s confirmation if requested by Aaron’s that Bank has a first priority security interest in the Collateral, Bank shall notify Borrower that Borrower may request Advances pursuant to the Revolving Commitment. Bank shall make such Advances into the DDA Account (or, with the written consent of Aaron’s, such other account for which wiring instructions have been provided to the Bank) solely for the purposes specified in Section 2.3. The maximum principal amount of Advances under the Revolving Commitment at any time outstanding shall not exceed the lesser of (A) the committed amount of the Revolving Commitment and (B) the sum of the Borrowing Base minus the outstanding principal amount of the Term Loan, as most recently reported by Aaron’s to Bank pursuant to Section 2.5(iv) hereof (such lesser amount herein referred to as the “Revolver Availability”). Each Advance shall be in the amount of not less than $500.

(ii) Borrower shall submit purchase order requests for Merchandise to Aaron’s. In the event that the purchase order is authorized pursuant to the Franchise Agreement, Aaron’s will prepare the purchase order and submit the same to the appropriate supplier requested by Borrower. The supplier will be instructed to ship all Merchandise directly to Borrower and Borrower will be responsible for (i) inspecting all Merchandise and resolving all disputes regarding the Merchandise with such supplier and (ii) paying all freight and other shipping and/or insurance charges arising in connection therewith with funds other than Loan proceeds, unless otherwise agreed by Aaron’s. The supplier will invoice Borrower for such Merchandise in accordance with normal industry practice. When Borrower wishes to pay such invoice, Borrower, subject to the Revolver Availability, shall pay such invoice by directing the Bank, through the Aaron’s Proprietary System, to pay such invoice by means of an ACH transfer from its DDA Account (or such other method approved in writing by Aaron’s). Any directions for ACH transfers correctly inputted into the Aaron’s Proprietary System prior to 12:00 Midnight (Charlotte, North Carolina time) on any Business Day, shall be paid by the Bank no later than the third Business Day thereafter, unless Borrower is otherwise notified by Aaron’s or the Bank.

(iii) Upon receipt of the request for an ACH transfer (provided that such request relates to an Approved Invoice), the Bank shall honor such request by making an Advance pursuant to the Revolving Commitment in the amount of such request into the Borrower’s DDA Account (or, with the written consent of Aaron’s, such other account for which wiring instructions have been provided to the Bank) and automatically forwarding such amount to the supplier by means of an ACH transfer in accordance with the instructions of Borrower (or such other method approved in writing by Aaron’s). Upon receipt of any request to deposit funds into an account in the name of Borrower and receipt of Aaron’s approval thereof, the Bank shall honor such request by making an Advance pursuant to the Revolving Commitment in the amount of such request into the Borrower’s DDA Account (or, with the written consent of Aaron’s, such other account for which wiring instructions have been provided to the Bank) and automatically forwarding such amount to such account of the Borrower by means of an ACH

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transfer in accordance with the instructions of Borrower (or such other method approved in writing by Aaron’s). In the event that a request for an ACH transfer is presented for payment and Borrower’s availability pursuant to the Revolving Commitment is insufficient to honor such request, the Bank may, but shall have no obligation to, make such overadvance, which shall be an Advance for all purposes hereunder, but shall be due and payable upon demand. At the end of each calendar month, Bank shall provide Borrower with a monthly DDA Account statement in the form customarily used by Bank for its commercial customers and a loan account statement.

(iv) On the fifth Business Day of each month, for Borrowers with a Revolving Loan (as determined on the last day of the preceding calendar month), Aaron’s shall calculate the Borrowing Base and report the same to Bank in writing (the “Borrowing Base Report”), and Bank shall be entitled to rely conclusively upon such information. Upon receipt of the Borrowing Base Report, Bank shall input such information into Bank’s loan records to be effective as of the date which is two Business Days after receipt of such information. On the 15th day of each calendar month, Bank shall mail to Borrower a bill setting forth the total amount of principal (to the extent that the aggregate outstanding principal amount of the Revolving Loans exceeds the lesser of the Revolving Commitment or the Borrowing Base as set forth in the most recent Borrowing Base Report) and interest due on the next Payment Date which bill shall be considered correct, and accepted by and conclusively binding upon Borrower, unless Borrower notifies Bank to the contrary within thirty (30) days after Bank’s sending of said bill to Borrower. In addition, Bank, on the date which is two Business Days after receipt of the Borrowing Base Report from Aaron’s, shall notify Borrower in writing (including facsimile) of the new Borrowing Base for Borrower and shall require that Borrower repay on the next Payment Date any additional Advances made since the date of the preparation of the statement for such Payment Date if necessary to avoid any overadvance as of such date and such amount (in addition to any amounts set forth in the bill to Borrower) shall be due and payable on the next Payment Date.

2.6. Term Loan. Any Term Loan Commitment now or hereafter committed to by Bank pursuant to which Borrower shall execute and deliver to Bank a Term Note shall be governed by and issued pursuant to the provisions, terms and conditions set forth herein. Upon Borrower’s execution of this Agreement and a Term Note and compliance with the terms of this Agreement and subject to Bank’s confirmation if requested by Aaron’s that Bank has a first priority security interest in the Collateral, Bank may make a Term Loan to the Borrower in a principal amount not to exceed the Term Loan Commitment; provided, that if for any reason the full amount of the Bank’s Term Loan Commitment is not fully drawn on the Closing Date, the undrawn portion thereof shall automatically be cancelled.

2.7. Repayment.

(i) Line of Credit Loans. Payments of principal and interest with respect to Line of Credit Loans shall be due and payable by Borrower to Bank on each Payment Date and subject to the provisions of Section 2.8 below, on the Maturity Date for the Line of Credit Commitment, unless sooner accelerated in accordance with the terms hereof.

(ii) Revolving Loans. Payments of principal for Revolving Loans shall be due and payable by Borrower to Bank, subject to the provisions of Section 2.10(b) below, on the Maturity Date for the Revolving Commitment, unless sooner accelerated in accordance with the terms hereof.

(iii) Term Loans. Payments of principal for Term Loans shall be due and payable by Borrower to Bank in installments payable on the dates set forth in the Term Note, provided, that, to the extent not previously paid, the aggregate unpaid principal balance of the Term Loans shall be due and payable on the Maturity Date for the Term Loan.

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(iv) Except as provided below, all payments of principal of, or interest on, the Loan Documents (including Asset Disposition Prepayments) and all other sums due under the terms of the Loan shall be made in either (x) immediately available funds (including ACH transfers), or (y) checks or money orders made payable to the Bank at its principal office in Charlotte, North Carolina in accordance with written instructions provided by the Bank. All voluntary prepayments of the Loan shall be made to the Bank at its Program Lending Department in Atlanta, Georgia using preprinted envelopes provided by the Bank for such purpose or, if such envelopes are unavailable, mailed to the following address:

Aaron’s Program Manager

Truist Bank

Program Lending

303 Peachtree Street, N.E., 2nd Floor

Mail Code 1802

Atlanta, Georgia 30308

2.8. Loan Term; Voluntary Termination.

(i) The original term of the Line of Credit Commitment shall be for a period of one year from the Closing Date (the “Loan Term”). Thereafter, the Loan Term shall automatically be extended on each anniversary of the Closing Date for an additional one year period unless either party terminates the Loan as set forth hereunder. Upon ninety (90) days prior written notice to the Borrower, the Bank may, at its option, terminate the Line of Credit Commitment. Upon written notice to the Bank, the Borrower may, at its option, terminate the Line of Credit Commitment. Bank may also terminate the Line of Credit Commitment pursuant to Section 10 hereof. Upon the effective date of a termination of the Line of Credit Commitment effected by Borrower, the principal of and all accrued but unpaid interest on the Loan Indebtedness shall be forthwith due and payable, but all of the duties and covenants of Borrower hereunder, and all rights, remedies and privileges of Bank under this Agreement and Bank’s security interest in the Collateral, shall continue in full force and effect until all of the Loan Indebtedness is fully and finally paid. In the event Bank elects to terminate, (i) Bank shall continue to make Advances until the effective date of the termination and (ii) Advances outstanding at the effective date of the termination shall be repaid according to an eighteen (18) month amortization schedule or a twenty-four (24) month amortization schedule provided above, provided that, notwithstanding the foregoing all outstanding Loan Indebtedness shall be due and payable in full on the 24th Payment Date following termination of the Line of Credit Commitment by the Bank. Nothing set forth in this Section 2.8 shall be deemed to limit the ability of the Bank to declare all amounts outstanding under the Note immediately due and payable upon the occurrence of an Event of Default hereunder as provided herein.

(ii) The Revolving Commitment and the Term Loan shall terminate on the Maturity Date for the Revolving Commitment and the Term Loan set forth in the Revolving Note and the Term Note, as the case may be, which date shall be no more than four years from the Closing Date, subject to Section 10 hereof. Upon the termination of the Revolving Commitment or the Term Loan, the principal of and all accrued but unpaid interest on the Loan Indebtedness shall be forthwith due and payable, but all of the duties and covenants of Borrower hereunder, and all rights, remedies and privileges of Bank under this Agreement and Bank’s security interest in the Collateral, shall continue in full force and effect until all of the Loan Indebtedness is fully and finally paid.

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2.9. Interest.

(a) From and after the date hereof, interest shall accrue on the unpaid principal amount of the Loan Indebtedness at the Floating Rate. Interest shall be calculated daily and shall be computed on the basis of actual days elapsed over the period of a 360 day year. Interest shall be payable in arrears on each Payment Date and on the Maturity Date, whether due to acceleration or otherwise. Any principal amount outstanding pursuant to a Loan not paid when due shall bear interest at the Default Rate, which shall be payable upon demand. After the occurrence of an Event of Default and during the continuance thereof, the outstanding principal balance of the Loans shall bear interest at the Default Rate, which shall be payable upon demand.

(b) In no contingency or event whatsoever shall the amount paid or agreed to be paid to Bank for the use, forbearance or detention of money advanced under this Agreement exceed the highest lawful rate permissible under Applicable Law. It is the intent hereof that Borrower will not pay or contract to pay, and that Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be charged to and paid by Borrower under Applicable Law. All interest (and charges deemed interest) paid or agreed to be paid to Bank shall, to the extent permitted by Applicable Law, be amortized, pro rated, allocated and spread in equal parts throughout the full term hereof until payment in full of the principal amount of the Loan Indebtedness owing hereunder (including the period of any renewal or extension hereof) so that interest on the principal amount of the Loan Indebtedness outstanding hereunder for such full period will not exceed the maximum amount permitted by Applicable Law.

2.10. Loan Prepayment.

(a) Voluntary Prepayment. Borrower shall have the right to prepay the Loans in whole or in part upon at least two (2) Business Days’ prior written notice to Bank. Partial prepayments of any Line of Credit Loan (other than proceeds of Asset Dispositions which shall be applied as set forth in the following Section 2.12(b)) shall be applied to reduce the current month’s Advance(s) to such Borrower with any excess prepayment applied to unpaid principal payments of the Loan as Aaron’s may request and the Servicer may agree in its sole discretion (which may include, but is not limited to, application of such excess prepayment to unpaid principal payments of the Loan in inverse order of maturity or on a pro rata basis).

(b) Mandatory Prepayment. (i) For the Line of Credit Loan, mandatory prepayment shall be required for Asset Dispositions. For the Revolving Loan, on any Payment Date on which the aggregate outstanding principal amount of the Revolving Loan exceeds the lesser of the Revolving Commitment or the Borrowing Base, as most recently reported to Borrower by Bank pursuant to Section 2.5(iv) hereof, Borrower shall prepay the Revolving Loans in the amount of such overadvance, as notified to Borrower by Bank.

2.11. Audits. Borrower hereby consents and authorizes Aaron’s or the Bank or any agent or representative thereof to conduct periodic field audits of Borrower. Such field audits may include, without limitation, examinations of the payment receipts, tax returns, bank statements, loan statements, Lease Contracts, inventory on hand, computer-generated reports of Asset Dispositions, Rental Revenue and other financial data necessary to determine the accuracy and validity of the reports, compliance certificates, financial reports and other information forwarded to either of the Bank or Aaron’s by Borrower in connection with the Loan.

2.12. Tracking of Merchandise; Asset Dispositions.

(a) All Merchandise financed by the Bank must be serialized by means of the Aaron’s Proprietary System for appropriate reconciliation of Advances and receipt of Merchandise and for purposes of tracking Asset Dispositions, if applicable. Borrower shall be obligated to furnish serial numbers for all Merchandise purchased directly to Aaron’s on a weekly basis (and, if available, on a daily basis) by transmittal of Borrower’s receiving report (containing Aaron’s Proprietary System numbers) directly to Aaron’s on the Aaron’s Proprietary System. As set forth more fully below, Aaron’s will maintain and track such information as agent for the Bank and the Bank shall at all times have access to such information.

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(b) If Borrower has a Line of Credit Note and an Asset Disposition occurs, Borrower shall immediately report such Asset Disposition to Aaron’s by means of the Aaron’s Proprietary System, such information to include the Aaron’s Proprietary System numbers, and if assigned, the serial numbers of the Merchandise subject to the Asset Disposition, the Net Book Value of such Merchandise and the proceeds received by Borrower therefrom. Aaron’s, on a monthly basis, shall transmit all such information to the Bank in a summary form. Based solely on such information provided by Aaron’s, the Bank will notify Borrower on a monthly basis, of the amount of the required prepayment (the “Asset Disposition Prepayment”) of the aggregate outstanding amount of the Line of Credit Loan due on the next Payment Date which amount shall be equal to the Net Book Value of the Asset Dispositions during the preceding month not applied to Advances made during such month as set forth above, unless otherwise agreed to by the Bank. The Borrower shall be notified by the Bank by the 15th day of each calendar month of the Asset Disposition Prepayment and payment thereof shall be due on the next succeeding Payment Date.

2.13. Closing Fee. On the Closing Date of each Loan, Borrower shall pay to Bank a closing fee (“Closing Fee”) in the amount of $500 per store location [plus $5,000]7.

2.14. Commitment Fees.

(a) Borrower shall pay a commitment fee (the “Commitment Fee”) on any unused portion of the Line of Credit Commitment and the Revolving Commitment in the amount of _________________% per annum, such Commitment Fee to be paid quarterly in arrears on every third Payment Date, commencing on the third Payment Date after the Closing Date.

(b) All Commitment Fees shall be paid on the dates due, in immediately available funds, to the Bank.

2.15. Delinquent Payment Fees. In the event that any payment due and payable hereunder is not received by the Bank on the Payment Date when due, the Borrower shall, upon request from the Bank, pay to the Bank a delinquent payment fee (the “Delinquent Payment Fee”) in an amount equal to the greater of (i) one percent (1%) of the amount of the late payment and (ii) $500.00.

3. COLLATERAL AND INSURANCE.

3.1. Granting of Security Interest in Collateral. As security for the payment and performance of all of the Loan Indebtedness, Bank shall have and Borrower hereby grants to Bank a continuing security interest in the following described property of Borrower, whether now in existence or hereafter created or acquired and wherever located (collectively, the “Collateral”): all Accounts, Merchandise, Inventory, Investment Property, Equipment, General Intangibles, Documents, Instruments, Chattel Paper (including, but not limited to, the Lease Contracts), Balances, fixtures, and Books and Records, and all products and proceeds of the foregoing (including insurance proceeds). The Loan Indebtedness shall also be secured by any other property (whether real or personal) in which Borrower may have heretofore or concurrently herewith granted, or may hereafter grant, a Lien in favor of Bank.

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Note: in the case of a Borrower with a Revolving Commitment or a Term Loan Commitment that has customized financial covenants as specified by Aaron’s in accordance with Section 6 hereof, an additional $5,000 fee will be charged.

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3.2. Form of Lease Contracts. All Lease Contracts will (a) be in a form prescribed by Aaron’s for use by its franchisees, (b) be transferable to Bank and (c) contain the following provision directly above Borrower’s customer’s signature:

“NOTWITHSTANDING ANYTHING SET FORTH IN THIS AGREEMENT TO THE CONTRARY, THE UNDERSIGNED ACKNOWLEDGES AND CONSENTS TO THE TRANSFER OF, OR GRANT OF A SECURITY INTEREST IN, ANY OR ALL OF THE LESSOR’S RIGHT, TITLE AND INTEREST (RESIDUAL OR OTHERWISE) IN AND UNDER THIS AGREEMENT TO ANY THIRD PARTY. NO SUCH TRANSFER OR GRANT OF SECURITY INTEREST WILL: (A) AFFECT THE UNDERSIGNED’S LOAN INDEBTEDNESS; (B) CHANGE ANY DUTIES OF, OR INCREASE ANY BURDENS OR RISKS IMPOSED ON, THE PARTIES TO THIS AGREEMENT; OR (C) GIVE RISE TO ANY RIGHTS OR REMEDIES PROVIDED UNDER SECTION 2A-303(1)(b) OF THE UNIFORM COMMERCIAL CODE, AS ADOPTED IN THE APPLICABLE JURISDICTION. NO ENFORCEMENT OF ANY SECURITY INTEREST WILL CONSTITUTE A TRANSFER THAT CHANGES ANY DUTIES OF, OR INCREASES ANY BURDENS OR RISK IMPOSED ON, THE PARTIES TO THIS AGREEMENT. THE UNDERSIGNED WAIVES ALL RIGHTS AND REMEDIES PROVIDED UNDER SECTION 2A-303 OF THE UNIFORM COMMERCIAL CODE, AS ADOPTED IN THE APPLICABLE JURISDICTION.”

Immediately upon execution of the same, all Lease Contracts shall be hereby assigned to Bank, and, immediately upon Bank’s request, delivered to Bank together with any and all related documents, and will contain, by way of a stamp or as a part of the preprinted lease contract, the following legend directly below Borrower’s customer’s signature:

“FOR VALUE RECEIVED, THIS AGREEMENT HAS BEEN ASSIGNED TO TRUIST BANK AND THERE ARE NO DEFENSES AGAINST THE ASSIGNEE.”

Borrower will not assign, sell, pledge, convey or by any other means transfer to any person other than Bank any Lease Contracts or Chattel Paper, without Bank’s prior written consent.

3.3. Other Documents. Borrower shall execute and deliver, or shall be caused to be executed and delivered, to Bank such other instruments, agreements, assignments, notifications or other documents relating to the Collateral as Bank may from time to time request in order to evidence, perfect or continue the perfection of Bank’s Liens upon any of the Collateral.

3.4. Insurance. Borrower shall maintain and keep in force insurance of the types and in the amounts customarily carried in lines of business similar to Borrower’s and such other insurance as Bank may require, including, without limitation, theft, fire, public liability, business interruption, casualty, property damage, and worker’s compensation insurance, which insurance shall be carried with companies and in amounts satisfactory to Bank. All casualty and property damage insurance shall name Bank as mortgagee, sole loss payee or additional insured, as appropriate. Borrower shall deliver to Bank from time to time, at Bank’s request, copies of all such insurance policies and certificates of insurance and schedules setting forth all insurance then in effect. Each policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days’ prior written notice to Bank in the event of any lapse, termination or cancellation of the policy for any reason whatsoever and a clause that the interest of Bank shall not be impaired or invalidated by any act or neglect of Borrower or owner of the property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. All such insurance policies shall contain such other provisions as Bank may require in order to protect Bank’s security interests in the collateral and Bank’s right to receive payments under such policies. Borrower hereby appoints Bank as attorney-in-fact for Borrower to file claims under any insurance policies, to

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receive, receipt and give acquittance for any payments that may be payable to Borrower thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, which power of attorney shall be deemed coupled with an interest and irrevocable so long as Bank shall have a security interest in any of the Collateral pursuant to this Agreement. If Borrower shall fail to procure such insurance or to pay any premium with respect thereto, then Bank may, at its discretion, procure such insurance or pay such premium and any costs so incurred by Bank shall constitute a part of the liabilities secured hereby. Bank may apply the proceeds of any insurance policy received by Bank to the payment of any liabilities, whether or not due, in such order of application as Bank shall determine. Borrower shall promptly furnish Bank with certificates or other evidence satisfactory to Bank indicating compliance with the foregoing insurance requirements.

3.5. Validation and Collection of Accounts. Whether or not a Default Condition or an Event of Default has occurred, Bank shall have the right, at any time or times hereafter, in the name of Bank or any designee of Bank to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise, and Borrower shall fully cooperate with Bank in an effort to facilitate and promptly conclude any such verification process. Unless Bank shall at any time following the occurrence of an Event of Default, elect to give notice to Account Debtors to make payments on the Accounts directly to Bank, Borrower shall endeavor in the first instance to make collection of its Accounts for Bank. Borrower shall at the request of Bank notify the Account Debtors of the security interest of Bank in any Account and Bank may itself at any time so notify Account Debtors. Upon or after the occurrence of an Event of Default, Borrower shall (if and to the extent requested to do so by Bank) notify the Account Debtors to make all payments owing to Borrower directly to Bank for application to the Loan Indebtedness.

3.6. Maintenance of Collateral. Borrower shall maintain all Inventory and Equipment in good condition, reasonable wear and tear excepted in the case of Equipment, and shall, as and when requested by Bank, provide Bank with a list of all of the Equipment and evidence of ownership thereof. Borrower shall not permit any of the Equipment to become affixed to any real property so that such Equipment is deemed a fixture under the real estate laws of the applicable jurisdiction.

3.7. Expenses Relating to Collateral. Borrower shall pay Bank on demand an amount equal to any and all expenses, including legal fees, incurred or paid by Bank in connection with Bank’s insuring, maintaining, protecting, storing, safeguarding, or paying Liens with respect to any of the Collateral or otherwise discharging any duty or obligation of Borrower with respect to any of the Collateral.

3.8. Rights to Collateral. Bank shall have no duty to collect, protect or preserve the underlying value of any Collateral or any income thereon or to preserve any rights against prior parties. Bank may exercise its rights and remedies with respect to the Collateral without first resorting (and without regard) to any other security for the Loan or other sources of payment or reimbursement for the Loan Indebtedness.

4. CONDITIONS PRECEDENT.

Borrower shall deliver and Bank shall have received the following documents, each in form and substance satisfactory to Bank, as conditions precedent of the Loans:

(a) a validly executed copy of this Agreement;

(b) the validly executed Notes;

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(c) a validly executed copy of a Guaranty of each partner or majority stockholder of Borrower, and to the extent not prohibited by Applicable Law, the spouse of such Person; provided, however, that if such spouse is not providing a Guaranty, a validly executed copy of the Spousal Consent;

(d) All documentation and other information with respect to the Credit Parties that Aaron’s or any Participant reasonably believes is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act;

(e) a validly executed subordination agreement, in form and substance satisfactory to the Bank, from each other debtholder of Borrower;

(f) valid Uniform Commercial Code Financing Statements suitable for filing to enable Bank to perfect the security interest granted to it under this Agreement;

(g) evidence of Borrower’s good standing;

(h) a validly executed officer’s certificate or such other evidence acceptable to Bank evidencing Borrower’s corporate, partnership or other necessary authorization of the Loans and incumbency;

(i) a certificate of insurance from an insurer acceptable to Bank evidencing Borrower’s compliance with Section 3.4 hereof and naming the Bank as loss payee/additional insured as follows:

Aaron’s Program Manager

Truist Bank

Program Lending

303 Peachtree Street, N.E., 2nd Floor

Mail Code 1802

Atlanta, Georgia 30308

(j) a validly executed authorization to make the ACH transfers for payments of principal, interest and fees contemplated hereunder, including without limitation, Asset Disposition Prepayments, mandatory prepayments of the Loans pursuant to Section 2.10(b), which authorization shall be in form and substance satisfactory to the Bank; and

(k) an initial Borrowing Base Report from Aaron’s, if applicable.

In addition, Bank shall have satisfied itself that there are no Liens on any of the Collateral, and Bank shall be satisfied that all corporate or partnership proceedings necessary for the authorization of the Loan shall have been taken and the Bank shall have received any other documents that it deems necessary or advisable.

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5. BORROWER’S REPRESENTATIONS AND WARRANTIES.

To induce Bank to enter into this Agreement, Borrower represents and warrants as follows:

5.1. Organization and Qualification of Borrower. Borrower is _________________ under the laws of the state shown on the first page hereof, and is qualified to do business in all jurisdictions where the character of its properties or the nature of its activities make such qualification necessary.

5.2. Trade Names, Subsidiaries and Location of Assets. Exhibit B attached hereto and made a part hereof fully and accurately discloses any legal name, trade name or style ever used by Borrower, any Subsidiaries owned by Borrower, and each office, other place of business or location of assets of Borrower.

5.3. Corporate or Other Authority; No Violation of Other Agreements. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of Borrower and do not and will not (i) violate any provision of Borrower’s articles of incorporation, by-laws, or other organizational documents or any Applicable Law, or (ii) be in conflict with, result in a breach of, or constitute (following notice or lapse of time or both) a default under any agreement to which Borrower is a party or by which Borrower or any of its property is bound.

5.4. Enforceability. This Agreement and each of the other Loan Documents create legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

5.5. Entire Agreement. The Notes and accompanying Loan Documents executed in connection with the Loans and delivered to Bank are the only contracts evidencing the transaction described herein and constitute the entire agreement of the parties hereto with respect to the transaction.

5.6. Genuineness of Signatures. The Notes and each accompanying Loan Document executed in connection with the Loans are is genuine and all signatures, names, amounts and other facts and statements therein and thereon are true and correct.

5.7. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened before any court or administrative or governmental agency that may, individually or collectively, adversely affect the financial condition or business operations of Borrower.

5.8. Financial Condition. Borrower’s financial statement previously delivered to Aaron’s, fairly and accurately presents the financial condition of Borrower as of such date and has been prepared in accordance with GAAP consistently applied, and since the date of that financial statement, there has been no material adverse change in the financial condition of Borrower. Borrower is now and will remain Solvent.

5.9. Taxes. All federal, state and local tax returns have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to Borrower have been paid, and Borrower maintains adequate reserves and accruals in respect of all such federal, state and other taxes, assessments and withholdings. There are no unpaid assessments pending against Borrower for any taxes or withholdings, and Borrower knows of no basis therefor.

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5.10. Compliance with Laws. Borrower has duly complied with, and its properties and business operations are in compliance in all material respects with, the provisions of all Applicable Laws, including, without limitation ERISA, the Fair Labor Standards Act and all Environmental Laws. Borrower possesses all permits, franchises, licenses, trademark rights, trade names, patents and other authorizations necessary to enable it to conduct its business operations as now conducted, and no filing with, and no consent, authorization, order or license of, any Person is necessary in connection with the execution or performance of this Agreement or the other Loan Documents.

5.11. No Default. No Default Condition or Event of Default exists.

5.12. Accounts. Each Account arises out of a bona fide lease or sale and delivery of goods or rendition of services by Borrower and, unless otherwise indicated by Borrower to Bank in writing promptly after learning thereof, the facts appearing on the invoice evidencing such Account and Borrower’s books relating thereto are true and accurate and payment thereof is not subject to any known dispute, offset or claim except for discounts granted in the ordinary course of Borrower’s business that are reflected on the face of such invoice.

5.13. Use of Proceeds. None of the proceeds of any Advances or the Term Loan by Bank have been or will be used (i) to purchase or carry (or to satisfy or refinance any indebtedness incurred to purchase or carry) any “margin stock” (as defined in Regulation U of the Federal Reserve Board), (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Advances shall be made for the sole purposes of honoring requests for ACH transfers to (a) suppliers of Merchandise in payment of Approved Invoices, and (b) other accounts specified by Borrower with respect to Advances made for working capital purposes, subject to the approval of Aaron’s, which requests have been entered by the Borrower in the Aaron’s Proprietary System as provided above, or upon the consent of Aaron’s, for the purpose of payment of state use taxes and freight charges. The proceeds of the Term Loan shall be used for acquisition financing, general working capital purposes or such other purpose approved by Aaron’s.

5.14 Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers (in such capacity), employees (in such capacity) and, to the knowledge of Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) Borrower, any Subsidiary or any of their respective officers (in such capacity) or employees (in such capacity), or (b) to the knowledge of the Borrower, any director or agent of Borrower or any Subsidiary is a Sanctioned Person. No Advance nor the Term Loan, use by the Borrower or any Subsidiary of the proceeds thereof or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

Each submission of an Approved Invoice made by Borrower pursuant to this Agreement or any other Loan Document shall constitute an automatic representation and warranty by Borrower to Bank that there does not then exist any Default Condition or Event of Default and a reaffirmation as of the date of said request that all representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects. All representations and warranties contained in this Agreement or in any of the other Loan Documents shall survive the execution, delivery and acceptance hereof by Bank and the closing of the transactions described herein.

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6.	FINANCIAL COVENANTS.

Borrower shall comply with the following financial covenant[s]:

[(i) Rental Revenue to Debt Service. Commencing on the first day of the calendar quarter in which the 25th month following the Opening Date of the first store location of the Borrower occurs and measured as of the last day of the calendar quarter in which such 25th month occurs and on the last day of each calendar quarter thereafter, the ratio of the Borrower’s Rental Revenue to Debt Service for such quarter shall not be less than 2.2:1.0;]8

(ii) Debt to Rental Revenue. [Commencing on the first day of the calendar quarter in which the first day of the 19th month following the Opening Date of the first store location of Borrower occurs and measured as of the last day of the calendar quarter in which such 19th month occurs and on the last day of each calendar quarter thereafter,][On the last day of each calendar quarter] the ratio of Borrower’s Debt to Borrower’s Rental Revenue, shall not exceed [        ]:1.0.9

To the extent any of the financial covenants set forth above in this Section 6 are calculated based upon the Opening Date of a store location, the financial information from store locations that have not reached the Opening Date anniversary incorporated into such covenants shall be excluded from such calculations. Debt Service and Debt attributable to such locations and deducted from the final calculations shall be deducted on a pro rata basis calculated by dividing such stores’ aggregate Net Book Value of Merchandise by the Net Book Value of Merchandise for all store locations. The financial covenants shall otherwise be calculated on a consolidated basis as to all store locations.

7.	BORROWER’S AFFIRMATIVE COVENANTS.

During the term of this Agreement, and thereafter for so long as there is any outstanding Loan Indebtedness to Bank, Borrower covenants that, unless otherwise consented to by Bank in writing, it shall:

7.1. Financial Reports. Deliver to Aaron’s or cause to be delivered to Aaron’s:

(i) on or before the last Business Day of each month, an unaudited balance sheet and income statement accurately reflecting the financial transactions and status of the Borrower as of the end of the prior month and on a year to date basis, on a consolidated and per store basis; prepared in accordance with GAAP in the format recommended by Aaron’s;

(ii) on or before the last Business Day of each month after the end of each calendar quarter (a) an unaudited balance sheet and income statement accurately reflecting the financial transactions and status of Borrower as of the end of the prior month and on a quarterly basis, on a consolidated and per store basis, prepared in accordance with GAAP in the format recommended by Aaron’s, and (b) a compliance certificate as described below in Section 7.2;

[8]

Note: This covenant will not apply in the case of any Borrowers who have Revolving Loans or Term Loans as, in such case, the Borrowing Base in the applicable Loan Agreement will apply in lieu of this covenant.

[9]

Note: This covenant will apply and be tested on last day of each calendar quarter and not be tied to any Opening Date of store locations in the case of any Loan Agreement providing for Loans to be made available to a Borrower consisting of Revolving Loans and/or Term Loans. Covenant levels for this covenant will be established by Aaron’s for each Borrower as per the Servicing Agreement.

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(iii) within 90 days after the end of each fiscal year a balance sheet and income statement of Borrower as of the end of such year, compiled by such firm of independent public accountants as may be designated by Borrower and be satisfactory to Bank as prepared in accordance with GAAP and, to the extent delivered to Aaron’s, audited financial statements for such period;

(iv) within 120 days after the end of each fiscal year, an annual personal financial statement of each Guarantor; and

(v) with reasonable promptness, all reports by Borrower to its shareholders and such other information as Aaron’s or the Bank may reasonably request from time to time.

7.2. Compliance Certificate. Prepare and deliver to Aaron’s, to the extent that Borrower has a Line of Credit Loan, in conjunction with the quarterly financial reports required to be delivered pursuant to Section 7.1(iii) above, a quarterly Compliance Certificate (the form of which is attached hereto as Exhibit C) including the Quarterly Covenant Compliance Report attached hereto as Exhibit D) presenting the calculation of the financial covenants set forth above in Section 6, noting any negative variances with the covenants and explaining any such variances.

Borrower acknowledges that Aaron’s will review each Compliance Certificate and may revise the calculations set forth on such Compliance Certificate to be consistent with the information shown on quarterly detailed Inventory reconciliation reports and detailed revenue reports prepared by Aaron’s each quarter showing the amount of Inventory at each of Borrower’s stores as of the end of such quarter and the amount of monthly and quarterly revenue at each of Borrower’s stores. Borrower acknowledges that Aaron’s will forward copies of each Compliance Certificate, with revised calculations as appropriate, to Bank and agrees that Bank shall be entitled to rely each such Compliance Certificate, as revised by Aaron’s, for purposes of determining whether the covenants set forth in Section 6 above have been met.

7.3. Books and Records. Maintain its Books and Records and accounts in accordance with GAAP and permit any Person designated by Bank or Aaron’s to visit Borrower’s premises, inspect any of the Collateral or any of the Books and Records, and to make copies thereof and take extracts therefrom, and to discuss Borrower’s financial affairs with Borrower’s financial officers and accountants.

7.4. Taxes. Promptly file all tax returns and pay and discharge all taxes, assessments, withholdings and other governmental charges imposed upon it, its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto.

7.5. Notices to Bank. Promptly notify Bank in writing of (i) the occurrence of any Default Condition or Event of Default; (ii) any pending or threatened litigation claiming damages in excess of $25,000 or seeking relief that, if granted, would adversely affect the financial condition or business operations of Borrower; (iii) the release or discharge of any Hazardous Substance on any property owned by Borrower; and (iii) any asserted violation by Borrower of or demand for compliance by Borrower with any Applicable Law.

7.6. Compliance with Applicable Laws. Comply in all material respects with all Applicable Laws, including, without limitation, ERISA, the Fair Labor Standards Act and all Environmental Laws.

7.7. Corporate Existence. Maintain its separate corporate existence and all rights, privileges and franchises in connection therewith, and maintain its qualification and good standing in all jurisdictions where the failure to do so could have a material adverse effect upon its financial condition or ability to collect the Accounts.

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8.	NEGATIVE COVENANTS.

During the term of this Agreement, and thereafter for so long as there are is Loan Indebtedness outstanding, Borrower covenants that unless Bank has first consented thereto in writing, it will not:

8.1. Merger; Disposal or Moving of Collateral. Merge or consolidate with or acquire any substantial portion of the assets or stock of any Person; sell, lease, transfer or otherwise dispose of all or any portion of its properties (including any of the Collateral), except sales or leases of Inventory in the ordinary course of business; or, without having given Bank at least 60 days prior written notice and having executed such instruments and agreements as Bank shall require, change its name, the location of any Collateral or the location of its chief executive office, principal place of business or the office at which it maintains its Books and Records. Notwithstanding the foregoing, to the extent that Borrower is calculating its compliance with the financial covenants set forth in Section 6 hereof on a consolidated basis, Borrower may move Inventory from one location included in such calculation to another of Borrower’s Aaron’s locations without complying with the notice provisions hereof, as long as such Inventory is properly transferred in the Aaron’s Proprietary System.

8.2. Liens. Grant or suffer to exist any Lien upon any of the Collateral except Permitted Liens.

8.3. Guarantees. Guarantee, assume, endorse or otherwise become contingently liable for any obligation or indebtedness of any Person, either directly or indirectly, exceeding $25,000 not existing as of this date, except by endorsement of items of payment for deposit or collection.

8.4. Loans. Make loans or advances of money to or investments in any Person, or (except in the ordinary course of business and on fair and reasonable terms) engage in any transaction with a Subsidiary or affiliate.

8.5. Stock of Borrower. Repurchase, or pay or declare any dividend on, any of its capital stock; provided, however, that if no Default Condition or Event of Default exists and Borrower remains in compliance with the financial covenants set forth in Section 6 above after giving effect thereto, it may pay dividends and make such repurchases.

9.	EVENTS OF DEFAULT.

9.1. List of Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default”:

(a) Borrower shall fail to pay any of the Loan Indebtedness (including any overadvance) or to pay for any Asset Disposition within ten (10) days of the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise);

(b) any warranty, representation, or other statement by Borrower herein or in any instrument, certificate or financial statement furnished in compliance herewith proves to have been false or misleading in any material respect when made;

(c) Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement, any of the other Loan Documents or any other agreement now or hereafter entered into with Bank; Borrower shall fail to abide by the financial covenants set forth in Section 6 hereof, provided that Aaron’s may waive any financial covenant;

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(d) Borrower or any Guarantor shall fail to pay when due any amount owed to any creditor (other than Bank) or any Guarantor shall fail to pay or perform any liability or obligation in accordance with the terms of any agreement with Bank;

(e) Borrower, Aaron’s or any Guarantor shall cease to be Solvent, shall die or become incompetent, shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, shall make an assignment for the benefit of creditors, or shall make an offer of settlement or composition to their respective unsecured creditors generally;

(f) any petition for an order for relief shall be filed by or against Borrower or any Guarantor or Aaron’s under the Bankruptcy Code (if against Borrower or any Guarantor, the continuation of such proceeding for more than 30 days);

(g) any judgment, writ of attachment or similar process is entered or filed against Borrower or any Guarantor or any of Borrower’s or any Guarantor’s property and such judgment, writ of attachment or process is not dismissed, satisfied or vacated within ten (10) days thereafter or results in the creation or imposition of any Lien upon any Collateral that is not a Permitted Lien;

(h) Any Guarantor shall revoke or attempt to revoke the guaranty signed by such Guarantor or shall repudiate such Guarantor’s liability thereunder or Aaron’s shall default in its obligations to Bank with respect to the Loan Indebtedness or repudiate its liability therefor;

(i) any Person, or group of Persons (whether or not related), shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of Borrower, other than any Person, or group of Persons, that has such majority ownership on the date of execution of this Agreement;

(j) Borrower shall lose its franchise, license or right to lease or to sell the Inventory or Borrower’s Franchise Agreement is terminated or revoked for any reason;

(k) Borrower shall fail to enter properly any acquisition of Inventory or Equipment or any Asset Disposition on the Aaron’s Proprietary System; or

(l) Borrower shall use its DDA Account for any use other than as explicitly authorized pursuant to this Agreement.

9.2. Cure Period. Borrower shall have a five (5) calendar day period after the Bank gives it notice of the occurrence of an Event of Default (other than an Event of Default pursuant to Section 9.1(f)) above, during which it may cure such Event of Default. An Event of Default arising under Section 9.1(a) above shall only be cured by the Bank’s receipt of payment in immediately available funds by wire transfer, money order or cashier’s check.

9.3. Advances. In no event shall the Bank have any obligation to make any Loan hereunder or an Advance pursuant to a Line of Credit Commitment or Revolving Commitment hereunder if there exists a Default Condition or an Event of Default.

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10.	REMEDIES.

All of the Loan Indebtedness shall become immediately due and payable and the Line of Credit Commitment and Revolving Commitment shall be deemed immediately terminated (without notice to or demand upon Borrower) upon the occurrence of an Event of Default under Section 9.1(f) of this Agreement; and upon and after the occurrence of any other Event of Default, subject to the cure period set forth in Section 9.2 hereof, Bank shall have the right to terminate immediately the Line of Credit Commitment and Revolving Commitment and to declare the entire unpaid principal balance of and accrued interest with respect to the Loan Indebtedness to be, and the same shall thereupon become, immediately due and payable upon receipt by Borrower of written notice and demand. From and after the date on which the Loan Indebtedness becomes automatically due and payable or is declared by Bank to be due and payable as aforesaid, Bank shall have and may exercise from time to time any and all rights and remedies afforded to a secured party under the Code or any other Applicable Law. If the Loan Indebtedness is collected by or through an attorney at law, Bank shall be entitled to collect reasonable attorneys’ fees and court costs from Borrower. In addition to, and without limiting the generality of the foregoing, Bank shall have the following rights and remedies which it may exercise at any time or times (all of which rights and remedies shall be cumulative and may be exercised singularly or concurrently):

(a) The right to notify any Account Debtor to make all payments owing to Borrower directly to Bank for application to the Loan Indebtedness and to collect all amounts owing from any such Account Debtor;

(b) The right to sell, lease or otherwise dispose of any or all of the Collateral at public or private sale, for cash, upon credit or upon such other terms as Bank deems advisable in its sole discretion, or otherwise to realize upon the whole or from time to time any part of the Collateral in which Bank may have a security interest. Any requirement of reasonable notice shall be met if such notice is sent to Borrower in accordance with Section 12 hereof at least seven (7) days before the date of sale or other disposition of the Collateral. Bank may bid and be the purchaser at any such sale if permitted by Applicable Law;

(c) The right to require Borrower, at Borrower’s expense, to assemble the Collateral and make it available to Bank at a place reasonably convenient to both parties (and, for purposes hereof, Borrower stipulates that Bank shall be entitled to the remedy of specific performance). Alternatively, Bank may peaceably by its own means or with judicial assistance enter Borrower’s premises and take possession of the Collateral or dispose of the Collateral on Borrower’s premises without interference by Borrower;

(d) The right to incur attorneys’ fees and expenses in exercising any of the rights, remedies, powers or privileges provided hereunder, and the right (but not the obligation) to pay, satisfy and discharge, or to bond, deposit or indemnify against, any tax or other Lien which in the opinion of Bank may in any manner or to any extent encumber any of the Collateral, all of which fees, payments and expenses shall become part of Bank’s expenses of retaking, holding, preparing for sale and the like, and shall be added to and become a part of the principal amount of the Loan Indebtedness;

(e) The right, in Bank’s sole discretion, to perform any agreement of Borrower hereunder which Borrower shall fail to perform and take any other action which Bank deems necessary for the maintenance or preservation of any of the Collateral or Bank’s interest therein, and Borrower agrees forthwith to reimburse Bank for all expenses incurred in connection with the foregoing, together with interest thereon at the Default Rate from the date incurred until the date of reimbursement;

(f) The right at any time or times, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand) held by Bank for Borrower’s account against any of the Loan Indebtedness, irrespective of whether or not Bank has made any demand under the this Agreement;

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(g) The right to apply the proceeds realized from any collection, sale, lease or other disposition of the Collateral first to the costs, expenses and attorneys’ fees incurred by Bank for collection and for acquisition, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon the principal amount of the Loan Indebtedness; and thirdly, to the principal amount of the Loan Indebtedness. If any deficiency shall arise, Borrower and Guarantors shall remain bound and liable to Bank therefor;

(h) The right to act as Borrower’s attorney-in-fact (and Borrower hereby irrevocably appoints Bank as Borrower’s agent and attorney-in-fact), in Borrower’s or Bank’s name, but at Borrower’s cost and expense, to receive, open and dispose of all mail addressed to Borrower pertaining to any of the Collateral, to notify postal authorities to change the address and delivery of mail to Borrower to such address as Bank may designate, to sign Borrower’s name on any bill of lading constituting or relating to any Collateral, to send verifications with respect to the Collateral, to execute in Borrower’s name any affidavits or notices with regard to any and all Lien rights and to do all other acts and things necessary to carry out the terms of this Agreement or to discharge any obligation of Borrower hereunder, this power, being coupled with an interest, is to be irrevocable so long as any Loan Indebtedness is outstanding.

11.	WAIVERS.

Borrower waives notice of Bank’s acceptance hereof. Borrower hereby waives any requirement on the part of Bank to post any bond or other security as a condition to Bank’s right to obtain an immediate writ of possession with respect to any Collateral. Bank shall not be deemed to have waived any of its rights upon or remedies hereunder or any Event of Default unless such waiver be in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

12.	NOTICES.

All notices and demands to or upon a party hereto shall be in writing and shall be sent by certified mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when indicated by verification receipt printed by the sending machine as having been received at the office of the noticed party, addressed in each case as follows:

If to Borrower:
Attn:

,
Telecopier No.:

If to Bank:	Truist Bank
Program Lending
Attn: Aaron’s Program Manager 303 Peachtree Street, N.E., 2nd Floor
Mail Code 1802
Atlanta, Georgia 30308
Telecopier No.: (404)724-3716

24

or to such other address as each party may designate for itself by like notice given in accordance with this Section. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the individual to whose attention such notice is to be sent as specified above or such individual’s successor in office.

13.	INDEMNIFICATION.

Borrower hereby agrees to indemnify Bank and hold Bank harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Bank as the result of Borrower’s failure to observe, perform or discharge Borrower’s duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Bank by any Person under any environmental laws. If any taxes, fees or other charges shall be payable by Borrower or Bank on account of the execution, delivery or recording of any of the Loan Documents or any loans outstanding hereunder, Borrower will pay (or reimburse Bank’s payment of) all such taxes, fees or other charges, including any applicable interests and penalties, and will indemnify and hold Bank harmless from and against liability in connection therewith. The indemnity obligations of Borrower under this Section shall survive the payment in full of the Loan Indebtedness.

14.	ENTIRE AGREEMENT; AMENDMENT.

This Agreement and the other Loan Documents embody the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement may not be modified or amended except by an agreement in writing signed by Borrower and Bank.

15.	SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; but Borrower shall not assign this Agreement or any right or benefit hereunder to any Person. The Bank may assign its rights and obligations hereunder at any time and to any Person, including without limitation, to Aaron’s.

16.	ARBITRATION.

ANY CONTROVERSY ARISING WITH RESPECT TO THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN THE CITY AGREED UPON BY BORROWER AND BANK. IF BORROWER AND BANK FAIL TO SO AGREE, THEN SUCH ARBITRATION SHALL TAKE PLACE IN ATLANTA, GEORGIA. ARBITRATION SHALL BE IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION EXCEPT TO THE EXTENT OTHERWISE SET FORTH IN THIS SECTION. THE DISPUTE SHALL BE DETERMINED BY AN ARBITRATOR ACCEPTABLE TO BOTH PARTIES WHO SHALL BE SELECTED WITHIN SEVEN (7) DAYS OF FILING OF NOTICE OF INTENTION TO ARBITRATE. OTHERWISE, THE DISPUTE SHALL BE DETERMINED BY A PANEL OF THREE ARBITRATORS SELECTED AS FOLLOWS: WITHIN SEVEN (7) DAYS OF FILING NOTICE OF INTENTION TO ARBITRATE, EACH PARTY WILL APPOINT ONE ARBITRATOR, WHO SHALL BE AN ATTORNEY ADMITTED BEFORE THE BAR OF ANY STATE OF THE UNITED STATES (BUT NEITHER SUCH ATTORNEY NOR ANY FIRM WITH WHICH SUCH ATTORNEY HAS BEEN ASSOCIATED IN THE IMMEDIATELY PRECEDING FIVE YEARS SHALL HAVE BEEN RETAINED BY SUCH PARTY DURING THE IMMEDIATELY PRECEDING FIVE YEARS). THESE TWO ARBITRATORS WILL THEN NAME A THIRD ARBITRATOR, WHO SHALL ALSO BE AN ATTORNEY ADMITTED BEFORE THE BAR OF ANY STATE OF THE UNITED STATES (BUT NEITHER SUCH ATTORNEY NOR ANY FIRM WITH WHICH SUCH ATTORNEY HAD

25

BEEN ASSOCIATED FOR THE IMMEDIATELY PRECEDING FIVE YEARS SHALL HAVE BEEN RETAINED BY EITHER PARTY DURING THE IMMEDIATELY PRECEDING FIVE YEARS) AND WHO SHALL PRESIDE OVER THE PANEL. IF EITHER PARTY FAILS TO APPOINT AN ARBITRATOR, OR IF THE TWO ARBITRATORS DO NOT NAME A THIRD ARBITRATOR WITHIN SEVEN (7) DAYS, EITHER PARTY MAY REQUEST THE AMERICAN ARBITRATION ASSOCIATION TO APPOINT THE NECESSARY ARBITRATOR(S) PURSUANT TO THE COMMERCIAL ARBITRATION RULES. ARBITRATORS SHALL BE COMPENSATED FOR THEIR SERVICES BY THE NON-PREVAILING PARTY AT THE STANDARD HOURLY RATE CHARGED BY SUCH ARBITRATORS IN THEIR PRIVATE PROFESSIONAL ACTIVITIES. ALL TESTIMONY SHALL BE TRANSCRIBED BY A PUBLIC STENOGRAPHER OR COURT REPORTER. THE AWARD OF THE PANEL SHALL BE ACCOMPANIED BY FINDINGS OF FACT AND A STATEMENT OF REASONS FOR THE DECISION. ALL PARTIES AGREE TO BE BOUND BY THE RESULTS OF SUCH ARBITRATIONS; JUDGMENT UPON THE AWARD SO RENDERED MAY BE ENTERED AND ENFORCED IN ANY COURT OF COMPETENT JURISDICTION. TO THE EXTENT REASONABLY PRACTICABLE, BOTH PARTIES AGREE TO CONTINUE PERFORMING THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT WHILE THE DISPUTE IS BEING RESOLVED.

17.	MISCELLANEOUS.

Time is of the essence of this Agreement. Bank reserves the right to participate, sell or assign the Loans made hereunder and provide any participant or assignee all information in Bank’s possession regarding Borrower, its business and the Collateral. Borrower shall reimburse Bank for Bank’s out-of-pocket expenses and for the fees and expenses and disbursements of Bank’s counsel in connection with the negotiation, documentation and closing of the transactions contemplated hereby, and Borrower will pay all expenses incurred by Borrower in connection with the transactions. The Section headings are for convenience only and shall not limit or otherwise affect any of the terms hereof. THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO THE LAWS OF CONFLICTS THEREOF) AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.

18.	RELATIONS WITH AARON’S.

Borrower recognizes and acknowledges that the Bank has made the Loans available to Borrower hereunder at the behest of and as an accommodation to Aaron’s. Accordingly, Borrower agrees that from time to time the Bank may release to Aaron’s such information about Borrower and the Loans as Aaron’s may request, and the Bank may condition its agreement to any waiver, modification or amendment on the prior written consent of Aaron’s. Borrower further agrees that upon the occurrence of an Event of Default hereunder, the Bank may notify Aaron’s of such Event of Default prior to notifying Borrower thereof, and the Bank shall not be liable to Borrower for failure to give simultaneous notice to Borrower. Borrower further agrees that the Bank shall not be liable to Borrower as a result of any information or document obtained by Bank regarding Borrower which is shared by Bank with Aaron’s.

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WITNESS the hand and seal of the parties hereto on the date first above written.

Accepted in Atlanta, Georgia:

BORROWER:

BANK:

TRUIST BANK:

By:
Name:
Title:

27

EXHIBIT A-1

FORM OF

LINE OF CREDIT NOTE

Closing Date: [Closing Date]	$
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned, _________________ (the “Borrower”), promises to pay to the order of TRUIST BANK, a North Carolina banking corporation (the “Bank”), at Bank’s principal office in Charlotte, North Carolina, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of the United States of America, on _________________________, (the “Maturity Date”, as such date may be extended from time to time, for an additional 364 day period unless either party terminates the Loan as set forth in Section 2.8 of the Loan and Security Agreement) the lesser of (x) the principal sum of the Line of Credit Commitment: _________________ ($_________________), or (y) so much principal thereof as shall have been from time to time disbursed hereunder in accordance with that certain Loan and Security Agreement, dated as of [___________], by and between the Borrower and Bank (as amended, restated, modified or supplemented from time to time, the “Agreement”) and not theretofore repaid, as shown on the records of the Bank.

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder at a floating rate of interest equal to the Prime Rate plus an additional _________________________, from time to time, from the date of each disbursement until paid at such rates of interest per annum and upon such dates as provided for in the Agreement. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Agreement. For informational purposes, as of the date hereof the Prime Rate in effect is __________% per annum, thus producing an initial interest rate under the Agreement on such date of ___________ %per annum and, when adjusted for a year of 365 days, an initial simple interest rate of _____________% per annum. Any principal amount due under this Line of Credit Note (the “Note”) that is not paid on the due date therefor whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

This Note evidences a loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Agreement.

Bank shall at all times have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other indebtedness of Borrower to the Bank. The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys’ fees if collected by or through an attorney-at-law.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of the Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such Advance was made and borrowed under the Agreement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record in such account the type or amount of any Advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA. TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of the Borrower as of the day and year first above written.

2

EXHIBIT A-2

FORM OF

REVOLVING NOTE

Closing Date: [Closing Date]	$
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned, _________________ (the “Borrower”), promises to pay to the order of TRUIST BANK, a North Carolina banking corporation (the “Bank”), at Bank’s principal office in Charlotte, North Carolina, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of the United States of America, on _________________________, (the “Maturity Date”, as such date may be extended from time to time, for an additional 364 day period unless either party terminates the Loan as set forth in Section 2.8 of the Loan and Security Agreement), the lesser of (i) principal sum of the Revolving Commitment: _________________ ($_________________), or (ii) so much thereof as shall have been from time to time disbursed hereunder in accordance with certain Loan and Security Agreement, dated as of [___________], by and between the Borrower and Bank (as amended, restated, modified or supplemented from time to time, the “Agreement”) and not theretofore repaid, as shown on the records of the Bank.

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder at a floating rate of interest equal to the Prime Rate plus an additional _________________________, from time to time, from the date of each disbursement until paid at such rates of interest per annum and upon such dates as provided for in the Agreement. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Agreement. For informational purposes, as of the date hereof the Prime Rate in effect is __________% per annum, thus producing an initial interest rate under the Agreement on such date of ___________% per annum and, when adjusted for a year of 365 days, an initial simple interest rate of _____________% per annum. Any principal amount due under this Revolving Note (the “Note”) that is not paid on the due date therefor whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

This Note evidences loans incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Agreement.

Bank shall at all times have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other

Bank shall at all times have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other indebtedness of Borrower to the Bank, irrespective of whether or not Bank has made any demand under the Loan Agreement. The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys’ fees if collected by or through an attorney-at-law.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of the Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such Advance was made and borrowed under the Agreement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record in such account the type or amount of any Advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA. TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of the Borrower as of the day and year first above written.

2

EXHIBIT A-3

FORM OF

TERM NOTE

Closing Date: [Closing Date]	$
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned, _________________ (the “Borrower”), promises to pay to the order of TRUIST BANK, a North Carolina banking corporation (the “Bank”), at Bank’s principal office in Charlotte, North Carolina, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of the United States of America, _____________________ ($_______________). Repayment will be in _____ consecutive equal monthly installments of principal in the amount of $_____________ based on a ________month amortization plus accrued and unpaid interest and shall be due and payable on each Payment Date, with the first installment being due and payable on ________________, and the remaining outstanding principal balance, together with all accumulated unpaid interest shall be due and payable on __________________ (the “Maturity Date”).

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder at a floating rate of interest equal to the Prime Rate plus an additional _________________________, from time to time, upon such dates as provided for in that certain Loan Agreement dated as of [____________], by and between Borrower and Bank (as amended, restated, modified or supplemented from time to time, the “Agreement”). Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Agreement. For informational purposes, as of the date hereof the Prime Rate in effect is __________% per annum, thus producing an initial interest rate under the Agreement on such date of ___________% per annum and, when adjusted for a year of 365 days, an initial simple interest rate of _____________% per annum. Any principal amount due under this Term Note (the “Note”) that is not paid on the due date therefor whether on the due date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

This Note evidences a loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Agreement.

Bank shall at all times have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other indebtedness of Borrower to the Bank, irrespective of whether or not Bank has made any demand under the Agreement. The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys’ fees if collected by or through an attorney-at-law.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of the Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA. TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of the Borrower as of the day and year first above written.

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EXHIBIT B

A.	Permitted Liens

The following described Liens are Permitted Liens (if none, so state):

Name of Lien Holder	Date of Recording	Collateral

B.	Trade Names and Styles

The following are the only trade names or trade styles ever used by Borrower (if none, so state):

C.	Subsidiaries

The following are all of the subsidiaries owned by Borrower (if none, so state):

D.	Business Locations

The following are all of the locations where Borrower has an office or other place of business or owns assets:

EXHIBIT C

COMPLIANCE CERTIFICATE OF BORROWER

(Pursuant to Section 7.2 of Loan and Security Agreement dated __________________)

__________________ (the “Borrower”) HEREBY CERTIFIES that:

This Compliance Certificate is furnished pursuant to the Loan and Security Agreement (the “Agreement”) dated __________________ by and between the Borrower and TRUIST BANK (the “Bank”). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in this Agreement.

1. The figures and information for determining compliance by the Borrower with the financial covenants set forth in the Quarterly Covenant Compliance Report attached hereto have been prepared based upon the financial reports accompanied hereby and both the Quarterly Covenant Compliance Report and such financial reports are true and complete as of the date hereof.

2. The activities of the Borrower during the preceding quarter have been reviewed by the president or other authorized officer or the employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the president or other authorized officer, and as of the date of this Certificate, the Borrower has performed and observed each and every covenant contained in the Agreement to be performed by it, and no Event of Default or Default Condition exists, except for the following:

Please describe or indicate “None” if none exist:

3. The Borrower has properly and accurately reported all Asset Dispositions pursuant to Section 2.12 of the Agreement.

WITNESS my hand this _______ day of ______________________, _______.

EXHIBIT D

QUARTERLY COVENANT COMPLIANCE REPORT

(Section 6—Financial Covenants)

Test Borrower

For Quarter Ending:

With respect to the financial covenants set forth below which are calculated based upon the Opening Date of a store location, the financial information from store locations that have not reached the Opening Date anniversary incorporated into such covenants shall be excluded from such calculations. [Debt Service and] Debt attributable to such locations and deducted from the final calculations shall be deducted on a pro rata basis calculated by dividing such stores’ aggregate Net Book Value of Merchandise by the Net Book Value of Merchandise for all store locations. The financial covenants shall otherwise be calculated on a consolidated basis as to all store locations.

I.	Rental Revenue to Debt Service

A. Enter amount of quarterly Rental Revenue.	$	______________

B. Enter amount of quarterly Rental Revenue attributable to store locations open less than 25 months.	$	______________

C. Subtract B from A.	$	______________

D. Enter amount of quarter’s Debt Service. $______

E. Enter amount of quarter’s Debt Service attributable to store locations open less than 25 months.	$	______________

F. Subtract E from D.	$	______________

Ratio of C:F.		______________

STANDARD —- Ratio not less than —-2.2: 1.0

Compliance? ☐ Yes ☐ No

II.	Debt to Rental Revenue

A. Enter amount of Debt.	$	_______________

B. [Enter amount of Debt attributable to store locations open less than 19 months.	$	______________]

C. [Subtract B from A.	$	______________]

D. Enter Amount of last quarter’s Rental Revenue.	$	______________

E. [Enter amount of last quarter’s Rental Income attributable to store locations open less than 19 months.	$	______________	]

F. [Subtract E from D.	$	______________	][10]

Ratio of C : F.

STANDARD------------- [__] : 1.0		______________

Compliance? ☐ Yes ☐ No

Note: All terms are those used in generally accepted accounting practices unless specifically defined in the Agreement.

[10]

Note: This covenant will apply and be tested on last day of each calendar quarter and not be tied to any Opening Date of store locations in the case of any Loan Agreement providing for Loans to make available to a Borrower consisting solely of Revolving Loans. In which case, the bracketed portions of this Debt to Rental Revenue covenant will not be applicable. Covenant levels for this covenant will be established by Aaron’s for each Borrower as per the Servicing Agreement.

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EXHIBIT D

TO

LOAN FACILITY AGREEMENT AND GUARANTY

FORM OF GUARANTY AGREEMENT

This Guaranty Agreement (this “Agreement”), dated as of April 1, 2022, is by and among AARON’S, LLC, a Georgia limited liability company (the “Sponsor”), THE AARON’S COMPANY, INC., a Georgia corporation (“Holdings”), certain Subsidiaries of Holdings listed on Schedule I hereto (together with Holdings, each, individually, a “Guarantor” and collectively, the “Guarantors”) and TRUIST BANK, a North Carolina banking corporation, as servicer (the “Servicer”).

Reference is made to that certain Loan Facility Agreement and Guaranty dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Facility Agreement”) by and among the Sponsor, Holdings, the Participants and Truist Bank, as Servicer (the Servicer and the Participants shall be referred to collectively as the “Guaranteed Parties”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Facility Agreement.

The Participants have agreed to provide lines of credit to Franchisees of the Sponsor pursuant to, and upon the terms and subject to the conditions specified in, the Loan Facility Agreement. Holdings is the direct parent of the Sponsor and acknowledges that it will derive substantial benefit from the Loan Facility Agreement. Each Guarantor (other than Holdings) is a direct or indirect Restricted Subsidiary of Holdings and acknowledges that it will derive substantial benefit from the Loan Facility Agreement. It is a condition precedent to the effectiveness of the Loan Facility Agreement and the obligations of the Participants to continue to make Loans are conditioned on, among other things, the execution and delivery by the Guarantors of this Agreement. As consideration therefor and in order to induce the Participants to make Loans, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor is willing to execute this Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of all obligations owing by the Sponsor to the Guaranteed Parties, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), under the Loan Facility Agreement and the other Operative Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Sponsor under or pursuant to the Loan Facility Agreement and the other Operative Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Sponsor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the Sponsor or any other Guarantor under the provisions of the Loan Facility Agreement, any other Operative Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Operative Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of any Guaranteed Parties.

SECTION 3. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Guaranteed Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of the Sponsor or any other person.

SECTION 4. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Guaranteed Party to assert any claim or demand or to enforce any remedy under the Loan Facility Agreement, any other Operative Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

SECTION 5. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Sponsor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Sponsor, other than the final and indefeasible payment in full in cash of the Obligations. The Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Sponsor or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each Guarantor against the Sponsor or any other Guarantor or guarantor, as the case may be, or any security.

SECTION 6. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that any Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Credit Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Servicer for the benefit of the Participants in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Servicer, all rights of such Guarantor against the Sponsor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the

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Obligations. In addition, any indebtedness of the Sponsor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Sponsor, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Servicer to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Operative Documents.

SECTION 7. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Sponsor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 8. Representations and Warranties. Holdings represents and warrants as to itself that all representations and warranties relating to it contained in the Loan Facility Agreement are true and correct. Each Guarantor (other than Holdings) represents and warrants as to itself that all representations and warranties relating to it (as a Restricted Subsidiary of Holdings) contained in the Loan Facility Agreement are true and correct.

SECTION 9. Termination. The guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full in cash and the Participants have no further commitment to lend under the Loan Facility Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Participant or any Guarantor upon the bankruptcy or reorganization of any Credit Party or otherwise. In connection with the foregoing, the Servicer shall execute and deliver to such Guarantor or such Guarantor’s designee, at such Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

SECTION 10. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Servicer, and a counterpart hereof shall have been executed on behalf of the Servicer, and thereafter shall be binding upon such Guarantor and the Servicer and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Guaranteed Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If (a) all of the Capital Stock of a Guarantor (other than Holdings) is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Facility Agreement or (b) a Guarantor (other than Holdings) ceases to be a Restricted Subsidiary as a result of a transaction permitted by the Loan Facility Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

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SECTION 11. Waivers; Amendment.

(a) No failure or delay of the Servicer if any in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Servicer hereunder and of the Participants under the other Operative Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 11(b), and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Servicer, with the prior written consent of the Required Participants (except as otherwise provided in the Loan Facility Agreement).

SECTION 12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

SECTION 13. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 15.1 of the Loan Facility Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

SECTION 14. Survival of Agreement; Severability.

(a) All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Operative Documents shall be considered to have been relied upon by the Guaranteed Parties and shall survive the making by the Participants of the Loans regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Operative Document is outstanding and unpaid and as long as the Facility Commitments have not been terminated.

(b) In the event one or more of the provisions contained in this Agreement or in any other Operative Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

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SECTION 16. Rules of Interpretation. The rules of interpretation specified in Section 1.3 of the Loan Facility Agreement shall be applicable to this Agreement.

SECTION 17. Jurisdiction; Consent to Service of Process.

(a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and any appellate court from any thereof,, in any action or proceeding arising out of or relating to this Agreement or the other Operative Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Operative Documents against any Guarantor or its properties in the courts of any jurisdiction.

(b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Operative Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

SECTION 19. Additional Guarantors. Pursuant to Section 6.10 of the Loan Facility Agreement, after any Subsidiary is acquired or formed (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC) or after any Unrestricted Subsidiary is designated as a Restricted Subsidiary, such Subsidiary shall, if such Subsidiary is a Material Domestic Subsidiary, become a Guarantor hereunder by executing an agreement substantially in the form of Annex 1 hereto (a “Guaranty Supplement”). Upon execution and delivery by the Servicer and such Subsidiary of a Guaranty Supplement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of a Guaranty Supplement causing such Subsidiary to become a Guarantor hereunder shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any additional Guarantor as a party to this Agreement.

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SECTION 20. Right of Setoff. If a Credit Event shall have occurred and be continuing, each Participant is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Participant to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Operative Documents held by such Participant, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Operative Document and although such obligations may be unmatured. The rights of each Participant under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Participant may have.

SECTION 21. Indemnity, Contribution, and Subrogation.

(a) In addition to all such rights of indemnity and subrogation as each Guarantor may have under applicable law, the Servicer agrees that (i) in the event a payment shall be made on behalf of the Sponsor by any Guarantor hereunder, the Sponsor shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment, and (ii) in the event any assets of any Guarantor shall be sold to satisfy a claim of any Guaranteed Party hereunder, the Sponsor shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(b) Each Guarantor (a “Contributing Guarantor”) agrees that, in the event a payment shall be made by any other Guarantor hereunder, or assets of any other Guarantor shall be sold to satisfy a claim of any Guaranteed Party hereunder, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Sponsor as provided in Section 21(a), each Contributing Guarantor shall indemnify each Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of the Sponsor and all of the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 19, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 21(b) shall be subrogated to the rights of such Claiming Guarantor under Section 21(a) to the extent of such payment. As used herein, the term “net worth” shall mean, as at any date of determination, the consolidated shareholders’ equity of the Sponsor and the Guarantors, as determined in each case on a consolidated basis in accordance with GAAP.

[remainder of page intentionally left blank]

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Each Guarantor has read, understands, and agrees to the provisions of this Agreement and has executed the same voluntarily, under seal, with full authority and with the intent to be legally bound by its terms, conditions, and obligations.

THE AARON’S COMPANY, INC., as Holdings

By:

Name:
Title:

AARON INVESTMENT COMPANY, LLC as a Guarantor

By:

Name:
Title:

AARON’S BUSINESS REAL ESTATE HOLDINGS, LLC, as a Guarantor

By:

Name:
Title:

AARON’S LOGISTICS, LLC, as a Guarantor

By:
Name:
Title:

AARON’S US HOLDCO, INC., as a Guarantor

By:

Name:
Title:

AARON’S, LLC

GUARANTY AGREEMENT (LFA)

ENVIZZO, LLC, as a Guarantor

By:

Name:
Title:

WOODHAVEN FURNITURE INDUSTRIES, LLC, as a Guarantor

By:

Name:
Title:

AARON’S RETAIL SOLUTIONS, LLC, as a Guarantor

By:

Name:
Title:

RETAIL RTO SOLUTIONS, LLC, as a Guarantor

By:

Name:
Title:

INTERBOND OF AMERICA, LLC, as a Guarantor

By:

Name:
Title:

BRANDSMART USA OF SOUTH DADE, LLC, as a Guarantor

By:

Name:
Title:

AARON’S, LLC

GUARANTY AGREEMENT (LFA)

BRANDSMART U.S.A. OF GEORGIA, LLC, as a Guarantor

By:

Name:
Title:

BRANDS MART SERVICE, LLC, as a Guarantor

By:

Name:
Title:

BRANDSMART USA DADELAND, LLC, as a Guarantor

By:

Name:
Title:

BRANDSMART U.S.A. OF CLAYTON COUNTY, LLC, as a Guarantor

By:

Name:
Title:

AARON’S, LLC

GUARANTY AGREEMENT (LFA)

TRUIST BANK, as Servicer

By:

Name:
Title:

AARON’S, LLC

GUARANTY AGREEMENT (LFA)

SCHEDULE I TO THE

GUARANTY AGREEMENT

Guarantors	Address

The Aaron’s Company, Inc.
Aaron Investment Company, LLC	400 Galleria Parkway SE, Suite 300
Aaron’s Business Real Estate Holdings, LLC	Atlanta, GA 30339
Aaron’s Logistics, LLC	Attn: Chief Financial Officer
Aaron’s US HoldCo, Inc.
Envizzo, LLC
Woodhaven Furniture Industries, LLC
Aaron’s Retail Solutions, LLC
Retail RTO Solutions, LLC
Interbond of America, LLC
Brandsmart USA of South Dade, LLC
Brandsmart U.S.A. of Georgia, LLC
Brands Mart Service, LLC
Brandsmart USA Dadeland, LLC
Brandsmart U.S.A. of Clayton County, LLC

ANNEX 1 TO THE

GUARANTY AGREEMENT

This SUPPLEMENT NO. [    ] (this “Supplement”), dated as of [                 ], to the Guaranty Agreement (the “Guaranty Agreement”) dated as of April 1, 2022, among THE AARON’S COMPANY, INC., a Georgia corporation (“Holdings”), certain Subsidiaries of Holdings listed on Schedule I thereto (together with Holdings, each, individually, a “Guarantor” and collectively, the “Guarantors”) and TRUIST BANK, a North Carolina banking corporation, as Servicer (the “Servicer”) for the Participants (as defined in the Loan Facility Agreement referred to below) (the Servicer and the Participants shall hereafter be referred to collectively as the Guaranteed Parties).

A. Reference is made to the Loan Facility Agreement and Guaranty, dated as of April 1, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Facility Agreement”), among the Sponsor, Holdings, the lending institutions listed on the signature pages thereto (the “Participants”) and the Servicer.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Loan Facility Agreement.

C. The Guarantors have entered into the Guaranty Agreement in order to induce the Participants to extend credit to Franchisees of the Sponsor. Pursuant to Section 6.10 of the Loan Facility Agreement, each Restricted Subsidiary that is a Material Domestic Subsidiary that was not in existence or not a Credit Party on the date of the Loan Facility Agreement is required to enter into the Guaranty Agreement as a Guarantor upon becoming a Restricted Subsidiary. Section 19 of the Guaranty Agreement provides that additional Restricted Subsidiaries of Holdings may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary of Holdings (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Loan Facility Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Participants to make additional Loans and as consideration for Loans previously made.

Accordingly, the Servicer and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 19 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Guaranteed Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Servicer shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Servicer. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF).

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee Agreement.

IN WITNESS WHEREOF, the New Guarantor and the Servicer have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:

Name:
Title:
Address:

TRUIST BANK, as Servicer

By:

Name:
Title:

EXHIBIT E

TO

LOAN FACILITY AGREEMENT AND GUARANTY

FORM OF PARTICIPATION CERTIFICATE

SERVICER:	Truist Bank	CERTIFICATE NO. __
Aaron’s Program Manager
Program Lending 303 Peachtree Street, N.E. 2nd Floor
Mail Code 1802
Atlanta, Georgia 30308

DATE:                ,

This is to certify that Truist Bank (“Servicer”), has sold to _____________ (“Participant”) and Participant has purchased from Servicer an undivided ____% ownership interest in (i) the Facility Commitment, (ii) the Loan Commitments, (iii) the Loans, (iv) the Collateral, (v) all rights against any guarantor of any Loan, including the Sponsor, (vi) all rights pursuant to the Guaranty Agreement, (vii) the Loan Documents and (viii) all right, title and interest to any payment or right to receive payment with respect to the foregoing (collectively, the “Participant’s Interest”). Notwithstanding the foregoing, each Participant’s right to receive payments of interest, commitment fees or other fees with respect to the Commitment, the Loan Commitments and the Loans shall not exceed the amounts which such Participant is entitled to receive pursuant to the terms of the Loan Facility Agreement referenced below.

This Certificate is issued pursuant to the terms and conditions of that certain Loan Facility Agreement and Guaranty dated as of April 1, 2022, by and among Servicer, Participant, Aaron’s, LLC, Holdings and certain other financial institutions named therein and from time to time a party thereto (as amended, restated, modified or supplemented from time to time, the “Loan Facility Agreement”). Reference is made to said Loan Facility Agreement for the terms and conditions of the participation evidenced hereby. All terms used in this Certificate shall have the same meanings as set forth in said Loan Facility Agreement.

This Certificate is neither transferable nor negotiable.

TRUIST BANK, as Servicer

By:
Name:
Title:

EXHIBIT F

TO

LOAN FACILITY AGREEMENT AND GUARANTY

FORM OF MONTHLY SERVICING REPORT

Aaron’s, LLC Loan Program

Aaron’s, LLC Loan Program

Monthly Servicing Report

Payment Date: ________________________    Payment Period: ________    thru _______________

Program Summary

	Borrowers with Line of Credit Commitments	Borrowers with Revolving Commitments or Term Loan Commitments
US Loans Outstanding as of Last Day of Payment Period
Canadian Loans Outstanding as of Last Day of Payment Period
US Loans Outstanding as of Payment Date
Canadian Loans Outstanding as of Payment Date
Amount of US Loans Repurchased by Sponsor Since Last Payment Date
Amounts collected with respect to Collateral for US Loans since Last Payment Date
Amount of Canadian Loans Repurchased by Sponsor since Last Payment Date
Amounts collected with respect to Collateral for Canadian Loans since Last Payment Date
Aggregate Loan Commitments as of Preceding Payment Date
Aggregate US Loan Commitments as of Payment Date
Aggregate Canadian Loan Commitments as of Payment Date

Past Due US Loans

___	None for this period
___	See Attached Past Due Report

Past Due Canadian Loans

___	None for this period
___	See Attached Past Due Report

EXHIBIT G

TO

LOAN FACILITY AGREEMENT AND GUARANTY

FORM OF SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (as amended, restated, amended and restated, modified and supplemented from time to time, this “Agreement”) is entered into as of [            ] among the parties identified as “Obligors” on the signature pages hereto and such other parties that may become Obligors hereunder after the date hereof (each individually an “Obligor” and collectively the “Obligors”), and TRUIST BANK, in its capacity as Servicer (in such capacity, the “Servicer”) for the holders of the Secured Obligations (defined below).

RECITALS

WHEREAS, reference is made to that certain Loan Facility Agreement and Guaranty (as amended, modified, supplemented, increased, extended, restated, refinanced and replaced from time to time, the “Loan Facility Agreement”) dated as of April 1, 2022 among Aaron’s, LLC, a Georgia limited liability company (the “Sponsor”), The Aaron’s Company, Inc., a Georgia corporation (“Holdings”), the Participants from time to time party thereto, and Truist Bank, in its capacity as Servicer; and

WHEREAS, this Agreement is required by the terms of the Loan Facility Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Facility Agreement, and the following terms which are defined in the Uniform Commercial Code in effect from time to time in the State of New York except as such terms may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply (the “UCC”): Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Securities Intermediary, Security, Security Entitlement, Software, Supporting Obligation and Tangible Chattel Paper.

(b) In addition, the following terms shall have the meanings set forth below:

“Agreement” has the meaning provided in the introductory paragraph hereof.

“Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” shall mean any written agreement, naming any Obligor as licensor, granting any right under any Copyright.

“Copyrights” shall mean (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.

“Excluded Accounts” shall mean (a) deposit and/or securities accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Sponsor to be paid to the IRS or state or local government agencies within the following two (2) months with respect to employees of any of the Credit Parties or (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Credit Parties, (b) all tax accounts (including, without limitation, sales tax accounts), accounts used solely for payroll, accounts maintained solely in trust for the benefit of third parties and fiduciary purposes, escrow accounts, zero balance or swept accounts and employee benefit accounts (including 401(k) accounts and pension fund accounts), in each case, so long as such account is used solely for such purpose, (c) any deposit and/or securities account maintained in a jurisdiction outside of the United States and (d) accounts the balance of which consists exclusively of amounts to be paid to employees in the ordinary course of business.

“Excluded Property” shall mean, with respect to any Obligor, (a) any owned real property located outside the United States, (b) any owned real property located in the United States that is owned in fee by an Obligor which is not Material Real Estate, (c) any leased real property, (d) any copyrights, copyright licenses, patents, patent licenses, trademarks or trademark licenses for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (e) any personal property for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code (including motor vehicles and other assets subject to certificates of title), (f) the Capital Stock in any Unrestricted Subsidiary, (g) the Capital Stock in any Foreign Subsidiary that is a Restricted Subsidiary to the extent not required to be pledged to secure the Guaranteed Obligations pursuant to Section 6.10(b) of the Loan Facility Agreement, (h) any property which, subject to the terms of Section 8.8 of the Loan Facility Agreement, is subject to a Lien of the type described in Section 8.2(c) of the Loan Facility Agreement pursuant to documents which prohibit such Credit Party from granting any other Liens in such property, (i) Excluded Accounts, (j) those assets over which the granting of a Lien in such assets in favor of the Servicer would be prohibited by applicable law, regulation or contract (including any requirement under or in accordance with such law, rule or regulation to obtain consent from a third party, including any governmental or regulatory authority), so long as (i) any contractual restriction is not incurred in contemplation of the owning entity’s becoming a Restricted Subsidiary or the entry of such owning entity into the Credit Documents and (ii) such contract is permitted under this Agreement, in each case, after giving effect to Sections 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code or any other applicable law or principle of equity, other than any receivables and proceeds thereof (the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition), (k) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (l) assets to the extent a security interest in such assets would result in material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the United States Code or any similar law or regulation in any applicable jurisdiction), as reasonably determined by the Sponsor in good faith, (m) at any time before the date that is 1 year after the Funding Availability Date, the Specified Asset and (n) other assets to the extent the Sponsor and the Servicer agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the value of the security afforded thereby; provided, however, that the security interest granted to the Servicer under this Agreement or any other Credit Document shall attach immediately to any asset of any Credit Party at such time as such asset ceases to meet any of the criteria for “Excluded Property” described in any of the foregoing clauses (a) through (n) above.

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“Loan Facility Agreement” has the meaning provided in the recitals hereof.

“Obligor” and “Obligors” have the meanings provided in the introductory paragraph hereof.

“Patent License” shall mean any agreement, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” shall mean (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Pledged Equity” shall mean, with respect to each Obligor, (a) one hundred percent (100%) of the issued and outstanding Capital Stock of each Domestic Subsidiary that is a Restricted Subsidiary and (b) sixty-six percent (66%) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary that is a Restricted Subsidiary, directly owned by any Obligor, including without limitation the Capital Stock of the Subsidiaries owned by such Obligor as set forth on Schedule 1 hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Capital Stock representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Capital Stock of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of an Obligor; provided that if such successor Person is a Foreign Subsidiary or a Domestic Subsidiary that is an Excluded Subsidiary, such Capital Stock shall be limited to the amount described in clause (b) hereof.

“Secured Obligations” shall mean, without duplication, (a) all Guaranteed Obligations and (b) subject to the limitations set forth in Section 15.4 of the Loan Facility Agreement, all out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, disbursements and other charges of one outside counsel) incurred in connection with enforcement and collection of the Guaranteed Obligations.

“Sponsor” has the meaning provided in the recitals hereof.

“Trademark License” shall mean any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

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“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“UCC” has the meaning provided in Section 1(a) hereof.

“Work” shall mean any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Servicer, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all Money; (c) all Chattel Paper; (d) those certain Commercial Tort Claims set forth on Schedule 2 hereto; (e) all Copyrights; (f) all Copyright Licenses; (g) all Deposit Accounts; (h) all Documents; (i) all Equipment; (j) all Fixtures; (k) all General Intangibles; (l) all Goods; (m) all Instruments; (n) all Inventory; (o) all Investment Property; (p) all Letter-of-Credit Rights; (q) all Patents; (r) all Patent Licenses; (s) all Pledged Equity; (t) all Software; (u) all Supporting Obligations; (v) all Trademarks; (w) all Trademark Licenses; (x) all books and records related to the Collateral; and (y) all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to any Excluded Property; provided that upon the occurrence of an event that renders property to no longer constitute Excluded Property, a security interest in such property shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

The Obligors and the Servicer, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3. Representations and Warranties. Each of the Obligors hereby represents and warrants to the Servicer, for the benefit of the holders of the Secured Obligations, that:

(a) Ownership. Such Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity of such Obligor other than non-consensual Liens permitted by Section 8.2 of the Loan Facility Agreement.

(b) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Servicer, for the benefit of the holders of the Secured Obligations, in the Collateral of such Obligor and, when properly perfected by filing a UCC-1 financing statement in the appropriate jurisdiction, shall constitute a valid and perfected security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the

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UCC, free and clear of all Liens except for Liens permitted by Section 8.2 of the Loan Facility Agreement. The taking of possession by the Servicer of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral (and any necessary endorsements) will perfect the Servicer’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments (subject to Permitted Liens). With respect to any Collateral consisting of a Deposit Account, Security Entitlement or assets held in a Securities Account (in each case, other than Excluded Accounts), upon execution and delivery by the applicable Obligor, the bank or Securities Intermediary, as applicable, and the Servicer of an agreement granting control to the Servicer over such Collateral, the Servicer shall have a valid and perfected security interest in such Collateral, subject to Permitted Liens. Notwithstanding anything to the contrary in the foregoing, the Obligors and the Servicer acknowledge and agree that no account control agreement shall be required with respect to any Deposit Account or Securities Account that has a balance (or which holds assets with a fair market value) less than $5,000,000.

(c) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

(d) Equipment and Inventory. With respect to any Equipment and/or Inventory of such Obligor, such Obligor has exclusive possession and control of such Equipment and Inventory of such Obligor except for (i) Equipment leased by such Obligor as a lessee, (ii) Equipment or Inventory in transit with common carriers, (iii) mobile goods, (iv) Equipment or Inventory out for repair or refurbishment, (v) Equipment or Inventory kept with third parties in the ordinary course of business, and/or (vi) Equipment or Inventory in possession of employees in the ordinary course of business. Subject to the foregoing, no Inventory of such Obligor is held by a Person other than such Obligor pursuant to consignment, sale or return, sale on approval or similar agreement.

(e) Authorization of Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, non-assessable and is not subject to the preemptive rights, warrants, options or other rights to purchase of any Person, or equityholder, voting trust or similar agreements outstanding with respect to, or property that is convertible, into, or that requires the issuance and sale of, any of the Pledged Equity, except to the extent expressly permitted under the Credit Documents.

(f) No Other Capital Stock, Instruments, Etc. As of the Closing Date, such Obligor owns all certificated Capital Stock in any Subsidiary that is required to be pledged and delivered to the Servicer hereunder, other than as set forth on Schedule 1 hereto, and all such certificated Capital Stock has been delivered to the Servicer.

(g) Partnership and Limited Liability Company Interests. Except as previously disclosed to the Servicer in writing, none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(h) [Reserved].

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(i) Consents; Etc. There are no restrictions in any articles of incorporation, articles of formation, articles of organization, bylaws, operating agreement or other applicable agreement of formation or organization governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by laws affecting the offering and sale of securities, (v) such actions as may be required by applicable foreign laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries, (vi) any approvals that may be required to be obtained from any bailee or landlord to collect the Collateral, and (vii) consents, authorizations, filings or other actions which have been obtained or made, no material consent or material authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Servicer or the holders of the Secured Obligations of the rights and remedies provided for in this Agreement.

(j) Commercial Tort Claims. As of the Closing Date, such Obligor has no Commercial Tort Claims seeking damages in excess of $2,000,000 in any individual instance or $5,000,000 in the aggregate when taken together with all Commercial Tort Claims of all of the other Obligors, other than as set forth on Schedule 2 hereto.

(k) Copyrights, Patents and Trademarks.

(i) Schedule 3 hereto includes all registrations or applications for Copyrights, Patents and Trademarks and all material Copyright Licenses, Patent Licenses and Trademark Licenses (excluding “off-the-shelf” licenses pursuant to standard licensing terms which have not been modified or customized by a third party for the Obligor) owned by such Obligor in its own name, or to which any Obligor is a party, as of the date hereof.

(ii) All registrations or applications pertaining to such Copyrights, Patents and Trademarks as have been set forth on Schedule 3 hereto have been duly and properly filed, and to any Obligor’s knowledge, each Copyright, Patent and Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned.

(iii) Except as set forth on Schedule 3 hereto, none of such Copyrights, Patents and Trademarks is the subject of any exclusive licensing or franchise agreement as of the date hereof.

(iv) Except as could not reasonably be expected to have a Material Adverse Effect, to such Obligor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any such Copyright, Patent or Trademark.

(v) No action or proceeding is pending, seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor or Subsidiary of any Obligor that could reasonably be expected to have a Material Adverse Effect.

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4. Covenants. Each Obligor covenants that until such time as the Secured Obligations arising under the Credit Documents have been paid in full and the Participating Commitments have expired or been terminated, such Obligor shall:

(a) Instruments/Chattel Paper/Pledged Equity/Control.

(i) If any amount in excess of $2,000,000 in any individual instance or $5,000,000 in the aggregate payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if requested by the Servicer to perfect its security interest in such Collateral, is delivered to the Servicer duly endorsed in a manner reasonably satisfactory to the Servicer. Such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend reasonably acceptable to the Servicer indicating the Servicer’s security interest in such Tangible Chattel Paper.

(ii) Deliver to the Servicer promptly upon the receipt thereof by or on behalf of such Obligor, all certificates and instruments constituting Pledged Equity. Prior to delivery to the Servicer, all such certificates constituting Pledged Equity shall be held in trust by such Obligor for the benefit of the Servicer pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) hereto (or other form acceptable to the Servicer in its reasonable discretion).

(iii) Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Servicer for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (A) Deposit Accounts, (B) Investment Property, (C) Letter-of-Credit Rights and (D) Electronic Chattel Paper.

(b) Filing of Financing Statements, Notices, Etc. Such Obligor shall execute and deliver to the Servicer such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Servicer may reasonably request) and do all such other things as the Servicer may reasonably deem necessary or appropriate (i) to assure to the Servicer its security interests hereunder, including (A) such instruments as the Servicer may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 4(b)(i) hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(ii) hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(iii) hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Servicer of its rights and interests hereunder. Furthermore, such Obligor also hereby irrevocably makes, constitutes and appoints the Servicer, its nominee or any other person whom the Servicer may designate, as such Obligor’s attorney in fact with full power and for the limited purpose to prepare and file (and, to the extent applicable, sign) in the name of such Obligor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Servicer’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with

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an interest, being and remaining irrevocable until such time as the Secured Obligations arising under the Credit Documents have been paid in full and the Participating Commitments have expired or been terminated. Such Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Servicer without notice thereof to such Obligor wherever the Servicer may in its sole discretion desire to file the same.

(c) Collateral Held by Warehouseman, Bailee, Etc. If any Collateral with a book value in excess of $5,000,000 is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor and the Servicer so reasonably requests (i) notify such Person in writing of the Servicer’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Servicer’s account and subject to the Servicer’s instructions and (iii) use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Servicer.

(d) Commercial Tort Claims. (i) Promptly forward to the Servicer an updated Schedule 2 listing any and all Commercial Tort Claims by or in favor of such Obligor seeking damages in excess of $2,000,000 in any individual instance or $5,000,000 in the aggregate for all Commercial Tort Claims of the Obligors not subject to a Lien in favor of the Servicer for the benefit of itself and the other holders of the Secured Obligations and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Servicer, or required by law to create, preserve, perfect and maintain the Servicer’s security interest in any Commercial Tort Claims initiated by or in favor of any Obligor.

(e) Books and Records. Each Obligor shall mark its books and records (and shall cause the issuer of the Pledged Equity of such Obligor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(f) Nature of Collateral. At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Servicer shall have a perfected Lien on such Fixture or real property.

(g) Issuance or Acquisition of Capital Stock in Partnership or Limited Liability Company. Not without executing and delivering, or causing to be executed and delivered, to the Servicer such agreements, documents and instruments as the Servicer may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

5. Authorization to File Financing Statements. Each Obligor hereby authorizes the Servicer to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Servicer may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning).

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6. Advances.

(a) Upon the occurrence of a Credit Event and during the continuation thereof, or (b) upon the failure of any Obligor to perform any of the covenants and agreements contained herein or in any other Credit Document if, with respect to this clause (b), the Servicer reasonably determines that the taking of a particular action is required prior to the expiration of any applicable cure period(s) in order to prevent an impairment of its rights in and to any Collateral, then in either case, the Servicer may, at its sole option and in its sole discretion upon notice to the applicable Obligors, perform the same and in so doing may expend such sums as the Servicer may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Servicer may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at 2% per annum. No such performance of any covenant or agreement by the Servicer on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Unmatured Credit Event or Credit Event. The Servicer may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7. Remedies.

(a) General Remedies. During the continuance of a Credit Event, the Servicer shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any other documents relating to the Secured Obligations, or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Servicer may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Servicer at the expense of the Obligors any Collateral at any place and time designated by the Servicer which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all of the Collateral held by or for it at a public or private sale (which in the case of a private sale of Pledged Equity, may be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Servicer deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Servicer shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Servicer’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be deemed to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice

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cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Obligors in accordance with the notice provisions of Section 15.1 of the Loan Facility Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Servicer may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Servicer may, in such event, bid for the purchase of such securities. The Servicer shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, any holder of Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Servicer may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Servicer may further postpone such sale by announcement made at such time and place.

(b) Remedies Relating to Accounts. During the continuance of a Credit Event, whether or not the Servicer has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon the request of the Servicer instruct all of its account debtors to remit all payments in respect of Accounts to a mailing location selected by the Servicer and (ii) the Servicer shall have the right to enforce any Obligor’s rights against its customers and account debtors, and the Servicer or its designee may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Servicer or of the Servicer’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Servicer’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Servicer in accordance with the provisions hereof shall be solely for the Servicer’s own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Servicer nor the holders of the Secured Obligations shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, during the continuance of a Credit Event, (i) the Servicer shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Servicer may require in connection with such test verifications, (ii) upon the Servicer’s request and at the expense of the Obligors, the Obligors shall use commercially reasonable efforts to cause independent public accountants or others satisfactory to the Servicer to furnish to the Servicer reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) upon three (3) Business Days’ prior written notice to the Obligors, the Servicer in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Servicer’s satisfaction the existence, amount and terms of any Accounts.

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(c) Deposit Accounts. Upon the occurrence of a Credit Event and during the continuation thereof, the Servicer may (i) prevent withdrawals or other dispositions of funds in Deposit Accounts (other than Excluded Accounts) maintained with the Servicer and (ii) exercise control pursuant to any control agreement governing a Deposit Account (other than Excluded Accounts) not maintained with the Servicer.

(d) Access. In addition to the rights and remedies hereunder, during the continuance of a Credit Event, the Servicer shall have the right to peaceably enter and remain upon the various premises of the Obligors without cost or charge to the Servicer, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Servicer may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e) Nonexclusive Nature of Remedies. Failure by the Servicer or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Credit Document, any other document relating to the Secured Obligations, or as provided by law, or any delay by the Servicer or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Servicer or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by law, neither the Servicer, the holders of the Secured Obligations, nor any party acting as attorney for the Servicer or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their bad faith, gross negligence, willful misconduct or a material breach of the Servicer’s or such holder’s obligations hereunder. The rights and remedies of the Servicer and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Servicer or the holders of the Secured Obligations may have.

(f) Retention of Collateral. In addition to the rights and remedies hereunder, the Servicer may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Servicer shall have provided such notices, however, the Servicer shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(g) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Servicer or the holders of the Secured Obligations are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the rate provided for in Section 2.3(c) of the Loan Facility Agreement, together with, subject to the limitations set forth in Section 15.4 of the Loan Facility Agreement, the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto. Notwithstanding any provision to the contrary contained herein, in any of the other Credit Documents or in any other documents relating to the Secured Obligations, the obligations of each Obligor under the Loan Facility Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state law).

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8. Rights of the Servicer.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Servicer, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions during the continuance of a Credit Event:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Servicer may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Servicer may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the Goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the Goods or services which have given rise thereto, as fully and completely as though the Servicer were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Servicer may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii) to institute any foreclosure proceedings that the Servicer may deem appropriate;

(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Servicer may reasonably deem appropriate;

(xi) upon prior written notice to the Obligors, to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Servicer or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant and subject to Section 7 hereof;

(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

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(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Servicer or as the Servicer shall direct;

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv) to do and perform all such other acts and things as the Servicer may reasonably deem to be necessary, proper or convenient to accomplish the purposes of the Credit Documents.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations arising under the Credit Documents have been paid in full and the Participating Commitments have expired or been terminated. The Servicer shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Servicer in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Servicer shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its bad faith, gross negligence, willful misconduct or a material breach of its obligations hereunder. This power of attorney is conferred on the Servicer solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Servicer. The Servicer may from time to time assign the Secured Obligations to a successor Servicer appointed in accordance with the Loan Facility Agreement, and such successor shall be entitled to all of the rights and remedies of the Servicer under this Agreement in relation thereto.

(c) The Servicer’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Servicer hereunder, the Servicer shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Servicer shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Servicer shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Servicer accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Servicer shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Servicer shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Servicer has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d) Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Servicer nor any holder of Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Servicer or any holder of Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Servicer or any holder of Secured Obligations be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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(e) Voting and Payment Rights in Respect of the Pledged Equity.

(i) So long as no Credit Event shall exist, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Facility Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Loan Facility Agreement; and

(ii) During the continuance of a Credit Event and upon one (1) Business Day’s prior written notice to the Obligors, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Servicer which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Servicer which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Servicer, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Servicer as Collateral in the exact form received, to be held by the Servicer as Collateral and as further collateral security for the Secured Obligations. Upon the cure or waiver of such Credit Event in accordance with the terms of the Loan Facility Agreement, the Servicer shall as soon reasonably practicable repay to each Obligor all dividends, interest, principal or other distributions received by the Servicer pursuant to this clause (ii) that such Obligor would otherwise have been permitted to retain pursuant to the terms of clause (i) above that (x) were not applied to repay the Guaranteed Obligations in accordance with the Loan Facility Agreement and other Credit Documents and (y) that the Servicer is not otherwise required to hold for the repayment of the Guaranteed Obligations in accordance with the Loan Facility Agreement and other Credit Documents.

(f) Releases of Collateral. (i) If any Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Loan Facility Agreement, the Servicer, at the request and sole expense of such Obligor, shall promptly execute and deliver to such Obligor all releases and other documents, and take such other action, reasonably necessary to evidence such release of the Liens created hereby or by any other Collateral Agreement on such Collateral. (ii) The Servicer may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a lien on all Pledged Equity not expressly released or substituted.

9. Application of Proceeds. Upon the acceleration of the Guaranteed Obligations under the Credit Documents pursuant to Article IX of the Loan Facility Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Servicer or any holder of the Secured Obligations in Money or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Article IX of the Loan Facility Agreement.

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10. Continuing Agreement.

(a) This Agreement shall remain in full force and effect until such time as the Secured Obligations arising under the Credit Documents have been paid in full and the Participating Commitments have expired or been terminated, at which time this Agreement and the liens and security interests of the Servicer hereunder shall be automatically terminated and the Servicer shall, upon the request and at the expense of the Obligors, forthwith execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination and/or release.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Servicer or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, but subject to the limitations of Section 15.4 of the Loan Facility Agreement, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Servicer or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11. Amendments; Waivers; Modifications, Etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 15.2 of the Loan Facility Agreement; provided that any update or revision to Schedule 2 hereof delivered by any Obligor shall not constitute an amendment for purposes of this Section 11 or Section 15.2 of the Loan Facility Agreement.

12. Successors in Interest. This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Servicer and the holders of the Secured Obligations hereunder, to the benefit of the Servicer and the holders of the Secured Obligations and their successors and permitted assigns.

13. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 15.1 of the Loan Facility Agreement.

14. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by any other electronic imaging means (including .pdf), shall be effective as delivery of a manually executed counterpart of this Agreement.

15. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16. Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Section 15.7 of the Loan Facility Agreement with respect to governing law, submission to jurisdiction, venue, consent to service of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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17. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18. Entirety. This Agreement, the other Credit Documents, and any separate letter agreements with respect to fees payable to the Servicer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

19. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Servicer shall have the right to proceed against such other property, guarantee or endorsement during the continuance of any Credit Event, and the Servicer shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Servicer shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Servicer or the holders of the Secured Obligations under this Agreement, under any other of the Credit Documents or under any other document relating to the Secured Obligations.

20. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Servicer a joinder agreement to this Agreement. Immediately upon such execution and delivery of such joinder agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto shall be deemed amended by such joinder agreement.

21. Joint and Several Obligations of Obligors.

(a) Subject to Section 21(c), each of the Obligors is accepting joint and several liability hereunder, in consideration of the financial accommodation to be provided by the holders of the Guaranteed Obligations, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

(b) Subject to Section 21(c), each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Agreement, the other Credit Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Loan Facility Agreement, the other Credit Documents and the other documents relating to the Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any other Debtor Relief Law.

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22. Consent of Issuers of Pledged Equity. Each issuer of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Obligors pursuant to this Agreement, together with all rights accompanying such security interests as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

[SIGNATURE PAGES FOLLOW]

17

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:	AARON’S, LLC, a Georgia limited liability company

By:
Name:
Title:

THE AARON’S COMPANY, INC., a Georgia corporation

By:
Name:
Title:

[TBD],[11]

By:
Name:
Title:

[11]	To include all Guarantors at the time of entry into the Agreement

AARON’S, LLC

SECURITY AND PLEDGE AGREEMENT

Accepted and agreed to as of the date first written above.

TRUIST BANK, as Servicer

By:

Name:
Title:

AARON’S, LLC

SECURITY AND PLEDGE AGREEMENT

SCHEDULE 1

PLEDGED EQUITY

Obligor	Name of Subsidiary	Number of Shares/ Units	Certificate Number	Percentage Ownership

SCHEDULE 2

COMMERCIAL TORT CLAIMS

SCHEDULE 3

COPYRIGHTS, PATENTS AND TRADEMARKS

Patents:.

Copyrights:.

Trademarks:

EXHIBIT 4(a)

IRREVOCABLE [STOCK][UNIT] POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

the following equity interests of ____________________, a _________ [corporation][limited liability company]:

No. of Shares ____________    Certificate No. ______________

and irrevocably appoints ______________ its agent and attorney-in-fact to transfer all or any part of such equity interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

Dated: ____________, 20___

By:

Name:

Title:

EXHIBIT 4(b)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of [_____ __], 202[    ] (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Truist Bank, as Servicer (the “Servicer”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the copyrights and copyright applications set forth on Schedule 1 hereto to the Servicer for the ratable benefit of the holders of the Secured Obligations.

The undersigned Obligor and the Servicer, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Obligor]

By:

Name:
Title:

[Address]

Acknowledged and Accepted:

TRUIST BANK, as Servicer

By:

Name:
Title:

[Address]

EXHIBIT 4(b)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of [_____ __], 202[    ] (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Truist Bank, as Servicer (the “Servicer”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the patents and patent applications set forth on Schedule 1 hereto to the Servicer for the ratable benefit of the holders of the Secured Obligations.

The undersigned Obligor and the Servicer, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Obligor]

By:

Name:
Title:

[Address]

Acknowledged and Accepted:

TRUIST BANK, as Servicer

By:

Name:
Title:

[Address]

EXHIBIT 4(b)(iii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of [_____ __], 202[    ] (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Truist Bank, as Servicer (the “Servicer”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the trademarks and trademark applications set forth on Schedule 1 hereto to the Servicer for the ratable benefit of the holders of the Secured Obligations.

The undersigned Obligor and the Servicer, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Obligor]

By:

Name:
Title:

[Address]

Acknowledged and Accepted:

TRUIST BANK, as Servicer

By:

Name:
Title:

[Address]